As filed with the Securities and Exchange Commission on July 31, 2019

1940 Act File No. 811- 22517

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 7	[X]

Corbin Multi-Strategy Fund, LLC

(Exact Name of Registrant as Specified in Charter)

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

(Address of Principal Executive Offices)

414-299-2270

(Registrant’s Telephone Number)

Ann Maurer

235 West Galena Street

Milwaukee, WI 53212

(Name and Address of Agent for Service)

Copy to:

Joshua B. Deringer, Esq.

Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

215-988-2700

DO NOT COPY OR CIRCULATE	COPY NO. _____

Corbin Multi-Strategy Fund, LLC

Private Placement Memorandum

Shares of Class A and Class I of Limited Liability Company Interests

(“SHARES”)

Class A Shares are generally subject to a Placement Fee as described herein.

Class I Shares are not subject to a Placement Fee.

Effective July 1, 2019

THE Shares IN CORBIN MULTI-STRATEGY FUND, llc (formerly, the GAI CORBIN MULTI-STRATEGY FUND, llc) (the “fund”) ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), IN RELIANCE ON THE PROVISIONS OF REGULATION D UNDER THE 1933 ACT. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND GENERALLY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM, AND AS PERMITTED IN THE Fund’S Second AMENDED and RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “llc AGREEMENT”).

The Shares are speculative, illiquid, involve significant risk and are suitable only for a limited portion of a portfolio. investors could lose all or substantially all of their investment in the FUND. see “Risk factors” herein.

INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN SHAREs FOR AN INDEFINITE PERIOD OF TIME. To provide a limited degree of liquidity to holders of SHARES (“MEMBERS”), the Fund may from time to time offer to repurchase SHARES pursuant to written tenders by MEMBERs. Repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Fund’s Board of MANAGERS, in its sole discretion. However, MEMBERs do not have the right to require the Fund to redeem any or all of their SHARES in the Fund.

PROSPECTIVE INVESTORS IN THE Fund SHOULD INFORM THEMSELVES AS TO THE LEGAL REQUIREMENTS AND TAX CONSEQUENCES of THE ACQUISITION, HOLDING AND DISPOSAL OF SHARES. IF YOU ARE IN DOUBT ABOUT THE CONTENTS OF THIS PRIVATE PLACEMENT MEMORANDUM (“MEMORANDUM”), YOU SHOULD CONSULT YOUR ATTORNEY, ACCOUNTANT OR OTHER FINANCIAL aDVISER.

The fund is REGISTERED AS an INVESTMENT COMPANy UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY UPON THEIR OWN EXAMINATION OF THE Fund AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. although SHARES are not registered under the 1933 act, THIS MEMORANDUM HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). HoWEVER, NONE OF THE SEC, ANY OTHER STATE OR FEDERAL GOVERNMENTAL AGENCY OR ANY NATIONAL SECURITIES EXCHANGE OR ANY GOVERNMENTAL AGENCY OR EXCHANGE OF ANY OTHER JURISDICTION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR THE MERITS OF AN INVESTMENT IN THE SHARES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENsE.

SHARES ARE SUITABLE ONLY FOR SOPHISTICATED INVESTORS FOR WHOM AN INVESTMENT IN the Fund DOES NOT CONSTITUTE A COMPLETE INVESTMENT PROGRAM AND WHO FULLY UNDERSTAND AND ARE WILLING TO ASSUME THE RISKS INVOLVED IN the Fund’S INVESTMENT STRATEGY. The fund’s INVESTMENT PRACTICES, BY THEIR NATURE, MAY BE CONSIDERED TO INVOLVE A HIGH DEGREE OF RISK. IT IS POSSIBLE THAT A MEMBER MAY LOSE SOME OR ALL OF ITS INVESTMENT AND THAT the FUND MAY NOT ACHIEVE its INVESTMENT OBJECTIVE. SHORT-TERM PROSPECTIVE MEMBERS, PROSPECTIVE MEMBERS WITH IMMEDIATE LIQUIDITY NEEDS AND PROSPECTIVE MEMBERS WHO CANNOT BEAR THE LOSS OF SOME OR ALL OF THEIR INVESTMENT OR THE RISKS ASSOCIATED WITH THE LIMITED LIQUIDITY OF AN INVESTMENT IN the FUND SHOULD NOT INVEST IN the Fund. SEE “INVESTMENT PROGRAM OF THE FUND” AND “RISK FACTORS” FOR MORE INFORMATION.

THE CONTENTS OF THIS MEMORANDUM SHOULD NOT BE CONSIDERED LEGAL OR TAX ADVICE, AND PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL AND financial advisErs AS TO ALL MATTERS CONCERNING AN INVESTMENT IN SHARES. THE TERMS OF THIS MEMORANDUM ARE QUALIFIED IN THEIR ENTIRETY BY the Fund’S LlC AGREEMENT.

NO PERSON OTHER THAN Corbin Capital Partners, L.P. (the “ADVISER”) HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATION, OR GIVE ANY INFORMATION, WITH RESPECT TO THE Fund, EXCEPT THE INFORMATION CONTAINED HEREIN AND IN OTHER DOCUMENTS DISTRIBUTED BY THE ADVISER AND ANY SUCH REPRESENTATIONS OR INFORMATION, IF GIVEN, MAY NOT BE RELIED UPON.

THIS MEMORANDUM, INCLUDING ALL EXHIBITS, IS CONFIDENTIAL AND MAY NOT BE DUPLICATED OR REPRODUCED IN ANY FASHION.

EACH PROSPECTIVE INVESTOR IS INVITED TO MEET WITH REPRESENTATIVES OF THE Fund OR the ADVISER TO DISCUSS WITH THEM, AND TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THEM, CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING OF SHARES, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THAT ANY OF THOSE PERSONS POSSESSES THAT INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE INFORMATION CONTAINED HEREIN.

THERE WILL BE NO PUBLIC OFFERING OF THE SHARES. NO OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SHARES IS BEING MADE IN ANY JURISDICTION IN WHICH THAT OFFER OR SOLICITATION WOULD BE UNLAWFUL.

Beginning on January 1, 2021 as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Corbin Multi-Strategy Fund shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

i

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund c/o UMB Fund Services at 235 West Galena Street, Milwaukee, WI 53212, or by calling toll-free at (844) 626-7246. If you own your shares through a financial intermediary (such as a broker-dealer or bank), you must contact your financial intermediary.

You may elect to receive all future reports in paper free of charge. You can inform the Fund or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by contacting them directly. Your election to receive reports in paper will apply the Fund and all funds held through your financial intermediary, as applicable.

ii

Compensation	93
THE ADVISER	93
General	93
Compensation	96
Ownership	96
FEES AND EXPENSES	96
The Advisory Agreement	96
Administration	98
Custodian	99
Investor Distribution and Servicing Fee	99
Investment Fund Fees	100
Other Expenses of the Fund	100
Expense Limitation Agreement	101
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES	101
SUBSCRIPTIONS FOR SHARES	102
Subscription Terms	102
Member Qualifications	103
REPURCHASES AND TRANSFERS OF SHARES	105
No Right of Redemption	105
Repurchases of Shares	105
Repurchase Procedures	106
Mandatory Repurchase by the Fund	107
Transfers of Shares	108
DISTRIBUTION POLICY	108
CALCULATION OF NET ASSET VALUE	109
VOTING	109
PARTICIPATION IN INVESTMENT OPPORTUNITIES	112
The Adviser	112
OTHER MATTERS	113
TAXES	113
Taxation of the Fund	114
Distributions to Members	115
Gain from Repurchases and Transfers of Shares	116
Investments in Passive Foreign Investment Companies	117
Certain Withholding Taxes	118
Consequences of Failure to Satisfy RIC Requirements	118
State and Local Taxes	118
Information Reporting and Backup Withholding	118
Other Taxes	119
EMPLOYEE BENEFIT PLAN CONSIDERATIONS	119
PROXY VOTIING	113
CODE OF ETHICS	121
BROKERAGE	121
The Fund	122
The Investment Funds	122
DISTRIBUTION ARRANGEMENTS	123
General	123

Purchase Terms	123
REGULATORY DISCLOSURE MATTERS	125
SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENT	128
Liability; Indemnification	128
Amendment	129
Term, Dissolution and Liquidation	129
Reports to Members	129
Fiscal Year	129
ACCOUNTANTS AND LEGAL COUNSEL	129
GENERAL INFORMATION	130
FINANCIAL STATEMENTS	130

APPENDIX A: pERFORManCE sUPPLEMENT
Appendix B: second AMENDED AND RESTATED Limited liability company agreement
ApPENDIX C: prIVACY NOTICE
Subscription Agreement

MEMORANDUM SUMMARY

The following is only a summary of this private placement memorandum (the “Memorandum”) and does not contain all of the information that you should consider before investing in Corbin Multi-Strategy Fund, LLC (formerly, the GAI Corbin Multi-Strategy Fund, LLC) (the “Fund”). You should review the more detailed information contained in this Memorandum.

The Fund

The Fund is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company. Corbin Capital Partners, L.P., a Delaware limited partnership, is the investment adviser to the Fund and implements the Fund’s investment program.

The Fund offers and sells two separate classes of shares of limited liability company interest (the “Shares”) designated as Class A (“Class A Shares”) and Class I (“Class I Shares”) in larger minimum denominations (compared to open-end mutual funds) to investors eligible to invest in the Fund (“Eligible Investors”). All Shares issued prior to December 1, 2011 have been designated Class I Shares in terms of rights accorded and expenses borne.

Unlike many private investment funds, the Fund is able to offer Shares to Eligible Investors without limiting the number of investors who may participate in its investment program. Eligible Investors must be “accredited investors” as set forth elsewhere in this Memorandum. Only those Eligible Investors that (i) compensate their financial intermediaries directly for their services, or (ii) in the case of certain institutional investors, invest directly through the Placement Agent (defined below), may purchase Class I Shares. Class A Shares and Class I Shares are subject to different fees and expenses. Eligible Investors who purchase Shares in the Fund and other persons who acquire Shares and are admitted to the Fund by the Fund’s Board of Managers (the “Board”) will become members of the Fund (“Members”). The Board has overall responsibility for the management and supervision of the operations of the Fund.

The Fund’s Investment Program

Investment Objective and Principal Strategies

The investment objective of the Fund is to achieve a consistent return on capital, with limited correlation with equity market returns over a full market cycle, through investments in a diversified portfolio of securities and other financial instruments including, but not limited to, securities of United States (“U.S.”) and non-U.S. corporations and other entities, U.S. government securities, non-U.S. government securities, partnership interests, money-market instruments, derivatives on securities and other derivatives, commodity interests including futures contracts, options, options on futures, swaps, forward contracts, currencies and physical commodities, and other financial instruments.

The Fund pursues its investment objective principally by allocating its capital among various collective investment vehicles, commonly referred to as “hedge funds” (“Investment Funds”). The Fund’s investments will consist primarily of Investment Funds across a range of strategies. The Fund may, in addition to investing in Investment Funds, also make investments directly, including, without limitation, for purposes of hedging certain exposures. Direct investments may be made by the Fund independently at the direction of the Adviser. Such direct investments may be made in any strategy or asset class in which the Fund may otherwise invest. The Fund may maintain a portion of its assets in cash, high quality fixed income securities, money market instruments, shares of money market funds, or overnight repurchase agreements. While there is no limit on the amount of the Fund’s assets that may be maintained in cash, the Adviser does not expect such amount to be substantial under normal market conditions and will generally maintain substantial amounts of cash only for defensive or temporary purposes, such as maintaining liquidity for distributions in connection with repurchases by the Fund. The Fund maintains a loan facility, the proceeds of which are used as working capital with the result of creating leverage. That leverage is used, among other things, to make investments and to manage timing mismatches between investments in and withdrawals from Investment Funds and investor cash flows. An investment in the Fund involves substantial risk and an investor may lose some or all of the amount invested. Many factors will affect the performance of the Investment Fund. There is no assurance that the Fund will achieve its objectives.

Investment Funds will be managed by investment advisers or investment managers (collectively, “Investment Managers”) who are not affiliated with the Adviser. Investment Funds generally have their own investment objectives, strategies and restrictions, over which the Adviser does not have any control or influence.

The Fund may select Investment Funds that use a variety of investment strategies. Specific investment strategies that may be employed by the Investment Funds include, but are not necessarily limited to: long/short equity, equity special situations, event-driven/distressed credit, asset-backed securities, global macro and relative value.

The Adviser pursues the Fund’s investment objective principally by selecting and investing in, changing allocations to, and/or withdrawing from, Investment Funds. The Adviser selects Investment Funds, monitors their performance, and allocates and reallocates assets among them as the Adviser, in its discretion, deems advisable, consistent with the investment objective of the Fund. As described above, the Adviser also pursues the Fund’s investment objective through direct investments.

The investment objective of the Fund is non-fundamental and may be changed by the Board after sixty (60) days’ notice to Members. Except as otherwise stated in this Memorandum, the investment policies and restrictions of the Fund also are non-fundamental. The Fund’s fundamental investment policies are listed in “Investment Program of the Fund—Fundamental Investment Policies” below. The Fund’s investment objective and principal investment strategies are discussed below.

The Fund’s Investment Program

The Adviser has been engaged by the Fund to formulate and implement the Fund’s investment program.

The Adviser selects and monitors the Investment Funds and direct investments in which the Fund invests and may reallocate, as it believes necessary and appropriate, the Fund’s assets. The Fund is expected to obtain most of its investment exposure through its investments in Investment Funds. The portion of the Fund’s portfolio that is represented by Investment Funds on the one hand and direct investments on the other is expected to change over time. The portion of the Fund’s portfolio over which discretion is exercised by the Investment Managers on the one hand and the Adviser on the other hand is also expected to change over time.

The number of Investment Funds at any particular time will vary and no assurance can be provided that the number of Investment Funds will remain at any particular level, or that the Fund will invest in any particular Investment Fund or direct investment or in any investment strategy. The Fund also has the ability to focus investments in particular Investment Funds or direct investments within a certain type of security. In general, the amounts and types of holdings within Investment Funds will differ across the Investment Funds. The Fund may participate in co-investments that are structured as Investment Funds. In these instances, Investment Funds typically pursue a specific investment opportunity or a specific set of investment opportunities.

The Adviser seeks to develop an investment program for the Fund that will achieve the Fund’s investment objective, but cannot guarantee that a successful investment program will be achieved or that the Fund’s investment objective will be met. An investment in the Fund involves a high degree of risk. An investor may lose some or all of the amount invested in the Fund. Investors are urged to consult with their personal advisers in connection with any investment in the Fund and to understand fully the risks associated with an investment in the Fund, including, but not limited to, those risks associated with the Fund’s investments in the Investment Funds. The value of an investment in the Fund will fluctuate with changes in the values of the Fund’s investments.

See “Investment Program of the Fund” and “RISK FACTORS” for more information.

Direct Investments by the Fund and Investments of Investment Funds

Generally, the Fund and the Investment Funds may invest in, hold, sell and trade a wide range of investment instruments. The Fund and the Investment Funds may transact in a variety of instruments, including but not limited to, stocks, bonds, bank loans, warrants, notes, debentures (whether subordinated, convertible, or otherwise), money market funds, commercial paper, certificates of deposit, governmental obligations (or the obligations of any instrumentality thereof), whether offered publicly or pursuant to private placement, options, futures contracts, forward contracts, swaps (including credit default swaps), and other over-the-counter (“OTC”) derivatives of any kind. Investing in derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments and, in a down market, derivative instruments could become harder to value or sell at a fair price. At any time, the Investment Funds in which the Fund invests or the direct investments of the Fund may include or exclude, or be focused in, any of these types of investments, or other investments, strategies or asset classes that are not described herein.

The Fund expects that the Investment Funds in which it invests may engage in speculative investment practices, such as using leverage, short selling, trading regulated or unregulated commodities contracts, currency speculation, trading listed and OTC options, writing uncovered options, trading complex derivative instruments, participating in workouts and startups, trading distressed and illiquid investments, obtaining control positions, or trading foreign securities and taking concentrated positions, among others. The Fund may utilize some of these practices in connection with its hedging strategies and its direct investments.

The Adviser’s hedge overlay program is in place principally to address certain natural limitations specific to managing a portfolio of Investment Funds, in particular terms that make it difficult to respond in a timely and capital efficient manner to a rapidly changing market landscape.  Thus, the Adviser believes that a portfolio-level hedge aimed at reducing what the Adviser believes to be undesirable portfolio level exposures is a valuable tool for the risk management and portfolio construction process.  While the Adviser does not aim to neutralize Investment Fund exposures, the goal of the program is to marginally reshape existing risk exposures to bring them in line with the Adviser’s desired posture given particular portfolio objectives and exposures.  The Adviser believes that implementing hedges directly offers benefits in capital efficiency, transparency, liquidity and expected costs. The Adviser may deploy a broad range of instruments to implement the hedge overlay program. Historically, the primary instruments have included various types of options (mostly listed equity index options) and credit default swaps. In addition, the Adviser may engage in hedging transactions targeted at reducing exposure with respect to a particular investment held by the Fund.

The Fund may invest in Investment Funds that purchase and sell commodity interests such as futures contracts and options on futures contracts or engage in certain swap transactions that are treated as commodity interests, or the Fund may purchase and sell such instruments and engage in such transactions directly.

Selection of Investment Funds

Following due diligence conducted by the Adviser on Investment Managers and, to the extent applicable, the Investment Funds that the Investment Managers manage, Investment Managers are chosen from a universe of portfolio managers. For investments in Investment Funds, such due diligence will generally include a qualitative investment component, a quantitative and risk component, and an operational component. Focus areas of due diligence include, but are not limited to, experience, performance records, volatility, risk management, portfolio management, management stability, investment philosophy, trading and research capabilities, and operational infrastructure including policies, practices and procedures (including valuation). The Adviser has varied, and may in the future continue to vary, its approach to due diligence to suit specific Investment Managers and/or Investment Funds or categories thereof or specific investments. The Adviser’s approach depends upon a number of factors, including, without limitation, the expected holding period of an investment, the size of an investment, the nature of the structure and implementation of an investment, the lifecycle stage and/or size of the Investment Manager and/or Investment Fund, the asset class represented by an investment, the strategy underlying such investment, the liquidity of an investment, and other considerations that the Adviser believes to be relevant. These variances affect the scope, type, nature and/or amount of due diligence undertaken.

As described above, in addition to making investments in Investment Funds, the Fund implements its investment program in other ways. The scope, type, nature and/or amount of diligence that the Adviser will perform with respect to these other types of investments will differ depending on a number of factors, including how the investment opportunity has been presented to the Adviser, the nature and structure of the investment, whether the Adviser has been provided with access to independent information regarding the investment, the experience and diligence of other investors evaluating the investment, and certain of the factors set forth in the paragraph above. In certain circumstances, including when the Fund makes a co- investment that is structured as an Investment Fund, the Adviser expects to rely heavily on the investment analysis and diligence conducted by the Investment Manager, and also expects to rely heavily on the Investment Manager for ongoing monitoring of such investments. In these circumstances, the Adviser will review and assess the Investment Manager’s investment analysis and diligence that has been shared with the Adviser, and the Adviser will determine the extent to which it supplements such analysis and diligence with its own independent work. The Adviser will also perform its own diligence on the Investment Manager, as described above. When the Adviser has sourced an investment independently, the Adviser will conduct its own investment analysis and diligence, which also may vary depending upon the nature and structure of the investment, and the Adviser will monitor such investment on an ongoing basis. In conducting its own investment analysis and diligence, the Adviser may employ the services of third parties.

The Adviser’s investment process is informed by various research and analytical tools which include, among other things, a database containing detailed performance history as well as portfolio exposures on investment managers, performance and exposure analytics, and a multi-manager allocation system. The Adviser may, in limited circumstances, enter into arrangements under which a third party would be granted access to certain features of the Adviser’s research and allocation tools, including the aforementioned database.

When investing in an Investment Fund, the Fund may purchase interests or shares in such Investment Fund that are commonly offered to eligible investors. Alternatively, the Fund may work with the Investment Manager to structure and negotiate a more customized investment program or a customized set of investment exposures for an Investment Fund. Such structuring and negotiation may affect economic, liquidity, and other terms and characteristics of the investment. The Fund may purchase or sell interests in Investment Funds from or to third parties, including through options or other derivative instruments. The Fund may access direct investments in a number of ways, including via direct holding (including pursuant to an assignment), special purpose vehicle, participation agreement or otherwise. Investment Funds may be owned solely by Adviser-managed investment vehicles or accounts, although in these instances the ability of the Fund to invest in such Investment Funds will be greatly limited or prohibited due to 1940 Act requirements. The Fund may also obtain exposure to Investment Funds without investing in those Investment Funds by entering into derivative instruments with institutional counterparties the return on which is based on the performance of the Investment Fund. The use of derivatives, such as synthetic instruments, may create exposure to counterparty risk. See “RISK FACTORS – Principal Risks Relating to Investment Funds and Direct Investments” for more information.

The Fund’s investment program is speculative and entails substantial risks. There can be no assurance that the investment objective of the Fund will be achieved or that its investment program will be successful. In particular, use of leverage, short sales and derivative transactions, by Investment Funds or by the Fund in connection with direct investments, as well as limited diversification, in certain circumstances, can result in significant losses to the Fund. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors in the Fund could lose some or all of their investment.

See “Investment Program of the Fund” and “RISK FACTORS” for more information.

Borrowing and Use of Leverage

Except as described below, the Fund does not generally intend to borrow money for investment purposes. The Fund maintains a loan facility, the proceeds of which are used as working capital with the result of creating leverage. That leverage is used, among other things, to make investments and to manage timing mismatches between investments in and withdrawals from Investment Funds and investor cash flows (i.e., subscriptions and repurchases). The Fund may borrow money when deemed appropriate by the Adviser, including, without limitation, to make investments, facilitate reallocation of assets among the Investment Funds and meet repurchase requests which might otherwise result in the liquidation of investments, possibly at an inopportune time or on unfavorable terms. Borrowing may also be used by the Fund for other operating purposes, such as to pay miscellaneous expenses as they arise. Borrowings by the Fund other than for temporary purposes are generally subject to a 300% asset coverage requirement under the 1940 Act; however, economic leverage obtained indirectly through certain types of derivative instruments, such as futures trading or short sales, may not be subject to a 300% asset coverage requirement but is subject under SEC staff positions to other asset coverage requirements. Generally, Investment Funds may borrow money, trade securities or futures on margin or leverage their investments through various means and such Investment Funds will not be subject to the limits of the 1940 Act. See “Investment Program of the Fund — Leverage” for more information.

The Fund currently is a party to a committed, secured credit facility which allows the Fund to borrow for the purposes described above.  However, the Fund is not obligated to maintain such a facility nor is the lender obligated to renew such facility.  There can be no assurance that the Fund will be able to obtain (or maintain) financing for the purposes described above.  In the event that the credit facility terminates, the Fund may seek alternative financing or choose to operate without a credit facility and maintain a cash reserve for such purposes.  Although the commitment amount of any credit facility to which the Fund is a party may represent only a portion of the Fund’s net asset value, virtually all of the Fund’s assets are or would be pledged to secure its obligations to the lender.  The costs associated with any credit facility and the borrowings thereunder are borne by the Fund.

The Adviser

The Adviser is registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”). The Adviser also serves, or may serve, as investment adviser or sub-adviser to private investment funds, other registered investment companies, managed accounts, and other investment vehicles or structures. The Adviser is controlled by the voting members of Corbin Capital Partners Group, LLC, although such persons do not participate in the day-to-day management of the Adviser. The Adviser is exempt from registration with CFTC as a commodity trading advisor. The Adviser has claimed an exemption from registration with the CFTC as a commodity pool operator (“CPO”) with respect to its operation of the Fund in reliance on the no-action relief afforded by CFTC Staff Letter No. 12-38. Therefore, the Adviser will not be required to deliver a CFTC disclosure document to the Fund investors, nor will it be required to provide Fund investors certified annual reports that satisfy the requirements of CFTC regulations generally applicable to registered CPOs. As of the date of this Memorandum, there is no certainty that the Adviser or other parties will be able to rely on these exclusions and exemptions in the future. Additional CFTC regulation (or a decision to no longer use strategies that trigger additional regulation) may cause the Fund to change its investment strategies or to incur additional expenses.

Subject to policies adopted by the Board and applicable law, the Adviser is responsible for the selection and monitoring of Investment Funds as well as direct investments of the Fund and for day-to-day management of the Fund’s investment activities and holdings.

The Adviser also provides personnel, office space, office facilities, and reports to the Fund. These services are provided as part of the Management Fee (as defined below); provided, however, that reports furnished at the request of the Fund are paid for by the Fund. For a description of additional services provided by the Adviser, see “The Adviser” for more information.

Management Fee

Pursuant to the advisory agreement between the Fund and the Adviser, the Fund pays the Adviser each month a fee (“Management Fee”) equal to one-twelfth of 0.75% of the aggregate net asset value of outstanding Shares of the Fund (borne by Class A Shares and Class I Shares on a pro rata basis) determined as of the last calendar day of each month (before any repurchases of Shares). See “FEES AND EXPENSES” for more information.

Notwithstanding the foregoing, the Adviser has contractually agreed to waive a portion of its Management Fee to the extent necessary to limit the total annualized expenses of each Class of Shares of the Fund to 2.00% annually of the Fund’s average net assets attributable to such Class of Shares, including the Management Fee. This contractual fee waiver remains in effect until July 1, 2020. During the periods covered by the contractual fee waiver, the fee waiver arrangement set forth above for the Fund may only be modified by a majority vote of the Managers of the Fund who are not “interested persons” (as defined under the 1940 Act). See “FEES AND EXPENSES” for more information.

Investment Fund Fees

In addition to the fees and expenses incurred by the Fund, the Fund also indirectly bears fees and expenses as an investor in Investment Funds, which include a management fee and, with respect to substantially all Investment Funds, incentive compensation to the Investment Manager equal to a percentage of the appreciation of the applicable Investment Fund as of the end of each performance period for which such incentive compensation is determined, among others.

Each Investment Fund will also incur transactional expenses, including brokerage costs and margin interest costs, and fees and expenses of service providers, such as a custodian and administrator. Because the fees and expenses of Investment Funds reduce the net return to the Fund, a Member indirectly bears these expenses and fees. Such indirect fees and expenses are borne by the Fund and allocated to Class A and Class I Shares on a pro rata basis. See “FEES AND EXPENSES” for more information.

Investor Distribution and Servicing Fee

Under the terms of the Wholesaling and Placement Agent Agreement between the Fund and UMB Distribution Services, LLC (the “Placement Agent”) (the “Wholesaling and Placement Agent Agreement”), the Placement Agent is authorized to retain brokers, dealers and certain financial advisors, including the Adviser, for distribution services and to provide ongoing investor services and account maintenance services to Members purchasing Class A Shares that are their customers (“Investor Service Providers”). These services include, but are not limited to, handling Member inquiries regarding the Fund (e.g. responding to questions concerning investments in the Fund, Member account balances, and reports and tax information provided by the Fund); assisting in the enhancement of relations and communications between Members and the Fund; assisting in the establishment and maintenance of Member accounts with the Fund; assisting in the maintenance of Fund records containing Member information; and providing such other information and Member liaison services as the Fund or the Placement Agent may reasonably request.

Under the Wholesaling and Placement Agent Agreement, the Fund will pay a quarterly fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than twelve (12) months, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly (the “Investor Distribution and Servicing Fee”). The Investor Distribution and Servicing Fee is charged on an aggregate class-wide basis, and investors in Class A Shares will be subject to the Investor Distribution and Servicing Fee regardless of how long they have held their Class A Shares. The Investor Distribution and Servicing Fee is paid to the Placement Agent to reimburse it for payments made to Investor Service Providers and for the Placement Agent’s ongoing investor servicing. The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, including affiliates of the Adviser. Each Investor Service Provider is paid based on the aggregate net asset value of outstanding Class A Shares held by Members that receive services from such Investor Service Provider that have been outstanding for more than twelve (12) months. Pursuant to the conditions of an exemptive order issued by the SEC, the Investor Distribution and Servicing Fee is paid pursuant to a plan adopted by the Fund in compliance with Rule 12b-1 under the 1940 Act with respect to Class A Shares.

Class I Shares are not subject to the Investor Distribution and Servicing Fee.

In addition, the Placement Agent (or one of its affiliates) may, from its own resources, make payments to brokers, dealers and Investor Service Providers for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services with respect to Shares. See “FEES AND EXPENSES – Investor Distribution and Servicing Fee.”

Administrator

The Fund has retained UMB Fund Services, Inc. (the “Administrator”) to provide it with certain administrative services, including performing all actions related to the issuance and repurchase of Shares of the Fund.  The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses.  See “FEES AND EXPENSES” for more information.

Custodian

UMB Bank, n.a. (“Custodian”) serves as the custodian for the Fund. Pursuant to a custodian agreement, in consideration for these services, the Fund pays the Custodian a fee (the “Custodian Fee”), which is based on the month-end net asset value of the Fund, subject to a minimum fee. The Custodian maintains custody of the Fund’s assets. The Custodian also charges for transaction-related costs and is entitled to reimbursement of certain expenses.

Other Expenses

In addition to the foregoing, the Fund will be responsible for its investment and operating expenses, borrowing costs and related interest expenses, accounting fees and expenses (including, without limitation, audit and tax preparation) and other professional fees and expenses (including, without limitation, fees and travel-related expenses of the members of the Board who are not employees of the Adviser or employees of any affiliate of the Adviser), legal expenses, extraordinary expenses, federal, state and local taxes payable by the Fund in connection with its business, and other expenses, including, without limitation, the Administration Fee and Custodian Fee and certain out-of-pocket expenses incurred by the Adviser, as set forth in the advisory agreement between the Adviser and the Fund. See “Fees and Expenses” for more information.

Expense Limitation Agreement

The Fund has entered into an expense limitation agreement that limits the Fund's annualized ordinary fund-wide operating expenses to 2.00% until July 1, 2020 (the “Expense Limitation Agreement”), and may or may not be renewed annually thereafter.  Class I Shares have no class-specific expenses.  Members holding Class A Shares will pay (in addition to up to 2.00% in ordinary fund-wide operating expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total of up to 2.75%.  Ordinary fund-wide operating expenses exclude the Fund's borrowing and other investment-related costs, Investment Fund and Investment Manager fees and expenses, taxes, litigation and indemnification expenses, judgments, other extraordinary expenses not incurred in the ordinary course of the Fund's business, and the Investor Distribution and Servicing Fee charged to Class A Shares.  Ordinary fund-wide operating expenses include, for the avoidance of doubt, the Management Fee and the Fund's start-up, offering and organizational expenses.  In addition, for a period not to exceed three (3) years from the date on which a waiver or reimbursement is made, the Adviser is permitted to recover from the Fund fees and expenses it has waived or borne (whether through reduction of its management fee or otherwise) provided such recoupment can be achieved without exceeding the lesser of the expense limit in effect at the time of the waiver /reimbursement and at the time of the recoupment. Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth above.

Investor Eligibility

Each investor in the Fund must certify that the Shares subscribed for are being acquired for the account of an Eligible Investor. To be an Eligible Investor, an investor must, among other things, be an “accredited investor,” as defined in Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). After initial purchase, existing Members subscribing for additional Shares in the Fund will be required to verify their status as Eligible Investors (including, as applicable, the qualifications to invest in Class I Shares) at the time of the additional subscription.

Only those Eligible Investors that (i) compensate their financial intermediaries directly for their services, or (ii) in the case of certain institutional investors, invest directly through the Placement Agent, may purchase Class I Shares.

The qualifications required to invest in the Fund (including, as applicable, the qualifications to invest in Class I Shares) appear in a subscription agreement (the “Subscription Agreement”) that must be completed by each prospective Member. The Subscription Agreement is attached to this Memorandum. See “Subscriptions for SHAREs — Member Qualifications” for more information.

Member Suitability

An investment in the Fund involves substantial risks. It is possible that a Member may lose some or all of the Member’s investment. Before making an investment decision, a prospective Member and/or a prospective Member’s adviser must (i) consider the suitability of this investment with respect to the prospective Member’s personal investment objectives and individual situation and (ii) consider factors, such as the prospective Member’s personal net worth, income, age, risk tolerance and liquidity needs. See “Risk Factors” for more information.

Short-term prospective Members, prospective Members with immediate liquidity needs and prospective Members who cannot bear the loss of some or all of their investment or the risks associated with the limited liquidity of an investment in the Fund should not invest in the Fund.

ERISA Plans and Other Tax-Exempt Members	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (each, an “IRA”), and 401(k) and Keogh Plans (collectively, “ERISA Plans”) may purchase Shares. Because the Fund is an investment company registered under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of an ERISA Plan investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, the Adviser will not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Member, solely as a result of the ERISA Plan’s investment in the Fund. See “EMPLOYEE BENEFIT PLAN CONSIDERATIONS” for more information. Tax-exempt investors should be aware that the Fund’s income will not constitute unrelated business taxable income (“UBTI”) with respect to such investors unless an investor incurs acquisition indebtedness in connection with its investment in the Fund. See “TAXES” for more information.
The Offering

The Placement Agent serves as the placement agent and wholesaling agent for the Fund. The Placement Agent may appoint other broker dealers as sub-placement agents, including affiliates of the Adviser. The Placement Agent also acts primarily as a “wholesaler” and, as such, educates and provides additional services with respect to the Fund to other brokers and financial institutions that may not be the ultimate beneficial owners of Shares. The sub-placement agents or other intermediaries that enter into agreements with the Placement Agent may charge an investor a fee for their services in conjunction with an investment in the Fund and/or maintenance of Member accounts. Such a fee will be in addition to any fees charged or paid by the Fund and is not a Fund expense. Members should direct any questions regarding any such fees to the relevant intermediary. The Fund in the future may engage additional placement agents.

The Adviser or its affiliates also may pay from their own resources (including from fees attributable to the Fund) compensation to the Placement Agent, to other of their affiliates, and to broker-dealers and other intermediaries (“Intermediaries”), in connection with subscriptions for and/or placement of Shares or servicing of Members. Intermediaries and their personnel (who themselves may receive all or a substantial part of the relevant payments) may receive greater compensation in connection with subscriptions for Shares than they would have received in connection with subscriptions for shares of other investment funds. Prospective investors should be aware that these payments could create incentives on the part of an Intermediary to view the Fund more favorably relative to investment funds not making payments of this nature or making smaller such payments. Such payments may be different for different Intermediaries. A prospective investor with questions regarding these arrangements may obtain additional detail by contacting the relevant Intermediary directly. See “DISTRIBUTION ARRANGEMENTS.”

The Fund offers Shares through the Placement Agent, and through sub-placement agents, which may be affiliates of the Adviser, that have entered into selling agreements with the Placement Agent. See “DISTRIBUTION ARRANGEMENTS.”

The Fund is offered in two classes of Shares. Subscriptions for Class A Shares or Class I Shares may be submitted to, and are received by, the Fund throughout any given month, but are accepted at the same time once per month. All subscriptions accepted by the Fund are accepted at the end of the month, and the net asset value of Class A Shares and Class I Shares is determined as of the close of business on the last calendar day of that month. Subscriptions accepted by the Fund become effective as of the opening of business on the first calendar day of the month (each such day, a “Subscription Date”) based on the previous month-end net asset value of the relevant class of Shares. It is expected that the net asset value of Class A and Class I Shares will vary over time as a result of the differing fees and expenses applicable to different classes.

The minimum initial investment in the Fund is $25,000. The minimum additional investment is $1,000. The minimum initial and minimum additional investment requirements may be reduced or increased by the Board. No certificates will be issued for Shares.

Investments in Class A Shares of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Shares of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Shares of $1,000,000 or more are subject to a placement fee of 0.50% (in each case, the “Class A Share Placement Fee”). The Class A Share Placement Fee may be subject to certain waivers. Please see “Distribution Arrangements — Purchase Terms” for further information regarding these waivers. To be eligible to receive a waiver of the Class A Share Placement Fee on purchases of Class A Shares, an investor must advise the Placement Agent or the selling broker or dealer when making an investment that the investor qualifies for a specific waiver.

In determining the applicable Class A Share Placement Fee at the time of investment in Class A Shares, the amount of a Member’s investment in Class A Shares (whether initial or additional) will be aggregated with the value of (i) the Member’s investments in shares subject to a placement fee of any collective investment vehicle advised by the Adviser, including the Fund, and (ii) investments in shares subject to a placement fee of any collective investment vehicle advised by the Adviser, including the Fund, held by the Member’s “Immediate Family Members” (as defined in the Subscription Agreement). The Member must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments. See “Distribution Arrangements.”

The Class A Share Placement Fee is paid by a Member directly to the applicable Intermediaries, acting as sub-placement agents, including affiliates of the Adviser, and is not an expense of the Fund.

In addition, the Placement Agent (or one of its affiliates) may pay from its own resources additional compensation, either at the time of sale or on an ongoing basis, to brokers, dealers and other Intermediaries in respect of Shares sold by such entities.

No placement fee is charged on purchases of Class I Shares.

In order to subscribe to the Fund, investors must complete and return to the appropriate party (as set forth in the Subscription Agreement) one (1) copy of the Subscription Agreement by at least the number of Business Days prior to the Subscription Date that is described in the applicable Subscription Agreement.

Investors must remit the full purchase price of their subscription three (3) Business Days prior to the Subscription Date. Subscription proceeds must be delivered by wire. The Fund will not accept checks. “Business Day” means a day on which banks are ordinarily open for normal banking business in New York or such other day or days as the Board may determine in its sole and absolute discretion.

Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction, nor is any such registration contemplated.

See “Subscriptions for SHAREs — Subscription Terms” and “Distribution Arrangements” for more information.

Closed-End Fund Structure: Limited Liquidity and Transfer Restrictions

The Fund has been organized as a non-diversified closed-end management investment company. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that closed-end fund shareholders do not have the right to redeem their shares. In order to meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its assets in illiquid securities. However, Fund investments, which will generally be private Investment Funds, are generally illiquid or have limited liquidity. For this reason, the Fund is organized as a closed-end fund. See “Risk Factors” for more information.

The Fund will not list the Shares on any securities exchange, and it is not expected that any secondary market will develop for the Shares. In addition, Shares are subject to significant transfer restrictions. Members should not expect that they will be able to transfer Shares. Because the Fund is a closed-end fund, Members will have no right to require the Fund to redeem their Shares. As described below, however, in order to provide a limited degree of liquidity, the Fund may from time to time conduct repurchase offers for outstanding Shares as determined by the Board. An investment in the Fund is suitable only for Members who can bear the risks associated with the limited liquidity of the Shares. Purchases of Shares should be viewed as long-term investments. See “Risk Factors — Principal Risk Factors Relating to the Fund’s Structure — Limited Liquidity” and “Risk Factors — Principal Risk Factors Relating to the Investment Funds — Illiquid Investments” and “— Restricted Securities” for more information.

Tender Offers and Other Repurchases of Shares by the Fund

Because the Fund is a closed-end fund, and Members do not have the right to require the Fund to redeem Shares, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Members, in order to provide a limited degree of liquidity to Members. Repurchases, if any, will be made at such times, in such amounts and on such terms as may be determined by the Board, in its sole discretion. In determining whether the Fund should offer to repurchase Shares, the Board will consider a variety of operational, business, investment, economic and other factors. The Adviser expects ordinarily to recommend that the Board authorize the Fund to offer to repurchase Shares from Members quarterly with March 31, June 30, September 30 and December 31 valuation dates. See “Repurchases and Transfers of Shares” for more information.

If the interval between the date of purchase of Shares and the valuation date with respect to the repurchase of such Shares is less than 180 calendar days then such repurchase will be subject to a 2% early withdrawal fee payable to the Fund. In determining whether the repurchase of Shares is subject to an early withdrawal fee, the Fund will repurchase those Shares held the longest first.

In order to finance the repurchase of Shares pursuant to tender offers, the Fund generally will find it necessary to liquidate a portion of its interests in Investment Funds. However, the Fund may effect withdrawals from certain Investment Funds only at certain specified times. In addition, certain Investment Funds may suspend capital withdrawals (or redemptions), impose restrictions on withdrawals of capital (or redemptions) beyond those ordinarily applicable to withdrawals (or redemptions) by investors in those Investment Funds or allocate a portion of the Fund’s invested capital to special investment accounts. Thus, to facilitate the repurchase of Shares, the Fund may withdraw all or a portion of its interests from certain liquid investments more rapidly than would otherwise be desirable. This risk may be more pronounced in the event of substantial repurchases of Shares within a limited period of time. Consequently, Members that do not tender Shares for repurchase may be subject to increased liquidity risks due to the reduction in the Fund’s assets resulting from payment for Shares through the liquidation of a portion of the Fund’s interests in Investment Funds and the potential increase in the Fund’s ratio of illiquid to liquid investments. Moreover, tender offers conducted by the Fund in order to repurchase Shares will generate expenses for the Fund, which may be borne in part by non-redeeming Members. Quarterly tender offers, if conducted by the Fund, will result in higher expenses than if the Fund were to offer to repurchase Shares on a less frequent basis.

There are no assurances that the Board will, in fact, decide to undertake any such repurchase offer. The Fund will make any repurchase offers to all of its Members on the same terms in accordance with applicable legal requirements. Subject to the Fund’s investment restriction with respect to borrowings, the Fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.

If a repurchase offer is oversubscribed by Members who tender Shares for repurchase and the Board does not increase the offer, the Fund may repurchase only a pro rata portion of the Shares tendered by each Member.

The Fund has the right to repurchase Shares of Members if the Board determines that the repurchase is in the best interest of the Fund or upon the occurrence of certain events specified in the LLC Agreement, including, but not limited to, Members’ attempted transfers in violation of the transfer restrictions described above. See “Repurchases and Transfers of Shares — No Right of Redemption” and “— Repurchases of Shares” for more information.

The Investment Funds may be permitted to distribute securities in-kind to investors making redemptions or withdrawals of capital. The Fund therefore may receive securities that are illiquid or difficult to value, which may cause the Fund to incur certain expenses or losses in connection with the valuation or disposition of such securities. In such circumstances, the Adviser will determine whether to attempt to liquidate the security, hold it in the Fund’s portfolio or distribute it to investors in the Fund in connection with a Share repurchase by the Fund.

Taxation

The Fund has elected to be treated as a corporation for federal income tax purposes, and it further has elected to be treated, and expects each year to qualify, as a “regulated investment company” (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). For each taxable year that the Fund so qualifies, the Fund will not be subject to federal income tax on that part of its taxable income that it distributes to Members. Taxable income consists generally of net investment income and net capital gains.

The Fund distributes substantially all of its net investment income and net capital gains to Members. Distributions from net investment income and net short-term capital gain generally are taxable as ordinary income to the Members, but long-term capital gain distributions paid by the Fund are taxable to Members as long-term capital gain. Members not subject to tax on their income are not required to pay tax on amounts distributed to them. The Fund will inform Members of the amount and character of the distributions to Members. See “DISTRIBUTION POLICY.”

Subchapter M of the Code imposes strict requirements for the diversification of a RIC’s investments, the nature of a RIC’s income and the distribution and timely reporting of income and gains. In order to satisfy these requirements, the Fund primarily invests its assets in a broad portfolio of private Investment Funds organized outside the United States that are treated as corporations for U.S. tax purposes and are expected to be classified as passive foreign investment companies (“PFICs”). The Fund may also invest in Investment Funds that are themselves RICs, and in direct investments that satisfy RIC diversification and income requirements. The Fund may also invest, either directly or indirectly through a subsidiary of the Fund, in private Investment Funds treated as partnerships for U.S. tax purposes. See “TAXES.”

Distribution Policy

Distributions are paid at least annually on the Shares in an amount representing substantially all of the net investment income and net capital gains, if any, earned each year. The Fund is not a suitable investment for any investor requiring routine distributions of income.

Each Member will automatically be a participant under the Fund’s Dividend Reinvestment Plan (“DRP”) and have all income dividends and/or capital gains distributions automatically reinvested in Shares. Election not to participate in the DRP and to receive all income dividends and/or capital gain distributions, if any, in cash may be made by notice to a Member’s broker or other intermediary (who should be directed to inform the Fund) or by checking the related box in the Subscription Agreement.

Provision of Tax and Other Information to Members	The Fund furnishes to Members as soon as practicable after the end of each calendar year, information on Form 1099 as is required by law to assist the Members in preparing their tax returns. The Fund prepares, and transmits to Members, an unaudited semi-annual and an audited annual report no later than 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Members may also be sent additional reports regarding the Fund’s operations, at the discretion of the Adviser.
Fiscal Year	The fiscal year of the Fund shall end on March 31, with the taxable year ending on October 31.

Risk Factors

The purchase of Shares is a speculative investment, entails significant risk and should not be considered a complete investment program. An investment in the Fund provides for only limited liquidity, if any, and is suitable only for persons who can afford to lose the entire amount of their investment. There can be no assurance that the investment strategy employed by the Adviser or the Investment Funds will be successful.

The following is a brief summary of certain risk factors associated with an investment in the Fund and is not intended to be complete. For more information, see “Risk Factors.”

Limited Liquidity. The Fund is a closed-end management investment company designed primarily for long-term investment and is not intended to be a trading vehicle. Shares are not readily marketable, and Members must be prepared to hold Shares for an indefinite period of time. Because the Fund is a closed-end management investment company, Members will have no right to require the Fund to redeem their Shares.

Investment Strategies. The success of the Fund depends on the Adviser’s ability to select and allocate among individual investment strategies, Investment Funds and other direct investments, and the ability of each Investment Manager and Adviser to select investments, interpret market data correctly, predict future market movements and otherwise implement its investment strategy.

Changes in Investment Strategies. The allocation of the Fund’s capital to any particular investment strategy may be increased, decreased or otherwise revised at any time, without the consent of or notice to the Members. Any such decision to engage in a new activity or alter the Fund’s existing investment strategies could result in the exposure of the Fund’s capital to additional risks that may be substantial.

Potential Conflicts of Interest. The Adviser will not invest its own assets in the Fund or in the Investment Funds; however, certain employees, partners and affiliates of the Adviser, and employees of its affiliates may invest in the Fund and/or such Investment Funds. In addition, employees and partners of the Adviser and their families hold, and may hold in the future, investments in other accounts managed by the Adviser. Such investments may create an incentive for the Adviser to favor certain accounts over others.

The Adviser and the Investment Managers may render advisory services to a number of persons, including pooled investment vehicles and separately managed accounts, which may have varying investment objectives and different investment portfolios. The Adviser’s or an Investment Manager’s activities on behalf of its other clients may from time to time disadvantage the Fund or an Investment Fund in which the Fund has invested. For example, the market may be unable to fully absorb orders for the purchase or sale of particular investments placed by the Adviser or an Investment Manager for its client (the Fund or Investment Fund, as the case may be) and other clients at prices and in quantities that would be obtainable if the same were being placed only by the Fund or Investment Fund. Many other conflicts of interest exist in the structure and operation of the Fund’s business. See “RISK FACTORS – Principal Risks Relating to the Fund’s Structure” for more information.

Cyber-Security and Operational Risk. Cybersecurity breaches may allow an unauthorized party to gain access to Fund or Investment Fund assets, customer data, or proprietary information, or cause the Fund, an Investment Fund and/or their respective service providers to suffer data corruption or lose operational functionality. Additionally, a cybersecurity breach could result in a failure to maintain investor’s confidential information and could result in the theft of financial assets and may negatively impact the Fund’s performance. Operational risk may arise from human error, error by third parties, or communication errors, or technology failures, among other causes.

Investment Risks in General. The Fund and the Investment Funds will engage in highly speculative investment strategies. The prices of securities and derivative instruments in which some of the Investment Funds will invest, or in which the Fund may invest directly, may be volatile.

General Economic and Market Events Risk. Events in the U.S. and global financial markets, including actions taken by the U.S. Federal Reserve or foreign central banks to stimulate or stabilize economic growth, may at times result in unusually high market volatility, which could negatively impact performance. This reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices. Reduced liquidity in credit and fixed-income markets could adversely affect issuers worldwide. These events and the possible resulting market volatility may have an adverse effect on the Fund or the Investment Funds. Banks and financial services companies could suffer losses if interest rates rise or economic conditions deteriorate.

Borrowing and Use of Leverage. The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by an Investment Fund. In addition to being exposed to the effects of leverage from the Fund’s borrowing as described above, the Fund may experience the effects of leverage indirectly through the use of leverage by the Investment Funds in which it invests. In addition, the Fund may from time to time make investments in derivative or other instruments, such as futures contracts or swaps, that provide a form of economic leverage. Any such direct investments will be made in accordance with the requirements of the 1940 Act and the SEC relating to “senior securities” (including certain asset coverage requirements).

Layering of Fees. The Fund’s fees and expenses, including the Management Fee, will result in Members bearing greater expense than would be associated with direct investments in the Investment Funds. The Fund will pay for its own direct expenses and management costs, and will also bear its pro rata share of the expenses and management costs directly and indirectly incurred by the Investment Funds in which it invests.

Limited or No Operating History of Investment Funds. Certain of the Investment Funds in which the Fund invests may have limited or no operating histories.

Investments in Other Funds. The Fund has no control of, and will not seek to influence, the trading policies or strategies, brokerage arrangements, or operations of the Investment Funds in which it will invest. As compared to investments through separate accounts, the Fund will have less ability to react quickly to changing investment circumstances, due to the limited liquidity of investments in the Investment Funds.

Inability to Vote; Waiver of Voting Rights. To the extent the Fund purchases non-voting interests of, or contractually foregoes the right to vote its interests in, an Investment Fund, it may not be able to vote on matters that require the approval of the investors of the Investment Fund, including matters that could adversely affect the Fund’s investment in such Investment Fund.

1940 Act Restrictions. The 1940 Act imposes certain restrictions on the ability of the Fund to invest in Investment Funds. In order to invest in private Investment Funds, which are not registered as investment companies under the 1940 Act, the Fund generally must be a “qualified purchaser” as defined in the 1940 Act, which generally requires the Fund to have at least $25 million in net investment assets. In addition, the 1940 Act generally prohibits the Fund from acquiring in excess of 3% of the voting shares of Investment Funds that are registered investment companies, including mutual funds and exchange-traded funds (“ETFs”) organized as registered investment companies. Registered Investment Funds in which the Fund may invest are in turn subject to extensive regulation and restrictions under the 1940 Act. The rules and regulations under the 1940 Act may require the Fund to limit its position in any one Investment Fund in accordance with applicable regulatory requirements, as may be determined by the Fund in consultation with its counsel. These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified. The Fund could nevertheless be deemed in some circumstances to be an affiliated person of an Investment Fund and therefore subject to certain 1940 Act prohibitions with respect to affiliated transactions.

Ability to Focus on Certain Investment Strategies. The Fund has the ability to focus investment at times in Investment Funds that invest in or utilize a certain strategy or asset class or in direct investments in a certain strategy or asset class which may create the risk that the Fund could change in value suddenly based on potential exposure of a significant amount of assets to such Investment Fund(s), strategies or asset classes.

Allocation Among Investments. The Fund’s success will depend on the selection of Investment Funds, as well as direct investments that the Fund may make. The performance of the Fund may be affected by the ability of the Fund to add new Investment Funds and the acquisition or disposition of investments at appropriate times.

Tax Risks. The Fund intends to qualify as a RIC under federal income tax law. If the Fund so qualifies and distributes each year to its Members at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, the Fund will not be required to pay federal income taxes on any income it distributes to Members. The Fund may also invest, either directly or indirectly through a subsidiary of the Fund, in private Investment Funds treated as partnerships for U.S. tax purposes. To the extent that the Fund invests in private Investment Funds treated as partnerships for U.S. tax purposes directly and not through a subsidiary, the Fund’s ability to meet the RIC diversification and income requirements will depend upon the investments held by such Investment Funds and the nature of the income produced by such investments. If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the Members as ordinary income. However, such distributions will be eligible (i) to be treated as qualified dividend income, which is subject to tax at reduced rates, in the case of Members taxed as individuals and (ii) for the dividends received deduction in the case of corporate Members. In addition, in order to re-qualify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions. See “TAXES” for more information.

Changes in United States Law. Changes in the state and federal laws applicable to the Fund, Adviser or applicable to the Investment Managers, Investment Funds and other securities or instruments in which the Fund may invest, may negatively affect the Fund’s returns to Members. The Fund may need to modify its investment strategies in the future in order to satisfy new regulatory requirements or to compete in a changed business environment.

Legal and Regulatory Risks. Legal and regulatory changes may materially adversely affect the Investment Funds and the Fund. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds such as the Investment Funds and the Fund have undergone substantial change in recent years and such change may continue. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law in July 2010. The Dodd-Frank Act requires certain over-the-counter derivatives to be executed on a regulated market and cleared through a central counterparty resulting in increased margin requirements and costs for the Investment Funds, or the Fund. Additional derivatives are expected to be required to be cleared in the future. Further, the CFTC has rescinded certain exemptions from registration requirements under the U.S. Commodity Exchange Act (the “CEA”) that have been previously available to investment advisers registered under the Advisers Act. In the event that the Investment Funds’ or the Fund’s investments in derivative instruments regulated under the CEA, including futures, swaps and options on futures, exceed a certain threshold, the Investment Funds or the Fund may become subject to regulation under the CEA, and the Investment Managers or the Adviser may be required to register as “commodity pool operators” and/or “commodity trading advisors” with the CFTC with respect to the Investment Funds or the Fund unless they can rely on an alternative exemption from registration or no-action relief made available by the CFTC staff. In the event the Investment Managers or the Adviser is required to register with the CFTC, they will become subject to additional recordkeeping and reporting requirements with respect to the Investment Funds or the Fund, which may increase the Fund’s expenses.

Temporary Defensive Positions. The Fund may invest all or any portion of its assets in high quality fixed-income securities, money market instruments, shares of money market funds, or overnight repurchase agreements, or may hold its assets as cash, for defensive purposes in times of market volatility or for any other reason. As a result, the Fund may not achieve its investment objective.

Repurchases of Shares. In order to finance the repurchase of Shares pursuant to tender offers, the Fund generally will find it necessary to liquidate a portion of its interests in Investment Funds. However, the Fund may effect withdrawals from certain Investment Funds only at certain specified times. In addition, certain Investment Funds may suspend capital withdrawals (or redemptions), impose restrictions on withdrawals of capital (or redemptions) beyond those ordinarily applicable to withdrawals (or redemptions) by investors in those Investment Funds or allocate a portion of the Fund’s invested capital to special investment accounts. Thus, to facilitate the repurchase of Shares, the Fund may withdraw all or a portion of its interests from certain liquid investments more rapidly than would otherwise be desirable. This risk may be more pronounced in the event of substantial repurchases of Shares within a limited period of time. Consequently, Members that do not tender Shares for repurchase may be subject to increased liquidity risks due to the reduction in the Fund’s assets resulting from payment for Shares through the liquidation of a portion of the Fund’s interests in Investment Funds and the potential increase in the Fund’s ratio of illiquid to liquid investments. Moreover, tender offers conducted by the Fund in order to repurchase Shares will generate expenses for the Fund, which may be borne in part by non-redeeming Members. Quarterly tender offers, if conducted by the Fund, will result in higher expenses than if the Fund were to offer to repurchase Shares on a less frequent basis.

Mandatory Repurchase. The Fund has the right to require the repurchase of a Member’s Shares and thus the complete or partial withdrawal of a Member, subject to the limitations of the 1940 Act. See “RepurchaseS and TransferS of Shares — Mandatory Repurchase by the Fund” for more information.

Increase or Decrease in Assets under Management. As the Fund’s assets increase or as an Investment Fund’s assets increase, more capital may be allocated to any particular Investment Fund. It is not known what effect, if any, this will have on an Investment Fund’s trading strategies or its investment results. Conversely, in the event the Fund’s assets decrease, the Fund’s expense ratio may increase and the investment opportunities available to the Fund may be reduced. In addition, in such event, the Fund may have a larger relative investment in a particular Investment Fund than is desirable or as had been contemplated by the Adviser. This may have the effect of substantially increasing the Fund’s ratio of illiquid to liquid investments and negatively impact performance. In addition, the Fund is subject to the risk that a large Member could request that the Fund repurchase a large percentage of Shares and/or that a distribution channel, such as a bank wealth manager, could do so on behalf of several Members in the Fund. Such repurchase requests may be very substantial relative to the size of the Fund and carry potentially adverse effects. For example, such repurchase requests may cause the Fund to make investment decisions at inopportune times, including liquidating certain of its investments more rapidly than otherwise desirable, or miss attractive investment opportunities. While it is not possible to predict the overall effect of such repurchase requests, such transactions may adversely affect the Fund’s performance.

Employee Benefit Plan Matters. Most pension and profit sharing plans are subject to provisions of the Code, ERISA, or both, which may be relevant to a decision as to whether such a prospective Member should invest in the Fund. See “Taxes” and “Employee Benefit Plan Considerations” for more information.

Custody Risk. The Investment Funds generally are not required to hold custody of their assets in accordance with the requirements of the 1940 Act and the rules thereunder. As a result, bankruptcy or fraud at institutions, such as brokerage firms, banks or administrators, into whose custody those Investment Funds have placed their assets could impair the operational capabilities or the capital position of the Investment Funds and may, in turn, have an adverse impact on the Fund.

Valuation and Estimates. The Fund has limited ability to assess the accuracy of the valuations received from certain Investment Funds with which the Fund invests. See “Calculation of Net Asset Value” for more information.

Non-Diversified Status. The Fund is a “non-diversified” investment company. This means that, unlike funds that are “diversified” investment companies, the Fund is not subject to percentage limitations imposed by the 1940 Act on the percentage of a diversified fund’s assets that may be invested in the securities of any one issuer. This means the Fund is permitted to invest a large portion of assets in any one issuer or a small number of issuers. Adverse events affecting a particular issuer or group of issuers may magnify losses for non-diversified funds, and may result in greater susceptibility to associated risks than the portfolio of a similar fund that diversifies its investments.

Reliance on Management. All decisions regarding the management and affairs of the Fund will be made exclusively by the Adviser, subject to Board oversight. A Member is not entitled to participate in the management of the Fund, or in the conduct of its business, apart from the capacity to vote on certain matters (including the election of the Board). The Adviser will, in turn, seek to invest the Fund’s assets in Investment Funds and other investments. A person should not acquire Shares unless such person is willing to entrust the Adviser and the Investment Funds (and respective Investment Managers) selected for the Fund, with the management of such person’s assets.

Risks of Debt and Other Income Securities. Income securities are subject to interest rate, market and credit risk. Interest rate risk relates to changes in a security’s value as a result of changes in interest rates generally. Even though such securities are investments that may offer a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. In general, the values of fixed-income securities increase when prevailing interest rates fall and decrease when interest rates rise. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase or decrease significantly in value when market interest rates fall or rise, respectively. Market risk relates to the changes in the risk or perceived risk of an issuer, country or region. Credit risk relates to the ability of the issuer to make payments of principal and interest. The values of income securities may be affected by changes in the credit rating or financial condition of the issuing entities. Income securities denominated in non-U.S. currencies are also subject to the risk of a decline in the value of the denominating currency relative to the U.S. dollar.

Risk of Performance-Based Fees or Allocations. The performance-based fees or allocations to Investment Managers may create an incentive for Investment Managers to make investments that are riskier or more speculative than those that might have been made in the absence of performance-based fees or allocations. In addition, because a performance-based fee or allocation will generally be calculated on a basis that includes unrealized appreciation of an Investment Fund’s assets, the fee or allocation may be greater than if it were based solely on realized gains. Moreover, each Investment Manager will receive any performance-based fees or allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Fund generally. Accordingly, an Investment Manager with positive performance may receive performance-based compensation from the Fund, which will be borne indirectly by Members, even if the Fund’s overall returns are negative.

Offsetting Trades by Investment Managers. Investment decisions for Investment Funds are made by Investment Managers independently of each other. As a result, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund. Consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result.

Limited Liquidity of Investment Funds. The Fund may make additional investments in or effect withdrawals from Investment Funds only at certain specified times. For example, many Investment Funds impose lock-up periods prior to allowing withdrawals, which can be two years or longer from the date of the Fund’s investment. After expiration of the lock-up period, withdrawals typically are permitted only on a limited basis, such as semi-annually or annually. Moreover, certain Investment Funds may amend their liquidity provisions or otherwise further restrict the Fund’s ability to make withdrawals from those Investment Funds by creating “side pockets”, imposing gates, suspending the right for investors to withdraw or through other mechanisms. Accordingly, the Fund may not be able to withdraw its investment in an Investment Fund promptly after it has made a decision to do so, which may result in a loss and adversely affect the Fund’s investment returns. Limitations on the Fund’s ability to withdraw its assets from Investment Funds may also limit the Fund’s ability to repurchase Shares. Because the primary source of funds to repurchase Shares will be withdrawals from Investment Funds, the application of these lock-ups and other withdrawal limitations may significantly limit the Fund’s ability to repurchase its Shares.

Investment Fund Risk. In addition to the above risks of the Fund, investors are subject to the risks of the Investment Funds in which the Fund may invest. There are many risks associated with such investments, including that the Fund could lose all or part of its investment in any Investment Fund. Moreover, Investment Funds generally will not be registered as investment companies under the 1940 Act and, therefore, the Fund, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies, such as mutual funds. Please see and read “RISK FACTORS – Principal Risks Relating to Investment Funds and Direct Investments” carefully.

Prospective investors in the Fund should review carefully the discussion under the captions “RISK FACTORS” for a more complete description of the risks associated with investment in the Fund.

SUMMARY OF FEES AND EXPENSES

The following Fee Table and Example summarize the estimated aggregate expenses of the Fund and are intended to assist prospective Members in understanding the anticipated costs and expenses that they will bear directly or indirectly by investing in the Fund. The expenses associated with investing in a fund of funds, such as the Fund, are generally higher than those associated with other types of funds. This is because funds of funds also indirectly pay a portion of the fees and expenses charged at the underlying fund level. Consequently, investors in the Fund pay more than one layer of fees. The Fund’s investments in private Investment Funds may involve higher fees and expenses, including performance-based compensation to Investment Managers, relative to the investments in public Investment Funds or other investments.

Fee Table

	Class A Shares	Class I Shares
Member Transaction Expenses
Placement Fee (as a percentage of the capital contribution) (1)	2.00%	None
Early withdrawal fee (as a percentage of repurchase proceeds) (2)	2.00%	2.00%

Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fees(3)	0.75%	0.75%
Investor Distribution and Servicing (12b-1) Fees (4)	0.75%	None
Other Expenses (5)	0.51%	0.51%
Acquired Fund (Investment Fund) Fees and Expenses (6)	4.07%	4.07%
Total Annual Expenses(7)	6.08%	5.33%

(1)	The Placement Agent and wholesaling agent for the Fund is UMB Distribution Services, LLC. The Placement Agent may appoint other broker dealers as sub-placement agents, including affiliates of the Adviser. The Placement Agent also acts primarily as a “wholesaler” and, as such, educates and provides additional services with respect to the Fund to other brokers and financial institutions that may not be the ultimate beneficial owners of Shares. The sub-placement agents or other intermediaries (“Intermediaries”) that enter into agreements with the Placement Agent may charge an investor a fee for their services in conjunction with an investment in the Fund and/or maintenance of Member accounts. Any such fee will be in addition to any fees charged or paid by the Fund and is not a Fund expense. Members should direct any questions regarding any such fees to the relevant Intermediary. The Fund in the future may engage additional placement agents. Investments in Class A Shares of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Shares of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Shares of $1,000,000 or more are subject to a placement fee of 0.50% (in each case, the “Class A Share Placement Fee”). The Class A Share Placement Fee may be subject to certain waivers. Please see “DISTRIBUTION ARRANGEMENTS – Purchase Terms” for further information regarding these waivers. In determining the applicable Class A Share Placement Fee at the time of investment in Class A Shares, the amount of a Member’s investment in Class A Shares (whether initial or additional) will be aggregated with the value of (i) the Member’s investments in shares subject to a placement fee of any collective investment vehicle advised by the Adviser, including the Fund, and (ii) investments in shares subject to a placement fee of any collective investment vehicle advised by the Adviser, including the Fund, held by the Member’s “Immediate Family Members” (as defined in the Subscription Agreement). The Member must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments. No placement fee will be charged on purchases of Class I Shares. See “Distribution Arrangements.”

(2)	If the interval between the date of purchase of Shares and the valuation date with respect to the repurchase of such Shares is less than 180 calendar days then such repurchase will be subject to a 2.00% early withdrawal fee payable to the Fund. In determining whether the repurchase of Shares is subject to an early withdrawal fee, the Fund will repurchase that portion of the Shares held the longest first.

(3)	Pursuant to the advisory agreement between the Fund and the Adviser, the Fund pays the Adviser each month a Management Fee equal to one-twelfth of 0.75% of the aggregate net asset value of outstanding Shares of the Fund (borne by Class A and Class I Shares on a pro rata basis) determined as of the last Business Day of that month (before any repurchases of Shares). Notwithstanding the foregoing, the Adviser has contractually agreed to waive a portion of its Management Fee to the extent necessary to limit the total annualized expenses of each of Class A Shares and Class I Shares (excluding the Fund’s borrowing and other investment-related costs and fees (including any underlying manager fees and expenses), taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and the distribution and servicing fees (often referred to as Rule 12b-1 Fees) applicable to the Fund’s Class A shares), including, for the avoidance of doubt, the Fund’s start-up, offering and organizational expenses, from exceeding 2.00% annually of the Fund’s average net assets attributable to each of Class A Shares and Class I Shares (including the Adviser’s management fee). For a period not to exceed three (3) years from the date on which a waiver or reimbursement is made, the Adviser shall be permitted to recover from the Fund any fees and expenses that the Adviser has waived or borne from the applicable Class or Classes of Shares (whether through a reduction of its fees or otherwise), provided the Adviser is able to effect such recoupment and the Fund will remain in compliance with the annual rate in place at the time of the waiver/reimbursement and the current annual rate in place at the time of the recoupment. )[2]. This contractual fee waiver remains in effect until July 1, 2020. During the periods covered by the contractual fee waiver, the fee waiver arrangement set forth above for the Fund may only be modified by a majority vote of the Managers of the Fund who are not “interested persons” (as defined under the 1940 Act).

(4)	Under the terms of the Wholesaling and Placement Agent Agreement, the Placement Agent is authorized to retain Investor Service Providers, which are brokers, dealers and certain financial advisors, including the Adviser, for distribution services and to provide ongoing investor services and account maintenance services to Members purchasing Shares that are their customers. Under the Wholesaling and Placement Agent Agreement, the Fund pays a quarterly fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than twelve (12) months, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly (the “Investor Distribution and Servicing Fee”). The Investor Distribution and Servicing Fee is charged on an aggregate class-wide basis and investors in Class A Shares will be subject to the Investor Distribution and Servicing Fee regardless of how long they have held their Class A Shares. The Investor Distribution and Servicing Fee is paid to the Placement Agent to reimburse it for payments made to Investor Service Providers and for the Placement Agent’s ongoing investor servicing. The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, including affiliates of the Adviser. Each Investor Service Provider is paid based on the aggregate net asset value of outstanding Class A Shares held by Members that receive services from such Investor Service Provider that have been outstanding for more than twelve (12) months. Class I Shares are not subject to the Investor Distribution and Servicing Fee. The Placement Agent may compensate any Investor Service Provider it retains to provide services to Members from its own assets.

(5)	“Other Expenses” have been restated to reflect annualized estimated fees effective as of July 1, 2019, based on the Fund’s current asset level. Other Expenses include expenses other than the Management Fees that the Fund will bear directly, including for its investment and operating expenses, borrowing costs and related interest expenses, accounting fees and expenses (including, without limitation, audit and tax preparation) and other professional fees and expenses (including, without limitation, fees and travel-related expenses of the members of the Board who are not employees of the Adviser or employees of any affiliate of the Adviser), legal expenses, extraordinary expenses, federal, state and local taxes payable by the Fund in connection with its business, and other expenses, including, without limitation, the Administration Fee and Custodian Fee and certain out-of-pocket expenses incurred by the Adviser, as set forth in the advisory agreement between the Adviser and the Fund. See “Fees and Expenses — Administrative, Accounting, Custody, Transfer Agent and Registrar Services.” See footnote (6) below accompanying “Acquired Fund (Investment Fund) Fees and Expenses.”

(6)	The Acquired Fund (Investment Fund) Fees and Expenses include the Fund’s share of the fees and expenses of the underlying Investment Funds in which the Fund invests, including trading and investment expenses, management fees, administration fees, professional fees, incentive compensation and other operating expenses. Trading expenses may include interest expenses and dividends paid on investments sold short, which are the byproduct of leveraging or hedging activities engaged in by Investment Funds in order to seek to enhance or preserve the Investment Funds’ returns. Of the approximately 4.07% representing estimated costs incurred at the underlying Investment Fund level, such costs are estimated to consist of approximately 1.43% in management fees, approximately 1.37% in other expenses (interest, trading, etc.) and approximately 1.27% in incentive compensation.

The Acquired Fund (Investment Fund) Fees and Expenses were calculated in good faith by the Adviser. Based on extreme market movements, such as those experienced in 2008-2009, the figures can be expected to change, potentially significantly. There are several components that go into the calculation and, for some Investment Funds, complete, current information is not available. Generally, the calculation is based on the most recent audited shareholder reports, the most recent investor communication (which, in some cases, may be the Investment Funds’ offering documents) or other materials/communications from the Investment Funds. The fees and expenses disclosed above are based on historical earnings of the Investment Funds, which may (and which should be expected to) change substantially over time and, therefore, significantly affect Acquired Fund (Investment Fund) Fees and Expenses. In addition, the Investment Funds held by the Fund will change, which further impacts the calculation of the Acquired Fund (Investment Fund) Fees and Expenses. Generally, management fees payable to Investment Managers of the Investment Funds will range from 0% to 2.50% (annualized) of the average net asset value of the Fund’s investment in such Investment Funds. In addition, substantially all Investment Managers charge incentive fees based on a percentage of the appreciation of the applicable Investment Fund over a specific performance period. Such percentage typically ranges from 15.00% to 30.00% with respect to Investment Managers that charge incentive compensation, although it is possible that such range may be exceeded for certain Investment Managers. Actual Acquired Fund (Investment Fund) Fees and Expenses in the future may be substantially higher or lower because the performance fees paid to some Investment Managers may fluctuate over time. The amounts charged by the underlying Investment Funds are not paid to the Adviser and represent the costs incurred indirectly by investing in the Investment Funds.

(7)	The “Total Annual Expenses” disclosed above will differ significantly from the ratio of expenses to average net assets (i.e., the Fund’s expense ratio) that are included in the financial statements in the Fund’s annual report because (a) the Fund’s financial statements depict the Fund’s expenses and (b) the Fund’s financial statements do not include the portion of Acquired Fund (Investment Fund) Fees and Expenses that represent costs incurred at the Investment Fund level, as required to be disclosed in the above table. The Expense Limitation Agreement limits the Fund's annualized ordinary fund-wide operating expenses to 2.00% until July 1, 2020, and may or may not be renewed annually thereafter. Class I Shares have no class-specific expenses. Members holding Class A Shares will pay (in addition to up to 2.00% in ordinary fund-wide operating expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total of up to 2.75%. Ordinary fund-wide operating expenses exclude the Fund's borrowing and other investment-related costs, Investment Fund and Investment Manager fees and expenses, taxes, litigation and indemnification expenses, judgments, other extraordinary expenses not incurred in the ordinary course of the Fund's business and the Investor Distribution and Servicing Fee charged to Class A Shares. Ordinary fund-wide operating expenses include, for the avoidance of doubt, the Management Fee and the Fund's start-up, offering and organizational expenses. In addition, for a period not to exceed (3) three years from the date on which a waiver or reimbursement is made, the Adviser is permitted to recoup from the Fund fees and expenses it has waived or borne (whether through reduction of its management fee or otherwise) provided such recoupment can be achieved without exceeding the lesser of the expense limit in effect at the time of the waiver /reimbursement and at the time of the recoupment Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth above.

As described above, the Adviser is authorized and currently intends to recoup expenses reimbursed and/or fees waived in prior periods pursuant to the Expense Limitation Agreement, provided that ordinary fund-wide operating expenses are less than the expense cap in effect at the time of the waiver/reimbursement and at the time of the recoupment and that any such recoupment is limited to expenses incurred within the prior three years.

For a more complete description of the various fees and expenses of the Fund, see “Fees and Expenses.”

Example

The following Example assumes (i) a $1,000 investment in Class A Shares of the Fund for the time periods indicated, (ii) a 5.00% return each year and (iii) that the Fund’s operating expenses remain the same.

Although actual costs may be higher or lower, based on the foregoing assumptions, a prospective Member would pay the following expenses if the Member subsequently tendered for repurchase its Shares in full at the end of those periods:

Example	Cumulative Expenses Paid for the Period of:
	1 Year	3 Years	5 Years	10 Years
A prospective Member would pay the following expenses on a $1,000 investment, assuming a 5% annual return throughout the periods	$79	$196	$310	$585

The following Example assumes (i) a $1,000 investment in Class I Shares of the Fund for the time periods indicated, (ii) a 5.00% return each year and (iii) that the Fund’s operating expenses remain the same.

Although actual costs may be higher or lower, based on the foregoing assumptions, a prospective Member would pay the following expenses if the Member subsequently tendered for repurchase its Shares in full at the end of those periods:

Example	Cumulative Expenses Paid for the Period of:
	1 Year	3 Years	5 Years	10 Years
A prospective Member would pay the following expenses on a $1,000 investment, assuming a 5% annual return throughout the periods	$53	$159	$264	$524

The purpose of the Examples is to assist a prospective Member in understanding the various costs and expenses that a Member of the Fund will bear directly or indirectly. The Examples are based on the fees and expenses set forth above including the Acquired Fund Fees and Expenses and, with respect to Class A Shares, the Class A Share Placement Fee and the Investor Distribution and Servicing Fee, and should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5.00% return used in the Examples. A greater rate of return than that used in the Examples would increase the amount of certain fees and expenses paid by the Fund. The Examples are based on the Fund’s estimated total annual expenses. For more complete descriptions of various costs and expenses, see “FEES AND EXPENSES.”

THE FUND

General

The Fund is a Delaware limited liability company registered under the 1940 Act as a closed-end management investment company. The Fund is classified as a non-diversified management investment company under the 1940 Act. The Fund was organized under the laws of Delaware on November 19, 2010 and is the successor to an unregistered investment vehicle that commenced operations on April 1, 2007. Eligible Investors who purchase Shares of the Fund and other persons who acquire Shares and are admitted to the Fund by the Board will become Members of the Fund.

The Fund has its principal offices at c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, or at such other place as may be designated from time to time by the Board. The Fund’s telephone number is (844) 626-7246. Investment advisory services are provided to the Fund by the Adviser pursuant to an investment advisory agreement (the “Advisory Agreement”). Responsibility for monitoring and overseeing the Fund’s management and operation is vested in the individuals who serve on the Board. See “Management – The Board of Managers of the Fund” for more information.

Structure

The Fund is a specialized investment vehicle that combines certain features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” with those of a registered closed-end management investment company. Private investment funds, such as certain of the Investment Funds, are commingled investment pools that offer their securities privately without registration under the 1933 Act or the 1940 Act in large minimum denominations (often over $1 million) to high net worth individual and institutional investors that are limited in number or are required to be “qualified purchasers” as defined in the 1940 Act. Such funds may have limited liquidity and other characteristics that make them suitable only for sophisticated investors. The investment advisers of these funds are usually compensated through asset-based fees and performance-based fees or allocations. Registered closed-end management investment companies are typically organized as corporations, business trusts, limited liability companies or limited partnerships. These registered companies typically impose relatively modest minimum investment requirements, if any, and offer their shares to a broad range of investors. The investment advisers to registered closed-end management investment companies are typically compensated through asset-based (but not performance-based) fees.

The Fund is similar to a private investment fund, in that it has limited liquidity and Shares are sold only to Eligible Investors. Unlike many private investment funds, however, the Fund, as a registered closed-end management investment company, can offer Shares without limiting the number of Eligible Investors that can participate in its investment program or requiring Eligible Investors to be “qualified purchasers”. Although registered under the 1940 Act, Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction. The structure of the Fund is designed to permit Members to participate in an investment program that is similar to that of a private investment fund without making the more substantial minimum capital commitment that is required by many private investment funds.

As a registered investment company under the 1940 Act, the Fund generally is not permitted to acquire more than 3% of the outstanding voting shares of any Investment Fund that is a registered investment company.

USE OF PROCEEDS

The proceeds to the Fund will be invested in accordance with the Fund’s investment objective and policies as soon as practicable after receipt but, in no event, under normal market conditions, later than three months following receipt. There are a number of factors that might cause a delay in the investment of Fund proceeds, including but not limited to, a lack of attractive investment opportunities and delays of the closing dates of Investment Funds to which the Fund subscribes. Delays in the ability of the Adviser to invest the Fund’s assets could have an adverse effect on the Fund’s performance.

INVESTMENT PROGRAM OF THE FUND

The Fund’s Investment Objective and Principal Strategies

The investment objective of the Fund is to achieve a consistent return on capital, with limited correlation with equity market returns over a full market cycle, through investments in a diversified portfolio of securities and other financial instruments including, but not limited to, securities of United States (“U.S.”) and non-U.S. corporations and other entities, U.S. government securities, non-U.S. government securities, partnership interests, money-market instruments, derivatives on securities and other derivatives, commodity interests including futures contracts, options, options on futures, swaps, forward contracts, currencies and physical commodities, and other financial instruments.

The Fund pursues its investment objective principally by allocating its capital among various Investment Funds. The Fund’s investments will consist primarily of Investment Funds across a range of strategies. The Fund may, in addition to investing in Investment Funds, also make investments directly, including, without limitation, for purposes of hedging certain exposures. Direct investments may be made by the Fund independently at the direction of the Adviser. Such direct investments may be made in any strategy or asset class in which the Fund may otherwise invest. The Fund may maintain a portion of its assets in cash, high quality fixed income securities, money market instruments, or overnight repurchase agreements. While there is no limit on the amount of the Fund’s assets that may be maintained in cash, the Adviser does not expect such amount to be substantial under normal market conditions and will generally maintain substantial amounts of cash only for defensive or temporary purposes, such as maintaining liquidity for distributions in connection with repurchases by the Fund. The Fund maintains a loan facility, the proceeds of which are used as working capital with the result of creating leverage. That leverage is used, among other things, to make investments and to manage timing mismatches between investments in and withdrawals from Investment Funds and investor cash flows. An investment in the Fund involves substantial risk and an investor may lose some or all of the amount invested. Many factors will affect the performance of the Investment Funds. There is no assurance that the Fund will achieve its objectives.

Investment Funds will be managed by Investment Managers who are not affiliated with the Adviser. Investment Funds generally have their own investment objectives, strategies and restrictions, over which the Adviser does not have any control or influence.

The Fund may select Investment Funds that use a variety of investment strategies. Specific investment strategies that may be employed by the Investment Funds include, but are not necessarily limited to: long/short equity, equity special situations, event-driven/distressed credit, asset-backed securities, global macro and relative value. The Adviser may select Investment Funds that employ other strategies. The Investment Funds may be new funds or established ones. Other funds and accounts managed by the Adviser employ different mixes of the above strategies and/or different investment strategies. Therefore, the Fund’s performance will differ from the performance of other funds and accounts managed by the Adviser.

The investment objective of the Fund is non-fundamental and may be changed by the Board after sixty (60) days’ notice to Members. Except as otherwise stated in this Memorandum, the investment policies and restrictions of the Fund also are non-fundamental. The Fund’s fundamental investment policies are listed in “Investment Program of the Fund—Fundamental Investment Policies” below. The Fund’s investment objective and principal investment strategies are discussed below.

The Fund’s Investment Program

The Adviser has been engaged by the Fund to formulate and implement the Fund’s investment program. The Adviser pursues the Fund’s investment objective principally by selecting and investing in, changing allocations to, and/or withdrawing from, Investment Funds. The Adviser selects Investment Funds, monitors their performance, and allocates and reallocates assets among them as the Adviser, in its discretion, deems advisable, consistent with the investment objective of the Fund. As described above, the Adviser also pursues the Fund’s investment objective through direct investments.

The Adviser selects and monitors the Investment Funds and direct investments in which the Fund invests and may reallocate, as it believes necessary and appropriate, the Fund’s assets among Investment Funds and direct investments. The Fund is expected to obtain most of its investment exposure through its investments in Investment Funds. The portion of the Fund’s portfolio that is represented by Investment Funds on the one hand and direct investments on the other is expected to change over time. The portion of the Fund’s portfolio over which discretion is exercised by the Investment Managers on the one hand and the Adviser on the other hand is also expected to change over time.

The number of Investment Funds at any particular time will vary and no assurance can be provided that the number of Investment Funds will remain at any particular level, or that the Fund will invest in any particular Investment Fund or direct investment or in any investment strategy. In general, the amounts and types of holdings within Investment Funds will differ across the Investment Funds. The Fund may participate in co-investments that are structured as Investment Funds, subject to 1940 Act limitations. In these instances, Investment Funds typically pursue a specific investment opportunity or a specific set of investment opportunities.

The Adviser seeks to develop an investment program for the Fund that will achieve the Fund’s investment objective, but cannot guarantee that a successful investment program will be achieved or that the Fund’s investment objective will be met. An investment in the Fund involves a high degree of risk. An investor may lose some or all of the amount invested in the Fund. Investors are urged to consult with their personal advisers in connection with any investment in the Fund and to understand fully the risks associated with an investment in the Fund, including, but not limited to, those risks associated with the Fund’s investments in the Investment Funds. The value of an investment in the Fund will fluctuate with changes in the values of the Fund’s investments.

See “RISK FACTORS” for more information.

Direct Investments by the Fund and Investments of Investment Funds

Generally, the Fund and the Investment Funds may invest in, hold, sell and trade a wide range of investment instruments. The Fund and the Investment Funds may transact in a variety of instruments, including but not limited to, stocks, bonds, bank loans, warrants, notes, debentures (whether subordinated, convertible, or otherwise), money market funds, commercial paper, certificates of deposit, governmental obligations (or the obligations of any instrumentality thereof), whether offered publicly or pursuant to private placement, options, futures contracts, forward contracts, swaps (including credit default swaps), and other OTC derivatives of any kind.

The Fund expects that the Investment Funds in which it invests may engage in speculative investment practices, such as using leverage, short selling, trading regulated or unregulated commodities contracts, currency speculation, trading listed and OTC options, writing uncovered options, trading complex derivative instruments, participating in workouts and startups, trading distressed and illiquid investments, obtaining control positions, or trading foreign securities and taking concentrated positions, among others. Other than through its investments in such Investment Funds, the Fund does not intend to engage directly in highly speculative investment practices although the Fund may utilize some of these practices in connection with its hedging strategies.

The Adviser’s hedge overlay program is in place principally to address certain natural limitations specific to managing a portfolio of Investment Funds, in particular terms that make it difficult to respond in a timely and capital efficient manner to a rapidly changing market landscape.  Thus, the Adviser believes that a portfolio-level hedge aimed at reducing what the Adviser believes to be undesirable portfolio level exposures is a valuable tool for the risk management and portfolio construction process.  While the Adviser does not aim to neutralize Investment Fund exposures, the goal of the program is to marginally reshape existing risk exposures to bring them in line with the Adviser’s desired posture given particular portfolio objectives and exposures.   The Adviser believes that implementing hedges directly offers benefits in capital efficiency, transparency, liquidity and expected costs. The Adviser may deploy a broad range of instruments to implement the hedge overlay program. Historically, the primary instruments have included various types of options (mostly listed equity index options) and credit default swaps. In addition, the Adviser may engage in hedging transactions targeted at reducing exposure with respect to a particular investment held by the Fund.

The Fund may invest in Investment Funds that purchase and sell commodity interests such as futures contracts and options on futures contracts or engage in certain swap transactions that are treated as commodity interests, or the Fund may purchase and sell such instruments and engage in such transactions directly.

Selection of Investment Funds

Following due diligence conducted by the Adviser on Investment Managers and, to the extent applicable, the Investment Funds that the Investment Mangers manage, Investment Managers are chosen from a universe of portfolio managers. For investments in Investment Funds, such due diligence will generally include a qualitative investment component, a quantitative and risk component, and an operational component. Focus areas of due diligence include, but are not limited to, experience, performance records, volatility, risk management, portfolio management, management stability, investment philosophy, trading and research capabilities, and operational infrastructure including policies, practices and procedures (including valuation). The Adviser has varied, and may in the future continue to vary, its approach to due diligence to suit specific Investment Managers and/or Investment Funds or categories thereof or specific investments. The Adviser’s approach depends upon a number of factors, including, without limitation, the expected holding period of an investment, the size of an investment, the nature of the structure and implementation of an investment, the lifecycle stage and/or size of the Investment Manager and/or Investment Fund, the asset class represented by an investment, the strategy underlying such investment, the liquidity of an investment and other considerations that the Adviser believes to be relevant. These variances affect the scope, type, nature and/or amount of due diligence undertaken.

As described, in addition to investing in Investment Funds, the Adviser may make direct investments on behalf of the Fund. In such cases, the Adviser expects to conduct its own investment analysis and diligence, which also may vary depending upon the nature and structure of the investment, and the Adviser will monitor such investments on an ongoing basis. In conducting its own investment analysis and diligence, the Adviser may employ the services of third parties. The Adviser may also make co-investments with Investment Funds on behalf of the Fund that are structured as Investment Funds. In such cases, the Adviser expects to rely heavily on the investment analysis and diligence conducted by the Investment Manager, and also expects to rely heavily on the Investment Manager for ongoing monitoring of such investments. In these circumstances, the Adviser will review and assess the Investment Manager’s investment analysis and diligence that has been shared with it, and the Adviser will determine the extent to which it supplements such analysis and diligence with its own independent work. The Adviser will also perform its own diligence on the Investment Manager, which diligence may differ depending on a number of factors, including how the investment opportunity has been presented to the Adviser, the nature and structure of the investment, whether the Adviser has been provided with access to independent information regarding the investment, and certain of the factors set forth in the paragraph above.

The Adviser’s investment process is informed by various research and analytical tools which include, among other things, a database containing detailed performance history as well as portfolio exposures on Investment Managers, performance and exposure analytics, and a multi-manager allocation system. The Adviser may, in limited circumstances, enter into arrangements under which a third party would be granted access to certain features of the Adviser’s research and allocation tools, including the aforementioned database.

When investing in an Investment Fund, the Fund may purchase interests or shares in such Investment Fund that are commonly offered to eligible investors. Alternatively, the Fund may work with the Investment Manager to structure and negotiate a more customized investment program or a customized set of investment exposures for an Investment Fund. Such structuring and negotiation may affect economic, liquidity, and other terms and characteristics of the investment. The Fund may purchase or sell interests in Investment Funds from or to third parties, including through options or other derivative instruments. The Fund may access direct investments in a number of ways, including via direct holding (including pursuant to an assignment), special purpose vehicle, participation agreement or otherwise. Investment Funds may be owned solely by Adviser-managed investment vehicles or accounts, although in these instances the ability of the Fund to invest in such Investment Funds will be greatly limited or prohibited due to 1940 Act requirements. The Fund may also obtain exposure to Investment Funds without investing in those Investment Funds by entering into derivative instruments with institutional counterparties the return on which is based on the performance of the Investment Fund. Derivative instruments in which the Fund invests will typically increase the Fund’s exposure to the principal risks to which it is otherwise exposed, and may expose the Fund to other risks, including, but not limited to, counterparty credit risk, hedging risk, correlation risk, liquidity risk and leverage risk (as described in more detail herein).

The Adviser or an affiliate of the Adviser may, in its sole discretion, offer one or more Members or investors in other funds and/or accounts managed by the Adviser or its affiliates (“Other Adviser Funds”) and/or other third party investors (including affiliates of the Adviser) opportunities to invest with the Fund or an Other Adviser Fund in certain of the Fund’s or the Other Adviser Funds’ investments. The Adviser is under no obligation to arrange such co-investment opportunities, and no Member will be obligated to participate in such opportunities. The Adviser has sole discretion as to the amount (if any) of a co-investment opportunity that will be allocated to a particular Member and may allocate co-investment opportunities instead to other Members, investors in Other Adviser Funds or to other third parties. To the extent necessary, any such investment will comply with positions of the SEC staff and applicable laws regarding transactions with affiliated persons.

The 1940 Act requires the Fund to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Fund incurs the indebtedness (the “Asset Coverage Requirement”). This means that the value of the Fund’s total indebtedness may not exceed one-third the value of its total assets (including such indebtedness), measured at the time the Fund incurs the indebtedness. The staff of the Securities and Exchange Commission’s Division of Investment Management (the “SEC Staff”) takes the position that short sales of securities, reverse repurchase agreements, use of margin, sales of put and call options on specific securities or indices, investments in certain other types of instruments (including certain derivatives such as swap agreements), and the purchase and sale of securities on a when-issued or forward commitment basis, may be deemed to constitute indebtedness. The SEC Staff has stated, however, that it will not deem a portfolio position involving these instruments to be subject to the Asset Coverage Requirement if an investment company “covers” its position by segregating liquid securities on its books or in an account with its custodian in amounts sufficient to offset the liability associated with the position. In the event the Fund has portfolio positions that are deemed to constitute senior securities, the Fund will: (1) observe the Asset Coverage Requirement; (2) maintain daily a segregated account in cash or liquid securities at such a level that the amount segregated plus any amounts pledged to a broker as collateral will equal the current value of the position; or (3) otherwise cover the portfolio position with offsetting portfolio securities.

The Fund’s investment program is speculative and entails substantial risks. There can be no assurance that the investment objective of the Fund will be achieved or that its investment program will be successful. In particular, use of leverage, short sales and derivative transactions, by Investment Funds or by the Fund in connection with direct investments, as well as limited diversification can, in certain circumstances, result in significant losses to the Fund. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors in the Fund could lose some or all of their investment.

See “Investment Program of the Fund” and “RISK FACTORS” for more information.

Fundamental Investment Policies

Fundamental Policies. The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund’s outstanding voting securities (as defined by the 1940 Act). The Fund may not:

●	Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff.

●	Borrow money, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC or its staff.

●	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act, in connection with the disposition of its portfolio securities.

●	Make loans of money or securities to other persons, except through purchasing fixed-income securities or similar investments, lending portfolio securities, or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

●	Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, or that are issued by companies that invest or deal in real estate or REITs.

●	Invest directly in physical commodities or commodity contracts that are based on physical commodities. This restriction does not prevent the Fund from purchasing and selling swaps, foreign currency, options, futures and forward contracts, including those related to indexes and options on indexes, and the Fund may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts. Except with respect to investments in private Investment Funds and in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, invest 25% or more of its total assets in any single industry and, with respect to investments in private Investment Funds, invest in the aggregate 25% or more of its total assets in such Investment Funds that have disclosed investment programs that focus on investing in any single industry.

Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at an annual or a special meeting of the security holders of the Fund duly called, (A) of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (B) of more than 50% of the outstanding voting securities of the Fund, whichever is less.

The investment restrictions and other policies described in this Memorandum do not apply to Investment Funds. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the value of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Adviser will not cause the Fund to make loans to or receive loans from the Adviser or its affiliates, except to the extent permitted by the 1940 Act or as otherwise permitted by applicable law. The Fund and Investment Funds may effect brokerage transactions through affiliates of the Adviser, subject to compliance with the 1940 Act.

Borrowing and Use of Leverage

Except as described below, the Fund does not generally intend to borrow money for investment purposes. The Fund maintains a loan facility, the proceeds of which are used as working capital with the result of creating leverage That leverage is used, among other things, to make investments and to manage timing mismatches between investments in and withdrawals from Investment Funds and investor cash flows (i.e., subscriptions and repurchases). The Fund may borrow money when deemed appropriate by the Adviser, including, without limitation, to make investments, facilitate reallocation of assets among the Investment Funds and meet repurchase requests which might otherwise result in the liquidation of investments, possibly at an inopportune time or on unfavorable terms. Borrowing may also be used by the Fund for other operating purposes, such as to pay miscellaneous expenses as they arise. Borrowings by the Fund other than for temporary purposes are generally subject to the Asset Coverage Requirement (as described above); however, economic leverage obtained indirectly through certain types of derivative instruments, such as futures trading or short sales, may not be subject to the Asset Coverage Requirement but is subject under SEC staff positions to other asset coverage requirements. Generally, Investment Funds may borrow money, trade securities or futures on margin or leverage their investments through various means and such Investment Funds will generally not be subject to the limits of the 1940 Act.

The Fund currently is a party to a committed, secured credit facility which allows the Fund to borrow for the purposes described above.  However, the Fund is not obligated to maintain such a facility nor is the lender obligated to renew such facility.  There can be no assurance that the Fund will be able to obtain (or maintain) financing for the purposes described above.  In the event that the credit facility terminates, the Fund may seek alternative financing or choose to operate without a credit facility and maintain a cash reserve for such purposes.  Although the commitment amount of any credit facility to which the Fund is a party may represent only a portion of the Fund’s net asset value, virtually all of the Fund’s assets are or would be pledged to secure its obligations to the lender.  The costs associated with any credit facility and the borrowings thereunder are borne by the Fund.

Effects of Leverage

Assuming the use of leverage in the amount of 0.07% of the Fund’s total assets and an annual interest rate on leverage of 2% payable on such leverage based on estimated average market interest rates as of the date of this Memorandum, the additional income that the Fund must earn (net of estimated expenses related to leverage) in order to cover such interest payments is 3.84%.  The Fund’s actual cost of leverage will be based on market interest rates at the time the Fund undertakes a leveraging strategy, and such actual cost of leverage may be higher or lower than that assumed in the previous example.

        The following table is furnished in response to requirements of the SEC.  It is designed to illustrate the effect of leverage on total return on Shares, assuming investment portfolio total returns (comprised of income, net expenses and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%.  These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of what the Fund’s investment portfolio returns will be.  In other words, the Fund’s actual returns may be greater or less than those appearing in the table below.  The table further reflects the use of leverage representing approximately 2% of the Fund’s assets after such issuance and the Fund’s currently projected annual interest rate of 3.84%.  See “RISK FACTORS—Principal Risks Relating to the Fund’s Structure—Borrowing and Use of Leverage.”  The table does not reflect any offering costs of Shares or leverage. The Fund’s actual use of leverage may be greater than the usage assumed in the table below, and the interest rate charged on any borrowed funds may be greater than the rate assumed in the table below. If either of the foregoing is the case, the effects of leverage shown in the table below will be magnified.

Assumed Portfolio Return (Net of Expenses)	-10%	-5%	0%	5%	10%
Corresponding Return to Shareholder	-10.27%	-5.17%	-0.07%	5.02%	10.12%

Total return is composed of two elements—the dividends on Shares paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying the cost of leverage) and realized and unrealized gains or losses on the value of the securities the Fund owns.  As the table shows, leverage generally increases the return to Shareholders when portfolio return is positive or greater than the costs of leverage and decreases return when the portfolio return is negative or less than the costs of leverage.

RISK FACTORS

Investing in the Fund involves various risks. In addition to the matters set forth elsewhere in this Memorandum, investors should consider the following factors before purchasing Shares.

Principal Risks Relating to the Fund’s Structure

Limited Liquidity. The Fund is a closed-end management investment company designed primarily for long-term investment and is not intended to be a trading vehicle. The Fund will not list Shares for trading on any national securities exchange. There is no secondary trading market for Shares, and it is not expected that a secondary market will develop. Shares, therefore, are not readily marketable, and Members must be prepared to hold Shares for an indefinite period of time. Because the Fund is a closed-end management investment company, a Member will have no right to require the Fund to redeem its Shares.

Certain Investment Funds impose restrictions on redemptions that could affect the timing of tender offers from the Fund in certain circumstances. The Fund will typically be able to redeem its investments in private Investment Funds only on a monthly, quarterly or less frequent basis with specified advance notice requirements. In general, Investment Managers may choose from among a wide range of actions typically available to them to manage the liquidity and withdrawals of Investment Funds, including, but not limited to, invoking a gate, creating a side pocket or a liquidating vehicle, suspending withdrawals, or implementing a restructuring. Any such actions will limit the ability of the Fund to withdraw its investments from such Investments Funds. Further, substantial requests for redemptions and/or withdrawals from the Investment Funds could induce such funds to liquidate positions sooner than would be desirable, which could, in turn, adversely affect the performance of the Investment Funds. Private Investment Funds may also restrict the ability of an investor, such as the Fund, to redeem or withdraw amounts attributable to illiquid or difficult to value investments, which may be held in “side pockets” by the Investment Fund. Many Investment Funds impose lock up periods prior to allowing withdrawals, which can be two years or longer from the date of the Fund’s investment. After expiration of the lock up period, withdrawals typically are permitted only on a limited basis. A private Investment Fund may also suspend the right of its investors to redeem in times of market distress, or if permitting withdrawals might prejudice the investments of non-redeeming investors. Moreover, certain Investment Funds may amend their liquidity provisions or otherwise further restrict the Fund’s ability to make withdrawals from those Investment Funds by imposing gates, suspending the right of investors to withdraw or through other mechanisms. Accordingly, the Fund may not be able to withdraw its investment in an Investment Fund promptly after it has made a decision to do so, which may result in a loss and adversely affect the Fund’s investment returns. Because the primary source of funds to repurchase Shares will be withdrawals from Investment Funds, the application of these lock-ups and other withdrawal limitations may significantly limit the Fund’s ability to repurchase its Shares. Additionally, private Investment Funds may hold back some percentage of full redemptions until they complete their annual audits. Consequently, the Fund may be highly illiquid. This could negatively impact the Fund’s ability to conduct a repurchase offer.

Although the Fund, at the discretion of its Board, will consider whether to make quarterly repurchase offers for its outstanding Shares at net asset value, the Shares are significantly less liquid than shares of funds that trade on a stock exchange. Even if the Board determines to make a tender offer, there is no guarantee that Members will be able to sell all of the Shares that they desire to sell in any particular tender offer. If a tender offer is oversubscribed by Members (and not increased by the Board), the Fund may repurchase only a pro rata portion of the Shares tendered by each Member. A large investor in the Fund seeking repurchase may cause a greater likelihood of all Members seeking repurchase having their requests reduced to pro rata. The potential for pro-ration may cause some Members to tender more Shares for repurchase than they otherwise would wish to have repurchased, which may adversely affect others wishing to participate in the tender. In addition, the Fund may not be able to complete repurchases if the Fund is unable to liquidate a portion of its Investment Fund or direct investments. In that event, Members may be able to sell their Shares only if they are able to find an Eligible Investor willing to purchase their Shares. Any such sale may have to be negotiated at unfavorable prices and must comply with applicable securities laws and be approved by the Board.

The Fund’s tender offer policy may have the effect of decreasing the Fund’s size over time. Tender offers may, therefore, force the Fund to sell assets it would not otherwise sell. They may also reduce the investment opportunities available to the Fund and cause its expense ratio to increase. In addition, the Fund may be forced to sell its most liquid investments, if any, in order to meet cash requirements for repurchases. This may have the effect of substantially increasing the Fund’s ratio of illiquid to liquid investments for the remaining Members and negatively impact the management of the Fund’s investment portfolio and the Fund’s performance, as well as the size of repurchase offers by the Fund.

Shares may not be transferred or pledged except in compliance with significant restrictions on transfer as required by federal and state securities laws and as provided in the LLC Agreement. The LLC Agreement does not permit a Member to transfer or pledge all or any part of its Shares to any person without the prior written consent of the Board, the granting of which is in the Board’s sole and absolute discretion.

The Fund also has the discretion to deliver repurchase proceeds in securities rather than cash on a pro rata or non-pro rata basis. These limitations, taken together, will significantly limit a Member’s ability to liquidate an investment in the Fund. As a result, an investment in the Fund would not be suitable for an investor who needs liquidity.

Investment Strategies. The success of the Fund depends on the Adviser’s ability to select and allocate among individual investment strategies, Investment Funds and other direct investments, and the ability of each Investment Manager and the Adviser to select investments, interpret market data correctly, predict future market movements and otherwise implement its investment strategy. Any factor that would make it more difficult to execute more timely trades, such as a significant lessening of liquidity in a particular market, may also be detrimental to profitability.

Furthermore, the Fund will actively allocate assets to, and from time to time reallocate assets among, various Investment Funds and may invest in investments other than the Investment Funds. There can be no assurance that the Fund will always be able to invest in the Investment Funds and/or that particular Investment Managers will continue to manage the Investment Funds. As a result of such periodic modifications, it is possible that the investment strategies used by the Fund in the future may be different from those initially in use. No assurance can be given that the investment strategies to be used by the Fund will be successful under all or any market conditions.

Changes in Investment Strategies. The allocation of the Fund’s capital to any particular investment strategy may be increased, decreased or otherwise revised at any time, without the consent of or notice to the Members. Any such decision to engage in a new activity or alter the Fund’s existing investment strategies could result in the exposure of the Fund’s capital to additional risks that may be substantial.

Potential Conflicts of Interest. The Adviser will not invest its own assets in the Fund or in the Investment Funds; however, certain partners, affiliates and employees of the Adviser, and employees of its affiliates may invest in the Fund and/or such Investment Funds.

The Adviser and the Investment Managers may render advisory services to a number of persons, including pooled investment vehicles and separately managed accounts, which may have varying investment objectives and different investment portfolios. The Adviser’s or an Investment Manager’s activities on behalf of its other clients may from time to time disadvantage the Fund or an Investment Fund in which the Fund has invested. For example, the market may be unable to fully absorb orders for the purchase or sale of particular investments placed by the Adviser or an Investment Manager for its client (the Fund or Investment Fund, as the case may be) and other clients at prices and in quantities that would be obtainable if the same were being placed only by the Fund or Investment Fund.

The Adviser, consistent with its fiduciary duty to the Fund, will endeavor to resolve conflicts in a manner that it deems equitable to the extent possible under the prevailing facts and circumstances as well as over time. The Adviser currently manages multiple portfolios, and will devote as much time to each such client and the Fund as it deems appropriate to perform its duties. The personnel of the Adviser may have conflicts because they manage client accounts with similar strategies or investment objectives as the Fund and may hold the same investments across client accounts or hold the same positions held by the Fund. Conflicts may also arise due to the management by the Adviser of accounts that have different fee structures, different strategies or investments, or different positions in the same issuer. In addition, personnel of the Adviser and their families have investments, or may have investments in the future, in other client accounts managed by the Adviser. Such investments may create an incentive for the Adviser to favor certain accounts over others.

The Adviser and its Affiliated Persons (defined below) or clients may have an interest in an account or investment vehicle managed by, or enter into relationships with, an Investment Manager or its affiliates on terms different, and potentially more favorable, than those upon which the Fund based its investment in the same interest. Such relationships may create an incentive for the Adviser to maintain and/or increase the Fund’s investments in such Investment Managers’ Investment Funds. The Fund may invest in Investment Funds managed by Investment Managers from which the Adviser or one or more Affiliated Funds (defined below) may receive fees with respect to investments in such Investment Funds by such Affiliated Funds. This may also create an incentive for the Adviser to cause the Fund to remain invested in such Investment Funds to maintain its relationship with the Investment Manager of such Investment Fund.

The structure and operation of the Fund’s business may give rise to additional conflicts of interest that may disadvantage the Fund. For instance, the Fund, the Adviser, Affiliated Persons, and Affiliated Funds may compete for investment opportunities and may invest in the same securities or instruments. Affiliated Persons may trade for their own accounts and may make investments in non-affiliated companies, including companies engaged in trading and investment activities that may compete with the Fund for investment opportunities or companies engaged in providing services to the financial services industry with which the Fund may transact business. In addition, Affiliated Persons may invest in companies engaged in managing and/or providing investment advice to one or more Investment Funds. Such investments may create an incentive for those Affiliated Persons who are responsible for making investment decisions for the Fund, to maintain and/or increase the Fund’s investments in such Investment Funds.

The Adviser may have a conflict of interest between its responsibilities to act in the best interests of the Fund and any benefit, monetary or otherwise, that may result from the operation of the Fund. For example, the Adviser receives a Management Fee based on the net assets of the Fund. Consequently, the Adviser might have an interest in causing the Fund to engage in relatively safe investments in order to receive such compensation. The Adviser may assist with the determination of the fair value of the Fund’s assets and liabilities. The Adviser has conflicts of interest in providing such assistance because the Management Fee is based on the net asset value of the Fund.

The Adviser’s affiliates, as well as the co-founders, partners, employees and owners of the Adviser and its affiliates (collectively, the “Affiliated Persons”), currently own and/or are currently actively engaged in advisory management and other services and businesses related to the provision of investment advice, including for multiple collective investment vehicles and managed accounts. Affiliated Persons, including investment personnel of the Adviser, manage or advise, and may in the future manage or advise, pools of capital for family members, foundations or other beneficiaries. Affiliated Persons are also directors and/or partners of the Adviser, its affiliates and other affiliated companies and investment vehicles. Existing additional investment vehicles and accounts (including single investor investment vehicles and accounts) organized, managed, advised, sub-advised or owned by the Adviser and/or Affiliated Persons (the “Affiliated Funds”) use multi-manager strategies. In general, actions taken with respect to Affiliated Funds may limit the ability of the Fund to make certain investments or otherwise affect the Fund. Furthermore, these Affiliated Funds often have different investment mandates, return objectives, redemption/withdrawal and/or other terms, risk profiles, fee structures and characteristics. In the future, additional Affiliated Funds will be established, either with similar or different investment mandates, return objectives, redemption/withdrawal and/or other terms, risk profiles, fee structures and characteristics. Affiliated Funds, therefore, will compete with the Fund for an Investment Manager’s capacity to the extent the Fund and an Affiliated Fund wish to employ the same Investment Manager and/or invest in the same Investment Fund. Capacity with an Investment Manager secured by the Fund may inure to the benefit of other Affiliated Funds managed by the Adviser. Similarly, co-investment opportunities that arise out of the Fund’s investment with an Investment Manager may be allocated to other Affiliated Funds managed by the Adviser or other third parties. The Fund or an Affiliated Fund may make an investment that provides future benefits (e.g., a share of revenues) or other rights to such funds which depend on additional investments being made by other Affiliated Funds managed by the Adviser. The Adviser therefore has a conflict between the interests of the funds to which the benefits and rights accrue and the interests of the funds to which the benefits and rights do not accrue. Further, conflicts of interest may arise in allocating management time, services and functions among the Fund and the Affiliated Funds. For example, when the Adviser or its portfolio managers manage an Affiliated Fund that pays or could potentially pay a higher fee and follows the same or similar strategy as the Fund or invests in substantially similar assets as the Fund, they have incentive to favor the account paying the potentially higher fees (e.g., in allocating investment opportunities). Further, from time to time, other regulatory requirements applicable to the Fund, the Adviser, an Affiliated Person or an Affiliated Fund (including requirements imposed by ERISA), or the Adviser’s internal policies designed to comply with, limit the applicability of, or that otherwise relate to such requirements, may adversely affect the Fund, including by restricting investments and increasing expenses. The performance of the Fund and the Affiliated Funds will differ as a result of various factors, including that certain Investment Managers do not offer both U.S. and non-U.S. vehicles, the use of different trading strategies as well as differences in timing and amount of available investments and investable assets.

Investment opportunities are allocated among the Fund, Affiliated Funds and other accounts managed by the Adviser in a manner that the Adviser deems fair and equitable over time in accordance with the Adviser’s allocation policy in effect from time to time, a copy of which is available upon request.

The Adviser manages certain private investment funds that have a specific investment focus or criteria (the “Specialty Funds”), and may manage other Specialty Funds in the future. A Specialty Fund will be allocated its desired portion of investment opportunities that fall within its mandate before other Adviser clients (that are not Specialty Funds) receive allocations of such investment opportunities. Specialty Funds with overlapping mandates may compete for the same investment opportunities and as a result a Specialty Fund may receive less than its desired allocation of a specific opportunity. Capacity not utilized by Specialty Funds will be available for other Adviser clients, such as the Fund.

The Fund and one or more Affiliated Funds may make investments in the same security or other instrument (including an interest in the same Investment Fund) and may take different actions or positions with respect to the same investment. The Fund and one or more Affiliated Funds may enter into such investments at different times, at different prices and through different means (e.g., direct ownership vs. swap). Even if the Fund and such Affiliated Funds invest in the same securities, conflicts of interest may still arise. For example, it is possible that as a result of legal, tax, regulatory, accounting, portfolio management, return profile or other considerations, the anticipated and/or actual holding period of such investment for the Fund and/or such Affiliated Funds may differ, and the Adviser, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities. Positions taken by Affiliated Funds may dilute or otherwise negatively affect the values, prices or investment strategies associated with positions held by the Fund. For example, this may occur when investment decisions regarding the Fund are based on research or other information that is also used to support portfolio decisions for Affiliated Funds managed by the Adviser. When an Affiliated Fund implements a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies for the Fund (whether or not the portfolio decisions emanate from the same research analysis or other information), market impact, liquidity constraints, or other factors could result in the Fund receiving less favorable investment results and/or impair the Fund’s ability to exit from an investment, and the costs of implementing such portfolio decisions or strategies could be increased or the Fund could otherwise be disadvantaged. To the extent that an Affiliated Fund and the Fund are invested, or are contemplating an investment, in the securities of the same issuer or related issuers, regulatory and/or contractual restrictions related to the receipt, disclosure and use of information may affect the ability of the Fund to transact in such securities.

In addition, the Fund and one or more Affiliated Funds may invest in different instruments or classes of securities of the same issuer (including an Investment Fund). As a result, one or more Affiliated Funds may have different investment objectives or pursue or enforce rights with respect to a particular issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. For example, if the Fund holds debt instruments of an issuer and an Affiliated Fund holds equity securities of the same issuer, and subsequently the issuer experiences financial or operational challenges, the Fund, which holds the debt instrument, may seek a liquidation of the issuer, whereas the Affiliated Fund, which holds the equity securities, may prefer a reorganization of the issuer. In addition, the Fund, along with Affiliated Funds, may pursue or enforce rights with respect to a particular issuer, or the Adviser may pursue or enforce rights with respect to a particular issuer on behalf of the Fund and Affiliated Funds. The Fund may be negatively impacted by the actions taken by or on behalf of such Affiliated Funds, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case had a particular course of action with respect to the issuer of the securities not been pursued with respect to such Affiliated Funds. These conflicts are magnified with respect to issuers that become insolvent. It is possible that in connection with an insolvency, bankruptcy, reorganization, or similar proceeding the Fund may be limited (by applicable law, courts or otherwise) in the positions or actions it may be permitted to take due to other interests held or actions or positions taken by the Adviser and the Affiliated Funds. In addition, one or more Affiliated Funds may own interests in an Investment Fund that are subject to lower fees and/or that have more favorable withdrawal or redemption rights than the interests in such Investment Fund that are owned by the Fund. As a result, the Fund’s investment and the Fund’s ability to withdraw or redeem its interest in such investments may be adversely impacted by withdrawals and redemptions effected by Affiliated Funds.

Subject to applicable laws and regulations, the Adviser may cause the Fund to buy or sell securities or other financial instruments from or to an Affiliated Fund.

The Adviser may provide investment advice to other Affiliated Funds that have investment objectives and strategies similar or identical to, or that overlap with, those of the Fund and that, therefore, have similar or identical or overlapping portfolio holdings.  Redemption/withdrawals from, and liquidation of, such Affiliated Funds may be permitted on terms that are preferential to the terms under which Members are permitted to tender their Shares. The Affiliated Funds (or the Adviser on their behalf) may direct that all or a portion of their portfolio holdings be liquidated at a time when such investment actions may be adverse to the Fund. Actions taken by Affiliated Funds (or the Adviser on their behalf) whose liquidation, redemption and withdrawal terms are not more favorable than those of the Fund may also be adverse to the Fund.

The Fund bears its own expenses as described herein. Each other client of the Adviser bears its own expenses as set forth in its respective confidential memorandum and constituent documents, or in its investment management or other agreement with the Investment Manager. Expenses borne by other clients of the Adviser may differ from the expenses borne by the Fund. In certain instances, the Fund may bear certain types or levels of expenses that the Adviser has agreed to bear for one or more of its other clients. In other instances, other clients of the Adviser may bear certain types or levels of expenses that the Adviser has agreed to bear for the Fund.

Common expenses frequently will be incurred on behalf of the Fund and one or more other clients of the Adviser. The Adviser seeks to allocate those common expenses among the Fund and such other clients in a manner that is fair and equitable over time. Expense allocation decisions involve potential conflicts of interest (e.g., an incentive to favor accounts that pay higher fees, or conflicts relating to different expense arrangements with certain clients). Under its current expense allocation policies, the Adviser generally allocates common expenses among the Fund and other clients of the Adviser pro rata based on the net asset value of the Fund and the other applicable clients of the Adviser as of the beginning of the month in which such expenses were incurred. The Adviser may, however, use other methods to allocate certain common expenses among the Fund and the other clients of the Adviser if it deems another method more appropriate based on relative use of the product or service or the anticipated or actual participation in an investment, the nature or source of the product or service, the relative benefits derived by the Fund and the other clients of the Adviser from the product or service or the anticipated or actual participation in an investment, or other relevant factors. Nonetheless, the portion of a common expense that the Adviser allocates to the Fund for a particular product or service may not reflect the relative benefit derived by the Fund from that product or service in any particular instance. In certain instances, a client of the Adviser (including the Fund) may bear expenses for which it receives no corresponding benefit, including in cases where expenses are borne in connection with potential investments that are not consummated by any client of the Adviser or by a particular client of the Adviser, or where the anticipated allocation of an investment (and thus the associated expenses) changes over time. In addition, because common expenses will generally be allocated based on relative net asset values, clients with larger net asset values generally will bear a greater share of expenses than clients with smaller net asset values. The Adviser’s expense allocations often depend on inherently subjective determinations which are made at the time the expense is incurred. Expense allocations made by the Adviser in good faith will be final and binding on the Fund.

The Investment Managers manage and will continue to manage the accounts of clients other than the Fund and generally sponsor their own investment funds. In addition, the Investment Managers intend to trade securities and other financial instruments for their own accounts. With respect to such other accounts, the Investment Managers may employ the same or different trading strategies from those used on behalf of the Fund. All of the futures and options positions held by all such accounts controlled by the Investment Managers and their principals will be aggregated for purposes of determining compliance with position limits. As a result, an Investment Manager might not be able to enter into or maintain certain commodity interest positions if such positions, when added to the positions held by such other accounts, would exceed the applicable limits.

There is no assurance that all portfolios under the management of the Adviser will hold the same Investment Funds or other investments or will experience similar performance.

The Adviser has adopted policies and procedures designed to address the proper handling of material non-public information (“Information”) while in possession of such Information. Generally, the Adviser and its employees may not trade for clients or themselves or recommend trading in securities of a company while in possession of Information related to such company or disclose such Information to any person not entitled to receive it.

The Investment Managers are unaffiliated with the Adviser, and the Adviser will not have control over Investment Managers. The Adviser may be unable to detect, prevent or protect the Fund from misconduct or bad judgment of an Investment Manager notwithstanding any due diligence that the Adviser may conduct. Investment Managers may be subject to conflicts of interest due to Investment Fund performance-based fees, which may cause an Investment Manager to favor clients having the highest fees over other clients. In addition, Investment Managers may use conflicting buying and selling strategies for different accounts under management.

The Investment Managers and their affiliates may be affiliated or have a relationship with a broker-dealer firm through which an Investment Fund’s transactions are conducted, and such person may receive a portion of the brokerage commissions resulting from such transactions. In addition, an Investment Fund may engage in other transactions with affiliated parties on terms and conditions not determined through arm’s length negotiations.

The Administrator and the Custodian for the Fund may from time to time act as trustee, custodian, registrar, or administrator in relation to, or be otherwise involved in, other funds established by parties other than the Fund and the Investment Funds that have similar investment objectives to those of the Fund and/or the Investment Funds. It is therefore possible that any of them may, in the course of business, have potential conflicts of interest with the Fund and the Investment Funds.

Certain counterparties and service providers (or their affiliates), including administrators, lenders, brokers, dealers, attorneys, consultants and investment banking firms, that the Adviser may retain or seek to have retained for the Fund may also have relationships with, or have previously provided goods or services to, the Adviser, its affiliates or other organizations with which Affiliated Persons have been affiliated. In some cases, these service providers and counterparties may provide services for one or more of these parties on terms that are more beneficial than those afforded to other of these parties. There can be no guarantee that the Fund will receive the most beneficial terms offered by any particular service provider or counterparty. These services and relationships or more favorable terms offered by service providers and counterparties may influence the Adviser in deciding whether to select such a service provider or counterparty to perform services for or transact with the Fund.

The Adviser may recommend co-investing with third parties (including Investment Managers, other parties advised by the Adviser, or other related persons of the Adviser). Certain of such third parties may be investors in one or more Affiliated Funds managed by the Adviser. In determining whether the Fund should pursue a co-investment opportunity with such third parties, the Adviser will have a conflict of interest between the interests of the Fund, on the one hand, and the interests of the Adviser, on the other hand, in retaining and/or increasing the amount of assets invested in the Affiliated Funds by such third parties.

Additionally, the Adviser or an affiliate of the Adviser may, in its sole discretion, offer one or more Shareholders or investors in other funds and/or accounts managed by the Adviser or its affiliates and/or other third party investors (including affiliates of the Adviser) opportunities to invest alongside the Fund or an Affiliated Fund in certain of the Fund’s or the Affiliated Funds’ investments. Where the Adviser has invited one or more investors to co-invest with the Fund, the amount available for investment by the Fund may be correspondingly reduced to permit such investors the opportunity to co-invest. The terms on which such investors co-invest in a co-investment opportunity may be substantially different and potentially more favorable than the terms on which the Fund or an Affiliated Fund invests.

The Placement Agent has entered into a Wholesaling and Placement Agent Agreement with the Fund, pursuant to which the Placement Agent may retain other Investor Service Providers, including the Adviser, for distribution services and to provide ongoing investor services and account maintenance services to Members purchasing Class A Shares who are their customers. Under the Wholesaling and Placement Agent Agreement, the Fund pays a quarterly distribution and/or service fee (“Investor Distribution and Servicing Fee”) to compensate the Placement Agent as reimbursement for payments made to other Investor Service Providers and for the Placement Agent’s ongoing investor servicing in connection with the promotion of Class A Shares. The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, including affiliates of the Adviser. Investors in Class A Shares may also be subject to the Class A Share Placement Fee payable directly to the applicable Investor Service Providers, including affiliates of the Adviser.

Shareholders should understand that (a) the relationships among the Fund, the Affiliated Funds, the Adviser and the Investment Managers and their respective affiliates are complex and dynamic and (b) as the Fund’s, the Adviser’s, and the Investment Managers’ businesses change over time, such parties and their affiliates may be subject, and the Fund may be exposed, to new or additional conflicts of interest, including as related to the establishment of other investments funds and Affiliated Funds. There can be no assurance and it is unlikely, that this Memorandum addresses or anticipates every possible current or future conflict of interest that may arise or that is or may be detrimental to the Fund or the Shareholders. Shareholders should be aware that it is impossible to predict the full range of situations in which actual or potential conflicts of interest may arise between the Fund and Affiliated Funds. Accordingly, this discussion cannot be, and is not intended to be, exhaustive.

Investment Risks in General. The Fund, through its investment in the Investment Funds and through its direct investments, will engage in highly speculative investment strategies. The prices of securities and derivatives instruments in which the Fund and the Investment Funds may invest may be volatile. Market movements are difficult to predict and are influenced by, among other things, government trade, fiscal, monetary and exchange control programs and policies; changing supply and demand relationships; national and international political and economic events; changes in interest rates; and the inherent volatility of the marketplace. In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and such intervention (as well as other factors) may cause these markets and related investments to move rapidly.

General Economic and Market Events Risk. Events in the U.S. and global financial markets, including actions taken by the U.S. Federal Reserve or foreign central banks to stimulate or stabilize economic growth, may at times result in unusually high market volatility, which could negatively impact performance. This reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices. Reduced liquidity in credit and fixed-income markets could adversely affect issuers worldwide. These events and the possible resulting market volatility may have an adverse effect on the Fund or the Investment Funds. Banks and financial services companies could suffer losses if interest rates rise or economic conditions deteriorate.

In addition, there is a risk that the prices of goods and services in the U.S. and many foreign economies may decline over time, known as deflation. Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse.

Political turmoil within the United States and abroad may also impact the Fund or the Investment Funds. Although the U.S. government has honored its credit obligations, it remains possible that the United States could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the United States would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Fund’s or the Investment Funds’ investments. Similarly, political events within the United States at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many Fund or the Investment Funds’ investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. Further, certain municipalities of the United States and its territories are financially strained and may face the possibility of default on their debt obligations, which could directly or indirectly detract from such funds’ performance.

Uncertainties surrounding the sovereign debt of a number of European Union (“EU”) countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted. Political and military events, including the military crises in Ukraine and the Middle East, and nationalist unrest in Europe, also may cause market disruptions.

In June 2016, the United Kingdom (UK) voted to leave the EU following a referendum referred to as “Brexit”. It is expected that the UK will exit the EU within two years; however, the exact timeframe for the UK’s exit is unknown. There is considerable uncertainty about how the UK exit from the EU will be conducted, how negotiations of necessary treaties and trade agreements will proceed, or how the financial markets will react. Additionally, there is significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of possible political, regulatory, economic and market outcomes are still unknown. In addition, it is not yet known whether Brexit will increase the likelihood of other EU member countries seeking to depart the EU (or possibly the UK). Immediately following the vote, markets in the UK, Europe and the world were negatively impacted. In light of the uncertainties surrounding the impact of Brexit on the broader global economy, the negative impact could be significant, potentially resulting in increased volatility and illiquidity and lower economic growth for companies that rely significantly on Europe for their business activities and revenues. Any further exits from the EU, or the possibility of such exits, would likely cause additional market disruption globally and introduce new legal and regulatory uncertainties.

In addition, interest rates have been unusually low in recent years in the United States and abroad. The possibility that the Federal Reserve may continue to increase the target fed funds rate through 2019, among other factors, could cause markets to experience continued high volatility. A significant increase in interest rates may cause a decline in the market for equity and fixed income securities. Also, regulators have expressed concerns that rate increases may contribute to price volatility.

There can be no assurance that recent tax reform, changes in U.S. economic policy, or the regulation of the financial markets will not have a material adverse effect on the investments and investment strategies pursued by the Fund and Investment Funds.

Borrowing and Use of Leverage. The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by an Investment Fund, which may subject the Members of the Fund to a greater risk of loss than if leverage were not used. Investment Funds may use significant leverage by making margin purchases of securities, selling securities short, trading options, futures or forward contracts, using total return swaps or repurchase agreements and/or other means, which would increase any losses incurred. Trading equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security’s value with respect to transactions in U.S. markets and varying (typically lower) percentages with respect to transactions in foreign markets. Borrowing to purchase equity securities typically will be secured by the pledge of those securities.

Although leverage can increase investment return if an Investment Fund earns a greater return on investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if an Investment Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will therefore magnify the volatility of changes in the value of investments held by Investment Funds that engage in this practice. If an Investment Fund’s equity or debt instruments decline in value, the Investment Fund could be subject to a “margin call” or “collateral call,” pursuant to which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Fund’s assets, the Investment Manager might not be able to liquidate assets quickly enough to pay off the Investment Fund’s borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. Investment Funds also may be required to maintain minimum average balances in connection with borrowings or to pay commitment or other fees to maintain lines of credit; either of these requirements would increase the effective cost of borrowing over the stated interest rate. Leverage will also increase an Investment Fund’s exposure to interest and other costs.

Certain of an Investment Fund’s investments may be in businesses with high levels of debt or may be investments in leveraged buyouts; leveraged buyouts by their nature require companies to undertake a high ratio of fixed charges to available cash flow. Investments in leveraged businesses are inherently more sensitive to declines in revenues and to increases in expenses and interest rates.

In addition, the Fund may from time to time make investments in derivative or other instruments, including but not limited to futures contracts or swaps, that provide a form of leverage. Any such direct investments will be made in accordance with the requirements of the 1940 Act and the SEC relating to “senior securities.” The Fund is authorized to borrow money as described herein (e.g., to meet repurchase requests or to facilitate reallocation of assets among the Investment Funds or to make investments). Borrowing may also be used by the Fund for cash management purposes, such as to pay miscellaneous expenses as they arise.

Other than for temporary purposes, the 1940 Act requires a registered investment company to satisfy the 300% Asset Coverage Requirement with respect to borrowing, measured at the time the investment company incurs the indebtedness. This means that the value of an investment company’s total indebtedness may not exceed one-third the value of its total assets (including such indebtedness). These limits generally do not apply to private Investment Funds in which the Fund will invest and, therefore, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of an investment in the Fund may be great. See “INVESTMENT PROGRAM OF THE FUND – Selection of Investment Funds” above for additional information regarding the applicability of the Asset Coverage Requirement to certain types of investments.

Liquidity Facilities. The Fund has entered into a credit agreement in connection with its borrowing of money and use of leverage as described herein. Such agreement is subject to a number of conditions including, without limitation, covenants relating to the activities and financial condition of the Fund, conditions of lending, representations and warranties and events of default. The agreement also grants a security interest in certain assets of the Fund. The Fund’s investment strategy may also be subject to certain restrictions relating to, among other things, the diversification of its portfolio and the type of securities in which it can invest. The Fund’s failure to comply with the terms and conditions of such agreement may cause an event of default (or termination event) under the agreement, which could permit the lender to refuse to fund additional loans and/or foreclose on any collateral in which the lender has a security interest, including the Investment Funds. In the event of default, the creditor may liquidate assets that serve as the creditor’s collateral, and such liquidation and/or sale may occur without prior notice to the Fund. A liquidation and/or sale of the Fund’s investments may impair the operational abilities of the Fund and have adverse tax and economic effects on the Fund. In addition, the rights of creditors to the assets of a debtor are prior to those of equity investors. As a creditor, the bank would have a first priority claim on any cash and assets held by the Fund which could reduce or eliminate the liquidity available for Members seeking to tender their Shares in the Fund and/or reduce the value of a Member’s investment in the Fund.

The Fund will incur a commitment fee on the total amount available for borrowing, as well as interest charges on the amounts borrowed under the agreement. Certain charges and costs (including, without limitation, early close-out fees and interest charges) are also associated with certain events (including, without limitation, a termination event) under the facility. The net asset value of the Fund may be substantially affected by the impact of such charges and costs.

In the event of a default under or termination of the liquidity facility, there can be no assurance that the Fund will be able to obtain a replacement facility or that, if one is obtained, it will be able to make timely borrowings under the facility for its liquidity purposes or that borrowings, when made, will be under terms advantageous to it. The cost and availability of leverage is highly dependent on the state of the broader credit markets, which state is difficult to accurately forecast.

The Fund may, in the future, enter into additional or various other forms of liquidity agreements, including, without limitation, note purchase agreements, in connection with its borrowing of money for liquidity purposes, and grant a security interest on any or all of its assets in connection therewith.

Layering of Fees. The Fund’s fees and expenses, including the Management Fees, will result in Members bearing greater expense than would be associated with direct investments in the Investment Funds. The Fund indirectly will pay a portion of the fees and expenses, including performance-based compensation, charged at the underlying Investment Fund level. The Fund’s expenses thus may constitute a higher percentage of net assets than expenses associated with other types of investment entities.

Limited or No Operating History of the Investment Funds. Certain of the Investment Funds in which the Fund invests may have limited or no operating histories. Past investment performance of the Investment Managers of such Investment Funds may not be indicative of the future result that such Investment Funds may achieve.

Investments in Other Funds. The Fund has no control of, and will not seek to influence, the trading policies or strategies, brokerage arrangements or operations of the Investment Funds in which it will invest. As compared to investments through separate accounts, the Fund will have less ability to react quickly to changing investment circumstances, due to the limited liquidity of investments in the Investment Funds.

Although the Adviser intends to use certain criteria in evaluating and monitoring Investment Managers and Investment Funds, there is no such assurance that the Adviser will use the same criteria for all Investment Managers or Investment Funds. The Adviser’s due diligence process may vary based on numerous factors, and the Adviser will have discretion to determine the scope and content of its review of any particular Investment Manager or Investment Fund. Although the Adviser may review an Investment Manager’s operations or obtain third party verifications or background checks, there is no assurance that such efforts will detect fraud, malfeasance, inadequate back office systems or other flaws or problems with respect to the Investment Manager’s operations and activities.

Reliance on Management of Investment Funds. Although the Adviser will monitor the performance of each investment, the Fund will rely upon the Investment Managers of the Investment Funds for day-to-day trading and operations of those investments, and the Adviser may be unable to determine whether an Investment Fund or Investment Manager is following the investment program described in the Investment Funds’ offering documents or the managed account agreements, including whether the Investment Fund or account is generating income subject to U.S. income tax in respect of the Fund.

Some of the Investment Funds may provide to the Fund very limited information with respect to their operation and performance, thereby severely limiting the Adviser’s ability to verify initially or on a continuing basis any representations made by the Investment Funds or the investment strategies being employed. This may result in significant losses to the Fund based on investment strategies and positions employed by the Investment Funds or other actions of which the Adviser has limited or no knowledge.

Investment Fund Liquidity. Declines in the market values of investments could lead to diminished investment opportunities for the Investment Funds in which the Fund invests, prevent such Investment Funds from successfully executing their investment strategies or require such Investment Funds to dispose of investments at a loss. Moreover, if underlying assets of the Investment Funds in which the Fund invests become illiquid or difficult to value and/or such Investment Funds face significant withdrawals, or if other circumstances prevail that may adversely impact the Investment Funds, such Investment Funds may choose from among a wide range of actions typically available to them to manage their liquidity and withdrawals, including, but not limited to, invoking a gate, creating a side pocket or a liquidating vehicle, suspending withdrawals, or implementing a restructuring. These risks may be magnified in rising interest rate environments due to higher than normal withdrawal rates. Any such actions will limit the ability of the Fund to withdraw its investments from such investment vehicles, and in turn may limit the ability of a Shareholder to tender its shares. Further, substantial requests for withdrawals and/or redemptions from the Investment Funds in which the Fund invests could induce such Investment Funds to liquidate positions sooner than would be desirable, which could, in turn, adversely affect the performance of such Investment Funds.

Inability to Vote and Waiver of Voting Rights. The Fund will rarely invest in registered funds. The Fund typically will limit its investment position in an Investment Fund that is a registered investment company to less than 3% of such Investment Fund’s outstanding voting securities. The Fund’s investment position in Investment Funds not registered under the 1940 Act may equal or exceed 5% of such Investment Funds’ outstanding voting securities causing the Fund to be deemed to be an affiliate of such Investment Fund(s) under the 1940 Act. The Fund, therefore, may determine to purchase non-voting securities in, or contractually waive or limit its voting interest in, certain Investment Funds (for example, to facilitate investments in smaller Investment Funds determined to be attractive by the Adviser) in order to avoid becoming subject to certain 1940 Act prohibitions with respect to affiliated transactions. In this connection, the Adviser may cause the Fund to waive certain voting rights in certain instances where such investment in such Investment Fund is determined to be desirable and in the best interests of the Fund, which waiver would allow the Fund, as well as potentially other clients of the Adviser, to invest in the same Investment Funds or to make larger investments in those Investment Funds. To the extent the Fund holds non-voting securities, or contractually forgoes the right to vote in respect of the voting securities of an Investment Fund, the Fund may not be able to vote on matters that require the approval of the investors in the Investment Fund, including potentially matters adverse to the Fund’s interests. Such waivers potentially could have an adverse impact on the Fund. Although the Fund may hold non-voting interests, the 1940 Act and the rules and regulations thereunder may nevertheless require the Fund to limit its position in any one Investment Fund in accordance with applicable regulatory requirements, as may be determined by the Fund in consultation with its counsel. Similarly, the Adviser may decide not to waive certain voting rights in certain instances and as a result the Fund may be restricted from making initial or additional investments in certain Investment Funds in which the Fund’s investment position may equal or exceed 5% of such Investment Funds’ outstanding voting Securities. All of these restrictions discussed above could change from time to time as applicable laws, rules or interpretations thereof are modified. The Fund could nevertheless be deemed in some circumstances to be an affiliated person of an Investment Fund and therefore subject to certain 1940 Act prohibitions with respect to its transactions with such Investment Fund.

1940 Act Restrictions. The 1940 Act imposes certain restrictions on the ability of the Fund to invest in Investment Funds. In order to invest in private Investment Funds which are not registered as investment companies under the 1940 Act, the Fund generally must be a “qualified purchaser” as defined in the 1940 Act, which generally requires the Fund to have at least $25 million in net investment assets. The Fund currently is a qualified purchaser; however, if the Fund were to cease to be a qualified purchaser in the future, its ability to pursue its investment strategy would be severely limited.

In addition, the 1940 Act generally prohibits the Fund from acquiring in excess of 3% of the voting shares of Investment Funds that are registered investment companies, including mutual funds and ETFs organized as registered investment companies. To the extent that the Fund invests in a registered Investment Fund, such Investment Fund will in turn be subject to extensive regulation under the 1940 Act, including requirements and limitations with respect to capital structure, investments and transactions. However, Investment Funds generally will not be registered as investment companies under the 1940 Act and, therefore, the Fund, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies, such as mutual funds.

Ability to Focus on Certain Investment Strategies. The Fund has the ability to focus investment at times in Investment Funds that invest in or utilize a certain strategy or asset class or in direct investments in a certain strategy or asset class which may create the risk that the Fund could change in value suddenly based on potential exposure of a significant amount of assets to such Investment Fund(s), strategies or asset classes.

Allocation Among Investments. From time to time, the percentage of the Fund’s assets allocated to each Investment Fund or direct investment may change, and the Fund may invest in new Investment Funds and direct investments and redeem from some of the Investment Funds or sell direct investments in which it has previously invested. The Fund’s success may depend, therefore, not only on the Investment Managers and the successful allocation of the assets of the Fund among Investment Funds and direct investments, but also on the Fund’s selection of new Investment Funds and direct investments.

In addition, to the extent that a high percentage of the Fund’s assets have been allocated to Investment Funds following certain strategies, the Fund could be adversely impacted by a general failure of a certain strategy to a greater degree than if assets had been allocated to a different mix of Investment Fund strategies.

Tax Risks. The Fund intends to qualify as a RIC under federal income tax law. If the Fund so qualifies and distributes each year to its Members at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, the Fund will not be required to pay federal income taxes on any income it distributes to Members. The Fund may also invest, either directly or indirectly through a subsidiary of the Fund, in private Investment Funds treated as partnerships for U.S. tax purposes. To the extent that the Fund invests in private Investment Funds treated as partnerships for U.S. tax purposes, the Fund’s ability to meet the RIC diversification and income requirements will depend upon the investments held by such Investment Funds and the nature of the income produced by such investments. If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the Members as ordinary income. However, such distributions will be eligible (i) to be treated as qualified dividend income, which is subject to tax at reduced rates, in the case of Members taxed as individuals and (ii) for the dividends received deduction in the case of corporate Members. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions. See “TAXES” for more information.

Tax Audits. The Fund may be audited by U.S. federal, state or other tax authorities. An income tax audit may result in an increased tax liability of the Fund, including with respect to years when an investor was not a Member of the Fund, which could reduce the Net Asset Value of the Fund and affect the return of all Members.

Temporary Defensive Positions. The Fund may invest all or any portion of its assets in high quality fixed-income securities, money market instruments, shares of money market funds, or overnight repurchase agreements, or may hold its assets in cash, for defensive purposes in times of market volatility or for any other reason. The Fund also may invest in money market instruments or shares of money market funds, or hold cash, for liquidity purposes. In anticipation of, or in response to, adverse market or other conditions, or circumstances such as unusually large cash inflows, the Fund may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments as described above. As a result, the Fund may not achieve its investment objective.

No Participation in Management. A Member is not entitled to participate in the management of the Fund, or in the conduct of its business, apart from the capacity to vote on certain matters (including the election of the Board). To the extent the Fund holds non-voting securities of, or contractually foregoes the right to vote in respect of, an Investment Fund not registered under the 1940 Act (which it intends to do in order to comply with certain applicable regulations), it will not be able to vote on matters that require the approval of the investors of such Investment Fund, including a matter that could adversely affect the Fund’s investment in it, such as changes to the Investment Fund’s investment objective or policies or the termination of the Investment Fund.

Repurchases of Shares. In order to finance the repurchase of Shares pursuant to tender offers, the Fund generally will find it necessary to liquidate a portion of its interests in Investment Funds. However, the Fund may effect withdrawals from certain Investment Funds only at certain specified times. In addition, certain Investment Funds may suspend capital withdrawals (or redemptions), impose restrictions on withdrawals of capital (or redemptions) beyond those ordinarily applicable to withdrawals (or redemptions) by investors in those Investment Funds or allocate a portion of the Fund’s invested capital to special investment accounts. Thus, to facilitate the repurchase of Shares, the Fund may withdraw all or a portion of its interests from certain liquid investments more rapidly than would otherwise be desirable. This risk may be more pronounced in the event of substantial repurchases of Shares within a limited period of time. Consequently, Members that do not tender Shares for repurchase may be subject to increased liquidity risks due to the reduction in the Fund’s assets resulting from payment for Shares through the liquidation of a portion of the Fund’s interests in Investment Funds and the potential increase in the Fund’s ratio of illiquid to liquid investments. Moreover, tender offers conducted by the Fund in order to repurchase Shares will generate expenses for the Fund, which may be borne in part by non-redeeming Members. Quarterly tender offers, if conducted by the Fund, will result in higher expenses than if the Fund were to offer to repurchase Shares on a less frequent basis. See “TAXES – Classification of the Fund.”

Mandatory Repurchase. The Fund has the right to require the repurchase of a Member’s Shares and thus the complete or partial withdrawal of a Member, subject to the limitations of the 1940 Act. See “RepurchaseS and TransferS of Shares — Mandatory Repurchase by the Fund” for more information.

Subscriptions. The Fund generally accepts subscriptions monthly. Investment Funds in which the Fund invests, however, may not permit investment on the same basis. As a result, the Fund may be delayed in investing cash received from subscriptions in Investment Funds. This delay may in turn act to dilute the investment return, if any, of the Fund.

Increase or Decrease in Assets under Management. As the Fund’s assets increase or as an Investment Fund’s assets increase, more capital may be allocated to any particular Investment Fund. It is not known what effect, if any, this will have on the trading strategies utilized by an Investment Fund or its investment results. No assurance can be given that an Investment Fund’s strategies will continue to be successful as the amount of assets allocated to it increases. Conversely, in the event the Fund’s assets decrease, the Fund’s expense ratio may increase and the investment opportunities available to the Fund may be reduced. In addition, in such event, the Fund may have a larger relative investment in a particular Investment Fund than is desirable or as had been contemplated by the Adviser. This may have the effect of substantially increasing the Fund’s ratio of illiquid to liquid investments and negatively impact performance. In addition, the Fund is subject to the risk that a large Member could request that the Fund repurchase a large percentage of Shares and/or that a distribution channel, such as a bank wealth manager, could do so on behalf of several Members in the Fund. Such repurchase requests may be very substantial relative to the size of the Fund and carry potentially adverse effects. For example, such repurchase requests may cause the Fund to make investment decisions at inopportune times, including liquidating certain of its investments more rapidly than otherwise desirable, or miss attractive investment opportunities. While it is not possible to predict the overall effect of such repurchase requests, such transactions may adversely affect the Fund’s performance.

Employee Benefit Plan Matters. Most pension and profit sharing plans are subject to provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or both, which may be relevant to a decision as to whether such a prospective Member should invest in the Fund. There may, for example, be issues as to whether such an investment is “prudent” or whether it results in “prohibited transactions.” For example, tax-exempt investors should be aware that the Fund’s income will not constitute UBTI with respect to such investors unless an investor incurs acquisition indebtedness in connection with an investment in the Fund. Legal counsel should be consulted by such a prospective Member before investing in the Fund. See “TAXES” and “EMPLOYEE BENEFIT PLAN CONSIDERATIONS” for more information.

Custody Risk. Custody of the Fund’s assets will be held in accordance with the requirements of the 1940 Act and the rules thereunder. When the Fund invests assets in an Investment Fund, however, the Fund will not have custody of the invested assets and the Investment Funds generally are not required to hold custody of their assets in accordance with the 1940 Act and the rules thereunder. As a result, bankruptcy or fraud at institutions, such as brokerage firms, banks or administrators, into whose custody those Investment Funds have placed their assets could impair the operational capabilities or the capital position of the Investment Funds and may, in turn, have an adverse impact on the Fund.

Valuation and Estimates. The Fund has limited ability to assess the accuracy of the valuations received from the Investment Funds with which the Fund invests. Certain securities in which Investment Funds invest may not have a readily ascertainable market price. Such securities will nevertheless generally be valued by Investment Managers, which valuation will generally be conclusive with respect to the Fund, even though Investment Managers will generally face a conflict of interest in valuing such securities because the value thereof will affect their compensation. Furthermore, the net asset values received by the Fund from private Investment Funds are typically estimates only and, unless materially different from actual values, are generally not subject to revision. Revisions in financial statements provided by private Investment Funds may require the Fund’s financial statements to be revised. See “Calculation of Net Asset Value” for more information.

Non-Diversified Status. The Fund is a “non-diversified” investment company. This means that, unlike funds that are “diversified” investment companies, the Fund is not subject to percentage limitations imposed by the 1940 Act on the percentage of a diversified fund’s assets that may be invested in the securities of any one issuer. The Fund generally will seek to invest its capital broadly among multiple Investment Funds and in direct investments. As a consequence of a potential large investment in a particular Investment Fund or group of Investment Funds with similar exposures to underlying investments and/or industries, losses suffered by such Investment Fund(s) could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of, or among uncorrelated, Investment Funds.

Reliance on Management. All decisions regarding the management and affairs of the Fund will be made exclusively by the Adviser, subject to Board oversight. A Member is not entitled to participate in the management of the Fund, or in the conduct of its business, apart from the capacity to vote on certain matters (including the election of the Board). The Adviser will, in turn, seek to invest the Fund’s assets in Investment Funds and other investments. A person should not acquire Shares unless such person is willing to entrust the Adviser and the Investment Funds (and respective Investment Managers) selected for the Fund, with the management of such person’s assets.

Management Fees and Incentive Compensation. The Fund will pay the Adviser an annual Management Fee payable on a monthly basis. The Investment Funds will also pay their respective Investment Managers a management fee and, with respect to substantially all Investment Funds, incentive compensation. Such incentive compensation is typically payable to the Investment Managers or their affiliates at the end of the relevant measurement period and upon redemption from or transfer out of an Investment Fund. See “Fees and Expenses” for more information.

As a result of the Management Fee and other expenses, the returns realized by the Members from the Fund’s activities may be substantially less than the returns the Members would realize from engaging in the same activities directly, if they were able to make such investments directly without investing in the Fund. Incentive compensation also may create an incentive for an Investment Manager to cause an Investment Fund to make investments that are riskier or more speculative than would be the case in the absence of an incentive to the Investment Manager based on performance of the Investment Fund. An Investment Manager may also have an incentive to direct its Investment Fund to borrow to increase the Investment Fund’s investment return.

Offsetting Trades by Investment Managers. Investment decisions for Investment Funds are made by Investment Managers independently of each other. As a result, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund. Consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result.

Investment Fund Risk. In addition to the above risks of the Fund, investors are subject to the risks of the Investment Funds in which the Fund may invest. There are many risks associated with such investments, including that the Fund could lose all or part of its investment in any Investment Fund. Please see and read “RISK FACTORS – Principal Risks Relating to Investment Funds and Direct Investments” carefully.

Changes in United States Law. Changes in the state and federal laws applicable to the Fund, Adviser or applicable to the Investment Managers, Investment Funds and other securities or instruments in which the Fund may invest, may negatively affect the Fund’s returns to Members. The Fund may need to modify its investment strategies in the future in order to satisfy new regulatory requirements or to compete in a changed business environment.

The global financial markets continue to be subject to pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis with little or no notice, with the consequence that some market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions has been suddenly and/or substantially eliminated or otherwise negatively implicated. Given the complexities of the global financial markets and the limited time frame within which governments have been able to take action, these interventions have sometimes been unclear in scope and application, resulting in confusion and uncertainty, which in itself has been materially detrimental to the efficient functioning of such markets as well as previously successful investment strategies.

Legal, tax and regulatory changes could occur that may materially adversely affect the Fund and/or the Investment Funds. For example, the regulatory and tax environment for derivative instruments is changing rapidly, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments and the ability of the Fund and/or Investment Funds to pursue their trading strategies. Similarly, the regulatory environment for leveraged investors and for private funds generally is changing rapidly, and changes in the direct or indirect regulation of leveraged investors or private funds, including tax regulation applicable thereto, may materially adversely affect the ability of the Fund to pursue investment objectives or strategies. Due to events in the markets over the past several years, and recent legislation, additional regulatory change may be more likely than not and should be expected to occur.

It is impossible to predict with certainty what additional interim or permanent governmental restrictions may be imposed on the markets and/or the effect of such restrictions on the Fund’s and/or an Investment Fund’s ability to achieve its investment objective. Legislation or regulation, which could be substantial and is unpredictable, could pose additional risks and result in material adverse consequences to the Fund and/or Investment Funds and/or limit potential investment strategies that would have otherwise been used by the Fund or Investment Funds. The Fund believes that there is a high likelihood of significantly increased regulation of the global financial markets, and that such increased regulation could be materially detrimental to the performance of the Fund.

Systemic Risk. Systemic risk is the risk of broad financial system stress or collapse triggered by the default of one or more financial institutions, which results in a series of defaults by other interdependent financial institutions. Financial intermediaries, such as clearing houses, banks, securities firms and exchanges with which the Investment Funds interact, as well as the Investment Funds themselves, are all subject to systemic risk. A systemic failure could have material adverse consequences on the Investment Funds and the Fund and on the markets for the instruments in which the Investment Funds seek to invest.

Uncertain Impact of Legislation and Follow-On Regulation. The swaps market was largely unregulated prior to the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which was enacted in response to turmoil in the financial markets and other market events. The Dodd-Frank Act contains changes to the existing regulatory structure in the United States and is intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses. Among other things, the Dodd-Frank Act sets forth a new regulatory framework for certain OTC derivatives, such as swaps, in which the Fund and/or Investment Funds may be authorized to invest. Ongoing changes to regulation of the derivatives markets and potential changes in the regulation of Investment Funds using derivative instruments could limit the Fund’s ability to pursue its investment strategies. The extent and impact of these changes are not yet fully known and may not be for some time. New regulation of derivatives may make them more costly, or may otherwise adversely affect their liquidity, value or performance. For example, global financial regulators have adopted new rules and regulations which may require the Fund to segregate assets in order to meet new variation margin requirements when it enters into uncleared swap agreements.

The Dodd-Frank Act also requires many swap transactions to be executed on registered exchanges or through swap execution facilities, cleared through a regulated clearinghouse and publicly reported. As of the date of this Memorandum, central clearing is required only for certain market participants trading certain instruments, although central clearing for additional instruments is expected to be implemented by the CFTC until the majority of the swaps market is ultimately subject to central clearing. In addition, many market participants are now regulated as swap dealers or major swap participants and are, or will be, subject to certain minimum capital and margin requirements and business conduct standards. The statutory requirements of the Dodd-Frank Act are still being implemented, primarily through rules and regulations adopted by the SEC and/or the CFTC. There is a prescribed phase-in period during which most of the mandated rulemaking and regulations are being implemented, and temporary exemptions from certain rules and regulations have been granted so that current trading practices will not be unduly disrupted during such transition periods.

These developments could cause the Fund and/or an Investment Fund to terminate or amend new or existing swap agreements or to realize amounts to be received under such instruments at an inopportune time. Until the mandated rulemaking and regulations are implemented completely, it will not be possible to determine the complete impact of the Dodd-Frank Act and related regulations on the Fund and/or an Investment Fund, and the establishment of a centralized exchange or market for swap transactions may not result in swaps being easier to value or trade. It is also expected that swap dealers, major swap participants and swap counterparties will experience other new and/or additional regulations, requirements, compliance burdens and associated costs. The legislation and rules to be promulgated may exert a negative effect on the Fund’s and/or an Investment Fund’s ability to meet its investment objective, through limits, requirements, or additional costs imposed on the Fund and/or an Investment Fund, or its counterparties. The swap market could be disrupted or limited as a result of the legislation, and the new requirements may increase the cost of the Fund’s and/or an Investment Fund’s investments and of doing business, which could adversely affect the Fund’s and/or an Investment Fund’s ability to buy or sell OTC derivatives.

Additionally, the CFTC has rescinded certain exemptions from registration requirements under the CEA that have been previously available to investment advisers registered under the Advisers Act. In the event that the Fund’s investments in derivative instruments regulated under the CEA, including futures, swaps and options on futures, exceeds a certain threshold, the Fund may become subject to regulation under the CEA, and the Adviser may be required to register as a “commodity pool operator” and/or “commodity trading advisor” with the CFTC with respect to the Fund, unless it can rely on an alternative exemption from registration or no-action relief made available by the CFTC staff. In the event the Adviser is required to register with the CFTC, it will become subject to additional recordkeeping and reporting requirements with respect to the Fund, which may increase the Fund’s expenses.

The CFTC has issued regulations with quantitative tests and thresholds to determine whether an entity is acting as a “swap dealer” or a Major Swap Participant (“MSP”) and must register in the appropriate category and comply with capital, margin, recordkeeping, reporting and business conduct rules. While it seems unlikely that the Fund would be considered an MSP under these tests, the Fund could become subject to the requirement to register as an MSP due to extraordinary growth, changes to the Fund’s investment strategy, or revisions to the thresholds for registration. In addition, Investment Funds subject to these regulations may be registered or required to register as MSPs. Even if the Fund or an Investment Fund is not considered a MSP, the increased regulation of derivatives trading imposed by the Dodd-Frank Act may impose additional regulatory burdens that could increase the costs and reduce the expected benefits of the Fund’s and/or an Investment Fund’s derivatives trading strategies.

Further, the Dodd-Frank Act created the Financial Stability Oversight Council (“FSOC”), an interagency body charged with identifying and monitoring systemic risks to financial markets. The FSOC has the authority to require that nonbank financial companies that are “predominantly engaged in financial activities,” such as the Fund, the Adviser, Investment Funds and Investment Managers, whose failure it determines would pose systemic risk, be placed under the supervision of the Board of Governors of the Federal Reserve System (“Federal Reserve”). The FSOC has the authority to recommend that the Federal Reserve adopt more stringent prudential standards and reporting and disclosure requirements for nonbank financial companies supervised by the Federal Reserve. Such disclosure requirements may include the disclosure of the identity of investors in private funds such as the private Investment Funds. The FSOC also has the authority to make recommendations to the Federal Reserve on various other matters that may affect the Fund and/or Investment Funds, including requiring financial firms to submit resolution plans, mandating credit exposure reports, establishing concentration limits, and limiting short-term debt. The FSOC may also recommend that other federal financial regulators impose more stringent regulation upon, or ban altogether, financial activities of any financial firm that poses what it determines are significant risks to the financial system. In the event that the FSOC designates the Fund or an Investment Fund as a systemic risk to be placed under the Federal Reserve’s supervision, the Fund or Investment Fund could face stricter prudential standards, including risk-based capital requirements, leverage limits, liquidity requirements, concentration requirements, and overall risk management requirements, among other restrictions. Such requirements could hinder the Fund’s and/or an Investment Fund’s ability to meet its investment objective and may place the Fund at a disadvantage with respect to its competitors.

Private Investment Funds may also face additional reporting and recordkeeping requirements under the Dodd-Frank Act. Under the Dodd-Frank Act, advisers to private funds are required to maintain records regarding private funds that include a description of: amount of assets under management and use of leverage, including off-balance-sheet leverage; counterparty credit risk exposure; trading and investment positions; valuation policies and practices; types of assets held; side arrangements or side letters whereby certain investors obtain more favorable rights than other investors; trading practices, and such other information as the SEC determines is necessary and appropriate in the public interest and for the protection of investors or for the assessment of systemic risk. Over time, private Investment Funds’ adherence to the new recordkeeping and reporting requirements may indirectly increase Fund expenses.

In addition, there can be no assurance that recent tax reform or changes in U.S. economic policy will not have a material adverse effect on the investments and investment strategies pursued by the Fund.

Geo-Political. Terrorism and related geo-political risks have led, and may in the future lead, to increased short-term market volatility, and may have adverse long-term effects on world economies and markets generally.

Principal Risks Relating to Investment Funds and Direct Investments

PAST RESULTS OF INVESTMENT VEHICLES ADVISED OR MANAGED BY THE ADVISER ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. NO ASSURANCE CAN BE MADE THAT PROFITS WILL BE ACHIEVED OR THAT SUBSTANTIAL LOSSES WILL NOT BE INCURRED.

The following discussion outlines certain of the risks associated with Investment Funds and particular types of investments that may be made by the Investment Funds. Such risks would apply equally in respect of any direct investments by the Fund in any of the securities or other instruments described herein.

Investment Funds Generally Non-Diversified. Investment Funds will generally be non-diversified, although some Investment Funds may be required to, or undertake to, comply with certain investment restrictions. Investment Funds may at certain times hold large positions in a relatively limited number of investments. Investment Funds may target or focus their investments in particular markets, sectors, or industries. Those Investment Funds that focus on a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings. As a result, the net asset values of such Investment Funds may be subject to greater volatility than those of investment companies that invest across multiple markets, industries or sectors, and this may negatively impact the net asset value of the Fund. Private Investment Funds generally are not subject to industry concentration restrictions on their investments and, in some cases, may invest a significant portion of the value of their total assets in a single industry or group of related industries. Although the Fund does not believe it is likely to occur given the nature of its investment program, it is possible that, at any given time, the assets of private Investment Funds in which the Fund has invested will be invested in a single industry constituting a significant portion of the value of the Fund’s total assets. However, because these circumstances may arise, the Fund is subject to greater investment risk to the extent that a significant portion of its assets may at some times be invested, indirectly through investments in the private Investment Funds, in the securities of issuers engaged in similar businesses that are likely to be affected by the same market conditions and other industry-specific risk factors. Private Investment Funds are not generally required to provide current information regarding their investments to their investors (including the Fund). Thus, the Fund may not be able to precisely determine at any given time the extent to which private Investment Funds have invested their combined assets in any particular industry.

Debt and Other Income Securities and Loans. Investment Funds may invest in fixed-income and adjustable rate securities. Although certain Investment Funds may invest in securities of issuers in developed countries, other Investment Funds may invest in income securities of issuers located in or with significant exposure to emerging markets, including countries located in Asia, Latin America, the Middle East, Southern Europe, Eastern Europe and Africa. Certain Investment Funds may also invest in the sovereign debt of developed and emerging market countries. Interest rates are highly sensitive to many factors including governmental, monetary and tax policies, domestic and international economic and political considerations, fiscal deficits, trade surpluses or deficits, regulatory requirements and other factors beyond the control of an Investment Fund. Investments with longer maturities or durations tend to be more volatile and sensitive to changes in interest rates than investments with shorter maturities or durations.

Income securities are subject to interest rate, market and credit risk. Interest rate risk relates to changes in a security’s value as a result of changes in interest rates generally. Even though such securities are investments that may offer a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. In general, the values of fixed-income securities increase when prevailing interest rates fall and decrease when interest rates rise. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase or decrease significantly in value when market interest rates fall or rise, respectively. Investors should note that interest rates remain near historical lows. Following the financial crisis that began in 2007, the Federal Reserve attempted to stabilize the U.S. economy and support the U.S. economic recovery by keeping the federal funds rate near zero percent and by purchasing large quantities of securities issued or guaranteed by the U.S. government or its agencies or instrumentalities on the open market through Quantitative Easing. As the Federal Reserve raises the federal funds rate and “tapers” Quantitative Easing, there is a risk that interest rates will rise. These policy changes may expose fixed income and related markets to heightened volatility and may reduce liquidity for certain Fund investments, which could cause the value of a Fund’s investments and share price to decline. A Fund that invests in derivatives tied to fixed income markets may be more substantially exposed to these risks than a Fund that does not invest in such derivatives. Increases in interest rates may lead to heightened Fund redemption activity, which may cause a Fund to lose value as a result of the costs that it incurs in turning over its portfolio and may lower its performance.

Loans include senior floating rate loans and secured and unsecured subordinated loans, second lien loans and bridge loans. Senior loans, which primarily include senior floating rate loans, are typically secured with specific collateral and have a claim on the assets and/or stock of the borrower, as compared to subordinated debtholders and stockholders of the borrower, but there can be no assurance that the liquidation of any collateral securing a loan would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. The specific collateral used to secure a senior loan may decline in value or become illiquid, which would adversely affect the loan’s value. Senior loans typically are of below investment grade quality and have below investment grade credit ratings, which ratings are associated with securities having high risk, speculative characteristics (often referred to as “junk”). Most loans are lower rated investments. In the event a loan is not rated, it is likely to be the equivalent in quality to a lower rated investment. The amount of public information available with respect to loans may be less extensive than that available for registered or exchange listed securities. Due to the lack of centralized information and trading, the valuation of loans may carry more risk than exchange-listed instruments. The Adviser may rely in whole or in part on analyses performed by others. Although the overall size and number of participants in the market for senior loans has grown, senior loans continue to trade in an unregulated inter-dealer or inter-bank secondary market.

Purchases and sales of senior loans are generally subject to contractual restrictions that must be satisfied before a senior loan can be bought or sold. These restrictions may impede the Fund’s or Investment Fund’s ability to buy or sell senior loans, may negatively impact the transaction price and/or may result in delayed settlement of senior loan transactions or other illiquidity of such investments. Junior loans include secured and unsecured subordinated loans, second lien loans and subordinated bridge loans. Junior loans are subject to the same general risks inherent to any loan investment. Due to their lower place in the borrower’s capital structure and possible unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower. The Investment Funds may invest in unsecured debt securities and debt securities that may be structurally or contractually subordinated to substantial amounts of indebtedness, all or a significant portion of which may be secured on substantially all of that issuer’s assets. The Investment Funds may invest in debt securities which are not protected by financial covenants or limitations on additional indebtedness. The Investment Funds’ investments may also be subject to early redemption features, refinancing options, prepayment options or similar provisions that, in each case, could result in the issuer repaying the principal on an obligation held by an Investment Fund earlier than expected. This may happen, for example, when there is a decline in interest rates. Other factors may materially and adversely affect the market price and yield of such debt investments, including, without limitation, investor demand, changes in the financial condition of issuers, government fiscal policy and domestic or worldwide economic conditions. In addition, loan investments may not be considered securities for all regulatory purposes and purchasers of investments, such as the Fund or Investment Funds, may not be entitled to rely on the anti-fraud protections of the federal securities laws as compared to other Fund investments.

Market risk relates to the changes in the risk or perceived risk of an issuer, country or region. Credit risk relates to the ability of the issuer to make payments of principal and interest, including the likelihood of default. The values of income securities may be affected by changes in the credit rating or financial condition of the issuing entities. Income securities denominated in non-U.S. currencies are also subject to the risk of a decline in the value of the denominating currency relative to the U.S. dollar.

The debt securities in which certain Investment Funds may invest are not required to satisfy any minimum credit rating standard, and may include instruments that are considered to be of relatively poor standing and have predominantly speculative characteristics with respect to capacity to pay interest and repay principal. A debt obligation that is fully bearing payment-in-kind interest will generally have a higher risk of non-payment of interest as there will be no cash payments of interest from the borrower prior to maturity or refinancing. There can be no assurance that an issuer will generate sufficient cash to service its debt obligations, and, in any such case, an Investment Fund may suffer a partial or total loss of invested capital. Certain Investment Funds may invest in bonds rated lower than investment grade, commonly referred to as “junk bonds,” which may be considered speculative. Certain Investment Funds may also invest substantially all of their assets in high-risk instruments that are low rated or unrated.

Variable and Floating Rate Securities. In addition to traditional fixed-rate securities, the Investment Funds may invest in debt securities with variable or floating rate interest or dividend payments. Variable or floating rate securities bear rates of interest that are adjusted periodically according to formulae intended to reflect market rates of interest. Variable or floating rate securities allow an Investment Fund to participate in increases in interest rates through upward adjustments of the coupon rates on such securities; however, during periods of increasing interest rates, changes in the coupon rates may lag behind the change in market rates or such securities may have limits on the maximum increase in coupon rates. Alternatively, during periods of declining interest rates, the coupon rates on such securities readjust downward, resulting in a lower yield.

The Investment Funds also may invest in derivative variable rate securities, such as inverse floaters whose rates vary inversely with market rates of interest, or range floaters or capped floaters, whose rates are subject to periodic or lifetime caps, or in securities that pay a rate of interest determined by applying a multiple to the variable rate. Investment in such securities involves special risks as compared to a fixed-rate security. The extent of increases and decreases in the value of derivative variable rate securities and the corresponding change to the net asset value of an Investment Fund in response to changes in market rates of interest generally will be larger than comparable changes in the value of an equal principal amount of a fixed-rate security having similar credit quality, redemption provisions and maturity. The markets for such securities may be less developed and have less liquidity than the markets for conventional securities.

Municipal Obligations. The Investment Funds may invest in obligations issued by state or local governments, their agencies, authorities or instrumentalities (“Municipal Obligations”) and in related derivative instruments. Municipal Obligations may be affected to a greater extent than other fixed income securities by litigation, legislation or other political events or the bankruptcy of the issuer.

Municipal Obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act. They are also subject to Federal or state laws, if any, that extend the time for payment of principal or interest, or both, or impose other constraints upon enforcement of such obligations or upon municipalities to levy taxes. The power or ability of issuers to pay, when due, principal of and interest on Municipal Obligations may also be materially affected by the results of litigation or other conditions. Certain municipalities of the United States and its territories are financially strained and may face the possibility of default on their debt obligations, which could directly or indirectly detract from the Investment Funds’ performance.

From time to time, proposals have been introduced before the U.S. Congress for the purpose of restricting or eliminating the Federal income tax exemption for interest on Municipal Obligations. It may be expected that similar proposals will be introduced in the future. If such a proposal were enacted, it could have a materially adverse effect on the value of Municipal Obligations.

Zero Coupon and Deferred Interest Bonds. The Investment Funds may invest in zero coupon bonds and deferred interest bonds, which are debt obligations issued at a significant discount from face value. The original discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity or the first interest accrual date at a rate of interest reflecting the market rate of the security at the time of issuance. While zero coupon bonds do not require the periodic payment of interest, deferred interest bonds generally provide for a period of delay before the regular payment of interest begins. Such investments experience greater volatility in market value due to changes in interest rates than debt obligations that provide for regular payments of interest.

Distressed Debt. Distressed debt strategies entail investing in the debt of companies experiencing significant financial or operational difficulties that often lead to bankruptcies, exchange offers, workouts, financial reorganizations, and other special credit event-related situations. These companies are generally experiencing even greater difficulties than companies in the “high yield” category. These securities generally trade at significant discounts to par value, because of these difficulties and because certain classes of investors are precluded, based on their investment mandates, from holding low-credit instruments. Investment Funds which invest in distressed debt typically experience significantly more volatility and risk than traditional fixed income Investment Funds.

Defaulted Securities. The Investment Funds may invest in the securities of companies involved in bankruptcy proceedings, reorganizations and financial restructurings and may have a more active participation in the affairs of the issuer than is generally assumed by an investor. This may subject the Investment Funds to litigation risks or prevent (or otherwise limit) the Investment Funds from disposing of securities. In a bankruptcy or other proceeding, an Investment Fund as a creditor may be unable to enforce its claims or rights in any collateral or may have its claims or security interest in any collateral challenged, disallowed or subordinated to the claims or security interests of other creditors. While the Investment Funds attempt to avoid taking the types of actions that would lead to equitable subordination or creditor liability, there can be no assurance that such claims will not be asserted or that the Investment Funds will be able to successfully defend against them. If an Investment Fund’s investment in such securities is significant, the Investment Fund may receive a higher proportion of post-reorganization securities (as discussed below) than cash payments after any bankruptcy proceeding, reorganization or financial restructuring of a company. In addition, the Investment Funds may purchase creditor claims subsequent to the commencement of a bankruptcy case.  Under judicial decisions, it is possible that such purchase may be disallowed by the bankruptcy court if the court determines that the purchaser has taken unfair advantage of an unsophisticated seller, which may result in the rescission of the transaction (presumably at the original purchase price) or forfeiture by the purchaser.

Post-Reorganization Securities. Post-reorganization securities typically entail a higher degree of risk than investments in securities of companies that have not undergone a reorganization or restructuring. Moreover, post-reorganization securities can be subject to heavy selling or downward pricing pressure after the completion of a bankruptcy reorganization or restructuring. If the Investment Manager’s evaluation of the anticipated outcome of an investment situation should prove incorrect, an Investment Fund could experience a loss. In addition, the Investment Funds may receive post-reorganization equity securities, which may be subject to greater risk than debt securities.

Litigation Finance. Litigating and settling private lawsuits can be a very lengthy and expensive process. Parties to litigation and/or their counsel are in need of immediate funds for a variety of reasons. The Fund may enter into arrangements with a plaintiff or a law firm in order to provide capital to fund litigation in exchange for a portion of the award or settlement. Such arrangements may relate to a single case or a portfolio of cases. Generally, the recipient of such financing is not obligated to make any payment unless and until litigation proceeds are actually received by the litigant or their counsel. If the matter fails to be resolved, or is resolved adversely to the plaintiff, there is generally no obligation to pay anything and the Fund would suffer a complete loss of the capital invested. Even if the outcome of the litigation is favorable, the Fund may still suffer at least a partial loss. For example, the litigant’s recovery may not be large enough to satisfy the Fund’s entire investment amount. In addition, the Fund may not possess seniority over other investors or lien-holders, and as a result the Fund may lose out on its entire investment despite other similarly situated investors making a profit. The Fund may also not recover the entirety of its investments if the defendant to the litigation is unable to pay the full amount of the judgement. Alternatively, the Fund may enter into arrangements with insurance companies or reinsurance companies in an attempt to capitalize on outcomes relating to the obligations of such insurance and reinsurance companies during the life of a case.

Commercial Paper. The Investment Funds may invest in commercial paper, which represents short-term unsecured promissory notes issued by banks or bank holding companies, corporations, finance companies, state and local governments, and by public authorities, agencies and instrumentalities. In the event the issuer cannot generate adequate cash flow, an Investment Fund may suffer a partial or total loss of capital invested. In addition, the lack of security presents some risk of loss to an Investment Fund since, in the event of an issuer’s bankruptcy, unsecured creditors are repaid only after the secured creditors out of the assets, if any, that remain.

Credit Crisis Liquidity Risk. Certain types of credit instruments, such as investments in collateralized debt obligations, high-yield bonds, debt issued in leveraged buyout transactions, mortgage- and asset-backed securities, and short-term asset-backed commercial paper, may become very illiquid. General market uncertainty may lead to market imbalances of sellers and buyers, which in turn result in significant valuation uncertainties in mortgage and credit-related securities and other instruments. These conditions have resulted and may in the future result in greater volatility, less liquidity, widening credit spreads and a lack of price transparency, with many instruments remaining illiquid and of uncertain value. Future tightening, or collapse, of the credit markets may make valuation for the Fund and its Investment Funds uncertain and/or result in sudden and significant valuation increases or declines in the Fund or the Investment Funds. The extent to which a security may be sold or a derivative position closed without negatively impacting its market value may be impaired by reduced market activity or participation, legal restrictions or other economic and market impediments.

Arbitrage Strategies Risk. The Fund and the Investment Funds may utilize various arbitrage strategies, including convertible arbitrage, merger/event-driven arbitrage, fixed income arbitrage, volatility arbitrage and statistical arbitrage. Arbitrage investment typically seeks to take advantage of temporary perceived inefficiencies in the pricing of certain assets. Through research and analysis, arbitrage investors seek to find investment opportunities that have not been deemed to be viable by other investors. Such investments may be available only cyclically or not at all. Furthermore, if assumptions used in the research and analysis of the arbitrage investment are incorrect or if the model used to evaluate arbitrage investments is flawed, arbitrage strategies may be unsuccessful.

Merger Arbitrage Transactions. The Investment Funds may engage in merger arbitrage transactions in which they will purchase securities at prices slightly below the anticipated value of the cash, securities or other consideration to be paid or exchanged for such securities in a proposed merger, exchange offer, tender offer or other similar transaction. Such purchase price may be substantially in excess of the market price of the securities prior to the announcement of the merger, exchange offer, tender offer or other similar transaction. If the proposed merger, exchange offer, tender offer or other similar transaction later appears likely not to be consummated or in fact is not consummated or is delayed, the market price of the security purchased by an Investment Fund may decline sharply and result in losses to the Investment Fund if such securities are sold, transferred or exchanged for securities or cash, the value of which is less than the purchase price. In addition, to the extent that an Investment Fund’s positions are significantly leveraged, delays in the consummation of a proposed transaction will increase the Investment Fund’s interest expense. In certain transactions, an Investment Fund may not be “hedged” against market fluctuations. This can result in losses, even if the proposed transaction is consummated. Conversely, if an Investment Fund has sold short securities that are the subject of a proposed tender offer, exchange offer, merger or similar transaction, and the transaction is in fact consummated, the Investment Fund may be forced to cover its short position in the market at a higher price than its short sale, with a resulting loss. A short sale involves a risk of a theoretically unlimited increase in the market price of the security. Furthermore, if an Investment Fund has sold short the securities offered in an exchange offer or merger and has purchased the securities of the target company, the Investment Fund is exposed to the risk that, if the transaction is not consummated, it may suffer losses with respect to both its long and its short positions.

Appraisal Arbitrage. Shareholders of a company that has announced it is the target of a buyout may pursue their “appraisers’ rights” under state law by voting against, or abstaining from voting with respect to, the buyout and subsequently suing to be awarded a higher price per share than the buyer has offered. An Investment Fund may invest in a company on the verge of a buyout in order to pursue an appraisal claim and seek a higher return on its investment in the company. This strategy, known as “appraisal arbitrage,” involves the risk that if the appraisal claim goes to trial, the judge will award those seeking independent appraisal less than the price offered by the buyer. In addition, appraisal arbitrage has become an increasingly popular strategy, and several hedge funds may pursue appraisal claims relating to a single contemplated buyout. It is therefore possible that a high percentage of “no” votes and abstentions by shareholders, including by an Investment Fund and others involved in appraisal arbitrage, could cause the vote required to approve the buyout to fail altogether. In such event, the Investment Fund would not have any appraisal rights, and the value of the Investment Fund’s investment in the target company could decrease substantially.

Relative Value.  Relative value strategies encompass a wide range of investment techniques that are intended to profit from pricing inefficiencies. Relative value strategies generally involve taking a position in one instrument and simultaneously taking an offsetting position in a related instrument in an attempt to profit from incremental changes in the price differential. There may be periods when the value style is out of favor, and during which the investment performance of an Investment Fund using a value strategy may suffer. In addition, value stocks are subject to the risks that their intrinsic value may never be realized by the market.  In the event that the perceived mispricings underlying an Investment Fund’s trading positions were to fail to converge toward, or were to diverge further from, the Investment Manager’s expectations, the Fund’s investment in such Investment Fund may incur a loss.

Proactive Investing Risk. In those cases where the Adviser or Investment Manager of an Investment Fund takes a more proactive role with respect to an investment in a company, there is a risk that the Adviser or Investment Manager's intended strategy for that company may not achieve or fully achieve the desired outcome, and the value of the investment in the company’s securities may not be protected or enhanced as anticipated.  Moreover, there may be instances (such as when a representative of the Adviser or Investment Manager serves on the board of directors of a company) when the Fund or an Investment Fund will be restricted in transacting in or redeeming a particular investment as a result of, among other things, legal restrictions on transactions by company directors or affiliates.

Secondary Market Purchase. The Fund may acquire interests in other funds in the secondary market from existing investors and also in certain cases from the issuers of such interests or other third parties. Such secondary market interests may present additional risks, such as (i) the difficulty in valuing the existing investments of the underlying fund; (ii) the possibility that the interest acquired in a secondary market interest may be subject to contingent liabilities resulting from activity that transpired prior to the secondary market interest (e.g., an indemnification obligation in respect of an act or omission occurring prior to the date of the secondary market interest) and (iii) the risk of non-performance by the counterparty to the transaction, including risks relating to the financial soundness and creditworthiness of the counterparty. Further, a secondary market interest may be subject to the consent of the underlying fund and other qualification requirements that may make such purchase more difficult or, ultimately, prevent it. In many cases, the economic, financial and other information available to and utilized by the Adviser in selecting and structuring secondary market transactions may be incomplete or unreliable. The Fund may also not have the opportunity to negotiate the terms of such transactions, including any special rights or privilege, and the purchase price will be subject to negotiation with the sellers of such interests.

The Adviser may have the opportunity to acquire, for the account of the Fund, a portfolio of secondary market interests from a seller on an “all or nothing” basis. Certain of the secondary market interests in the portfolio may be less attractive than others, and certain of the sponsors of such secondary market interests may be more familiar to the Fund than others, or may be more experienced or highly regarded than others. In such cases, it may not be possible for the Fund to carve out from such purchases those investments which the Adviser considers (for commercial, tax, legal or other reasons) less attractive.

The purchase of secondary market interests may be structured in the form of a swap or other derivative transaction. Such arrangements may involve the Fund taking on greater risk with an expected greater return or reducing their risk with corresponding reduction in the rate of return. Such arrangements also subject the Fund to the risk that the counterparty will not meet its obligations. If structured as such, the tax consequences of an investment in the Fund may be different than otherwise described herein, including, for example, the amount, timing and character of distributions by the Fund

Convertible Securities. Convertible securities (“Convertibles”) are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks).

A Convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a Convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a Convertible usually falls. Recent and potential future changes in government monetary policy may affect the level of interest rates. Since it is convertible into common stock, the Convertible generally has the same types of market and issuer risk as the underlying common stock. Convertibles that are debt securities are also subject to the normal risks associated with debt securities, such as interest rate risks, credit spread expansion and ultimately default risk, as discussed above. Convertibles are also prone to liquidity risk as demand can dry up periodically, and bid/ask spreads on bonds can widen significantly.

An issuer may be more likely to fail to make regular payments on a Convertible than on its other debt because other debt securities may have a prior claim on the issuer’s assets, particularly if the Convertible is preferred stock. However, Convertibles usually have a claim prior to the issuer’s common stock. In addition, for some Convertibles, the issuer can choose when to convert to common stock, or can “call” (redeem) the Convertible, which may be at times that are disadvantageous for an Investment Fund.

Warrants and Rights. Investment Funds may purchase warrants and rights. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Foreign Sovereign Debt. Sovereign debt includes bonds that are issued by foreign governments or their agencies, instrumentalities or political subdivisions or by foreign central banks. Sovereign debt also may be issued by quasi-governmental entities that are owned by foreign governments but are not backed by their full faith and credit or general taxing powers. Investment in sovereign debt involves special risks. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and/or interest when due in accordance with terms of such debt, and an Investment Fund may have limited legal recourse in the event of a default because, among other reasons, remedies must be pursued in the courts of the defaulting party. In addition, political conditions, especially a sovereign entity’s willingness to meet the terms of its debt obligations, are of considerable significance.

A sovereign debtor’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward principal international lenders and the political constraints to which a sovereign debtor may be subject.

The occurrence of political, social or diplomatic changes in one or more of the countries issuing sovereign debt could adversely affect an Investment Fund’s investments. Political changes or a deterioration of a country’s domestic economy or balance of trade may affect the willingness of countries to service their sovereign debt.

Trading Strategies and Multiple Investment Managers. When the Fund invests in an Investment Fund, the Fund does not have custody of the assets so invested. Therefore, there is always the risk that the personnel of that Investment Fund could misappropriate the securities or funds (or both) of the Fund. Furthermore, the institutions, including brokerage firms and banks, with which the Investment Managers do business, or to which securities have been entrusted for custodial purposes, may encounter financial difficulties that impair the operational capabilities or the capital position of the Investment Fund.

The success of an Investment Manager’s trading strategy may depend upon the occurrence in the future of price trends in the markets traded. In the past, there have been periods without trends and such periods may recur. The past performance of such trading strategies is not necessarily indicative of their future profitability, and no trading program can consistently determine which commodity or security to trade or when to enter into the trade. Any factor which may lessen the prospect of major trends in the future (such as increased governmental control of, or participation in, the markets) may reduce an Investment Manager’s ability to trade profitably in the future. Any factor which would make it difficult to execute more timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. Further, Investment Managers may modify and alter their strategies from time to time in an attempt to better evaluate market movements. As a result of such periodic modifications, it is possible that the trading strategies used by the Investment Managers in the future may be different from those presently in use. Although Investment Managers are required to adhere to the offering documents for the respective Investment Fund, the Adviser cannot control the investments made by an Investment Manager. The Adviser’s sole remedy in the event of a deviation by an Investment Manager from its offering documents may be to cause the Fund to withdraw or redeem capital from the Investment Fund, subject to any applicable withdrawal or redemption restrictions The Fund may also invest with newly formed Investment Managers that have limited or no operating histories or track records. No assurance can be given that the trading strategies to be used by Investment Managers will be successful under all or any market conditions.

In order to diversify among trading methods and markets, the Adviser has selected multiple Investment Funds. Although this diversification is intended to offset losses while maintaining the possibility of capitalizing on profitable price movements, there can be no assurance that use of several different Investment Funds will not result overall in losses generated by some Investment Funds exceeding profits achieved by others. There is no guarantee that the Fund will achieve its investment objective or generate profits. Similarly, there is no assurance that selection of multiple Investment Funds will prove more successful than would selection of a single Investment Fund. Moreover, the Adviser may reallocate the Fund’s assets among the Investment Funds, terminate one or more Investment Funds or select additional Investment Funds at any time. Any such reallocation could adversely affect the performance of the Fund.

Systematic Trading. Investment Managers using systematic trading strategies take directional positions in commodities, currencies or securities. Such Investment Managers base their decisions not on fundamental supply and demand factors, economic factors or anticipated events, but rather on technical trading systems involving trend analysis and other factors relating to the market itself. The profitability of such systematic trading depends upon the occurrence in the future of sustained price moves. Investment Managers using systematic trading strategies may also exercise some discretion to not take a position that is indicated by their systems or to take a position not indicated by their systems. This may result in such Investment Manager missing profit opportunities or making unprofitable trades when a more systematic approach would not have done so. On the other hand, rigid adherence to any system could miss opportunities or lead to losses which an exercise of discretion based on analysis of fundamental factors might have avoided.

Securities on Margin. Investment Funds may borrow money to purchase securities. Such borrowing provides the advantages of leverage, but exposes the Investment Funds to capital risk and higher current expenses. Any gain in the value of securities purchased with borrowed money or income earned from these securities that exceeds interest paid on the amount borrowed would cause an Investment Fund’s net assets to increase faster than would otherwise be the case. Conversely, any decline in the value of the securities purchased would cause the Investment Fund’s net assets to decrease faster than would otherwise be the case. Additionally, meeting margin calls will adversely impact the Investment Fund’s liquidity position.

Speculative Trading Strategies. Some Investment Funds may engage in speculative strategies, such as selling securities short and futures trading. Short selling exposes the seller to unlimited risk due to the lack of an upper limit on the price to which a security may rise. Commodity futures prices can be highly volatile. Because of the low margin deposits normally required in futures trading, an extremely high degree of leverage is a typical feature of futures trading. This may have the effect of magnifying trading losses an Investment Fund experiences. No guarantee or representation is made that any Investment Fund’s strategies will be successful.

Derivatives Markets Can Be Highly Volatile. The profitability of investments by an Investment Fund or the Fund in the derivatives markets depends on the ability of the Investment Manager or the Adviser to analyze correctly these markets, which are influenced by, among other things, changing supply and demand relationships, governmental, commercial and trade programs and policies designed to influence world political and economic events, and changes in interest rates.

Short Selling. Certain Investment Funds may engage in short selling. Short selling involves selling securities that are not owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows an Investment Fund to profit from declines in market prices to the extent such decline exceeds the transaction costs and the costs of borrowing the securities. However, since the borrowed securities must be replaced by purchases at market prices in order to close out the short position, any appreciation in the price of the borrowed securities would result in a loss upon such repurchase. An Investment Fund’s obligations under its securities loans will be marked to market daily and collateralized by the Investment Fund’s assets held at the broker, including its cash balance and its long securities positions. Because securities loans must be marked to market daily, there may be periods when the securities loan must be settled prematurely, and a substantial loss would occur. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. Short-selling exposes an Investment Fund to unlimited risk with respect to that security due to the lack of an upper limit on the price to which an instrument can rise.

Repurchase Agreements. Repurchase agreements are agreements under which an Investment Fund purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank or a securities dealer that agrees to repurchase the securities from the Investment Fund at a higher price on a designated future date. If the seller under a repurchase agreement becomes insolvent, the Investment Fund’s right to dispose of the securities may be restricted, or the value of the securities may decline before the Investment Fund is able to dispose of them. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before the repurchase of the securities under a repurchase agreement is accomplished, the Investment Fund may encounter a delay and incur costs, including a decline in the value of the securities, before being able to sell the securities. If the seller defaults, the value of the securities may decline before the Investment Fund is able to dispose of them. If an Investment Fund enters into a repurchase agreement that is subject to foreign law and the other party defaults, the Investment Fund may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and may suffer delays and losses in disposing of the collateral as a result.

Reverse Repurchase Agreements. Reverse repurchase agreements are a form of borrowing that involves a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase that security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. Reverse repurchase transactions are a form of leverage and may increase the volatility of an Investment Fund’s investment portfolio and therefore increase fluctuations in the Investment Fund’s net asset value.

Foreign Currency Transactions. Investment Funds may engage in foreign currency transactions for a variety of purposes, including to fix in U.S. dollars, between trade and settlement date, the value of a security that an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns, particularly if an Investment Manager expects a decrease in the value of the currency in which the foreign security is denominated. Investment Funds may, in some cases, purchase and sell foreign currency for non-hedging purposes. The Fund may also engage in foreign currency transactions to hedge the exposure of any non-U.S. currency investment.

Foreign currency transactions may involve the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve an Investment Fund agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Investment Fund contracted to receive in the exchange. An Investment Fund’s success in these transactions will depend principally on the ability of its Investment Manager to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

Money Market Instruments. For defensive purposes or otherwise, some or all of an Investment Fund’s assets may be invested in high quality fixed-income securities, money market instruments, and money market mutual funds, or held in cash or cash equivalents in such amounts as the Investment Manager deems appropriate under the circumstances. The Fund also may invest in these instruments for defensive, liquidity or other purposes. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government Securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. However, the SEC adopted amendments to Rule 2a-7 under the 1940 Act and other rules and forms related to money market funds that will affect the manner in which money market funds are structured and operated. It is unclear how changes in money market fund structures and operations may impact investments.

Purchasing Initial Public Offerings. Investment Funds may invest in securities of companies in initial public offerings or shortly thereafter. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies and, thus, for the Investment Funds (and, ultimately, for the Fund). The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospect of achieving them.

Special Investment Instruments and Techniques. Investment Managers may utilize a variety of special investment instruments and techniques to hedge the portfolios of the Investment Funds against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue an Investment Fund’s investment objective. These strategies may be executed through derivative transactions. The instruments the Investment Managers may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of the special investment instruments and techniques that the Investment Managers may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Investment Selection. The Investment Funds’ investments may be selected in part on the basis of information and data filed by the issuers of such securities with various government regulators or made directly available to the Investment Managers by the issuers of securities or through sources other than the issuers. Although the Investment Managers will evaluate all such information and data and seek independent corroboration when they consider it appropriate and when it is reasonably available, the Investment Managers will not be in a position to confirm the completeness, genuineness or accuracy of such information and data, and in some cases, complete and accurate information will not be readily available.

The Fund will acquire investment assets that have not yet been identified. Accordingly, prospective investors will not have an opportunity to review the terms upon which any assets will be acquired prior to investing in the Fund. The likelihood that Members will realize income or gain depends generally on the skill and expertise of the Adviser in selecting Investment Funds and making direct investments.

Equity Securities. Investment in equity securities offers the potential for substantial capital appreciation. However, such investment also involves certain risks, including issuer, industry, market and general economic related risks. Additionally, Investment Funds that invest in securities issued by U.S. entities with substantial foreign operations may be subject to risks related to economic, political or regulatory conditions in such foreign countries. The value of these securities generally will vary with the performance of the issuer and movements in the equity markets. As a result, the Investment Funds may suffer losses if they invest in equity securities and equity-like securities of issuers whose performance diverges from the Investment Managers’ expectations or if equity markets generally move in a single direction and the Investment Funds have not hedged against such a general move. Investment Funds that invest in securities issued by U.S. entities with substantial foreign operations may be subject to risks relating to economic, political or regulatory conditions in such foreign countries (See “Non-U.S. Investments” below). Investment Managers may attempt to reduce these risks; however, adverse developments or perceived adverse developments in one or more of these areas could cause a substantial decline in the value of equity securities owned by an Investment Fund.

Long/Short Risks. The success of the Investment Funds’ long/short investment strategy depends upon the Investment Managers’ ability to identify and purchase securities that are undervalued and identify and sell short securities that are overvalued. The identification of investment opportunities in the implementation of the Investment Funds’ long/short investment strategies is a difficult task, and there are no assurances that such opportunities will be successfully recognized or acquired. In the event that the perceived opportunities underlying the Investment Funds’ positions were to fail to converge toward, or were to diverge further from values expected by the Investment Managers, the Investment Funds may incur a loss. In the event of market disruptions, significant losses can be incurred which may force the Investment Funds to close out one or more positions. Furthermore, the financial and valuation models used to determine whether a position presents an attractive opportunity consistent with the Investment Managers’ long/short strategies may become outdated and inaccurate as market conditions change.

Non-U.S. Exchanges and Markets. An Investment Fund may engage in trading on non-U.S. exchanges and markets. Trading on such exchanges and markets may involve certain risks not applicable to trading on U.S. exchanges and is frequently less regulated. For example, certain of those exchanges may not provide the same assurances of the integrity (financial and otherwise) of the marketplace and its participants, as do U.S. exchanges. There also may be less regulatory oversight and supervision by the exchanges themselves over transactions and participants in such transactions on those exchanges. Some non-U.S. exchanges, in contrast to U.S. exchanges, are “principals’ markets” in which performance is the responsibility only of the individual member with whom the trader has dealt and is not the responsibility of an exchange or clearing association. Furthermore, trading on certain non-U.S. exchanges may be conducted in such a manner that all participants are not afforded an equal opportunity to execute certain trades and may also be subject to a variety of political influences and the possibility of direct government intervention. Investment in non-U.S. markets would also be subject to the risk of fluctuations in the exchange rate between the local currency and the dollar and to the possibility of exchange controls. Foreign brokerage commissions and other fees are also generally higher than in the United States.

Non-U.S. Investments. Investment in non-U.S. issuers or securities principally traded outside the United States may involve certain special risks due to economic, political and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against non-U.S. entities. Furthermore, issuers of non-U.S. securities are subject to different, often less comprehensive accounting reporting and disclosure requirements than domestic issuers. The securities of some foreign governments and companies and foreign securities markets are less liquid and at times more volatile than comparable U.S. securities and securities markets.

Commodities Risk. Exposure to the commodities markets may subject the Fund or an Investment Fund to greater volatility than investments in traditional securities. The value of commodity-linked derivative investments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or sectors affecting a particular industry or commodity, such as drought, floods, weather, embargoes, tariffs and international economic, political and regulatory developments. The prices of energy, industrial metals, precious metals, agriculture and livestock sector commodities may fluctuate widely due to factors such as changes in value, supply and demand and governmental regulatory policies. The energy sector can be significantly affected by changes in the prices and supplies of oil and other energy fuels, energy conservation, the success of exploration projects, and tax and other government regulations, policies of the Organization of Petroleum Exporting Countries (“OPEC”) and relationships among OPEC members and between OPEC and oil importing nations. The metals sector can be affected by sharp price volatility over short periods caused by global economic, financial and political factors, resource availability, government regulation, economic cycles, changes in inflation or expectations about inflation in various countries, interest rates, currency fluctuations, metal sales by governments, central banks or international agencies, investment speculation and fluctuations in industrial and commercial supply and demand. The commodity-linked securities in which the Fund or an Investment Fund might invest may be issued by companies in the financial services sector, including the banking, brokerage and insurance sectors. As a result, events affecting issuers in the financial services sector may cause the Fund’s share value to fluctuate.

Oil and Gas Risk. The Fund may be exposed to risks relating to investments in companies in the oil and gas sector, including master limited partnerships. The profitability of companies in the oil and gas sector is related to worldwide energy prices, including all sources of energy, and exploration and production spending. The price of energy, the earnings of companies in the oil and gas sector, and the value of such companies’ securities can be extremely volatile. Such companies are also subject to risks of changes in commodity prices, interest rates, exchange rates and the price of oil and gas, government regulation, world events, negative perception, depletion of resources, development of alternative energy sources, technological developments, labor relations and general economic conditions, as well as market, economic and political risks of the countries where oil and gas companies are located or do business. Oil and gas companies operate in a highly competitive and cyclical industry, with intense price competition. A significant portion of their revenues may depend on a relatively small number of customers, including governmental entities and utilities.

Global Macro Trading. Global macro trading involves investing in equity, fixed-income, foreign exchange or commodity markets around the world. Certain Investment Funds focus on underlying macroeconomic fundamentals in developing their investment theses. Monetary policy shifts, fiscal policy shifts, gross domestic product growth or inflation all may be considered in developing a market view. Investment Funds may establish opportunistic long or short market positions to seek to benefit from anticipated market moves. Global markets, particularly foreign stock markets, are volatile and can decline significantly in response to adverse economic, issuer, political or regulatory changes. Exchange rate risk between the U.S. dollar and foreign currencies may cause the value of the Fund’s investment in an Investment Fund to decline.

Currency Risk. The value of an Investment Fund’s assets may be affected favorably or unfavorably by the changes in currency rates and exchange control regulations. An Investment Fund may invest a portion of its assets in non-U.S. currencies, or in instruments denominated in non-U.S. currencies, the prices of which are determined with reference to currencies other than the U.S. dollar. An Investment Fund may or may not seek to hedge all or any portion of its foreign currency exposure. To the extent unhedged, the value of an Investment Fund’s assets will fluctuate with U.S. dollar exchange rates as well as the price changes of its investments in the various local markets and currencies. Thus, an increase in the value of the U.S. dollar compared to the other currencies in which such Investment Fund makes its investments will reduce the effect of increases and magnify the effect of decreases in the prices of such Investment Fund’s securities in their local markets. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect on an Investment Fund’s non-U.S. securities. Some currency exchange costs may be incurred when an Investment Fund changes investments from one country to another. Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the respective markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors, as seen from an international perspective, including but not limited to trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. Currency exchange rates can also be affected unpredictably by intervention by governments or central banks (or the failure to intervene) or by currency controls or political developments.

Lending Portfolio Securities. Investment Funds may lend securities held in their portfolios to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities, which affords it an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

High-Yield Securities. The Investment Funds may invest in high-yield securities. Such securities are generally not exchange-traded and, as a result, these instruments trade in a smaller secondary market than exchange-traded bonds. In addition, Investment Funds will invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. High-yield securities that are below investment grade or unrated face ongoing uncertainties and exposure to adverse business, financial or economic conditions that could lead to the issuer's inability to meet timely interest and principal payments. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities, which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities. Companies that issue such securities are often highly leveraged and may not have available to them more traditional methods of financing. It is possible that a major economic recession could disrupt severely the market for such securities and may have an adverse impact on the value of such securities. In addition, it is possible that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities.

Mortgage-Backed Securities. The Investment Funds may invest in mortgage-backed securities. Residential mortgage-backed securities evidence interests in or are secured by pools of residential mortgage loans. Commercial mortgage-backed securities evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which the Investment Funds may invest will be subject to all of the risks of the underlying mortgage loans.

Residential Mortgage-Backed Securities. Residential mortgage-backed securities represent interests in pools of residential mortgage loans secured by one to four family residential mortgage loans. Such loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized by government agencies, in which case the securities issued would be guaranteed. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the area where the related mortgaged property is located, the borrower’s equity in the mortgaged property and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process and may involve significant expenses.

Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited. At any one time, a portfolio of residential mortgage-backed securities may be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions. As a result, the residential mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations. In addition, the residential mortgage loans may include so-called “jumbo” mortgage loans, having original principal balances that are higher than is generally the case for residential mortgage loans. As a result, if an Investment Fund invests in residential mortgage-backed securities, it may experience increased losses.

Residential mortgage loans may be prepaid at any time. Prepayments will be influenced by the prepayment provisions of the related mortgage notes and may also be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the underlying residential mortgage loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing. In general, if prevailing interest rates fall significantly below the interest rates on the related residential mortgage loans, the rate of prepayment on the underlying residential mortgage loans would be expected to increase. Conversely, if prevailing interest rates rise to a level significantly above the interest rates on the related mortgages, the rate of prepayment would be expected to decrease. Prepayments could reduce the yield received on the related issue of residential mortgage-backed securities.

Certain mortgage loans may be of sub-prime credit quality (i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac). Originators of loans make sub-prime mortgage loans to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired or limited past credit history, lower credit scores, high loan-to-value ratios or high debt-to-income ratios. As a result of these factors, delinquencies and liquidation proceedings are more likely with sub-prime mortgage loans than with mortgage loans that satisfy customary credit standards.

Certain real estate markets have recently experienced declines in prices and demand, most notably in the residential housing market. In addition, there have recently been rising delinquency rates in highly leveraged loans to weaker borrowers, specifically in the sub-prime mortgage sector, that have caused rising defaults on loans. These defaults have recently caused unexpected losses for loan originators and certain sub-prime lenders and have led to instability in capital markets associated with securities that are linked to the sub-prime mortgage market. These recent events may increase the risks associated with investments in mortgage-backed securities. In addition, rating agencies have recently downgraded, and may continue to downgrade, securities backed by sub-prime mortgages. Such downgrades may cause the value of such securities held by the Investment Funds to decrease. Further, no assurances can be given that the ratings on such securities accurately reflect their risk profile.

Residential mortgage-backed securities may contain certain credit enhancement features intended to enhance the likelihood that holders of such securities will receive regular payments of interest and principal. If delinquencies or defaults occur on the mortgage loans underlying such residential mortgage-backed securities, neither the related servicers nor any other entities will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered within those transactions. There can be no assurance that the credit enhancement, if any, applicable to residential mortgage-backed securities will adequately cover any shortfalls in cash available to make payments on such residential mortgage-backed securities as a result of such delinquencies or defaults. If an Investment Fund invests in residential mortgage-backed securities, it may sustain substantial losses as a result of defaults and delinquent payments on the underlying mortgage loans.

Commercial Mortgage-Backed Securities. Commercial mortgage loans are secured by multi-family or commercial property and are subject to risks of delinquency and foreclosure and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. As a result, income generation will affect both the likelihood of default and the severity of losses with respect to a commercial mortgage loan. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things, tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

At any one time, a portfolio of commercial mortgage-backed securities may be backed by commercial mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions. As a result, the commercial mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations.

Certain of the commercial mortgage loans underlying the collateral debt securities may bear interest at adjustable rates based on the London Interbank Offered Rate (“LIBOR”) for one-month dollar deposits or other established interest indices. Accordingly, debt service for any such commercial mortgage loan will increase as interest rates rise. In contrast, rental and other income on the related mortgaged properties is not expected to rise significantly as interest rates rise. Accordingly, debt service coverage ratios of the underlying floating rate commercial mortgage loans generally will be adversely affected by rising interest rates and a borrower’s ability to make all payments due on such floating rate commercial mortgage loans may be adversely affected.

Mortgage loans underlying a commercial mortgage-backed security issue may provide for no amortization of principal or may provide for amortization based on a schedule substantially longer than the maturity of the mortgage loan, resulting in a “balloon” payment due at maturity. If the underlying mortgage borrower experiences business problems, or other factors limit refinancing alternatives, such balloon payment mortgages are likely to experience payment delays or even default. As a result, the related issue of commercial mortgage-backed securities could experience delays in cash flow and losses.

Asset-Backed Securities. Asset-backed securities are securities backed by assets other than mortgages, mortgage-backed securities or other mortgage-related assets. The investment characteristics of asset-backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying assets generally may be prepaid at any time. Credit card receivables, automobile, boat and recreational vehicle installment sales contracts, commercial and industrial bank loans, home equity loans and lines of credit, manufactured housing loans, corporate debt securities and various types of accounts receivable commonly support asset-backed securities. However, there can be no assurance that innovation in the relevant markets will not transform asset-backed securities by adding new classes of assets, new structures or other features not now familiar in the asset-backed markets. Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, asset-backed securities do not have the benefit of the same security interest in the related collateral. Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and Federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. The risk of investing in asset-backed securities is ultimately dependent upon payment of consumer loans by the debtor.

The collateral supporting asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties and may use credit enhancement techniques such as letters of credit, guarantees or preference rights. The value of an asset-backed security is affected by changes in the market’s perception of the asset backing the security and the creditworthiness of the servicing agent for the loan pool, the originator of the loans or the financial institution providing any credit enhancement, as well as by the expiration or removal of any credit enhancement. The frequency at which prepayments (including voluntary prepayments by the obligors and liquidations due to defaults and foreclosures) occur on loans underlying asset-backed securities will be affected by a variety of factors including the prevailing level of interest rates as well as economic, demographic, tax, social, legal and other factors.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments, and “discount” securities (securities whose principal or par amounts exceed their market values) are adversely affected by slower than anticipated prepayments. Because many asset-backed securities will be discount securities when interest rates are high and will be premium securities when interest rates are low, these asset-backed securities may be adversely affected by changes in prepayments in any interest rate environment. The adverse effects of prepayments may impact an Investment Fund, and therefore the Fund, in two ways. First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that an Investment Manager may have constructed for these investments, resulting in a loss to an Investment Fund and therefore the Fund. In particular, prepayments (at par) may limit the potential upside of many asset-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss.

Structured Credit Instruments. The Fund directly and indirectly through the Investment Funds may invest in structured credit instruments, including collateralized debt obligations, collateralized loan obligations (“CLOs”), collateralized bond obligations, collateralized mortgage obligations and other similar securities. These may be fixed pools or may be “market value” or managed pools of collateral, including commercial loans, high yield and investment grade debt, structured securities and derivative instruments relating to debt. The pools are typically separated into tranches representing different degrees of credit quality, with lower-rated tranches being subordinate to senior tranches. The senior tranches, which represent the highest credit quality in the pool, have the greatest collateralization and pay the lowest spreads over treasuries. Lower-rated tranches represent lower degrees of credit quality and pay higher spreads over treasuries to compensate for the attendant risks, including volatility of price and greater risk of loss of income and principal. The Investment Funds generally tend to invest in lower-rated tranches. Structured securities are extremely complex and are subject to risks related to, among other things, risks of subordination, limited diversification, leverage risk, lower credit quality securities, prepayment risk, changes in interest rates, the rate of defaults in the collateral pool, the exercise of redemption rights by more senior tranches and the possibility that a liquid market will not exist when the Fund or an Investment Fund seeks to sell its interest in a structured security.

Certain structured credit instruments (particularly subordinated structured credit instruments) may also provide that the non-payment of interest in cash on such securities will not constitute an event of default in certain circumstances and the holders of such securities will not have available to them any associated default remedies. Interest not paid in cash will often be capitalized and added to the outstanding principal balance of the related security. Any such deferral will reduce the yield on such structured credit instruments. Distributions on structured credit instruments generally depend solely upon the amount and timing of payments and other collections on the related underlying collateral, the amount of which is typically established to withstand certain assumed deficiencies in payment occasioned by defaults of the underlying collateral. However, if any deficiencies exceed such assumed levels, payments on the related structured credit instruments could be adversely affected by defaults.

Structured credit instruments are generally limited recourse obligations of the issuer payable solely from the underlying collateral of the issuer or proceeds thereof, and the structured credit instruments will not be guaranteed by any person. Consequently, holders of structured credit instruments must rely solely on distributions on the underlying collateral or proceeds thereof for payment in respect thereof, and to the extent the underlying collateral is insufficient to pay the structured credit instruments in full the issuer will not have any other assets that can satisfy any deficiencies.

Collateralized Loan Obligations. The Fund may invest in CLOs. The Fund’s portfolio may include a variety of different types of products including CLO senior debt securities, mezzanine or junior debt securities and equity securities. CLO securities are subject to credit and interest rate risks. Furthermore, during periods of market illiquidity, a CLO may not be able to sell assets in its portfolio or may only be able to do so at unfavorable prices. CLOs in the Fund’s portfolio may have no, or only a limited, trading market, which may make it difficult to sell them quickly without incurring significant losses. Because CLOs may be illiquid, they can be difficult to value and the valuations are often based on models or an indicative price from a dealer, rather than on prices at which the security was actually sold; as a result, CLOs (and particularly the junior tranches) may experience large movements in price that may not reflect the actual sales prices of the security. If holders of CLOs attempt to liquidate large portfolios of such securities over a short period of time, difficulties in the market for such securities may be exacerbated, resulting in further decreased liquidity and pricing. For a more complete discussion of liquidity risk, refer to “Illiquid Investments” below. Any CLO junior debt securities, and certain CLO junior equity, purchased by the Fund will most likely be unrated or non-investment grade. The CLO junior debt and junior equity positions would only be paid the principal and interest due to the position based on the principal and interest waterfall structured by the trust. CLO junior debt and junior equity often will rank behind other creditors of the CLO and an investment by the Fund in the equity tranche of a CLO will rank behind all creditors of the CLO. To the extent that any losses are incurred by a CLO in respect of its related CLO Collateral (as defined below), such losses will be borne first by the holders of the related CLO equity, next by the holders of any related subordinated CLO debt and finally by the holders of the related CLO senior tranches. In addition, if an event of default occurs under the governing instrument or underlying investment, as long as any CLO senior tranches are outstanding, the holders thereof generally will be entitled to determine the remedies to be exercised under the instrument governing the CLO. Remedies pursued by such holders could be adverse to the interests of the holders of any related subordinated CLO debt or CLO equity. Investments of the Fund may be the first to absorb any losses by the CLO on its underlying portfolio. This may result in losses on the invested proceeds of the Fund and could result in the complete loss of invested proceeds. Moreover, under certain circumstances, cash flows from CLO Collateral that otherwise would have been paid to the holders of its mezzanine CLO debt and the related CLO equity will be used to redeem the related CLO senior tranches. This could result in an elimination, deferral or reduction in the interest payments, principal repayments or other payments made to the holders mezzanine CLO debt and the related CLO equity.

CLOs often invest in concentrated portfolios of assets, including securities backed by commercial and residential mortgages. The concentration of an underlying portfolio in any one obligor would subject the holder of the related CLO securities to a greater degree of risk with respect to defaults by such obligor and the concentration of a portfolio in any one industry or region would subject the holder of the related CLO securities to a greater degree of risk with respect to economic downturns relating to such industry or region. The Fund’s investment in CLOs also involves significant leverage. Leverage is embedded in all classes of a CLO other than the most senior tranche, with the highest leverage applicable to an investment by the Fund in CLO equity securities. While the leverage presents opportunities for increasing the Fund’s total return, it has the effect of potentially increasing losses as well. Accordingly, any event that adversely affects the value of an investment in a CLO would be magnified to the extent that a CLO security is leveraged.

The value of the CLO securities owned by the Fund generally will fluctuate with, among other things, the financial condition of the obligors or issuers of the underlying portfolio of assets of the related CLO (“CLO Collateral”), general economic conditions, the condition of certain financial markets, political events, legislation and regulations, developments or trends in any particular industry and changes in prevailing interest rates. Consequently, holders of CLO securities must rely solely on distributions on the CLO Collateral or proceeds thereof for payment in respect thereof. If distributions on the CLO Collateral are not sufficient to make payments on the CLO securities, no other assets will be available for payment of the deficiency and, following realization of the CLO securities, the obligations of such CLO to pay such deficiency generally will be extinguished. CLO Collateral may consist of collateralized loan obligations, corporate loans, asset-backed securities (including both residential and commercial mortgage-backed securities) and other securities, which often are rated below investment grade (or of equivalent credit quality). Lower rated and unrated securities in which the Fund may invest have large uncertainties or major risk exposures to adverse conditions and are considered to be predominantly speculative. Generally, such securities offer a higher return potential than higher rated securities, but involve greater volatility of price and greater risk of loss of income and principal.

Collateralized Debt Obligations. Collateralized debt obligations (“CDOs”) are pools of loans, fixed income securities or other fixed income assets, the debt service on which is repackaged into cash flows payable on different tranches of debt collateralized by each pool.  Payments on such debt are dependent on payments on the underlying assets.  The CDOs in which the Fund may participate involve substantial organizational, syndication and ancillary fees.  The Fund’s investments in CDOs will frequently be subordinate in right of payment to other securities sold by the CDO and not readily marketable. Depending upon the default rate on the collateral of the CDO, the Fund may incur substantial losses on its CDO investments.  CDO structures are complex, and the Fund may be subject to a number of as yet unanticipated risks in participating in CDOs.  For a complete discussion of the risks, refer to “Collateralized Loan Obligations” above.

Private Lending

General Credit Risks of Loans. While loans originated and/or purchased by the Investment Funds or their affiliates are generally intended to be over-collateralized, the Investment Funds may be exposed to losses resulting from default and foreclosure. Therefore, the value of the underlying collateral, the creditworthiness of the borrower and the priority of the lien are each of great importance. Borrowers may include individuals, less-established companies and companies with poor cash flow or other poor financial metrics. These types of borrowers tend to be more vulnerable to financial failure, and such failure likely would cause the Investment Funds’ investments to lose substantial value. The Investment Funds cannot guarantee the adequacy of the protection of the Investment Funds’ interests, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. The specific collateral used to secure a loan may decline in value or become illiquid, which would adversely affect the loan’s value. Furthermore, the Investment Funds cannot assure that claims may not be asserted that might interfere with enforcement of the Investment Funds’ rights. In the event of a foreclosure, the Investment Funds or affiliates of the Investment Funds may assume direct ownership of the underlying asset. The liquidation proceeds upon sale of such asset may not satisfy the entire outstanding balance of principal and interest on the loan, resulting in a loss to the Investment Funds. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

Lower Credit Quality Loans. Generally, there are no restrictions on the credit quality of the Investment Funds’ loans. Lower credit quality loans may be deemed to have substantial vulnerability to default in payment of interest and/or principal. Certain of the loans may have large uncertainties or major risk exposures to adverse conditions, and may be considered to be predominantly speculative. Generally, such loans offer a higher return potential than better-quality loans, but involve greater volatility of price and greater risk of loss of income and principal. The market values of certain of these loans also tend to be more sensitive to changes in economic conditions than better quality loans.

Risks Associated with Loans to Companies in Distressed Situations. As part of their lending activities, the Investment Funds or their affiliates may originate loans to, and purchase loans with respect to, companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Investment Funds, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that the Investment Funds will correctly evaluate the value of the assets collateralizing the Investment Funds’ loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that an Investment Fund funds, the Investment Fund may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by the Investment Fund or its affiliates to the borrower.

Ability to Originate and Purchase Loans on Advantageous Terms; Competition and Supply. The Investment Funds’ success will depend, in part, on the ability of the Investment Funds or their affiliates to originate and purchase loans on advantageous terms. In originating and purchasing loans, the Investment Funds or their affiliates compete with a broad spectrum of lenders, many of which have substantially greater financial resources and are more well-known than the Investment Funds. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on such loans, which could reduce returns to investors.

Fraud. Of paramount concern in originating and purchasing loans is the possibility of material misrepresentation or omission on the part of the borrower. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability of the Investment Funds or their affiliates to perfect or effectuate a lien on the collateral securing the loan. The Investment Funds or their affiliates will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable, but cannot guarantee such accuracy or completeness. Under certain circumstances, payments to the Investment Funds or their affiliates may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

Marketplace/Peer-to-Peer Lending. The Investment Funds may gain direct and indirect exposure to marketplace/peer-to-peer lending strategies. Investments in marketplace/peer-to-peer lending platforms may be unsecured obligations of those lending platforms and accordingly are subject to the risks of those platforms’ bankruptcy. The Investment Funds likely will not have any security interest in the underlying loans of these platforms, and such loans likely will not be secured by any collateral or guaranteed or insured by any governmental agency or instrumentality or any third party. The Investment Funds will depend on the marketplace/peer-to-peer lending platforms to verify the identity of borrowers, their credit histories, and in some cases, their employment status and income. The Investment Funds will not be in a position to monitor those verification procedures and thus are subject to the risk that those procedures are, or over time become, inadequate to prevent fraud. Marketplace/peer-to-peer lending models are fairly new, and their compliance with various aspects of regulatory regimes, including those applicable to consumer credit transactions and small businesses among others, is untested. A federal or state regulator could take a position that a marketplace/peer-to-peer lending platform’s activities (and perhaps the activities of certain market participants who conduct business with such platforms) do not comply with applicable law, and any such regulatory action could adversely affect the Investment Funds. Marketplace/peer-to-peer lending platforms rely on various parties to execute their business models. The platforms could be adversely affected if any such party ceases to provide those services, which would, in turn, adversely affect the Investment Funds. The platforms also rely heavily on technology and their technological capabilities generally. The platforms are potentially subject to significant operational and business impairment if their technologies malfunction or are subject to cyberattack or data/privacy breaches (especially with respect to underlying borrower information). Such events may erode confidence in the platforms and thus create significant business risks. Additionally, entities through which the Investment Funds may access marketplace/peer-to-peer lending strategies may also be subject to operational impairment or regulatory challenges or may otherwise find their business models under pressure, which may in each case adversely affect the Investment Funds.

Lender Liability Considerations and Equitable Subordination. In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in a creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of an Investment Fund’s investments, the Investment Fund could be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lending institution (a) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court may subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, which is referred to as “equitable subordination.” An Investment Fund may make investments that would subject it to claims from creditors of an obligor that the Investment Fund’s investments issued by such obligor that are held by the Investment Fund should be equitably subordinated. A significant number of an Investment Fund’s investments may involve investments in which the Investment Fund would not be the lead creditor. It is, accordingly, possible that lender liability or equitable subordination claims affecting the investments could arise without the direct involvement of the Investment Fund.

Creditors Committee and/or Board Participation. The Investment Funds and/or the Investment Managers may be represented on the boards of directors of certain of the issuers of their investments or may have their representatives serve as observers to such boards of directors. Although such positions in certain circumstances may be important to the Investment Funds and/or an Investment Manager’s investment strategy and may enhance an Investment Manager’s ability to manage their investments, they may also have the effect of impairing an Investment Manager’s ability to transact in the related securities when, and upon the terms, it may otherwise desire and may subject an Investment Manager and/or an Investment Fund to claims they would not otherwise be subject to as an investor, including claims of breach of duty of loyalty, securities claims and other director-related claims.

Trade and Other General Unsecured Claims. The Fund may acquire interests in claims of trade creditors and other general unsecured claim holders of a debtor (“trade claims”). Trade claims generally include, but are not limited to, claims of suppliers for goods delivered and not paid, claims for unpaid services rendered, claims for contract rejections and claims related to litigation. Trade claims are typically unsecured and may, in unusual circumstances, be subordinated to other unsecured obligations of the debtor. The repayment of trade claims is subject to significant uncertainties, including the potential set-off by the debtor as well as other uncertainties described herein with respect to other distressed securities. A trade claim may be transferred or assigned before or after a petition in bankruptcy is filed, including after a proof of claim has been filed. Investments in trade claims and high risk receivables may also entail special risks including, but not limited to, fraud on the part of the assignor of the trade claim as well as logistical and mechanical issues which may affect the ability of the Fund or its agent to collect the claim in whole or in part.

Specialty Finance Investments. Investments in the specialty finance industry are subject to various industry specific risks (including additional risks related to the various segments of the specialty finance industry). Specifically, various segments of the specialty finance industry are (or may become) highly regulated at both the federal and state levels in the United States (including as a result of the creation of the Consumer Financial Protection Bureau) and internationally and subject to frequent regulatory changes. An adverse review or determination by any regulatory authority, or an adverse change in the regulatory environment or requirements, could have a material adverse effect on the operations of the companies in which the Investment Funds invest.

When-Issued and Forward Commitment Securities. Investment Funds may invest in securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund may incur a loss.

Forward Trading. Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by an Investment Fund due to unusually high trading volume, political intervention or other factors. The imposition of controls by governmental authorities might also limit such forward (and futures) trading to less than that which an Investment Fund would otherwise conduct, to the possible detriment of the Fund. Market illiquidity or disruption could result in major losses to the Fund. In addition, managed accounts or investment funds in which the Investment Fund has an interest may be exposed to credit risks with regard to counterparties with whom the Investment Managers trade as well as risks relating to settlement default. Such risks could result in substantial losses to the Fund.

Emerging Markets. The risks of foreign investments described above apply to an even greater extent to investments in emerging markets. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign markets. Disclosure and regulatory standards in many respects are less stringent than in the United States and developed foreign markets. Accounting and auditing standards in many markets are different, and sometimes significantly differ from those applicable in the United States or Europe. In particular, the accounting standards with respect to inflation have to be clearly understood in order to analyze a balance sheet. There is generally substantially less publicly available information about companies located in emerging markets than there is about companies in other more developed jurisdictions. There also may be a lower level of monitoring and regulation of securities markets in emerging market countries and the activities of investors in such markets and enforcement of existing regulations has been extremely limited.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain emerging countries.

Economies in emerging markets generally are heavily dependent upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. The economies of these countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of countries with emerging markets may also be predominantly based on only a few industries or dependent on revenues from particular commodities. In addition, custodial services and other costs relating to investment in foreign markets may be more expensive in emerging markets than in many developed foreign markets, which could reduce an Investment Fund’s income from such securities.

In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of issuers of emerging country debt instruments to make payments on their debt obligations, regardless of their financial condition. In addition, there is a heightened possibility of expropriation or confiscatory taxation, imposition of withholding taxes on interest payments, or other similar developments that could affect investments in those countries. There can be no assurance that adverse political changes will not cause an Investment Fund to suffer a loss of any or all of its investments or, in the case of fixed-income securities, interest thereon.

Many emerging countries are undergoing important political and economic changes that are making their economies more free-market oriented. However, there could be future political and economic changes that may return the situation to closed and centrally controlled economies with price and foreign exchange controls. Many of these countries lack the legal, structural and cultural basis for the establishment of a dynamic, orderly, market-oriented economy. Many of the promising changes that are being seen at present could be reversed, causing significant impact on an Investment Fund’s investment returns.

Greater China Region Risk. Investments in the Greater China region are subject to special risks, such as less developed or less efficient trading markets, restrictions on monetary repatriation and possible seizure, nationalization or expropriation of assets. Investments in Taiwan could be adversely affected by its political and economic relationship with China. In addition, the willingness of the Chinese government to support the Chinese and Hong Kong economies and markets is uncertain, and changes in government policy could significantly affect the markets in both Hong Kong and China. A small number of companies and industries represent a large portion of the Greater China market as a whole. Consequently, an Investment Fund may experience greater price volatility and significantly lower liquidity than an Investment Fund invested solely in equity securities of U.S. issuers. These companies and industries also may be subject to greater sensitivity to adverse political, economic or regulatory developments generally affecting the market.

Special Risk Considerations of Investing in Russian Issuers. Recent events in Ukraine and the Russian Federation may have an adverse impact on Investment Funds and the Fund. In response to related political and military actions by Russia, the United States and the EU have instituted numerous sanctions against certain Russian officials and a Russian financial institution. The United States and other nations or international organizations may impose additional economic sanctions or take other actions that may adversely affect Russian-related issuers, including companies in various sectors of the Russian economy, including, but not limited to, financial services, energy, metals and mining, engineering, and defense and defense-related materials sectors. These sanctions, any future sanctions or other actions, or even the threat of further sanctions or other actions, may result in the decline of the value and liquidity of Russian securities, a weakening of the ruble or other adverse consequences to the Russian economy, and thus they may negatively affect the value and liquidity of an Investment Fund’s portfolio and may impair an Investment Fund's ability to achieve its investment objective. For example, an Investment Fund may be prohibited from investing in securities issued by companies subject to such sanctions. In addition, the sanctions may require the Investment Fund to freeze its existing investments in Russian companies, prohibiting the Investment Fund from buying, selling or otherwise transacting in these investments. Russia may undertake countermeasures or retaliatory actions that may further impair the value and liquidity of the Investment Fund’s portfolio and potentially disrupt its operations. These events could impact an Investment Fund’s, and potentially the Fund’s, ability to sell securities or other financial instruments as needed to meet shareholder repurchase requests.

Turnover. An Investment Fund’s trading activities may be made on the basis of short-term market considerations. The Fund anticipates that certain Investment Funds’ portfolio turnover rates will be significant, involving substantial brokerage commissions and fees. Each Investment Fund will be responsible for the payment of all of the trading expenses incurred in connection with its trading activities, which will ultimately affect the return achieved by the Fund.

Liquidity Risk. Shares are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Although the Fund may offer to repurchase Shares from time to time, a Member may not be able to liquidate its Shares of the Fund for an extended period of time. The Adviser expects that it will recommend to the Board that the Fund offer to repurchase Shares from Members four times each year, effective at the end of each calendar quarter. (See “Redemptions, Repurchases of Shares and Transfers.”)

Distributions of proceeds upon the repurchase of a Member’s Shares may be delayed as a result of restrictions on withdrawals imposed by the Investment Funds in which the Fund, and indirectly, the Fund’s assets are invested. The ability of the Fund to withdraw any amount invested in an Investment Fund may be subject to certain restrictions and conditions, including restrictions on the withdrawal of interests for a specified period (a “lock-up”), restrictions on the amount of withdrawals and the frequency with which withdrawals can be made, and investment minimums which must be maintained. Additionally, Investment Managers typically reserve the right to suspend withdrawals and to satisfy withdrawals by making distributions in-kind of securities which may not be marketable, under certain circumstances. During past financial market crises private investment funds have suspended withdrawals or redemptions, allocated substantial portions of their portfolios to “special purpose vehicles” with delayed liquidity and/or “side-pocketed” or “designated” portions of their portfolios, due to what the investment managers of such funds believed to be an inability to effect portfolio transactions at reasonable price levels. In addition, although the Investment Managers generally invest in marketable securities, an Investment Manager may invest in securities or other investments which are illiquid or have limited liquidity, including, but not limited to, restricted securities which may have terms that limit their resale to other investors or may require registration under applicable securities laws before they may be sold publicly. The extent (if at all) to which a security may be sold or a derivative position closed without negatively impacting its market value, if at all, may be impaired by reduced market activity or participation, legal restrictions, or other economic and market impediments. Liquidity risk may be magnified in rising interest rate environments due to higher than normal redemption rates. Widespread selling of fixed-income securities to satisfy redemptions during periods of reduced demand may adversely impact the price or salability of such securities. Redemption risk is heightened during periods of declining or illiquid markets. For these reasons, it is possible that a significant portion of the Fund may become illiquid or have limited liquidity, which would adversely affect the ability of the Fund to make offers to repurchase Shares.

Illiquid Investments. The Fund intends principally to invest in Investment Funds that invest in liquid markets and liquid securities; however, the Investment Funds may invest in illiquid investments, including private investments in privately or publicly traded companies. Illiquid investments may not appreciate in the short term or at all and/or may incur losses. The Investment Funds may be unable to dispose of illiquid investments promptly or at a reasonable price. In addition, with respect to certain long-term illiquid investments, the Investment Funds will not be able to dispose of them until a realization event, such as a sale of business or initial public offering, which may not occur in the near term or at all. Consequently, if an Investment Fund experienced substantial withdrawals of capital at a time when a material portion of its portfolio was invested in illiquid investments, withdrawing and/or non-withdrawing investors could be adversely affected. Withdrawing investors could receive cash withdrawals, leaving the Investment Fund with an increasingly illiquid portfolio. Alternatively, the Investment Funds could suspend withdrawals or effect withdrawals in kind by transferring illiquid investments to the withdrawing investors or to all investors. Each Investment Fund that makes illiquid investments will value such illiquid investments and will realize such illiquid investments in accordance with its own valuation and investment policies, and the Adviser will generally not participate in such determinations. Because there is little or no market for illiquid investments, the valuation assumptions with respect to illiquid investments may require subsequent adjustments. Such valuations will affect the Investment Funds’ net asset values. In addition, investors in the Investment Funds that contribute capital at different times may experience divergent returns on their investments due to the illiquid nature of such investments. Finally, if the Investment Funds experienced material losses with respect to their illiquid investments for which margin financing was utilized, the Investment Funds’ ability to post variation margin could be affected. In such event, the Investment Funds might be compelled to liquidate certain investments that they otherwise might have maintained at a loss. Each Member will share in the Fund’s share of each illiquid investment of the Investment Funds irrespective of when such Member invested in the Fund.

Valuation by Investment Funds of illiquid investments will affect the Fund’s net asset value and therefore the net asset value of the Shares at the time of purchase or withdrawal or the amount of the Management Fee payable to the Adviser. In particular, where valuation assumptions on illiquid investments require subsequent adjustments (either by increasing or decreasing the valuation assumptions of such investments), Shares could be purchased or withdrawn by Members at a higher or lower net asset value than they otherwise would have been.

Restricted Securities. Certain Investment Funds may invest in restricted securities that are subject to substantial holding periods or that are not traded in public markets. Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded. No assurance can be given that any such restricted securities will be eligible to be traded on a public market even if a public market for securities of the same class were to develop. It is highly speculative as to whether and when an issuer will be able to register its securities so that they become eligible for trading in public markets.

Derivatives. Derivatives are financial contracts whose value depends on, or is derived from, an underlying product, such as the value of a securities index. Among the types of derivatives that may be used by the Investment Funds are futures, options and swaps. The risks generally associated with derivatives include the risks that: (a) the value of the derivative will change in a manner detrimental to an Investment Fund; (b) before purchasing the derivative, the Investment Manager will not have the opportunity to observe its performance under all market conditions; (c) another party to the derivative may fail to comply with the terms of the derivative contract; (d) the derivative may be difficult to purchase or sell; and (e) the derivative may involve indebtedness or economic leverage, such that adverse changes in the value of the underlying asset could result in a loss substantially greater than the amount invested in the derivative itself or in heightened price sensitivity to market fluctuations.

Certain Investment Funds may also invest in non-U.S.-traded derivatives. When traded outside the United States, derivatives may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and will be subject to the risk of government actions affecting trading in, or the prices of, foreign securities and other instruments. The value of positions taken as part of non-U.S. derivatives also could be adversely affected by: (1) other complex foreign political, legal and economic factors, (2) lesser availability of data on which to make trading decisions than in the United States, (3) delays in an Investment Fund’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (4) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (5) lower trading volume and liquidity.

Derivatives associated with foreign currency transactions are subject to currency risk.

Futures Contracts and Options on Futures Contracts. Investment Funds may trade in futures and options thereon. In entering into futures contracts and options on futures contracts, there is a credit risk that a counterparty will not be able to meet its obligations to an Investment Fund. The counterparty for futures contracts and options on futures contracts traded in the United States and on most foreign futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of its members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearinghouse will be able to meet its obligations to an Investment Fund.

In addition, under the CEA, futures commission merchants are required to maintain customers’ assets on a segregated basis. If an Investment Fund engages in futures and options contract trading and the futures commission merchants with whom the Investment Fund maintains accounts fail to so segregate the Investment Fund’s assets or are not required to do so, the Investment Fund will be subject to a risk of loss in the event of the bankruptcy of any of its futures commission merchants. Even where customers’ funds are properly segregated, an Investment Fund might be able to recover only a pro rata share of its property pursuant to a distribution of a bankrupt futures commission merchant’s assets.

Commodity futures markets are highly volatile and are influenced by factors such as changing supply and demand relationships, governmental programs and policies, national and international political and economic events and changes in interest rates. In addition, because of the low margin deposits normally required in commodity futures trading, a high degree of leverage is typical of a commodity futures trading account. As a result, a relatively small price movement in a commodity futures contract may result in substantial losses to the trader. Moreover, exchange-traded commodity futures positions are marked to the market each day and variation margin payments must be paid to or by a trader. Commodity futures trading may also be illiquid, and certain commodity exchanges do not permit trading in particular commodities at prices that represent a fluctuation in price during a single day’s trading beyond certain set limits. If prices fluctuate during a single day’s trading beyond those limits—which conditions have in the past sometimes lasted for several days with respect to certain contracts—the Investment Funds could be prevented from promptly liquidating unfavorable positions and thus be subjected to substantial losses. In addition, an Investment Fund may not be able to execute futures contract trades at favorable prices if trading volume in such contracts is low. It is also possible that an exchange or the CFTC may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract or order that trading in a particular contract be conducted for liquidation only. In addition, the CFTC and various exchanges impose speculative position limits on the number of positions that a trader may directly or indirectly hold or control in particular commodities.

The price of stock index futures contracts may not correlate perfectly with the movement in the underlying stock index because of certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions that would distort the normal relationship between the index and futures markets. Second, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market also may cause temporary price distortions. Successful use of stock index futures contracts by an Investment Fund also is subject to the Investment Manager’s ability to correctly predict movements in the direction of the market.

Futures Cash Flow. Futures contracts gains and losses are marked-to-market daily for purposes of determining margin requirements. Option positions generally are not, although short option positions will require additional margin if the market moves against the position. Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short-term cash flow needs. Were this to occur during an adverse move in the spread or straddle relationships, a substantial loss could occur.

Exchange-Traded Funds. The Fund may invest in ETFs. As with other investments, investments in ETFs are subject to market risk and, for non-index strategies, selection risk. In addition, with respect to index strategies, imperfect correlation between an ETF’s portfolio securities and those in its index, rounding of prices, the timing of cash flows, the ETF’s size, changes to the index and regulatory requirements may cause tracking error, which is the divergence of an ETF’s performance from that of its underlying index. Investors will indirectly bear their proportionate share of the fees and expenses of any ETF in which the Fund invests. As a result, the cost of investing in an ETF may exceed the cost of investing directly in such ETF’s underlying investments.

Option Transactions. The purchase or sale of an option by an Investment Fund involves the payment or receipt of a premium payment and the corresponding right or obligation, as the case may be, to either purchase or sell the underlying security or other instrument for a specific price at a certain time or during a certain period. Purchasing options involves the risk that the underlying instrument does not change price in the manner expected, so that the option expires worthless and the investor loses its premium. Selling options, on the other hand, involves potentially greater risk because the investor is exposed to the extent of the actual price movement in the underlying security or other instrument in excess of the premium payment received.

Call and Put Options on Securities Indices. Investment Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue their investment objective. A stock index fluctuates with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options for hedging purposes will depend upon the extent to which price movements in an Investment Fund’s portfolio correlate with price movements of the stock indices selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether an Investment Fund will realize gains or losses from the purchase or writing of options on indices depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of particular stocks. Accordingly, successful use by an Investment Fund of options on stock indexes will be subject to the ability of the Investment Manager to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

Swap Agreements. The Fund and Investment Funds may enter into equity, commodity, interest rate, index, credit default and currency rate swap agreements. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if an Investment Fund had invested directly in the asset that yielded the desired return, or to hedge. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” (e.g., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index). Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

Most swap agreements entered into by Investment Funds and the Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, an Investment Fund’s or the Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of payments that an Investment Fund or the Fund is contractually obligated to make. Derivatives associated with foreign currency transactions are subject to currency risk. If the other party to a swap defaults, an Investment Fund’s or the Fund’s risk of loss consists of the net amount of payments that the Investment Fund or the Fund contractually is entitled to receive.

Counterparty Risk. Some of the markets in which Investment Funds and the Fund may effect their transactions are “over-the-counter” or “interdealer” markets. The participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets. To the extent an Investment Fund or the Fund invests in swaps, derivative or synthetic instruments, or other over-the-counter transactions on these markets, such Investment Fund or the Fund may take a credit risk with regard to parties with which it trades and may also bear the risk of settlement default. These risks may differ materially from those entailed in exchange-traded transactions which generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Investment Fund and/or the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Investment Fund and/or the Fund to suffer a loss. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where an Investment Fund or the Fund has concentrated its transactions with a single or small group of counterparties. Investment Funds that invest in fixed income securities are subject to varying degrees of risk that the issuers of the securities will have their credit rating downgraded or will default, potentially reducing such Investment Fund’s net asset value and income level. Investment Funds are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. The ability of Investment Funds and the Fund to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by Investment Funds and/or the Fund utilizing these types of investments.

The Fund’s and/or an Investment Fund’s assets may be held in one or more accounts maintained for the Fund and/or the Investment Fund by counterparties, including their prime brokers. The stability and liquidity of repurchase agreements, swap transactions, forward transactions and other over-the-counter derivative transactions depend in large part on the creditworthiness of the parties to the transactions. The Fund will attempt to monitor on an ongoing basis the creditworthiness of firms with which it will enter into repurchase agreements, swaps, or other over-the-counter derivatives. If there is a default by the counterparty to such a transaction, the Fund and the Investment Funds will under most circumstances have contractual remedies pursuant to the agreements related to the transaction. However, exercising such contractual rights may involve delays or costs which could result in the net asset value of the Fund and/or an Investment Fund being less than if the Fund and/or that Investment Fund had not entered into the transaction. Furthermore, there is a risk that any such counterparties could become insolvent and/or the subject of insolvency proceedings. The insolvency of a counterparty is likely to impair the operational capabilities of the assets of the Fund and/or the Investment Fund. Although the Fund will monitor the financial condition of the counterparties it uses, if one or more of the Fund’s counterparties were to become insolvent or the subject of insolvency proceedings in the United States (either under the Securities Investor Protection Act or the United States Bankruptcy Code), there exists the risk that the recovery of the Fund’s securities and other assets from such prime broker, broker-dealer or other counterparty will be delayed or be of a value less than the value of the securities or assets originally entrusted to such prime broker, broker-dealer or other counterparty.

In addition, the Fund and the Investment Funds may use counterparties located in various jurisdictions outside the United States. Such local counterparties are typically subject to various laws and regulations in various jurisdictions that are generally designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Fund’s and the Investment Funds’ assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a counterparty, it is impossible to generalize about the effect of their insolvency on the Fund and the Investment Funds and their assets. Investors should assume that the insolvency of any counterparty would result in a loss to the Fund which could be material.

Failure of Broker-Dealers. Institutions, such as brokerage firms or banks, may hold certain of an Investment Fund’s assets in “street name.” Bankruptcy or fraud at one of these institutions could impair the operational capabilities or the capital position of that Investment Fund.

In addition, as certain Investment Funds may borrow money or securities or utilize operational leverage with respect to their assets, those Investment Funds will post certain of their assets as collateral securing the obligations or leverage (“Margin Securities”). Each Investment Fund’s broker generally holds the Margin Securities on a commingled basis with margin securities of its other customers and may use certain of the Margin Securities to generate cash to fund the Investment Fund’s leverage, including pledging such Margin Securities. Some or all of the Margin Securities may be available to creditors of the Investment Fund’s broker in the event of its insolvency. The Investment Fund’s broker has netting and set off rights over all the assets held by it to satisfy the Investment Fund’s obligations under its agreements with the Investment Fund’s broker, including obligations relating to any margin or short positions.

OTC Transactions. Certain Investment Funds may deal in forward foreign exchange contracts between currencies of the different countries and multi-national currency units and options on currencies for hedging or speculation. With respect to forward currency contracts, this is accomplished through contractual agreements generally to purchase or sell one specified currency for another currency at a specified future date and price determined at the inception of the contract. Certain Investment Funds will engage in other OTC transactions, such as options not traded on an exchange, swaps, caps, floors, and collars. Derivatives associated with foreign currency transactions are also subject to currency risk.

In general, there is less governmental regulation and supervision of the OTC markets than of transactions entered into on an organized exchange. In addition, many of the protections afforded to participants on some organized exchanges, such as the performance guarantee of an exchange clearinghouse, will not be available in connection with OTC transactions. This exposes an Investment Fund to the risks that a counterparty will not settle a transaction because of a credit or liquidity problem or because of disputes over the terms of the contract. An Investment Fund is not restricted from concentrating transactions with one counterparty. An Investment Fund, therefore, could be exposed to greater risk of loss through default than if the Investment Fund’s trading were confined to regulated exchanges.

An Investment Fund will be subject to the risk of the inability of counterparties to perform with respect to transactions, whether due to insolvency, bankruptcy, governmental prohibition or other causes, which could subject the Investment Fund to substantial losses. OTC derivative dealers typically demand the unilateral ability to increase a counterparty’s collateral requirements for cleared OTC derivatives beyond any regulatory and clearinghouse minimums.

Digital Assets Risks Generally

Digital Assets Risks Generally. The Fund may invest in cryptocurrencies, decentralized application tokens, protocol tokens and other cryptofinance coins, tokens and digital assets and instruments that are based on blockchain, distributed ledger or similar technologies.  Digital assets, and the use of digital assets to buy and sell goods and services, are relatively new and are a rapidly evolving concept.  Digital assets are based on computer-generated mathematical and/or cryptographic protocol and are generally transferred over decentralized networks, where each transaction is recorded in a “blockchain.” A blockchain is a digital ledger that records transactions on multiple computers, which collectively constitute that digital asset’s network.  As a result, there may not be a qualified third-party custodian available to custody digital assets.  The success of digital assets is subject to a high degree of uncertainty and may be significantly affected by many factors, including, but not limited to, (i) worldwide growth and adoption (or lack thereof), including the acceptability of digital assets as a method of payment or indication of value, (ii) governmental and industry regulation, (iii) technological developments, (iv) general economic conditions and (v) the potential negative perception of digital assets generally, including the use of digital assets to buy illicit goods and services or its use in cybercrime.  Digital assets are extremely volatile relative to traditional asset classes and are more likely to have large increases and decreases in price.

LIBOR (and EURIBOR) Reform. The LIBOR rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. The regulatory authority that oversees financial services firms and financial markets in the United Kingdom (“UK”) has announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions for purposes of determining the LIBOR rate. As a result, it is possible that commencing in 2022, LIBOR may no longer be available or no longer deemed an appropriate reference rate upon which to determine the interest rate on certain loans, notes and instruments comprising part of the Fund’s portfolio. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. There is no assurance that the composition or characteristics of any such alternative reference rate will be similar to or produce the same value or economic equivalence as LIBOR or that it will have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability, which may affect the value or liquidity or return on certain of the Fund’s investments.

Investment Manager Misconduct. When the Fund invests assets in an Investment Fund, the Fund will not have custody of the invested assets or control over its investment. Therefore, despite due diligence and monitoring, there is always the risk that an Investment Manager could divert or abscond with the assets, fail to follow agreed upon investment strategies or engage in other misconduct. The private Investment Funds in which the Fund’s assets will be invested likely will not have registered their securities under federal or state securities laws. In addition, certain Investment Managers may not be registered as investment advisers under the Advisers Act. This lack of registration, with the attendant lack of regulatory oversight, may enhance the risk of misconduct by the Investment Managers.

Incentive Compensation. Investment Managers compensated with performance fees or allocations may assume more risk than those who receive fixed fees. Generally, the Investment Managers’ compensation is determined separately for each year or shorter period; often, but not always, the Investment Manager agrees to carry forward losses to subsequent years in determining the fee for such years. Such fee arrangements may give the Investment Managers incentives to make purchases for an Investment Fund that are unduly risky or speculative. Also, performance-based compensation may be paid to Investment Managers who show net profits, even though the Fund as a whole may have incurred a net loss.

Past Performance; Trading Method Changes. Investment Managers’ trading strategies may change over time. There can be no assurance that any trading strategies will produce profitable results or that past performance of an Investment Manager’s trading strategies indicates future profitability. Furthermore, Investment Managers’ trading methods are dynamic and evolve. Thus, an Investment Manager may not always continue to use the same trading method in the future that was used to compile performance histories.

Limits on Hedged Strategies. Investment Managers may employ directional strategies that expose the Investment Funds to certain market risks. Substantial losses may be recognized on hedged positions as illiquidity and/or default on one side of a position can lead to a hedged position being transformed into an outright speculative position.

Hedging Transactions. The Investment Funds may utilize financial instruments, including, but not limited to, futures, swaps, options, ETFs and other equity market derivatives, both for investment purposes and for risk management purposes: (i) to protect against possible changes in the market value of an Investment Fund’s investment portfolio resulting from fluctuations in markets and changes in interest rates; (ii) to protect unrealized gains in the value of an Investment Fund’s investment portfolio; (iii) to enhance or preserve returns, spreads or gains on any investment in an Investment Fund’s portfolio or (iv) for any other reason that the Investment Managers deem appropriate. The Investment Managers are not obligated to establish hedges for portfolio positions and may decline to do so. To the extent that hedging transactions are effected, their success is dependent on each Investment Manager's ability to correctly predict movements in the direction of currency or interest rates, the equity markets or sectors thereof or other events being hedged against. Therefore, while an Investment Manager may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, or the risks of a decline in the equity markets generally or one or more sectors of the equity markets in particular, or the risks posed by the occurrence of certain other events, unanticipated changes in currency or interest rates or increases or smaller than expected decreases in the equity markets or sectors being hedged or the non-occurrence of other events being hedged against may result in a poorer overall performance for the Fund than if the Investment Manager had not engaged in any such hedging transaction. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio position being hedged may vary. Moreover, for a variety of reasons, the Investment Managers may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Such imperfect correlation may prevent the Investment Managers from achieving the intended hedge or expose the Fund to additional risk of loss.

There can be no assurances that such hedging transactions or activities will be available or practicable in all cases or that they will be effective. Although the Investment Funds may attempt to minimize such market and portfolio risks, some unhedged market and portfolio exposure will occur.

Credit Derivative Transactions. The Fund may be a user of credit derivatives for hedging purposes respecting its investments. Such derivatives serve as contracts that transfer price, spread and/or default risks of debt and other instruments from one party to another. Such instruments may be based on the debt obligations of one or more debtors. The market for credit derivatives may be relatively illiquid, and there are considerable risks that may make it difficult either to buy or sell the contracts as needed or at reasonable prices. Sellers of credit derivatives carry the inherent price, spread and default risks of the debt instruments covered by the derivative instruments. Buyers of credit derivatives carry the risk of non-performance by the seller due to inability to pay. There are also risks with respect to credit derivatives in determining whether an event will trigger payment under the contract and whether such payment will offset the loss or payment due under another instrument. In the past, buyers and sellers of credit derivatives have found that a trigger event in one contract may not match the trigger event in another contract, exposing the buyer or the seller to further risk.

Securities Believed to be Undervalued or Incorrectly Valued. Securities that Investment Managers believe are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within timeframes Investment Managers anticipate. Investment Managers are not subject to minimum credit standards in their investments, and may purchase below investment grade obligations. An Investment Fund may incur substantial losses related to securities purchased on the belief that they were undervalued or incorrectly valued by their sellers, if they were not in fact undervalued or incorrectly valued at the time of purchase. In addition, an Investment Fund may be required to hold such securities for a substantial period of time before realizing their anticipated value, and there is no assurance that the value of the securities would not decline further during such time. Moreover, during this period, a portion of the Investment Fund’s assets would be committed to those securities purchased, thus preventing the Investment Fund from investing in other opportunities.

Financing Arrangements. As a general matter, the banks and dealers that provide financing to the Investment Funds have considerable discretion in setting and changing their margin, haircut, financing and collateral valuation policies. Changes by banks and dealers in any of the foregoing policies may result in large margin calls, loss of financing and forced liquidations of positions at disadvantageous prices. There can be no assurance that any particular Investment Fund will be able to secure or maintain adequate financing, without which such an Investment Fund may not be viable.

General Economic Conditions. The success of Investment Fund strategies is often linked to market and business cycles, as well as the broader economic environment, which may affect the level and volatility of interest rates and the extent and timing of investor participation in the markets. Unexpected volatility or illiquidity in the markets in which the Investment Funds hold positions could result in significant losses for Investment Funds.

Investment in Multiple Investment Funds. The Fund utilizes a so-called “fund-of-funds” or “multi-manager” investment strategy, pursuant to which a substantial amount of its assets is invested with Investment Managers. The Investment Managers are subject to various risks, including, but not limited to, operational risks such as the ability to provide the adequate operating environment for an Investment Fund such as back-office functions, trade processing, accounting, administration, risk management, valuation services and reporting. The Investment Managers may also face competition from other investment funds, which may be more established and have larger capital bases and larger numbers of qualified management and technical personnel. Additionally, certain Investment Managers may over time pursue different investment strategies which may limit the Adviser’s ability to assess an Investment Manager’s ability to achieve its long-term investment objective. Furthermore, an Investment Manager may face additional risks as the assets of an Investment Fund increase over time. In such instances, an Investment Manager may not be able to handle properly the operating volumes of an Investment Fund with an increased capital base. Also, an Investment Manager may be unable to manage an Investment Fund’s increased assets effectively because it may be unable to maintain such Investment Fund’s current investment strategy or find the types of investments better suited for an Investment Fund with an increased capital base. The Investment Funds trade independently of each other and may place orders that “compete” with each other for execution or that cause the Fund to establish positions that offset each other (in which case the Fund would indirectly incur commissions and fees without the potential for a trading profit). Similarly, an Investment Fund could hold at one time opposite positions in the same instrument as a different Investment Fund. Each such position would indirectly cost the Fund transactional expenses but together the positions might not generate any recognized gain or loss. Investment Managers may also cause the Investment Funds to own different positions in the same issuer which are not opposite but which nevertheless may adversely impact each other under certain circumstances.

Availability of Investment Opportunities. Competition for investments may have the effect of reducing the number of suitable investment opportunities and increasing acquisition and other costs associated with the Fund’s investments, thereby reducing the Fund’s investment returns. If the Adviser is not able to identify and/or take advantage of suitable investment opportunities, it may change its risk parameters in order to deploy capital, which may have a material adverse effect on the Adviser’s investment strategy. In addition, the Adviser may rely on market participants to inform it of particular trading and/or other investment opportunities. Returns may be reduced if market participants fail to provide such information or if the Adviser is otherwise unable to source opportunities it considers appropriate for its investment strategies.

The Adviser and its affiliates seek to maintain excellent relationships with the Investment Managers with which they have previously invested. However, because of the number of investors seeking to gain access to the top performing investment partnerships, co-investments, secondary investments and other vehicles, there can be no assurance that the Adviser will be able to secure interests on behalf of the Fund in all of the investment opportunities that it identifies for the Fund, or that the size of the interests available to the Fund will be as large as the Adviser would desire.

Lack of Member Control Over Management. Members are precluded from participation in the management of the Fund. Members must rely on the Board of Directors and the Adviser to manage and conduct the affairs of the Fund. The Adviser has wide latitude in making investment decisions. If a Member becomes dissatisfied with the operation of the Fund or the investment of its assets, the Member’s only recourse will be to tender its Shares.

Tandem Markets. The Fund may invest in Investment Funds which, in aggregate, broadly allocate among various asset classes such as equities, fixed-income, commodities, foreign currencies, listed securities and over-the-counter instruments globally. However, from time to time multiple markets can move in tandem against the Fund’s positions and in such cases the Fund could suffer substantial losses.

Small and Medium Capitalization Companies. Investment Funds may invest in companies with small- to medium-sized market capitalizations. These companies involve higher risks in some respects than investments in securities of larger companies. These risks include higher price volatility risk as compared to large-capitalization companies and greater bankruptcy or insolvency risk (with the attendant losses to investors) than for larger, “blue chip” companies. In addition, the trading market for such securities may be less liquid than that of larger companies.

Some small companies have limited product lines, distribution channels and financial and managerial resources. Some of the companies in which Investment Funds may invest may have product lines that have, in whole or in part, only recently been introduced to market or that may still be in the research or development stage. Such companies may also be dependent on key personnel with limited experience. If any of these or other aspects of such companies experience difficulty, an Investment Fund’s investment in such companies could be materially impaired.

Cannabis-Related Investment Risk. Investment Funds may invest in cannabis-related businesses located in the U.S. and abroad. The possession and use of cannabis, even for medical purposes, is currently illegal under U.S. federal and certain states’ laws. Cannabis is regulated by both the U.S. federal government and state governments, and state and federal laws regarding cannabis often conflict. Accordingly, cannabis-related businesses are subject to substantial legal and regulatory risks. The U.S. Department of Justice (“DOJ”) may challenge states where cannabis use and possession is legal and step up the enforcement of federal cannabis laws. Such action by the DOJ could negatively impact the growth and continued viability of the cannabis industry. The conflict between the regulation of cannabis under federal and state laws creates volatility and risk for all cannabis-related companies. Accordingly, rapidly changing laws, rules and regulations with respect to the legality of cannabis products may cause companies in the cannabis industry to close or lose value suddenly, which could cause an Investment Fund to lose some or all of its investment in a cannabis-related business. Furthermore, cannabis-related businesses may be subject to other laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of cannabis, as well as laws and regulations relating to health and safety and the protection of the environment. Additionally, controlled substance legislation differs between countries and legislation in certain countries may restrict or limit the ability of certain cannabis-related companies to sell their products.

Cannabis-related companies may also face intense market competition, have limited access to the services of banks, have substantial operating liabilities due to litigation, complaints or enforcement actions and be heavily dependent on the receipt of authorizations to engage in medical cannabis research and/or to otherwise cultivate, possess or distribute cannabis. Because the use of cannabis is illegal under United States federal law, federally regulated banking institutions may be unwilling to make financial services available to businesses in cannabis-related industries. Additionally, many cannabis-related companies are smaller, less established companies. Investments in such companies may involve greater risks than are generally associated with investments in more established companies. Companies in cannabis-related industries also tend to have shorter operating histories on which to judge future performance and may experience start-up difficulties that are not faced by more established companies.

Event Driven Investments. The Investment Funds may invest in companies involved in (or the target of) acquisition attempts or tender offers or companies involved in work-outs, liquidations, spin-offs, reorganizations, bankruptcies, similar transactions and companies involved in litigation. Likewise, an Investment Fund may invest in markets or companies in the midst of a period of economic or political instability. In any investment opportunity involving any such type of business transaction or event, there exists a number of risks, such as the risk that the transaction in which such business enterprise is involved either will be unsuccessful, take considerable time or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Investment Fund of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, the Investment Fund may be required to sell its investment at a loss. Further, in any investment in an unstable political or economic environment, there exists the risk of default as to debt securities and bankruptcy or insolvency with respect to equity securities. Because there is substantial uncertainty concerning the outcome of transactions involving financially troubled companies or situations in which the Investment Fund may invest, there is a potential risk of loss by the Investment Fund of its entire investment in such companies. Certain event-driven investments may be highly speculative and result in a complete loss of capital if the event does not materialize.

Prime Brokers; Clearing Brokers; Futures Commission Merchants. Investment Funds may maintain customer accounts with prime brokers, clearing brokers and/or futures commission merchants. Securities and cash held in customers’ accounts at prime brokers that are U.S.-registered broker-dealers will not be available to the non-customer creditors of the prime broker. Nonetheless, if a prime broker became insolvent and there were not sufficient customer assets to pay all customers in full, then the securities and cash held in customers’ accounts at the prime broker would be distributed pro rata among customers. Different results may occur in the event that a U.S. prime broker sub-custodies its assets with a foreign sub-custodian outside the United States. Different results, including loss of U.S. regulatory protections, may also occur in the event that an Investment Fund customer of a U.S. prime broker permitted the prime broker to (i) rehypothecate or lend its assets or (ii) transfer its assets to a prime broker or other entity that is not a U.S. registered broker-dealer. If assets are held by a prime broker that is not a U.S. registered broker-dealer, the U.S. regulatory protections do not apply. In certain jurisdictions, with authority from the Investment Fund, such assets may be borrowed, lent or otherwise used by the prime broker for its own purposes. Any of the Fund’s assets held in these depositories, directly or indirectly through investment in Investment Funds, are also subject to the risk that events could occur that would hinder or prevent the availability of these funds for distribution to customers including the Fund. Such events might include actions by the government of the jurisdiction in which the depository is located, including expropriation, taxation, moratoria and political or diplomatic events. In the event of the insolvency of the prime broker, Investment Funds may rank as unsecured creditors and may not be able to recover equivalent assets in full.

The CEA requires a futures commission merchant to segregate funds deposited in an Investment Fund customer’s commodity futures account. If a futures commission merchant fails to properly segregate an Investment Fund’s assets, the Investment Fund may be subject to a risk of loss of its funds on deposit in the event of such futures commission merchant’s bankruptcy or insolvency. In addition, under certain circumstances, such as the inability of another customer of a futures commission merchant or its own inability to satisfy substantial deficiencies in such other customer’s account, the Investment Fund may be subject to a risk of loss of its funds on deposit even if such funds are properly segregated. In the case of any such bankruptcy or customer loss, the Investment Fund might recover only a pro rata share of all property available for distribution to all of the futures commission merchant’s customers. If no property is available for distribution, the Investment Fund would not recover any of its assets.

In the event of the insolvency of a broker or futures commission merchant, an Investment Fund customer may encounter delays in establishing its rights to assets held by the insolvent prime broker and/or futures commission merchant.

The Fund may deposit funds directly in a commodity futures account held at a futures commission merchant in connection with its derivatives trading, subject to the limits set forth in the 1940 Act. To the extent that the Fund deposits funds in such a commodity futures account, then the risks described herein will apply to such funds.

Moreover, pursuant to the contracts entered into between the Fund and/or the Investment Funds and their prime brokers and/or futures commission merchants, the Fund and the Investment Funds may be required to post significant margin amounts under certain circumstances. If unable to meet such requirements, the prime broker and/or futures commission merchant would be authorized to close out the positions of the Fund or the Investment Fund, as the case may be. An immediate closing of such positions would expose the Fund or the Investment Fund, as the case may be, to the risk that its positions would be liquidated at unfavorable prices.

Other Accounts of Investment Managers. Investment Managers may manage other accounts (including accounts in which the Investment Managers have a personal interest), which could impact how trades are allocated to the Investment Funds in which the Fund invests. Large positions held by an Investment Manager across several accounts may be difficult to liquidate at what the Investment Manager believes to be a fair price. The investment activities of the Investment Managers for the other accounts they manage may give rise to conflicts of interest that may disadvantage the Fund. See “Risk Factors – Principal Risks Relating to the Fund’s Structure – Conflicts of Interest” for more information.

Off-Balance Sheet Risk. In the normal course of business, the Investment Funds may invest in financial instruments with off-balance sheet risk. These instruments may include forward contracts, swaps and securities and options contracts sold short. An off-balance sheet risk is associated with a financial instrument if such instrument exposes the investor to a loss in excess of the investor’s recognized asset carrying value in such financial instrument, if any, or if the ultimate liability associated with the financial instrument has the potential to exceed the amount that the investor recognizes as a liability in the investor’s statement of assets and liabilities.

Litigation and Enforcement Risk. An Investment Fund might accumulate substantial positions in the securities of a specific company or participate in the boards of the issuers of their investments. Sometimes, an Investment Fund may engage in a proxy fight, become involved in litigation, serve on creditor’s committees or attempt to gain control of a company. Under such circumstances, the Fund could conceivably be named as a defendant in a lawsuit or regulatory action. There have been a number of widely reported instances of violations of securities laws through the misuse of confidential information, diverting or absconding with assets, falsely reporting values and performance, and other violations of securities laws. Such violations may result in substantial liabilities for damages caused to others, the disgorgement of profits realized and penalties. Investigations and enforcement proceedings are ongoing and it is possible that Investment Managers of Investment Funds in which the Fund invests may be charged with involvement in such violations. In such a case, the performance records of the charged Investment Managers may be misleading. Furthermore, such Investment Funds and, in turn, the Fund could be exposed to losses. Further, an Investment Fund may engage in private lending which may subject the Investment Fund to litigation risks. In a bankruptcy or other proceeding, the Investment Fund as a creditor may be unable to enforce its claims or rights in any collateral or may have its claims or security interest in any collateral challenged, disallowed or subordinated to the claims or security interests of other creditors. Such litigation may be a lengthy and difficult process and may involve significant expenses.

Board Participation. The Fund, the Investment Funds and/or the Investment Managers may be represented on the boards of directors of certain of the issuers of their investments or may have their representatives serve as observers to such boards of directors. Although such positions in certain circumstances may be important to the Fund’s, an Investment Fund’s and/or an Investment Manager’s investment strategy and may enhance the Adviser’s and/or the Investment Manager’s ability to manage their investments, they may also have the effect of impairing the Adviser’s and/or the Investment Manager’s ability to transact in the related securities when, and upon the terms, it may otherwise desire and may subject the Adviser, the Fund, an Investment Fund and/or an Investment Manager to claims they would not otherwise be subject to as an investor, including claims of breach of duty of loyalty, securities claims and other director-related claims.

Information Restrictions. The Investment Funds and/or the Fund may be limited in their ability to make investments and to sell existing investments in securities because the Investment Managers or the Adviser, as applicable, may have material, non-public information regarding the issuers of those securities or as a result of other policies of the Investment Managers or the Adviser. Transactions in certain securities, therefore, may be restricted. For example, in the course of evaluating an investment, the Adviser or an Investment Manager may elect to receive non-public information concerning the issuer. Even if the Adviser or an Investment Manager does not wish to receive non-public information about an issuer, the possibility exists that it would learn material non-public information about an issuer in the course of its research for another client. If the Adviser or an Investment Manager receives information it deems to be material and non-public about a company, all clients (including the Fund) could become restricted from trading in the securities of that company. The inability to sell securities in these circumstances could materially adversely affect the investment results of the Investment Funds and/or the Fund.

Trading Suspensions. Securities or futures exchanges typically have the right to suspend or limit trading in any instrument traded on the exchanges. A suspension could render it impossible to liquidate an Investment Fund’s positions and thereby expose the Fund to losses.

Broker and Counterparty Relationships. The Fund and/or the Investment Funds may not be able to establish accounts with, or otherwise engage, certain brokers, dealers and other counterparties identified by the Adviser and/or the Investment Managers to effect the Fund’s and/or the Investment Funds’ direct or indirect investments. One or more Affiliated Funds (defined below), however, may establish accounts with, or otherwise engage, such brokers, dealers or other counterparties with respect to the same or different investments as the Fund and/or the Investment Funds. Further, the terms of the agreements entered into with the Fund’s and/or the Investment Funds’ brokers, dealers and other counterparties may not be as favorable as such terms obtained by the Affiliated Funds or other third-party funds or accounts.

Lack of Investment Manager Capacity. Investment Managers and the Investment Funds they manage may have limited capacity or may close to new or additional investment. There is no guarantee that an Investment Manager with whom the Adviser seeks to invest on behalf of the Fund will have available capacity for investment by the Fund.

Co-Investment Opportunities with Investment Managers. There may be instances in which the Adviser desires to pursue a co-investment opportunity, but is unable to find an Investment Manager with whom to co-invest, or is unable to come to an economic agreement with the Investment Manager on the terms of the co-investment.

Co-Investments. The Adviser may recommend co-investing with third parties (including Investment Managers, other parties advised by the Adviser, or other related persons of the Adviser to the extent allowable under the 1940 Act) through consortiums of investors, partnerships, joint ventures, or other similar arrangements. Such investments may involve risks in connection with such third party involvement, including the possibility that any such third party may have financial, legal, or regulatory difficulties that have a material adverse effect on such investment, may have economic or business interests or goals that are inconsistent with those of the Fund, may pursue interests inconsistent with those of the Fund, may default on their obligations, and/or may be in a position to take (or block) action in a manner contrary to the relevant investor’s investment objective. In addition, an investor may in certain circumstances be liable for the actions of its co-investors. Such investments may involve performance charges, incentive compensation arrangements, and/or other fees payable to such third parties.

Trade Errors. Although the Adviser exercises due care in making and implementing investment decisions, employees of the Adviser may from time to time make errors with respect to trades made on behalf of the Fund.  When an error is made on behalf of a client account, the Adviser will use its best efforts to break the trade or otherwise correct the error.

Systems and Operational Risks. The Fund depends on the Adviser to develop and implement appropriate systems for the Fund’s investment activities. The Fund relies on financial, accounting and other data processing systems to execute, clear and settle transactions, to monitor its portfolio and capital, and to generate risk management and other reports that are critical to the oversight of the Fund’s activities. Certain of the Fund’s and the Adviser’s activities will be dependent upon systems operated by third parties, including prime brokers, the Administrator, market counterparties and other service providers, and the Adviser may not be in a position to verify the risks or reliability of such third-party systems. Failures in the systems employed by the Adviser, prime brokers, the Administrator, counterparties, exchanges and similar clearance and settlement facilities and other parties could result in mistakes made in the confirmation or settlement of transactions, or in transactions not being properly booked, evaluated or accounted for. Disruptions in the Fund’s operations may cause the Fund to suffer, among other things, financial loss, the disruption of its business, liability to third parties, regulatory intervention or reputational damage. Any of the foregoing failures or disruptions could have a material adverse effect on the Fund and the Members’ investments therein.

Indemnification. As described herein, the Fund is required to indemnify the Adviser and certain affiliated persons, as well as certain agents of the Fund and the Adviser. In addition, it is expected that each Investment Fund in which the Fund invests also will be required to indemnify its general partner, Investment Manager and other entities or individuals involved in managing the Investment Fund for certain losses arising out of their activities on behalf of such Investment Fund. Such indemnification obligations of the Fund and Investment Funds, if required to be paid, could potentially reduce the returns to investors. The indemnification obligations of the Fund would be payable from the assets of the Fund. The Managers may determine that the Fund purchase insurance for the Fund, and its officers, managers, employees, agents and representatives with respect to claims against them in connection with the Fund, although there can be no assurance that any such insurance will be sufficient, available to satisfy the claims that may arise or generally available on commercially reasonable terms.

Possibility of Fraud or Other Misconduct of Employees and Service Providers. Misconduct by officers, employees and partners of the Adviser, officers, employees or principals of the Investment Managers and the Investment Funds, and service providers to the foregoing and/or their respective affiliates could cause significant losses to the Fund. Misconduct may include entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, misrepresentations as to investments being considered by the Fund, the improper use or disclosure of confidential or material non-public information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future marketing activities, and non-compliance with applicable laws or regulations and the concealment of any of the foregoing. Such activities may result in reputational damage, litigation, business disruption and/or financial losses to the Fund. No assurances can be given that the Adviser will be able to identify or prevent such misconduct.

Start-Up Periods. The Investment Funds may encounter start-up periods during which they will incur certain risks relating to the initial investment of newly contributed assets. Moreover, the start-up periods also represent a special risk in that the level of diversification of one or more of the Investment Funds’ portfolios may be lower than in a fully committed portfolio or group of portfolios.

Future Regulatory Change is Impossible to Predict. The securities and derivatives markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, CFTC, and the securities and futures exchanges that they regulate are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of securities and derivatives both inside and outside the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

During periods of heightened market volatility or reduced liquidity, governments, their agencies, or other regulatory bodies, both within the United States and abroad, may take steps to intervene. These actions, which could include legislative, regulatory, or economic initiatives, might have unforeseeable consequences and could adversely affect the performance of an Investment Fund or otherwise constrain the Investment Manager’s ability to achieve such Investment Fund’s investment objectives.

AIFM Directive. The European Union Alternative Investment Fund Managers Directive 2011/61/EU (“AIFMD”) regulates alternative investment funds (“AIFs”) and their managers (“AIFMs”), and was required to be transposed by member states of the European Economic Area (“EEA”) into national law by 22 July 2013. Broadly, an Investment Manager will be subject to obligations under the AIFMD if it is an EEA AIFM irrespective of whether the AIF or AIFs it manages are formed under the laws of an EEA state or non-EEA state or, for a non-EEA AIFM, if the AIF is marketed to investors in an EEA state.

An Investment Manager may be required to be authorized and regulated as an AIFM. The authorization requirement applies to EEA AIFMs subject to certain exemptions and transitional provisions. The authorization requirement may be extended to certain non-EEA AIFMs that are managing EEA AIFs and/or marketing EEA AIFs or non-EEA AIFs in the EEA. If an Investment Manager is required to be authorized as an AIFM, it will be subject to supervision by the regulator in its home member state (or member state of reference for a non-EEA AIFM) and subject to various provisions under the AIFMD. These include provisions regarding capital requirements, the governance and operation of the AIFM’s activities, the valuation of the assets of the AIF, the requirement to appoint and the duties of a depositary, the disclosure of information to investors in offer documentation, annual reports and other periodic disclosures, and the provision of information and documentation to EEA regulators. Compliance with certain provisions under the AIFMD may, among other things, impact the ability of an Investment Manager to apply certain investment strategies, for example the requirements imposed on investments in securitization positions and the requirements imposed on AIFMs of AIFs acquiring control of non-listed companies and issuers. Compliance with the AIFMD may increase the costs of operating and administering an Investment Fund and the costs of custody services.

In relation to marketing, the AIFMD imposes restrictions on the marketing of an AIF in the EEA. An EEA AIFM may market an EEA AIF to professional investors pursuant to the AIFMD passport mechanism. In relation to EEA AIFMs marketing AIFs and non-EEA AIFMs marketing non-EEA AIFs, the introduction of a passport has been delayed. The European Securities and Markets Authority (“ESMA”) has published advice concluding that there is no barrier to extending the passport in respect of non-EEA AIFMs and non-EEA AIFs in certain jurisdictions. The European Commission is to consider whether to adopt a delegated act further to ESMA’s advice. Currently, non-EEA AIFs managed by EEA AIFMs, and all AIFs managed by non-EEA AIFMs may be marketed pursuant to the national private placement regime of the jurisdiction in which the AIF is to be marketed (where available) subject to satisfying certain conditions under the AIFMD and any additional conditions imposed in the relevant jurisdiction. In the event that those conditions are not satisfied or the Investment Manager is not able to comply with the national private placement rules of the relevant jurisdictions, this will restrict investment in the Investment Fund by EEA investors.

European Market Infrastructure Regulation. European Union Regulation No 648/2012 on OTC derivatives, central counterparties and trade repositories (also known as the European Market Infrastructure Regulation, or “EMIR”), came into force on August 16, 2012 and introduced uniform requirements in respect of OTC derivative contracts including the introduction of risk mitigation requirements, requiring certain “eligible” OTC derivatives contracts to be submitted for clearing to regulated central counterparties and by mandating the reporting of certain details of OTC derivatives contracts to trade repositories. EMIR also imposes requirements for appropriate procedures and arrangements to measure, monitor and mitigate operational and counterparty credit risk in respect of OTC derivatives contracts which are not subject to mandatory clearing including requirements related to the exchange and segregation of collateral.

While some of the obligations under EMIR have come into force, a number of the requirements in relation to clearing and collateral are subject to phase-in periods.

The Fund and the Investment Fund may enter into OTC derivative contracts subject to EMIR. As such, EMIR may impact the Fund and the Investment Funds where they face higher transaction costs in order to trade in the OTC market. Prospective investors should be aware that the regulatory changes arising from EMIR may in due course adversely affect the ability of the Fund and/or the Investment Funds to enter into OTC derivative contracts covered by EMIR.

Markets in Financial Instruments Directive. Under recent revisions to the EU’s Markets in Financial Instruments Directive (“MiFID II”), effective January 3, 2018, EU investment managers, including certain Investment Managers, may only pay for research from brokers and dealers directly out of their own resources or by establishing "research payment accounts” for each client, rather than through client commissions. As such, MiFID II is expected to limit the use of soft dollars by Investment Managers located in the EU, if applicable, and in certain circumstances may result in other Investment Managers reducing the use of soft dollars.

General Data Protection Legislation. The EU General Data Protection Legislation (“GDPR”), which builds upon the existing United Kingdom Data Protection Act of 1998, and extends its applicability, was approved by the EU Parliament on April 14, 2016, and came into force on May 25, 2018. GDPR requires all EU-established organizations (and any organizations without an EU presence if they process EU residents’ personal data) to meet new data security obligations. Under GDPR, the definition of personal data is expanded to include “any information relating to an identified or identifiable natural person.” An identifiable person is one who can be identified directly or indirectly. In practice this means that names, addresses, email addresses, phone numbers and even IP addresses are all considered personal data under GDPR. Certain types of personal data that reveal more sensitive information, such as ethnic origin or political opinions, are subject to more restrictive requirements. GDPR may have an effect, including increased compliance costs, on Investment Funds and Investment Managers that (1) are established in the EU or (2) handle personal data of natural persons who are EU-residents. In addition, fines for non-compliance could be up to greater of 4% of annual global revenue or €20 million. Fines will be determined by the relevant supervisory authority on a case-by-case basis in accordance with GDPR’s criteria and upper limits.

Pay-to-Play Laws, Regulations and Policies. A number of states and municipal pension plans have adopted so-called “pay-to-play” laws, regulations or policies which prohibit, restrict or require disclosure of payments to (and/or certain contacts with) state officials by individuals and entities seeking to do business with state entities, including those seeking investments by public retirement funds. The SEC has adopted rules that, among other things, prohibit an investment adviser from providing advisory services for compensation to a government client for two years after the adviser or certain of its executives or employees makes a contribution to certain elected officials or candidates. If the Adviser or any of it employees or affiliates or any service provider acting on their behalf, fails to comply with such laws, regulations or policies such noncompliance could have an adverse effect on the Fund.

Cyber-Security and Operational Risk. Like other business enterprises, the use of the Internet and other electronic media and technology exposes the Fund, the Investment Funds, and their respective service providers, and their respective operations, to potential risks from cyber-security attacks or incidents (collectively, “cyber-events”). Cyber-events may include, for example, unauthorized access to systems, networks or devices (such as, for example, through “hacking” activity), infection from computer viruses or other malicious software code, and attacks which shut down, disable, slow or otherwise disrupt operations, business processes or website access or functionality. In addition to intentional cyber-events, unintentional cyber-events can occur, such as, for example, the inadvertent release of confidential information due to, for example, damage or interruption from computer viruses, network failures, computer and telecommunication failures, usage errors, power outages and catastrophic events such as fires, tornadoes, floods hurricanes and earthquakes. Any cyber-event could adversely impact the Fund and/or an Investment Fund and their respective investors and cause the Fund and/or an Investment Fund to incur financial loss and expense, as well as face exposure to regulatory penalties, legal claims, reputational damage, and additional costs associated with corrective measures. A cyber-event could also result in the loss or theft of investor data. A cyber-event may cause the Fund and/or an Investment Fund, or their respective service providers, to lose proprietary information, suffer data corruption, lose operational capacity (such as, for example, the loss of the ability to process transactions, calculate the Fund’s or Investment Fund’s NAV, or allow investors to transact business), and/or fail to comply with applicable privacy and other laws. Among other potentially harmful effects, cyber-events also may result in theft, unauthorized monitoring and failures in the physical infrastructure or operating systems that support the Fund, the Investment Fund and/or their respective service providers. In addition, cyber-events affecting issuers in which the Fund and/or an Investment Fund invests could cause the Fund’s or the Investment Fund’s investments to lose value. In addition, a cybersecurity breach could result in a failure to maintain investor’s confidential information and could result in the theft of financial assets. The nature of malicious cyber-attacks is becoming increasingly sophisticated and neither the Fund nor the Adviser can control the cyber systems and cyber security systems of Investment Funds, issuers or third party service providers. The Fund is also exposed to operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of the Fund’s service providers, counterparties, or other third parties, failure or inadequate processes and technology or system failures.

Limits of Risk Disclosures

The above discussion covers certain risks associated with an investment in the Fund and the Shares, but is not, nor is it intended to be, a complete enumeration or explanation of all risks involved in an investment in the Fund. Prospective Members should read this entire Memorandum and consult with their own advisers before deciding whether to invest in the Fund. An investment in the Fund should be made only by investors who understand the nature of the investment, do not require liquidity in the investment and can bear the financial risks of the investment including partial or complete loss of principal.

MANAGEMENT

The Board of Managers of the Fund

The Board provides broad oversight over the operations and affairs of the Fund, and has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to establish policies regarding the management, conduct, and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.

The managers of the Board (“Managers”) are not required to hold Shares of the Fund. A majority of the Managers are persons who are not “interested persons” (as defined in the 1940 Act) of the Fund (collectively, the “Independent Managers”). The Independent Managers perform the same functions for the Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Managers and officers of the Fund and brief biographical information regarding each such person during the past five years is set forth below. Each Manager who is deemed to be an “interested person” of the Fund, as defined in the 1940 Act (an “Interested Manager”), is indicated by an asterisk. The business address of each person listed below is c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212.

Managers

Name and Age(1)	Position(s) With the Fund	Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Portfolios In Fund Complex(3) Overseen by Manager	Other Directorships Held by Managers During the Last 5 Years
David G. Lee (Born 1952)	Chairman and Manager	Since 2019	President and Director, Client Opinions, Inc. (2003-2011); Chief Operating Officer, Brandywine Global Investment Management (1998-2002).	8	None.
Robert Seyferth (Born 1952)	Manager	Since 2019	Chief Procurement Officer/Senior Managing Director, Bear Stearns/JP Morgan Chase (1993-2009).	8	None.
Gary E. Shugrue (Born 1954)	Manager	Since 2019	Managing Director, Veritable LP (2016 – Present); Founder/President, Ascendant Capital Partners, LP (2001 – 2015).	8	Trustee, Quaker Investment Trust (5 portfolios) (registered investment company); Scotia Institutional Funds (2006-2014) (3 portfolios) (registered investment company).
Terrance P. Gallagher* (Born 1958)	Manager	Since 2019	Executive Vice President and Director of Fund Accounting, Administration and Tax; UMB Fund Services, Inc. (2007-present); President, Investment Managers Series Trust II (2013-Present); Treasurer, American Independence Funds Trust (2016-2018); Treasurer, Commonwealth International Series Trust (2010-2015).	8	None.

*	Indicates an interested Manager.

(1)	As of July 1, 2019.

(2)	Each Manager serves until death, retirement, resignation or removal from the Board. Any Manager may be removed, with or without cause, at any meeting of the Members by a vote of Members holding a majority of the total number of Shares present at such meeting or, if by written consent, a vote of Members holding at least two-thirds of the total outstanding Shares.

(3)	The term “Fund Complex” refers to the Fund, Infinity Core Alternative Fund, Infinity Long/Short Equity Fund, The Relative Value Fund, Vivaldi Opportunities Fund, Variant Alternative Income Fund, Cliffwater Corporate Lending Fund and Agility Multi-Asset Income Fund. The Adviser is not an affiliate of any fund in the Fund Complex other than the Fund.

Principal Officers

Name and Age(1)	Position(s) With the Fund	Length of Time Served(2)	Principal Occupation During Past Five Years
Tracy McHale Stuart Year of Birth: 1961	President	Since 2019	Chief Executive Officer, Corbin Capital Partners, L.P.
Daniel Friedman Year of Birth 1975	Vice President	Since 2019	General Counsel, Corbin Capital Partners, L.P.
Steve Carlino Year of Birth: 1964	Treasurer	Since 2019	Chief Financial Officer, Corbin Capital Partners, L.P.
Ann Maurer Year of Birth: 1972	Secretary	Since 2019	Senior Vice President, Client Services (2017 – Present); Vice President, Senior Client Service Manager (2013 –2017), Assistant Vice President, Client Relations Manager (2002 –2013); UMB Fund Services, Inc.
Perpetua Seidenburg Year of Birth: 1990	Chief Compliance Officer	Since 2019	Compliance Director, Vigilant Compliance, LLC (an investment management services company) 2014 – Present; Auditor, PricewaterhouseCoopers from 2012 –2014.

(1)	As of July 1, 2019.

(2)	Each officer of the Fund serves for an indefinite term until the date his or her successor is elected and qualified, or until he or she sooner dies, retires, is removed or becomes disqualified.

Leadership Structure and the Board

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged the Adviser to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in the operations of the Fund in accordance with the provisions of the Investment Company Act, applicable provisions of state and other laws and the Fund’s LLC Agreement. The Board is currently composed of four members, three of whom are Independent Managers. The Board will meet in-person at regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Managers have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Managers will meet with their independent legal counsel in person prior to and during each quarterly in-person board meeting. As described below, the Board has established a Valuation Committee, an Audit Committee and a Nominating Committee, and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

The Board has appointed David G. Lee, an Independent Manager, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Adviser, other service providers, counsel and other Managers generally between meetings. The Chairman serves as a key point person for dealings between management and the Managers. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Managers and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and will be addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Adviser and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Adviser and other service providers has its own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board will require senior officers of the Fund, including the President, Vice President, Treasurer and Chief Compliance Officer (“CCO”), and the Adviser, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee will receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board will also receive reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian, placement agent and administrator. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Manager Qualifications

The Board believes that each of the Manager’s experience, qualifications, attributes and skills on an individual basis, and in combination with those of the other Managers, lead to the conclusion that each Manager should serve in such capacity. Among the attributes common to all Managers is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Managers, the Adviser, the Fund’s other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Managers. A Manager’s ability to perform his or her duties effectively may have been attained through the Manager’s business, consulting, and public service; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Manager:

David G. Lee. Mr. Lee has been a Manager since 2019. He has more than 25 years of experience in the financial services industry. The Board also benefits from his experience as a member of the board of other funds in the fund complex.

Robert Seyferth. Mr. Seyferth has been a Manager since 2019. Mr. Seyferth has more than 30 years of business and accounting experience. The Board also benefits from his experience as a member of the board of other funds in the fund complex.

Gary E. Shugrue.  Mr. Shugrue has been a Manager since 2019. Mr. Shugrue has more than 30 years of experience in the financial services industry. The Board also benefits from his experience as a member of the board of other funds in the fund complex and in another mutual fund complex.

Terrence P. Gallagher. Mr. Gallagher has been a Manager since 2019. Mr. Gallagher has more than 10 years of experience in the financial services industry. The Board also benefits from his experience as a member of the board of other funds in the fund complex.

Committees

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year and will review with the firm the scope and results of each audit. The Audit Committee of the Fund met seven times during the last fiscal year.

Nominating Committee

The Board has formed a Nominating Committee (formerly, the “Nominating and Compensation Committee”) that is responsible for selecting and nominating persons to serve as Managers of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Members for election. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Members and evaluate them both in a similar manner, as long as the recommendation submitted by a Member includes at a minimum: the name, address and telephone number of the recommending Member and information concerning the Member’s interests in the Fund in sufficient detail to establish that the Member held Shares on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a manager. The Nominating Committee may solicit candidates to serve as managers from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee of the Fund met four times during the last fiscal year.

Valuation Committee

The Board has formed a Valuation Committee that is responsible for reviewing fair valuations of securities held by the Fund in instances as required by the valuation procedures adopted by the Board and is responsible for carrying out the provisions of its charter. The Valuation Committee currently consists of each of the Fund’s Managers. The Valuation Committee of the Fund met four times during the last fiscal year.

Compensation(1) (As of March 31, 2019)

Name of Manager	Aggregate Compensation from the Fund	Total Compensation from the Fund Complex
Adam Taback*(2)	$0	$0
James Dunn(2)	$12,500	None
Stephen Golding(2)	$15,000	None
James Hille(2)	$12,500	None
Jonathan Hook(2)	$12,500	None
Dennis Schmal(2)	$12,500	None
David G. Lee	None	$74,500
Robert Seyferth	None	$74,500
Gary Shugrue	None	$24,500
Terrence P. Gallagher(3)	None	$0

*	Indicates an Interested Manager.

(1)	For the period from April 1, 2018 to March 31, 2019.

(2)	Resigned as Managers of the Fund effective on July 1, 2019.

(3)	Mr. Gallagher is compensated by the Fund’s administrator and/or its affiliates and will not be separately compensated by the Fund.

The Managers do not receive any pension or retirement benefits from the Fund Complex. The officers of the Fund do not receive any additional compensation from the Fund.

No Manager or officer of the Fund currently owns any Shares of the Fund. None of the other Managers or officers of the Fund currently own any interests in any registered investment companies overseen by the Manager.

Each Independent Manager receives from the Fund a retainer fee at the annual rate of $10,000. The Fund expects to hold four meetings per year. Independent Managers are reimbursed by the Fund for their travel and out-of-pocket expenses related to Board meetings. The Managers do not receive any pension or retirement benefits from the Fund. The officers of the Fund do not receive any additional compensation from the Fund.

THE ADVISER

General

The Adviser is a limited partnership organized under the laws of the state of Delaware and is registered with the SEC as an investment adviser under the Advisers Act. The Adviser also serves, or may serve, as investment adviser or sub-adviser to private investment funds, other registered investment companies, managed accounts and other investment vehicles or structures. The personnel of the Adviser have substantial experience in managing investment portfolios, including portfolios structured as funds-of-funds. The Adviser is exempt from registration as a “commodity trading advisor” with the CFTC. The Adviser is controlled by Henry A. Swieca and Glenn R. Dubin through their voting membership in Corbin Capital Partners Group, LLC although such persons do not participate in the day-to-day management of the Adviser.

Biographies of certain of the Adviser investment professionals having day-to-day portfolio management responsibility to the Fund (the “Portfolio Managers”) are below:

Craig Bergstrom, CFA

Managing Partner, Chief Investment Officer

Mr. Bergstrom is the Chief Investment Officer of the Adviser, and leads the Adviser’s investment team. He works on all aspects of the investment process with a special focus on implementation capabilities, co-investments and direct investing efforts, as well as new initiatives. Prior to joining the Adviser in January 2002, Mr. Bergstrom was Risk Manager at Grantham Mayo Van Otterloo & Co. LLC (“GMO”), a then $20+ billion institutional investment management firm, where he had responsibilities for market risk management, hedge fund product development and derivatives strategy. Prior to joining GMO, he was a Vice President in the Equity Derivatives group at Salomon Smith Barney, and previously worked in the Equity Structured Products group at Morgan Stanley. Mr. Bergstrom graduated from Dartmouth College with a B.A. in Government and was awarded the CFA charter in 1997.

Robert Zellner

Senior Partner, Deputy Chief Investment Officer

Mr. Zellner is the Deputy Chief Investment Officer of the Adviser and leads the portfolio construction process for commingled fund-of-funds products. He is also responsible for research on global macro strategies, and covers corporate and asset-backed credit strategies. Prior to joining the Adviser in April 2005, Mr. Zellner worked with Optima Fund Management in New York as a Vice President of Research focusing on manager research and due diligence for Optima’s fund-of-funds products. Previously, Mr. Zellner spent six years at BlackRock Financial Management (“BlackRock”), most recently as a Vice President in the Fixed Income Portfolio Analytics Group, where he advised on many of BlackRock’s top mortgage banking relationships. Mr. Zellner graduated from Princeton University, where he received an A.B. in Economics with a Certificate in Political Economy.

Subject to policies adopted by the Board and applicable law, the Adviser is responsible for the day-to-day management of the Fund’s investment portfolio. The Adviser’s investment professionals will devote such time to the ongoing operations of the Fund as they deem appropriate in order to implement and monitor the Fund’s investment program.

Other Accounts Managed by the Portfolio Manager(s)

(As of March 31, 2019)

	Number of Accounts	Total Net Assets of Accounts Managed	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Craig Bergstrom
Registered Investment Companies*	0	$0	0	$0
Other Pooled Investment Vehicles**	5	$4,507,170,603	5	$4,507,170,603
Other Accounts	11	3,312,694,180***	10	$2,103,779,656

*	Not including the Fund.
**	Pooled vehicles that are part of the same master-feeder structure are reflected as one account.

***	Double counts certain assets due to certain Adviser-managed vehicles or accounts investing in other Adviser-managed vehicles or accounts

The following are the number of accounts and total assets managed by the Adviser that may pay a performance-based fee:

Performance-Based Fee Accounts Information

(As of March 31, 2019)

Registered Investment Companies(1)		Other Pooled Investment Vehicles		Other Accounts
Number of Accounts	Total Net Assets of Accounts Managed ($)	Number of Accounts	Total Net Assets of Accounts Managed ($)*	Number of Accounts	Total Net Assets of Accounts Managed ($)*
0	$0	5	$4,507,170,603	10	$2,103,779,656

(1)	Not including the Fund
*	Double counts certain assets due to certain Adviser-managed vehicles or accounts investing in other Adviser-managed vehicles or accounts

Real, potential or apparent conflicts of interest may arise because the Adviser has day-to-day portfolio management responsibilities with respect to more than one fund.  The Adviser manages other pooled investment vehicles with investment strategies that may be similar to certain investment strategies utilized by the Fund.  Fees earned by the Adviser may vary among these accounts, and the Portfolio Managers may personally invest in these accounts.  These factors could create conflicts of interest because the Portfolio Managers may have incentives to favor certain accounts over others, resulting in other accounts outperforming the Fund. A conflict may also exist if the Portfolio Managers identify a limited investment opportunity that may be appropriate for more than one account, but the Fund is not able to take full advantage of that opportunity due to the need to allocate that opportunity among multiple accounts. To the extent the Adviser purchases interests in the same Investment Fund for the Fund and other accounts, the Fund, subject to applicable law, may be restricted from purchasing additional interests in such Investment Fund. In addition, the Portfolio Managers may execute transactions for another account that may adversely impact the value of securities held by the Fund.  However, the Adviser believes that these risks are mitigated by the fact that accounts with like investment strategies managed by the Portfolio Managers, where possible and appropriate, are generally managed in a similar fashion and the Adviser has a policy that seeks to allocate opportunities in a fair and equitable basis over time, consistent with the Adviser allocation policy in effect from time to time.

The Adviser manages certain private investment funds that have a specific investment focus or criteria (the “Specialty Funds”). A Specialty Fund will be allocated its desired portion of investment opportunities that fall within its mandate before other Adviser clients (that are not Specialty Funds) receive allocations of such investment opportunities. Specialty Funds with overlapping mandates may compete for the same investment opportunities and as a result a Specialty Fund may receive less than its desired allocation of a specific opportunity. Capacity not utilized by Specialty Funds will be available for other Adviser clients, such as the Fund.

See “Risk Factors – Principal Risks Relating to the Fund’s Structure – Potential Conflicts of Interest” for more information.

Compensation

All professionals of the Adviser are compensated with a base salary and annual bonus, based on individual performance and overall profitability of the Adviser, aligning compensation with performance. Generally, after two years of employment, a 401(a) profit sharing plan, which is part of the base salary and annual bonus, is mandatory for all professionals provided that they have satisfied the minimum criteria. The Portfolio Managers are partners of the Adviser and as such participate in the profitability of the business based on their ownership percentage. The Adviser also offers select non-partners a deferred compensation program pursuant to which deferred amounts are pegged to the performance of selected funds managed by the Adviser and vest over pre-determined time periods. Compensation is generally determined by senior management of the Adviser. The Portfolio Managers may also participate in a 401(k) plan that enables them to direct a percentage of their pre-tax salary into a tax-qualified retirement plan.

Ownership

None of the Managers or officers currently owns any Shares of the Fund.

FEES AND EXPENSES

The Advisory Agreement

Pursuant to the Advisory Agreement, the Adviser is responsible for implementing a continuous investment program for the assets of the Fund, monitoring of the investment activities and holdings of the Fund, and the selection and monitoring of Investment Funds and other investments. The Adviser allocates and reallocates the Fund’s assets among various Investment Funds and other investments. The Adviser maintains its principal business address at 590 Madison Avenue, 31st Floor, New York, New York 10022.

The Adviser performs additional services under the terms of the Advisory Agreement, including but not limited to: (i) reviewing and reporting to the Board on the performance of the Fund, (ii) providing office space and all necessary office facilities and equipment to perform its duties under the Advisory Agreement, (iii) permitting individuals who are directors, officers or employees of the Adviser to serve as a Manager or officer of the Fund without cost to the Fund, (iv) furnishing personnel (either as officers of the Fund or otherwise) to exercise oversight of and/or to conduct Fund operations and compliance and to monitor the services provided to the Fund by other service providers, including legal, accounting, administrative, transfer agency, audit, custody and other non-investment related services, and (v) furnishing to, or placing at the disposal of the Fund, such information, reports, valuations, analyses and opinions as the Board may reasonably request or as the Adviser deems helpful to the Board. With the approval of the Board, the Adviser may elect to manage the Fund’s investments and determine the composition of the assets of the Fund.

The Adviser also acts in an administrative servicing role to the Fund, whereby it provides certain non-management-related services to the Fund. These services include, among others, providing reports to the Fund, provision of office space and oversight and direction of other service providers, including the Administrator and the Custodian, which provide other administrative and custodial services to the Fund. The Adviser’s administrative services are provided as part of the Management Fee.

Prior to July 1, 2019, the Adviser served as the Fund’s sub-adviser under a sub-advisory agreement among the Fund, the Fund’s prior investment adviser (the “prior investment adviser”) and Adviser. For the fiscal years ended March 31, 2017, March 31, 2018 and March 31, 2019, the Adviser was paid $1,050,626, $859,869 and $725,373, respectively, in sub-advisory fees from the prior investment adviser.

Pursuant to the Advisory Agreement between the Fund and the Adviser, the Fund pays the Adviser each month a Management Fee equal to one-twelfth of 0.75% of the aggregate net asset value of outstanding Shares of the Fund (borne by Class A Shares and Class I Shares on a pro rata basis) determined as of the last calendar day of each month (before any repurchases of Shares). Notwithstanding the foregoing, the Adviser has contractually agreed to waive a portion of its Management Fee to the extent necessary to prevent the total annualized expenses of each of Class A Shares and Class I Shares (excluding the Fund’s borrowing and other investment-related costs and fees (including any underlying manager fees and expenses), taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and the distribution and servicing fees (often referred to as Rule 12b-1 Fees) applicable to the Fund’s Class A shares), including, for the avoidance of doubt, the Fund’s start-up, offering and organizational expenses, from exceeding 2.00% annually of the Fund’s average net assets attributable to each of Class A Shares and Class I Shares (including the Adviser’s management fee). This contractual fee waiver remains in effect until July 1, 2020. For a period not to exceed three years from the date on which a waiver or reimbursement is made, the Adviser shall be permitted to recover from the Fund any fees and expenses that the Adviser has waived or borne from the applicable Class or Classes of Shares (whether through a reduction of its fees or otherwise), provided the Adviser is able to effect such recoupment and the Fund will remain in compliance with the annual rate in place at the time of the waiver/reimbursement and the current annual rate in place at the time of the recoupment. During the periods covered by the contractual fee waiver, the fee waiver arrangement set forth above for the Fund may only be modified by a majority vote of the Independent Managers. A portion of the Management Fee may be reallocated internally to affiliates of the Adviser that supply services related to the distribution of Shares. For the fiscal years ended, March 31, 2017, March 31, 2018 and March 31 2019, the Fund paid $2,101,252, $1,719,738 and $1,450,745, respectively, in investment management fees to the prior investment adviser.

The Advisory Agreement was initially approved by the Board (including a majority of the Independent Managers), at a meeting held in person on February 28, 2019 and by the members of the Fund at a special meeting held on April 30, 2019 and will continue in effect for an initial a two-year term. Thereafter, the Advisory Agreement may be continued in effect from year to year if such continuance is approved annually by the Board (including a majority of the Independent Managers) or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Managers by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement is terminable without penalty, on 60 days’ prior written notice by the Board; by vote of a majority of the outstanding voting securities of the Fund (that is, the lesser of 50% of the outstanding voting securities or 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy); or by the Adviser. The Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

The Advisory Agreement provides that in the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties thereunder, (b) reckless disregard by the Adviser of its obligations and duties thereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for advisory services (in which case any award of damages is limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser is not subject to any liability whatsoever to the Fund or to any Member for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services thereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, retention or sale of any security on behalf of the Fund or the entering into any transaction.

The Adviser or its designee maintains the Fund’s accounts, books and other documents required to be maintained under the 1940 Act at 235 West Galena Street, Milwaukee, WI 53212, which is the address of the Administrator and at 1010 Grand Boulevard, Kansas City, MO 64106, which is the address of the Custodian.

Administration

The Fund has retained the Administrator, UMB Fund Services, Inc., whose principal business address is 235 West Galena Street, Milwaukee, WI 53212, to provide administrative services, and to assist with operational needs. The Administrator provides such services to the Fund pursuant to an administration agreement between the Fund and the Administrator (the “Administration Agreement”). The Administrator is responsible directly or through its agents for, among other things, providing the following services to each of the Fund: (1) maintaining a list of Members and generally performing all actions related to the issuance and repurchase of Shares of the Fund, if any, including delivery of trade confirmations and capital statements; (2) providing certain administrative, clerical and bookkeeping services; (3) providing transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the NAV of the Fund in accordance with U.S. generally accepted accounting principles (“GAAP”) and procedures defined in consultation with the Adviser; (5) overseeing the preparation of semi-annual and annual financial statements of the Fund in accordance with GAAP, quarterly reports of the operations of the Fund and information required for tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Fund. The Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Administrator, including its affiliates or affiliates of the Adviser.

In consideration for these services, the Fund will pay the Administrator monthly and the fee will be determined based upon a percentage of the net assets of the Fund, plus transaction charges for certain transactions (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Administrator also is reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund and receives a fee for transfer agency services. The Administration Fee and the other terms of the Administration Agreement may change from time to time as may be agreed to by the Fund and the Administrator.

The Administration Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Administrator and any partner, director, officer or employee of the Administrator, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of administration services for the Fund. The Administration Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund to the Administrator, or any partner, director, officer or employee of the Administrator, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.

Prior to July 1, 2019, The Bank of New York Mellon, through its wholly owned subsidiary, BNY Mellon Investment Servicing (U.S.) Inc. served as the prior administrator. For the fiscal years ended March 31, 2017, March 31, 2018 and March 31, 2019, the Fund paid the prior administrator $300,115, $279,139 and $243,013, respectively, in administration fees.

Custodian

Effective July 1, 2019, UMB Bank, n.a. (the “Custodian”) serves as the primary custodian of the assets of the Fund and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Boulevard, Kansas City, MO 64106.

In consideration for these services, the Fund will pay the Custodian monthly and will the fee be determined based upon the Fund’s net assets at the end of each calendar month. (the “Custodian Fees”). Such fees will vary based on assets of the Fund, subject to certain minimums. For the fiscal years ended March 31, 2017, March 31, 2018 and March 31, 2019, the Fund paid the Fund’s prior custodian $72,251, $63,314 and $51,575, respectively, in Custodian Fees.

Investor Distribution and Servicing Fee

Under the terms of the Wholesaling and Placement Agent Agreement, the Placement Agent is authorized to retain Investor Service Providers, which are brokers, dealers and certain financial advisors, including the Adviser, for distribution services and to provide ongoing investor services and account maintenance services to Members purchasing Class A Shares that are their customers. These services include, but are not limited to, handling member inquiries regarding the Fund (e.g. responding to questions concerning investments in the Fund, Member account balances, and reports and tax information provided by the Fund); assisting in the enhancement of relations and communications between Members and the Fund; assisting in the establishment and maintenance of Member accounts with the Fund; assisting in the maintenance of Fund records containing Member information; and providing such other information and Member liaison services as the Fund or the Placement Agent may reasonably request. The principal place of business of the Placement Agent is 235 West Galena Street, Milwaukee, WI 53212.

Under the Wholesaling and Placement Agent Agreement, the Fund will pay a quarterly fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than twelve (12) months, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly (the “Investor Distribution and Servicing Fee”). The Investor Distribution and Servicing Fee is charged on an aggregate class-wide basis, and investors in Class A Shares will be subject to the Investor Distribution and Servicing Fee regardless of how long they have held their Class A Shares. The Investor Distribution and Servicing Fee is paid to the Placement Agent to reimburse it for payments made to Investor Service Providers and for the Placement Agent’s ongoing investor servicing. The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, including affiliates of the Adviser. Each Investor Service Provider is paid based on the aggregate net asset value of outstanding Class A Shares held by Members that receive services from such Investor Service Provider that have been outstanding for more than twelve (12) months. Pursuant to the conditions of an exemptive order issued by the SEC, the Investor Distribution and Servicing Fee is paid pursuant to a plan adopted by the Fund in compliance with Rule 12b-1 under the 1940 Act with respect to Class A Shares.

Class I Shares are not subject to the Investor Distribution and Servicing Fee.

In addition, the Placement Agent (or one of its affiliates) may, from its own resources, make payments to brokers, dealers and Investor Service Providers for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services with respect to Shares.

Investment Fund Fees

In addition to the fees and expenses incurred by the Fund, the Fund also indirectly bears fees (typically including both management and incentive fees) and expenses as an investor in Investment Funds. The Investment Managers will generally receive a management fee based on a percentage of the Investment Fund’s assets and also will generally receive incentive fees equal to a percentage of the appreciation of the applicable Investment Fund as of the end of each performance period for which such incentive fee is determined. The performance period may be based on a calendar year or other period such as a calendar quarter.

Each Investment Fund will also incur transactional expenses, including brokerage costs and margin interest costs, and fees and expenses of service providers, such as a custodian and administrator. Because these fees and expenses reduce the net return to the Fund, a Member indirectly bears these expenses and fees. The fees and expenses of Investment Funds therefore can be, particularly after giving effect to incentive fees, substantially in excess of the management fee as a percentage of the Investment Funds’ assets.

Other Expenses of the Fund

The Fund ordinarily will bear all expenses incurred in its business and operations. Expenses borne by the Fund include, but are not limited to, the following:

●	the Management Fee and certain out-of-pocket expenses incurred by the Adviser, as set forth in the advisory agreement between the Adviser and the Fund;

●	all costs and expenses directly related to investment transactions and positions for the Fund’s account, including, but not limited to, advisory fees, brokerage commissions, placement fees, issue and transfer taxes, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends, and indirect expenses from investments in Investment Funds;

●	all costs and expenses associated with organizational matters, the operation and registration of the Fund, offering costs and the costs of compliance with applicable federal and state laws, including any regulatory filings;

●	all fees paid to the Independent Managers as compensation for serving in such capacity, including fees and travel-related expenses of the Independent Managers;

●	attorneys’ fees and disbursements associated with updating the Fund’s registration statement, this Memorandum and other offering related documents (the “Offering Materials”); the costs of printing the Offering Materials; and attorneys’ fees and disbursements associated with the preparation and review thereof;

●	the costs and expenses of holding meetings of the Board and any meetings of Members, including costs associated with the preparation and dissemination of proxy materials;

●	the fees and disbursements of the Fund’s counsel, legal counsel to the Independent Managers, if any, auditing and accounting expenses and fees and disbursements for independent accountants for the Fund, and other consultants and professionals engaged on behalf of the Fund, and any extraordinary expenses;

●	all costs and expenses associated with the Fund’s repurchase offers;

●	the fees payable to custodians and other persons providing administrative services to the Fund and out-of-pocket expenses they incur on the Fund’s behalf;

●	the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Board or indemnitees;

●	all costs and expenses of preparing, setting in type, printing, filing and distributing reports, tax information and other communications to Members;

●	all expenses associated with computing the Fund’s net asset value, including any equipment or services obtained for these purposes;

●	all taxes, membership dues, interest on borrowings, nonrecurring and extraordinary expenses; and

●	such other types of expenses as may be approved from time to time by the Board.

The Investment Funds bear all expenses incurred in connection with their operations. These expenses generally will be similar to those incurred by the Fund. Investment Funds generally will bear asset-based management fees and performance-based incentive compensation of the Investment Managers, which will generally reduce the investment returns of the Investment Funds and the amount of any distributions from the Investment Funds to the Fund. These expenses, fees, and allocations will be in addition to those incurred by the Fund itself. See “Fees and Expenses – Investment Fund Fees” for more information.

Expense Limitation Agreement

The Fund has entered into an expense limitation agreement that limits the Fund's annualized ordinary fund-wide operating expenses to 2.00% until July 1, 2020 (the “Expense Limitation Agreement”) and which may or may not be renewed annually thereafter.  Class I Shares have no class-specific expenses.  Members holding Class A Shares will pay (in addition to up to 2.00% in ordinary fund-wide operating expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total of up to 2.75%.  Ordinary fund-wide operating expenses exclude the Fund's borrowing and other investment-related costs, Investment Fund and Investment Manager fees and expenses, taxes, litigation and indemnification expenses, judgments, other extraordinary expenses not incurred in the ordinary course of the Fund's business, and the Investor Distribution and Servicing Fee charged to Class A Shares.  Ordinary fund-wide operating expenses include, for the avoidance of doubt, the Management Fee and the Fund's start-up, offering and organizational expenses.  In addition, the Adviser is permitted to recover from the Fund expenses it has borne (whether through reduction of its management fee or otherwise) in later periods to the extent that the Fund’s ordinary fund-wide operating expenses (exclusive of the Investor Distribution and Servicing Fee charged to Class A Shares) fall below the annualized rate of 2.00% per year.  The Fund, however, is not obligated to pay any such amount more than three years after the date on which the Adviser deferred a fee or reimbursed an expense.

As described above, the Adviser is authorized and currently intends to recoup expenses reimbursed and/or fees waived in prior periods pursuant to the Expense Limitation Agreement, provided that ordinary fund-wide operating expenses are less than the current expense cap and such recoupment can be achieved without exceeding the lesser of the expense limit in effect at the time of the waiver /reimbursement and at the time of the recoupment. Any such recoupment is limited to expenses incurred within the prior three years from the date on which the waiver or reimbursement is made.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A person or organization identified as a beneficial owner who has voting and/or investment powers of more than 25% of the voting securities of the Fund may be presumed to “control” the Fund within the meaning of the 1940 Act. As a control person, a Member could effectively dictate the outcome of voting on any matters as to which Members are entitled to vote, potentially to the detriment of the other Members.

Set forth below as of May 1, 2019, is the name, address and share ownership of each person known by the Fund to beneficially own 25% or more of its Class A or Class I Shares or of the Fund as a whole and of each person known by the Fund to own of record or beneficially 5% or more of its Class A or Class I Shares or of the Fund as a whole.

PRINCIPAL FUND HOLDERS

Fund Level
Wells Fargo Bank, N.A. FBO Various Accounts 101 North Phillips Avenue Sioux Falls, SD 57104	84.44% (Record Ownership)
Class A
Carol L. Somers TR Carol L. Somers c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	10.82% (Beneficial Ownership)
Burgers Employees PSP c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	7.15% (Beneficial Ownership)
Robert S. Phifer IRA c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	5.67% (Beneficial Ownership)
Mary Pat Resch (IRA) WFCS as Custodian c/o Wells Fargo Advisors One North Jefferson St. Louis, MO 63103	5.20% (Beneficial Ownership)
Class I
Wells Fargo Bank, N.A. FBO Various Accounts 101 North Phillips Avenue Sioux Falls, SD 57104	89.29% (Record Ownership)

SUBSCRIPTIONS FOR SHARES

Subscription Terms

The Fund intends to accept initial and additional subscriptions for Shares on Subscription Dates, which occur only once each month, effective as of the opening of business on the first calendar day of the month at the relevant net asset value per Share of the Fund as of the close of business on the last calendar day of the prior month. In order to subscribe to the Fund, investors must complete and return to the appropriate party (as set forth in the Subscription Agreement) one (1) copy of the Subscription Agreement by at least the number of Business Days prior to the Subscription Date that is described in the applicable Subscription Agreement. Investors must remit the full purchase price of their subscription three (3) Business Days prior to the Subscription Date. Subscription proceeds must be delivered by wire. “Business Day” means a day on which banks are ordinarily open for normal banking business in New York or such other day or days as the Board may determine in its sole and absolute discretion. The Fund will not accept checks.

Shares will be sold at the then-current net asset value per Share as of the date on which the subscription is accepted. The minimum initial investment in the Fund is $25,000. The minimum additional investment is $1,000. The minimum initial and minimum additional investment requirements may be reduced, increased or waived by the Board, in its sole discretion. No certificates will be issued for Shares.

Investments in Class A Shares of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Shares of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Shares of $1,000,000 or more are subject to a placement fee of 0.50% (in each case, the “Class A Share Placement Fee”). The Class A Share Placement Fee may be subject to certain waivers. Please see “DISTRIBUTION ARRANGEMENTS – Purchase Terms” for further information regarding these waivers. To be eligible to receive a waiver of the Class A Share Placement Fee on purchases of Class A Shares, an investor must advise the Placement Agent or the selling broker or dealer when making an investment that the investor qualifies for a specific waiver.

In determining the applicable Class A Share Placement Fee at the time of investment in Class A Shares, the amount of a Member’s investment in Class A Shares (whether initial or additional) will be aggregated with the value of (i) the Member’s investments in shares subject to a placement fee of any collective investment vehicle advised by the Adviser, including the Fund, and (ii) investments in shares subject to a placement fee of any collective investment vehicle advised by the Adviser, including the Fund, held by the Member’s “Immediate Family Members” (as defined in the Subscription Agreement). The Member must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments. See “Distribution Arrangements.”

Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction.

Except as otherwise permitted by the Fund, initial and any additional investments in the Fund by any Member must be made in U.S. dollars, and all contributions must be transmitted by the time and in the manner that is specified in the subscription documents of the Fund. Initial and any additional investments in the Fund will be payable in one installment. Although the Fund may, in its discretion, accept contributions of securities, the Fund does not currently intend to accept contributions of securities. If the Fund chooses to accept a contribution of securities, the securities would be valued in the same manner as the Fund values its other assets.

Each new Member of the Fund must agree to be bound by all of the terms of the LLC Agreement, which appears in Appendix B. Each potential Member must also represent and warrant in a subscription agreement, among other things, that the Member is an Eligible Investor as described below and is purchasing Shares for its own account and not with a view to the distribution, assignment, transfer or other disposition of the Shares.

Member Qualifications

Each investor in the Fund will be required to represent that he, she or it is acquiring Shares directly or indirectly for the account of an Eligible Investor.

Each investor in the Fund must certify that the Shares subscribed for are being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the 1933 Act.

An “accredited investor” is one or more of the following:

●	Any bank, as defined in Section 2(13) of the 1933 Act, acting in its individual or fiduciary capacity;

●	Any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, acting in its individual or fiduciary capacity;

●	Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

●	Any insurance company as defined in Section 2(a)(13) of the 1933 Act;

●	Any investment company registered under the 1940 Act or a business development company as defined in Section 2(a)(48) of the 1940 Act;

●	Any small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

●	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

●	Any natural person who has a net worth or joint net worth with that person’s spouse at the time of purchase of Shares that exceeds $1,000,000, excluding the value of the primary residence of such natural person (“net worth” for this purpose means excess of total assets at fair market value over total liabilities. For the purposes of determining “net worth”, the primary residence owned by a natural person shall be excluded from both total assets and total liabilities, except that liabilities attached to such residence should be included in total liabilities to the extent that (1) such liabilities attached to such residence exceed the fair market value of the residence; or (2) such liabilities were incurred within 60 days before the sale of Shares (other than as a result of the acquisition of the primary residence);

●	Any private business development company as defined in Section 202(a)(22) of the Advisers Act;

●	Any trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the purpose of acquiring Shares and (iii) of which the person responsible for directing the investment of assets in the Fund has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

●	Any Manager or executive officer of the Fund;

●	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

●	Any employee benefit plan within the meaning of ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

●	Any organization described in section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000; or

●	An entity in which all of the equity owners meet the qualifications set forth above.

Only those Eligible Investors that (i) compensate their financial intermediaries directly for their services, or (ii) in the case of certain institutional investors, invest directly through the Placement Agent, may purchase Class I Shares.

After their initial purchase, existing Members will be required to verify their status as Eligible Investors (including, as applicable, the qualifications to invest in Class I Shares) at the time of any additional purchase. Members must complete and sign a Subscription Agreement or other documents verifying that they meet the applicable requirements (including, as applicable, the qualifications to invest in Class I Shares) before they may invest in the Fund.

Various brokers that enter into selling agreements with the Placement Agents, if any, may use differing subscription agreements or other documents, which cannot, however, alter the Fund’s requirement that a Member be an Eligible Investor.

REPURCHASES AND TRANSFERS OF SHARES

No Right of Redemption

No Member of the Fund will have the right to require the Fund to redeem its Shares. There is no public market for Shares, and none is expected to develop. Shares are generally not freely transferable, and liquidity will normally be provided only through limited repurchase offers that may be made from time to time by the Fund. Any transfer of Shares in violation of the Fund’s LLC Agreement, which requires Board approval of any transfer, will not be permitted and will be void. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below.

Repurchases of Shares

The Fund from time to time will offer to repurchase outstanding Shares pursuant to written tenders by Members. Repurchase offers will be made at such times and on such terms as may be determined by the Board in its sole discretion and generally will be offers to repurchase an aggregate specified dollar amount or percentage of outstanding Shares.

The Board will cause the Fund to make offers to repurchase Shares from Members pursuant to written tenders only on terms it determines to be fair to the Fund and to Members. When the Board determines that the Fund will repurchase Shares, notice will be provided to each Member describing the terms thereof, and containing information Members should consider in deciding whether and how to participate in such repurchase opportunity. Members who are deciding whether to tender their Shares during the period that a repurchase offer is open may ascertain an estimated net asset value of their Shares from the Fund. If a repurchase offer is oversubscribed by Members (and not increased by the Board), the Fund may repurchase only a pro rata portion of the Shares tendered by each Member.

In determining whether the Fund should repurchase Shares from Members pursuant to written tenders, the Board will consider a variety of factors. The Board expects that the Fund will ordinarily offer to repurchase Shares from Members quarterly with March 31, June 30, September 30 and December 31 valuation dates. The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 Business Days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion. The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date. The Board will consider the following factors, among others, in making its determination:

(1)	whether any Members have requested to tender Shares to the Fund;

(2)	the liquidity of the Fund’s assets;

(3)	the investment plans and working capital requirements of the Fund;

(4)	the relative economies of scale with respect to the size of the Fund;

(5)	the history of the Fund in repurchasing Shares; and

(6)	the economic condition of the securities market.

In order to finance the repurchase of Shares pursuant to tender offers, the Fund generally will find it necessary to liquidate a portion of its interests in Investment Funds. However, the Fund may effect withdrawals from certain Investment Funds only at certain specified times. In addition, certain Investment Funds may suspend capital withdrawals (or redemptions), impose restrictions on withdrawals of capital (or redemptions) beyond those ordinarily applicable to withdrawals (or redemptions) by investors in those Investment Funds or allocate a portion of the Fund’s invested capital to special investment accounts. Thus, to facilitate the repurchase of Shares, the Fund may withdraw all or a portion of its interests from certain liquid investments more rapidly than would otherwise be desirable. This risk may be more pronounced in the event of substantial repurchases of Shares within a limited period of time. Consequently, Members that do not tender Shares for repurchase may be subject to increased liquidity risks due to the reduction in the Fund’s assets resulting from payment for Shares through the liquidation of a portion of the Fund’s interests in Investment Funds and the potential increase in the Fund’s ratio of illiquid to liquid investments. Moreover, tender offers conducted by the Fund in order to repurchase Shares will generate expenses for the Fund, which may be borne in part by non-redeeming Members. Quarterly tender offers, if conducted by the Fund, will result in higher expenses than if the Fund were to offer to repurchase Shares on a less frequent basis.

The Fund will make repurchase offers, if any, to all of its Members on the same terms. This practice may affect the size of the Fund’s offers. Subject to the Fund’s investment restriction with respect to borrowings, the Fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.

Payment for repurchased Shares may require the Fund to liquidate a portion of its Investment Fund interests earlier than the Adviser would otherwise liquidate these holdings, which may result in losses, and may increase the Fund’s portfolio turnover.

When Shares are repurchased by the Fund, Members will generally receive cash distributions equal to the value of the Shares repurchased. However, in the sole discretion of the Fund, the proceeds of repurchases of Shares may be paid by the in-kind distribution of securities held by the Fund, or partly in cash and partly in-kind. The Fund does not expect to distribute securities in-kind except in unusual circumstances, such as in the unlikely event that the Fund does not have sufficient cash to pay for Shares that are repurchased or if making a cash payment would result in a material adverse effect on the Fund or on Members not tendering Shares for repurchase. See “Risk Factors — Principal Risk Factors Relating to the Fund’s Structure” for more information. Repurchases will be effective after receipt of all eligible written tenders of Shares from Members and acceptance by the Fund.

Investment Funds may be permitted to distribute securities in-kind to investors making withdrawals of capital. Upon the Fund’s withdrawal of all or a portion of its interest in an Investment Fund, the Fund may receive securities that are illiquid or difficult to value, which may cause the Fund to incur certain expenses in connection with the valuation or liquidation of such securities. In such circumstances, the Adviser will determine whether to attempt to liquidate the security, hold it in the Fund’s portfolio or distribute it to investors in the Fund in connection with a repurchase by the Fund.

Repurchase Procedures

The Fund generally will need to effect withdrawals from the Investment Funds to pay for the repurchase of the Fund’s Shares. Due to liquidity constraints associated with the Fund’s investments in certain of the Investment Funds, it is presently expected that, under the procedures applicable to the repurchase of Shares, Shares will be valued for purposes of determining their repurchase price as of the applicable Valuation Date. “Valuation Date” means any date chosen or authorized by the Board, in its discretion, as the valuation date for a repurchase offer.

Generally, Shares being tendered by Members pursuant to a repurchase offer will need to be tendered by Members at least sixty-five (65) days prior to the applicable Valuation Date. The Fund intends to make an initial payment (“Initial Payment”) for repurchased Shares as follows: (A) for Members from whom the Fund accepts for repurchase only a portion of their Shares, the Fund intends to pay 100% of the estimated unaudited net asset value of the Shares repurchased determined as of the applicable Valuation Date; and (B) for Members from whom the Fund accepts for repurchase all of their Shares, the Fund intends to pay 95% of the estimated unaudited net asset value of the Shares repurchased determined as of the applicable Valuation Date. Payments in connection with tenders generally will be made as of the later of (1) the 45th day after the Valuation Date, or (2) in the sole discretion of the Fund, if the Fund has requested withdrawals of its investment from any Investment Funds in order to fund the repurchase of Shares, within ten Business Days after the Fund has received at least 95% of the aggregate amount so requested to be withdrawn by the Fund from the Investment Funds. The Fund may establish an escrow to hold funds or otherwise earmark funds (including investments) reasonably determined by the Board to be needed to make both the Initial Payment and, if the Initial Payment is less than 100% of the estimated unaudited net asset value, the balance of such estimated net asset value. The Fund will pay the balance, if any, of the purchase price based on the audited financial statements of the Fund for the fiscal year in which such repurchase was effective. This amount will be subject to adjustment upon completion of the annual audit of the Fund’s financial statements for the fiscal year in which the repurchase is effected. (It is expected that the Fund’s annual audit will be completed within 60 days after the end of each fiscal year.) The Board may, however, pay a portion of the repurchase price in securities having a value, determined as of the applicable Valuation Date, equal to the fair market value of such securities.

Under these procedures, Members will have to decide whether to tender their Shares for repurchase without the benefit of having current information regarding the value of Shares as of a date proximate to the Valuation Date. In addition, there will be a substantial period of time between the date as of which Members must tender Shares and the date they can expect to receive payment for their Shares from the Fund.

If the interval between the date of purchase of Shares and the Valuation Date with respect to the repurchase of such Shares is less than 180 calendar days then such repurchase will be subject to a 2% early withdrawal fee payable to the Fund. In determining whether the repurchase of Shares is subject to an early withdrawal fee, the Fund will repurchase those Shares held the longest first.

If a repurchase offer is oversubscribed by Members who tender Shares for repurchase (and not increased), the Fund may repurchase only a pro rata portion of the Shares tendered by each Member.

Repurchases of Shares by the Fund are subject to SEC rules governing issuer self-tender offers and will be made only in accordance with such rules.

Mandatory Repurchase by the Fund

The LLC Agreement provides that the Fund may repurchase Shares of a Member or any person acquiring Shares from or through a Member as of the last calendar day of any month under certain circumstances, including if:

●	Shares have been transferred or such Shares have vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Member;

●	Ownership of the Shares by the Member or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

●	Continued ownership of the Shares may subject the Fund or any of its Members to an undue risk of adverse tax or other fiscal consequences;

●	Any of the representations and warranties made by a Member in connection with the acquisition of the Shares was not true when made or has ceased to be true; or

●	It would be in the best interests of the Fund, as determined by the Board in its sole and absolute discretion, for the Fund to repurchase such Shares

Members whose Shares, or a portion thereof, are redeemed by the Fund will not be entitled to a return of any amount of placement fee, if any, that may have been charged in connection with the Member’s purchase of Shares.

Transfers of Shares

No person will become a substituted Member of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Members may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Member; or (ii) under other circumstances, with the consent of the Board (which may be withheld in its sole discretion).

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board or its delegate that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Notice of a proposed transfer of Shares must also be accompanied by a properly completed application in respect of the proposed transferee. In connection with any request to transfer Shares (or portions thereof), the Fund may require the Member requesting the transfer to obtain, at the Member’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may request. Each transferring Member and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer and such fees will be paid by the transferor prior to the transfer being effectuated. If such fees have been incurred by the Fund and have not been paid by the transferor for any reason, including a decision to not transfer the Shares, the Fund reserves the right to deduct such expenses from the Member’s account.

Any transferee acquiring Shares or a portion thereof by operation of law in connection with the death, divorce, bankruptcy, insolvency, dissolution or adjudicated incompetence of the Member, will be entitled to the distributions with respect to the Shares or a portion thereof so acquired, to transfer the Shares or a portion thereof in accordance with the terms of the LLC Agreement and to tender the Shares or a portion thereof for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the LLC Agreement.

In purchasing Shares, a Member agrees to indemnify and hold harmless the Fund, the Board, the Adviser, each other Member and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of, or arising from, any transfer made by that Member in violation of these provisions or any misrepresentation made by that Member or a substituted Member in connection with any such transfer.

DISTRIBUTION POLICY

Dividends will generally be paid at least annually on the Fund’s Shares in amounts representing substantially all of the net investment income, if any, earned each year. Payments will vary in amount, depending on investment income received and expenses of operation. It is likely that many of the Investment Funds in whose securities the Fund invests will not pay any dividends, and this, together with the Fund’s expenses, means that there can be no assurance the Fund will have substantial income or pay dividends. The Fund is not a suitable investment for any investor who requires dividend income.

It is anticipated that gains or appreciation in the Fund’s investments typically will be treated as ordinary income. Such amounts will generally be distributed at least annually and such distributions would be taxed as ordinary income dividends to Members that are subject to U.S. tax.

It is anticipated that substantially all of any taxable net capital gain realized on investments will be distributed to Members at least annually. The net asset value of each Share (or portion thereof) that a Member owns will be reduced by the amount of the distributions or dividends that a Member actually or constructively receives from that Share (or portion thereof).

Pursuant to the Dividend Reinvestment Plan (“DRP”) established by the Fund, each Member will automatically be a participant under the DRP and have all income distributions, whether dividend distributions and/or capital gains distributions, automatically reinvested in additional Shares. Election not to participate in the DRP and to receive all income distributions, whether dividend distributions or capital gain distributions, in cash may be made by notice to a Member’s Intermediary (who should be directed to inform the Fund) or by checking the related box in the Subscription Agreement. A Member is free to change this election at any time. If, however, a Member requests to change its election within 95 days prior to a distribution, the request will be effective only with respect to distributions after the 95-day period. A Member whose Shares are registered in the name of a nominee (such as an Intermediary) must contact the nominee regarding its status under the DRP, including whether such nominee will participate on such Member’s behalf as such nominee will be required to make any such election.

Generally, for U.S. federal income tax purposes, Members receiving Shares under the DRP will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the Member not participated in the DRP.

Shares will be issued pursuant to the DRP at their net asset value determined on the next valuation date following the ex-dividend date (the last date of a dividend period on which an investor can purchase Shares and still be entitled to receive the dividend). There is no Placement Fee or other charge for reinvestment. A request for change of participation/non-participation status in the DRP must be received by the Fund within the above time frame to be effective for that dividend or capital gain distribution. A Fund may terminate the DRP at any time upon written notice to the participants in the DRP. The Fund may amend the DRP at any time upon 30 days’ written notice to the participants. Any expenses of the DRP will be borne by the Fund. Additional information about the DRP may be obtained by calling UMB at (844) 626-7246.

CALCULATION OF NET ASSET VALUE

The Fund computes the net asset value of each class of Shares as of the last calendar day of each fiscal period. Such computations are expected to occur on a monthly basis and other times at the Board’s discretion. In determining its net asset value, the Fund will value its investments as of such month-end. The net asset value of the Fund will equal the value of the assets of the Fund less all of the Fund’s liabilities, including accrued fees and expenses. The Class A Shares’ net asset value plus the Class I Shares’ net asset value equals the value of the net assets of the Fund.

The Class I Share net asset value and the Class A Share net asset value will be calculated separately based on the fees and expenses applicable to each class. Because of differing class fees and expenses, the per Share net asset value of the classes will vary over time.

The Valuation Committee of the Board will oversee the valuation of the Fund’s investments. The Board has approved pricing and valuation procedures (the “Valuation Procedures”) for the Fund that, among other things, directs the Adviser and Administrator to apply the Adviser’s valuation framework to value the Fund’s assets. The Valuation Procedures provide that the Fund will value its investments in Investment Funds and investment securities held directly by the Fund as follows:

In general, securities for which market quotations are readily available will be valued at current market value and all other securities will be valued at fair value as determined in good faith by the Fund’s Board. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Adviser and/or the Board will reevaluate its fair value methodology to determine what, if any, adjustments should be made to the methodology.

Investment Funds: The Fund will generally value interests in Investment Funds in accordance with the value determined as of such date by each Investment Fund in accordance with the Investment Fund’s valuation policies and reported at the time of the Fund’s valuation. As a general matter, the fair value of the Fund’s interest in an Investment Fund will represent the amount that the Fund could reasonably expect to receive from the Investment Fund if the Fund’s interest was redeemed at the time of valuation (excluding any early withdrawal fees or penalties, if any), based on information reasonably available at the time the valuation is made and that the Adviser believes to be reliable. In the event that the Investment Fund does not report a value to the Fund on a timely basis, the Adviser will determine the fair value of such Investment Fund based on the most recent final or estimated value reported by the Investment Fund, as well as any other relevant information available at the time the Fund values its portfolio. Any values reported as “estimated” or “final” values will reasonably reflect market values of securities for which market quotations are available or fair value as of the Fund’s valuation date.

When investing in any Investment Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Investment Fund. As a general matter, the Adviser’s initial and ongoing operations due diligence process provides an understanding of the mechanics, processes and controls around the net asset value calculation at the Investment Fund, and to the extent practical, the determination of fair value of its underlying investments. Although the procedures approved by the Board provide that the Adviser will review the valuations provided by Investment Managers, none of the Adviser or the Board will be able to confirm independently the accuracy of valuation calculations provided by Investment Managers.

The valuations reported by Investment Managers upon which the Administrator calculates the Fund’s month-end net asset values may be subject to later adjustment by the Investment Manager based on information reasonably available at such time. For example, fiscal year-end net asset value calculations of Investment Funds are audited by those funds’ independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Any material adjustments in the valuations of the Investment Funds may be reflected in the Fund’s net asset values for the relevant fiscal periods and may be reflected in the proceeds that a Member would receive upon the repurchase of Shares, as described above in “Repurchases and Transfers of Shares — Repurchase Procedures;” provided that all such material adjustments are subject to the Adviser’s policies and procedures regarding such matters.

Listed Securities: Securities quoted, listed or normally dealt with on an exchange (e.g., NYSE, LSE) or market (e.g., NASDAQ) may include equities, futures, options, swaps, contracts for differences (CFDs) and, in limited circumstances, bonds. Typically, the Administrator, in consultation with the Adviser, will value these securities at their last traded or closing prices as reported on the primary exchange where such securities are traded. If no sales of such securities are reported on a particular day, the securities are generally valued based upon their closing bid prices for securities held long, or their ask prices for securities held short, as reported by such exchanges. The Administrator will generally obtain such prices from reputable pricing vendors.

Non-Listed Securities and Other Investments: Corporate, convertible and government bonds are generally valued at the average of the midpoint of the “bid” and “ask” quotations provided by external pricing sources including brokers, dealers and third party pricing vendors such as IDC. Generally, multiple quotations are obtained, subject to availability, and the best representative prices are used to appropriately reflect the credibility of the quotations received (which is often, but not always, an average). There may be situations where an investment is valued at the bid (for long positions) or ask (for short positions), particularly when activity is low and/or spreads are wide. In instances where two quotes are obtained, an average will generally be used. In instances where more than two quotes are obtained, quotes which are outside specified thresholds will not be used without input from the Valuation Committee. Each month, the Valuation Committee will review such thresholds for the upcoming month-end valuation and make adjustments where it deems it appropriate.

Loans, including bank debt, as well as asset-backed securities and mortgage-backed securities, are generally valued at the “bid” quotes provided by external pricing sources including brokers, dealers and approved third party pricing vendors (e.g., Markit Partners) when such quotes are available. Similar to above, multiple quotations will be obtained and utilized where appropriate, subject to availability. In instances where two quotes are obtained, an average will generally be used. In instances where more than two quotes are obtained, quotes which are outside specified thresholds will not be used without input from the Adviser. Each month, the Adviser will review such thresholds for the upcoming month-end valuation and make adjustments where it deems it appropriate.

Quotes are often not available for loans and as a result fair value is generally based on amortized cost adjusted by the following factors: (i) the estimated value of collateral, (ii) the loan to value of collateral, (iii) borrower’s adherence to loan covenants, (iv) borrower’s EBITDA and/or revenue multiples, (v) discounted cash flows, (vi) legal and regulatory environment, (vii) actual vs projected results, (viii) improvement or worsening of market, economic or borrower specific conditions, and (ix) borrower financial statements and forecasts.

Credit default swaps, interest rate swaps and over the counter options are valued at contractual terms using (generally observable) inputs received from brokers and dealers and third party pricing vendors which are then included in industry standard, third party models to determine value. Values may also be obtained from the relevant counterparty or other brokers or dealers.

Total return swaps and equity swaps are valued based on the valuation methodologies of the underlying asset or security.

Private warrants are generally valued using industry standard models utilizing, when available, industry or comparable company inputs.

Shares of open-end investment companies will be valued at the latest net asset value reported by the investment company.

Repurchase agreements will be valued at a price equal to the amount of the cash invested in the repurchase agreement at the time of valuation with interest accrued separately. The market value of the securities underlying a repurchase agreement will be determined in accordance with the procedures above, as appropriate, for the purpose of determining the adequacy of collateral.

All assets and liabilities initially expressed in foreign currencies are converted into U.S. dollars using interbank foreign exchange rates provided by a pricing vendor.

With respect to the valuation of illiquid securities or securities where the volume and level of activity have significantly decreased, the Adviser will consider, in addition to the latest market transactions or quoted prices, additional inputs (observable where available), and multiple valuation techniques (i.e., income, cost and/or market approach) may be used to determine fair value.

Expenses of the Fund, including the Adviser’s Management Fee and the costs of any borrowings, are accrued on a monthly basis on the day that the net asset value is calculated and taken into account for the purpose of determining the net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the net assets of the Fund if the judgments of the Board, the Adviser or the Investment Managers should prove incorrect. Also, the Investment Managers will provide determinations of the net asset value of Investment Funds only on a periodic basis. Consequently, it may not be possible to determine the net asset value of the Fund more frequently.

VOTING

Each Member of the Fund will be entitled to cast at any meeting of Members a number of votes equivalent to the aggregate net asset value of such Member’s Shares as of the record date for such meeting. The Board will establish a record date not less than 10 days nor more than 90 days prior to the date of any meeting of Members as the record date for determining eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast at the meeting, and will maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of a Manager and approval of the Advisory Agreement, in each case to the extent that voting by shareholders is required by the 1940 Act. Members of each Class are entitled to exclusive voting rights with respect to matters solely related to that Class. Notwithstanding their ability to exercise their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

To the extent the Fund holds non-voting securities of, or contractually foregoes the right to vote in respect of, an Investment Fund not registered under the 1940 Act (which it intends to do in order to comply with certain applicable regulations), it will not be able to vote on matters that require the approval of the investors of such Investment Fund, including a matter that could adversely affect the Fund’s investment in it, such as changes to the Investment Fund’s investment objective or policies or the termination of the Investment Fund.

Information regarding how the Fund voted proxies during the 12-month period ended June 30, 2017 and during the 12-month period ended June 30, 2018 is available now, in each case: (i) without charge, upon request, by calling collect (415) 371-4000; and (ii) on the SEC’s website at http://www.sec.gov.

PARTICIPATION IN INVESTMENT OPPORTUNITIES

The Adviser

The Adviser provides investment advice to client accounts, including separate accounts, private funds, registered investment companies and other pooled investment vehicles (any or all of which may contain assets of the Adviser, its affiliates or related parties and may be considered proprietary accounts), that may have similar investment strategies to the Fund requiring allocation of investment opportunities and instruments, including, but not limited to, investments in Investment Funds (collectively, “Investment Instruments”), or determination of the order of the execution of certain transactions. The Adviser seeks to allocate Investment Instruments fairly and equitably over time and not to intentionally favor certain accounts over others. There may be circumstances, however, under which the Adviser may cause certain accounts to commit a larger percentage of their respective assets to an investment opportunity, or invest on a basis that may be materially different, than to which the Adviser commits the Fund's assets, or vice versa. There also may be circumstances under which the Adviser considers participation by certain accounts in Investment Instruments in which the Adviser does not intend to invest on behalf of the Fund, or vice versa. The Adviser reviews trading activity on a regular basis to confirm that it is not unfairly favoring certain clients’ accounts over others, over time. Determination of whether an allocation is unfair will depend on, among other things, the individual facts and circumstances and the client accounts’ needs and objectives. The Adviser intends to make reasonable efforts to allocate opportunities among accounts fairly and equitably over time in view of, among other considerations, an account’s investment objective, strategies; risk profile, or tax status; any restrictions placed on an account’s portfolio by the account or by virtue of federal or state law (such as the Employee Retirement Income Security Act of 1974, as amended); size of the account; eligibility requirements of the Investment Fund (e.g., minimum investment size, investor qualifications, etc.); capacity limitations of the Investment Fund; total portfolio invested position; nature of the security to be allocated; size of available position; supply or demand for a security at a given price level; current market conditions; timing of cash flows and account liquidity; and any other information determined by the Adviser in its sole discretion to be relevant to the allocation of investment opportunities.

As purchase and sale orders of Investment Funds are generally effected directly with the issuers of the Investment Funds, orders are not generally aggregated, but are effected independently. Purchase and sale orders of individual securities may be aggregated. The Adviser generally will seek to aggregate transaction orders for its client accounts when: (i) it believes that aggregating transaction orders would be advantageous to all of the participant accounts, or for efficiency or other appropriate purposes, and (ii) consistent with legal, contractual and other obligations imposed upon the Adviser and its client accounts. The Adviser, in determining whether to aggregate transaction orders for client accounts, will consider various factors, including, among others: the times when transaction orders are placed or received by the trading desk; whether there are minimum transaction amounts; and whether accounts are subject to legal, contractual or other restrictions on their ability to participate in certain or aggregated investment opportunities.

Situations may occur where the Fund could be disadvantaged because of the investment activities conducted by the Adviser for its accounts. These situations may be based on, among other things: (1) legal restrictions on the combined size of positions that may be taken for client accounts managed by the Adviser, which could limit the size of the Fund's position; (2) the difficulty of liquidating an investment for client accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument, and there is a limited availability of such options or other instruments. The Adviser may be legally restricted from entering into a “joint transaction” (as defined in the 1940 Act) involving the Fund and other accounts with respect to an investment without first obtaining exemptive relief from the SEC.

The Adviser, its partners, officers, employees, affiliates and related parties, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by partners, officers, employees, affiliates and related parties of the Adviser that are the same, different or made at a different time than positions taken for the Fund. The Adviser’s access persons from time to time purchase interests in funds managed or advised by the Adviser, including those that are directed to invest in other Adviser managed or advised funds.  Such persons also from time to time make investments in Investment Funds or their service providers, including Investment Managers.  Investments in Investment Funds by such persons may be pursuant to the same or different (but not more advantageous) investment terms as the Adviser managed or advised funds.  Such investments in Investment Funds by access persons must be pre-cleared in accordance with applicable laws with the Adviser’s Chief Compliance Officer.  These investments are monitored in an effort to prevent such persons from usurping opportunities from the Adviser managed or advised funds in capacity-constrained Investment Funds and are also monitored from liquidity and other perspectives.  In addition, the Adviser’s related persons from time to time transact for their own account in securities and other financial instruments that are the subject of or are otherwise related to direct investments made by the Adviser managed or advised funds or Investment Funds.  Access person’s transactions in reportable securities will be reviewed periodically by the Adviser’s Chief Compliance Officer or his designee to ensure compliance with restrictions and policies contained in the Adviser’s code of ethics and applicable law.

OTHER MATTERS

Except in accordance with applicable law, the Adviser and its affiliates are not permitted to buy securities or other property from, or sell securities or other property to, the Fund. However, subject to certain conditions imposed by applicable rules under the 1940 Act, the Fund may effect certain principal transactions in securities with one or more accounts managed by the Adviser, except for accounts as to which the Adviser or any of its affiliates serves as a general partner or as to which they may be deemed to be an affiliated person (or an affiliated person of such a person), other than an affiliation that results solely from the Adviser or one of its affiliates serving as an investment adviser to the account. These transactions would be made in circumstances where the Adviser has determined it would be appropriate for the Fund to purchase (or sell), and the Adviser determined it would be appropriate for another account to sell (or purchase), the same security or instrument on the same day.

Future investment activities of the Adviser and its affiliates, and of their respective partners, directors, managers, officers or employees, may give rise to additional conflicts of interest.

TAXES

THIS DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. A TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares by Members that are United States persons (as defined in the Code). This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules, such as U.S. financial institutions, insurance companies, broker-dealers, tax-exempt organizations, partnerships, Members liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary assumes that investors have acquired Shares pursuant to this offering and will hold their Shares as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes.

Members who are not citizens or residents of the United States generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty, on ordinary dividend distributions by the Fund. Dividends that are effectively connected income with respect to a non-U.S. Member may be subject to a different withholding tax that can be applied by such Member to any taxes it owes when it files its U.S. federal income tax return. By contrast, if a non-U.S. Member invested directly in the non-U.S. Investment Funds in which the Fund will invest, distributions that the non-U.S. investor received from such Investment Funds would generally not be subject to U.S. withholding tax. Accordingly, the Fund will generally not be an appropriate investment for non-U.S. investors.

Prospective investors should consult their own tax advisors regarding the foreign and U.S. federal, state, and local income and other tax considerations that may be relevant to an investment in the Fund.

In addition to the particular matters set forth in this section, tax-exempt entities should review carefully those sections of this Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans.

Taxation of the Fund

The Fund intends to qualify as a regulated investment company (a “RIC”) under federal income tax law. As such, the Fund generally will not be subject to U.S. federal income tax on its net investment income and net capital gains (that is, the excess of long-term capital gains over short-term capital losses) that it distributes to Members.  To qualify for this treatment, the Fund must meet three numerical tests each year.

First, at least 90% of the annual gross income of a RIC must consist of dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies, or net income derived from interests in qualified publicly traded partnerships. Income realized by the Fund as a result of electing mark-to-market tax treatment for its PFIC investments will constitute qualifying income for purposes of this 90% annual gross income requirement. To the extent that the Fund invests in private Investment Funds treated as partnerships for U.S. tax purposes, however, the Fund’s ability to meet the 90% gross income requirement, as well as the asset diversification requirement described below, will depend upon the investments held by such Investment Funds and the nature of the income produced by such investments. For purposes of meeting the 90% gross income requirement, the Fund also makes and/or holds certain investments through a U.S. corporate subsidiary. The net income of the U.S. corporate subsidiary is generally subject to federal income tax at a rate of 21%, in addition to potential state and local income and excise taxes. The Fund may also make and/or hold certain investments through a non-U.S. subsidiary.

Second, at the close of each quarter of its taxable year, (a) at least 50% of the value of a RIC’s total assets must consist of (i) cash and cash items, U.S. government securities, the securities of other RICs and (ii) other securities, with such other securities limited, in respect to any one issuer, to an amount not greater than 5% of the value of the RIC’s total assets and not more than 10% of the outstanding voting securities of such issuer; and (b) not more than 25% of the value of the RIC’s total assets can be invested in the securities (other than U.S. government securities and the securities of other RICs) of (i) any one issuer, (ii) any two or more issuers that the RIC controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (iii) any one or more qualified publicly traded partnerships.

Third, a RIC must distribute annually at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss) and 90% of its net tax-exempt income, if any.

In order to avoid incurring a nondeductible 4% federal excise tax obligation, a RIC must distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized capital gains over its realized capital losses), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no federal income tax. The Fund intends to make sufficient distributions or deemed distributions each year to avoid liability for this excise tax. With respect to PFIC stock held by the Fund, if a mark-to-market election is in effect, the Fund must calculate this excise tax distribution based upon the October 31 values of such PFIC stock. See “—Investments in Passive Foreign Investment Companies” below. The required distribution with respect to foreign currency gains treated as ordinary income under Section 988 is also based upon the twelve-month period ending October 31. With respect to all other ordinary taxable income, the Fund must calculate the distribution with respect to excise tax based on the calendar year.

The Fund intends to comply with these requirements.  If the Fund were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall were large enough, be disqualified as a RIC. If for any taxable year the Fund were to fail to qualify as a RIC, (i) all of its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to Members and (ii) Members would recognize dividend income on distributions to the extent of the Fund’s current and accumulated earnings and profits (eligible to be treated as qualified dividend income taxable at reduced rates), and corporate Members could be eligible for the dividends-received deduction. In addition, in order to re-qualify as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

Distributions to Members

The Fund contemplates declaring and distributing to Members all or substantially all of its taxable income in the form of annual dividends.  In general, distributions will be taxable to Members for federal, state and local income tax purposes to the extent of the Fund’s current and accumulated earnings and profits.  Such distributions are taxable whether they are received in cash or reinvested in Fund Shares.  The Fund expects that its distributions generally are taxable to Members at ordinary income rates, although any capital gain dividends paid by the Fund are taxable to Members as long-term capital gain. Distributions by the Fund in excess of the Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of (and in reduction of) each Member’s tax basis in its Shares and any such amount in excess of such basis will be treated as gain from the sale of Shares, as discussed below.

As described below under “Investments in Passive Foreign Investment Companies,” the Fund expects that gains, if any, from the foreign Investment Funds in which it invests will be treated as ordinary income for U.S. federal income tax purposes. The Fund may realize long-term capital gains in connection with its investment in domestic Investment Funds, direct investments, mutual funds and ETFs, in which case a portion of its distributions to Members may qualify for lower tax rates applicable to long-term capital gains.  Likewise, a portion of the Fund’s dividends paid to Members that are corporations may be eligible for the “dividends received” deduction, but the Fund does not expect this portion to be significant.

Distributions of net capital gain, if any, designated as capital gains dividends will be taxable to a Member as long-term capital gains, regardless of how long the Member has held Fund Shares. Distribution of the Fund’s net realized short-term gains will be taxable as ordinary income. Because of the Fund’s expected concentration of investments in PFICs, however, the Fund’s distributions generally will be taxable as ordinary income to the Members. As described above, distributions to a Member will be reinvested in the Fund under the DRP unless the Member opts out of the DRP.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to Members, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each Member will (i) be required to report his pro rata share of such gain on his tax return as long-term capital gain, (ii) receive a refundable tax credit for his pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for his Shares by an amount equal to the deemed distribution less the tax credit.

If, for any calendar year, the Fund’s total distributions exceed the Fund’s current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital to each Member (up to the amount of the Member’s basis in his or her Shares) and thereafter as gain from the sale of such Shares (assuming the Shares are held as capital assets). The amount treated as a tax-free return of capital will reduce the Member’s adjusted basis in his or her Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale or other disposition of his or her Shares.

With respect to a tax-exempt organization investing in the Fund, if the Fund qualifies as a RIC, dividends and other distributions paid by the Fund will not constitute unrelated business taxable income (“UBTI”), provided such tax-exempt organization has not borrowed money in connection with its investment in the Fund.

Certain net investment income received by an individual having adjusted gross income in excess of $200,000 (or $250,000 for married individuals filing jointly) will be subject to a tax of 3.8 percent. Undistributed net investment income of trusts and estates in excess of a specified amount also will be subject to this tax. Dividends and capital gains distributed by the Fund, and gain realized on sale of Fund Shares, will constitute investment income of the type subject to this tax.

Dividends and distributions on the Fund’s Shares are generally subject to federal income tax as described herein, even though such dividends and distributions may economically represent a return of a particular Member’s investment. Such distributions are likely to occur in respect of Shares purchased at a time when a Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December to Members of record of such month and paid in the following January will be taxed to Members as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated as paid by the Fund (except for purposes of the non-deductible 4% federal excise tax) during such taxable year, but in such case, Members will be treated as having received such dividends in the taxable year in which the distributions were actually made.

Members who are not citizens or residents of the United States generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty, on distributions by the Fund.  Accordingly, the Fund may not be an appropriate investment for non-U.S. investors.  Each non-U.S. Member must provide documentation to the Fund certifying the Member’s non-United States status. The Fund will inform its Members of the source and status of each distribution made in a given calendar year after the close of such calendar year. The Fund may need to rely upon estimates of its income from Investment Funds in which it invests for purposes of providing Members with such information about the tax status of the Fund’s distributions to Members.  See additional information below under “Information Reporting and Backup Withholding.”

Gain from Repurchases and Transfers of Shares

The repurchase or transfer of the Fund’s Shares may result in a taxable gain or loss to the tendering Member. Different tax consequences may apply for tendering and non-tendering Members in connection with a repurchase offer. For example, if a Member does not tender all of his or her Shares, such repurchase may not be treated as an exchange for U.S. federal income tax purposes and may result in deemed distributions to non-tendering Members. On the other hand, Members who tender all of their Shares (including Shares deemed owned by Members under constructive ownership rules) will be treated as having sold their Shares and generally will realize a capital gain or loss. Such gain or loss will be measured by the difference between the Member’s amount received and his or her adjusted tax basis of the Shares. For non-corporate Members, gain or loss from the transfer or repurchase of shares generally will be taxable at a U.S. federal income tax rate dependent upon the length of time the Shares were held. Shares held for a period of one year or less at the time of such repurchase or transfer will, for U.S. federal income tax purposes, generally result in short-term capital gains or losses, and those held for more than one year will generally result in long-term capital gains or losses.

The maximum tax rate applicable to capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less, or (ii) for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain distributions), 20%, 15%, and 0% for individuals having income at different levels.

Any loss realized upon the sale or exchange of Shares with a holding period of six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to such Shares. In addition, all or a portion of a loss realized on a sale or other disposition of Shares may be disallowed under “wash sale” rules to the extent the Member acquires other Shares of the Fund (whether through the reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the Shares. Any disallowed loss will result in an adjustment to the Member’s tax basis in some or all of the other Shares acquired.

Sales charges paid upon a purchase of Shares cannot be taken into account for purposes of determining gain or loss on a sale of the Shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of Shares of the Fund (or of another fund), during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which such sale was made pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the Member’s tax basis in some or all of any other Shares acquired.

Pursuant to Treasury Regulations directed at tax shelter activity, taxpayers are required to disclose to the Internal Revenue Service (“Service”) certain information on Form 8886 if they participate in a “reportable transaction.” A transaction may be a “reportable transaction” based upon any of several indicia with respect to a Member, including the recognition of a loss in excess of certain thresholds (for individuals, $2 million in one year or $4 million in any combination of years). Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment in Fund Shares.

Investments in Passive Foreign Investment Companies

The Fund intends to acquire interests in Investment Funds organized outside the United States that are treated as corporations for U.S. tax purposes and that will generally be treated as PFICs for federal income tax purposes.

The Fund generally intends to elect to “mark to market” shares that it holds in PFICs at the end of each taxable year.  By making this election, the Fund will recognize as ordinary income any increase in the value of those PFIC shares as of the close of the taxable year over their adjusted basis and as ordinary loss any decrease in that value unless the loss is required to be deferred.  The Fund’s basis in PFIC shares will be increased by the amount of mark-to-market income recognized with respect to such shares and decreased by the amount of any deduction allowed for mark-to-market loss with respect to such shares. Gains realized with respect to PFICs that the Fund has elected to mark to market will be ordinary income.  If the Fund realizes a loss with respect to such a PFIC, whether by virtue of selling all or part of the Fund’s interest in the PFIC or because of the “mark to market” adjustment described above, the loss will be ordinary to the extent of the excess of the sum of the mark-to-market gains over the mark-to-market losses previously recognized with respect to the PFIC.  To the extent that the Fund’s mark-to-market loss with respect to a PFIC exceeds that limitation, the loss will effectively be taken into account in offsetting future mark-to-market gains from the PFIC, and any remaining loss will generally be deferred until the PFIC shares are sold, at which point the loss will be treated as a capital loss.  Capital losses recognized by the Fund in a taxable year will generally be deductible only against capital gains recognized by the Fund in that year or one of the following taxable years, but the Fund does not expect to generate significant capital gains from its investments, which means that capital losses recognized by the Fund will generally not result in a reduction of taxable distributions to Members.

By making the mark-to-market election, the Fund may be required to recognize income (which generally must be distributed to Members) in excess of the distributions that it receives from PFICs.  Accordingly, the Fund may need to borrow money or to dispose of interests in Investment Funds in order to make the required distributions.

If the Fund does not make the “mark to market” election with respect to a PFIC, it may under certain circumstances elect to treat the PFIC as a qualified electing fund (a “QEF”), which would result in the Fund’s recognizing income and gain each year based on its allocable share of the income and gain recognized by the QEF.  The Fund does not generally anticipate that it will be able to make QEF elections with respect to the Investment Funds.  If neither a “mark to market” nor a QEF election is made with respect to an interest in a PFIC, the ownership of the PFIC interest may have significantly adverse tax consequences.  In such a case, the Fund would be subject to tax and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions and on gain from the disposition of the shares of a PFIC (collectively referred to as “excess distributions”), even if those excess distributions are paid by the Fund as a dividend to Members, and such excess distributions must be taken into account for purposes of the RIC qualification and excise tax distribution requirements.

As described above, a RIC must distribute annually at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt income. For purposes of this distribution requirement, the mark-to-market income with respect to PFIC shares owned by the Fund will be determined annually as of the last day of the Fund’s tax year, which is October 31. For purposes of determining the distributions the Fund must make in order to avoid the 4% federal excise tax described above, such PFIC shares will be marked to market as of October 31 each year.

The Fund will also invest in Investment Funds treated as partnerships for U.S. federal income tax purposes. In such cases, the Fund will be treated as receiving its proportionate share of each item of gross income earned by the partnership and must look through to the character of such items of gross income earned by the partnership, both for purposes of the tax treatment of specific investments made by such partnerships and in applying the RIC qualifying income test. Income derived by the Fund from an investment in a partnership is treated as qualifying income for RIC purposes only to the extent such income is attributable to items of partnership income that would be qualifying income if received directly by the Fund. Although some hedge fund strategies (e.g., long-short equity funds) generate income that would be qualifying income for RIC purposes, other strategies (e.g., commodity funds, energy funds and real estate funds) produce income that would not be “good income” for RIC qualification purposes. Similarly, the Fund would look through the partnership to the partnership’s underlying assets for purposes of analyzing the Fund’s asset diversification. The Fund will monitor its investments in Investment Funds that are treated as partnerships in order to comply with Subchapter M requirements. The Fund also makes and/or holds such investments through a U.S. corporate subsidiary. The net income of the U.S. corporate subsidiary is generally subject to federal income tax at a rate of 21%, in addition to potential state and local income and excise taxes. The Fund may also make and/or hold such investments through a non-U.S. subsidiary.

Certain Withholding Taxes

The Investment Funds may be subject to taxes, including withholding taxes, attributable to investments of the Investment Funds.  U.S. investors in the Fund will not be entitled to a foreign tax credit with respect to any of those taxes.

Consequences of Failure to Satisfy RIC Requirements

If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to Members as ordinary income. Such distributions will be eligible to be treated as qualified dividend income with respect to Members who are individuals and will be eligible for the dividends received deduction in the case of Members taxed as corporations, provided certain holding period requirements are met. In order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

State and Local Taxes

In addition to the U.S. federal income tax consequences summarized above, prospective investors should consider the potential state and local tax consequences of an investment in the Fund. Members are generally taxable in their state of residence on dividend and capital gain distributions they receive from the Fund. The Fund may become subject to taxes in states and localities if it is deemed to conduct business in those jurisdictions.

Information Reporting and Backup Withholding

After the end of each calendar year, Members will be sent information regarding the amount and character of distributions received from the Fund during the year. The Fund may need to rely upon estimates of its income from Investment Fund partnerships in which it invests for purposes of providing Members with such information about the tax status of the Fund’s distributions to Members.

The Fund (or its administrative agent) is required to report to the Service and furnish to Members the cost basis information and holding period for Fund Shares purchased on or after January 1, 2012, and repurchased by the Fund on or after that date. The Fund will permit Members to elect from among several permitted cost basis methods. In the absence of an election, the Fund will use average cost as its default cost basis method. The cost basis method a Member elects may not be changed with respect to a repurchase of shares after the settlement date of the repurchase. Members should consult with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the cost basis reporting rules apply to them.

Information returns generally will be filed with the Service in connection with distributions with respect to the Shares unless Members establish that they are exempt from the information reporting rules, for example by properly establishing that they are corporations. The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of Share sales, exchanges, or redemptions made by any individual Member (including foreign individuals) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 24%. Distributions will not be subject to backup withholding to the extent they are subject to the withholding tax on foreign persons described in the next paragraph. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account and may be claimed as a credit on the record owner’s federal income tax return.

A non-U.S. Member generally will be subject to U.S. withholding tax at a 30% rate (or at a lower rate if a tax treaty applies) on dividends from the Fund (other than capital gain and certain other designated dividends, if any) that are not “effectively connected” with a United States trade or business carried on by such Member. To claim tax treaty benefits and/or to avoid back-up withholding as described in the preceding paragraph, a non-U.S. Member will be required to provide the Fund with a properly completed IRS Form W-8BEN or other applicable W-8 Form.

Under FATCA, a 30% U.S. withholding tax may apply to any U.S.-source “withholdable payments” made to a non-U.S. entity unless the non-U.S. entity enters into an agreement with either the Service or a governmental authority in its own country, as applicable, to collect and provide substantial information regarding the entity’s owners, including “specified United States persons” and “United States owned foreign entities,” or otherwise demonstrates compliance with or exemption from FATCA. The term “withholdable payment” includes any payment of interest (even if the interest is otherwise exempt from the withholding rules described above) and dividends, in each case with respect to any U.S. investment. Under proposed regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, withholdable payments do not include gross proceeds from the disposition of stock or debt instruments. Non-U.S. investors should consult their own tax advisers regarding the impact of FATCA on their investment in the Fund.

 Other Taxes

The foregoing is a summary of some of the tax rules and considerations affecting Members and the Fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. All investors are urged to consult with their own tax advisers regarding any proposed investment in the Fund. A Member may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Members. It is the responsibility of each Member to file all appropriate tax returns that may be required.

Each prospective investor is urged to consult with his or her tax adviser with respect to any investment in the Fund. In addition to the particular matters set forth in this section, tax-exempt entities should review carefully those sections of this Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to ERISA (an “ERISA Plan”), and persons who are fiduciaries with respect to an IRA, Keogh Plan, or other plan that is subject to the prohibited transaction provisions of Section 4975 of the Code (together with ERISA Plans, “Plans”) should consider, among other things, the matters described below before determining whether to invest in the Fund.

ERISA and the Code impose certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for a Plan, a fiduciary of a Plan should give appropriate consideration to, among other things, whether the investment is permitted under the Plan’s governing instruments, the role that the investment plays in the Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the Plan’s purposes, an examination of the risk and return factors, the Fund’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan, the income tax consequences of the investment and the projected return of the total portfolio relative to the Plan’s funding objectives. Before investing the assets of a Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. If a fiduciary with respect to any such Plan breaches its or his/her responsibilities with regard to selecting an investment or an investment course of action for such Plan, the fiduciary itself or himself/herself may be held liable for losses incurred by the Plan as a result of such breach.

Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be “plan assets” of the Plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under ERISA or the Code. Thus, neither the Adviser nor the Investment Managers are fiduciaries within the meaning of ERISA or the Code with respect to the assets of the Fund or of any Plan that becomes a Member in a Fund, solely by reason of the Plan’s investment in the Fund.

Certain prospective investors may currently maintain relationships with the Adviser or one or more Investment Managers of the Investment Funds in which the Fund invests, or with other entities that are affiliated with the Adviser or the Investment Managers. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Plan to which it provides investment management, investment advisory, or other services. ERISA and the relevant provisions of the Code prohibit the use of Plan assets for the benefit of a party in interest and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code and fiduciaries of such plans should not permit an investment in the Fund with plan assets if the Adviser or the Investment Managers, or their affiliates perform or have investment powers over such assets, unless an exemption from the prohibited transaction rules apply with respect to such purchase.

The Fund requires Plan fiduciaries proposing to invest in the Fund to certify that (a) the investment by such Plan interest holder in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the Adviser or any of its affiliates (including, without limitation, any of the Related Parties) has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser or any of its affiliates has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of other law for which an exemption is not available.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential Plan investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of an investment in the Fund.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA or the Code discussed above but may be subject to substantively similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

A tax-exempt Member may recognize UBTI if it incurs indebtedness to finance its investment in the Fund. An IRA may be required to pay income taxes, make estimated income tax payments, and file an income tax return for any taxable year in which it has UBTI. To file an income tax return, an IRA may need to obtain a taxpayer identification number.

THE FUND’S SALE OF SHARES TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISER OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY PLANS MEETS ANY OR ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

PROXY VOTING

The Fund invests in Investment Funds, which generally issue non-voting securities.  However, the Fund may under some circumstances receive proxies from certain Investment Funds. The Fund has delegated to the Adviser the responsibility to vote such proxies related to portfolio securities and the Adviser has adopted procedures designed to ensure that all proxies are voted in the best interests of the Fund and its Members.

The Adviser’s current Proxy Voting Policy is included in the most recent annual report filed by the Fund with the SEC on Form N-CSR and is available: (i) without charge, upon request, by calling 1-800-725-9456, or (ii) by visiting the SEC’s website at http://www.sec.gov.

It is possible that conflicts of interest could arise for the Adviser when voting proxies. Such conflicts could arise, for example, when the Adviser or its affiliate has a client or other business relationship with the Investment Fund, an affiliate of the Investment Fund or with a third party that has an interest in the vote. A conflict of interest also could arise when the Fund, the Adviser or any of their affiliates has an interest in the vote. The Adviser will follow any conflicts procedures that may be included in the Adviser’s proxy voting procedures. While these conflicts procedures may reduce, they will not necessarily eliminate, any influence on proxy voting of conflicts of interest.

To the extent the Fund holds non-voting securities of, or contractually foregoes the right to vote in respect of, an Investment Fund not registered under the 1940 Act (which it intends to do in order to comply with certain applicable regulations), it will not be able to vote on matters that require the approval of the investors of such Investment Fund, including a matter that could adversely affect the Fund’s investment in it, such as changes to the Investment Fund’s investment objective or policies or the termination of the Investment Fund.

The Fund is required to file Form N-PX with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year.  The Fund’s Form N-PX filing for the 12-month periods ended June 30, 2017 and June 30, 2018 is available now, in each case: (i) without charge, upon request, by calling 1-800-725-9456, or (ii) by visiting the SEC’s website at http://www.sec.gov.

CODE OF ETHICS

The Fund, the Adviser and the Placement Agent have adopted codes of ethics. The codes are designed to detect and prevent improper personal trading by their personnel, including investment personnel who might compete with or otherwise take advantage of the Fund’s portfolio transactions. Covered persons include the Adviser and the Placement Agent, as well as their respective employees having knowledge of the investments and investment intentions of the Fund. The codes of ethics permit persons subject to the code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls.

The codes of ethics are included as an exhibit to the Fund’s registration statement filed with the SEC and are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. The codes of ethics may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

BROKERAGE

The Fund

It is the policy of the Fund to obtain the best execution of its direct investment portfolio transactions, if any, taking into account certain factors as set forth below. In most instances, the Fund will purchase securities directly from an Investment Fund, and such purchases may be, but generally are not, subject to transaction expenses. Nevertheless, the Fund anticipates that some of its portfolio transactions, including direct investments, may be subject to transaction expenses.

The Board has adopted procedures in conformity with Section 17(e) of the 1940 Act to ensure that all brokerage commissions paid to affiliates are fair and reasonable. As discussed below, the Investment Funds may also conduct brokerage transactions through affiliates of the Adviser. Transactions for the Fund will not be effected on a principal basis with the Adviser, Placement Agents, any of their affiliates, or other affiliates of the Fund (unless permitted under the 1940 Act). However, such entities may effect brokerage transactions for the Fund. These transactions would be effected in accordance with procedures adopted by the Fund pursuant to Section 17(e) of the 1940 Act and rules and regulations promulgated thereunder. Among other things, Section 17(e) and those procedures provide that, when acting as broker for the Fund, the Placement Agents, the Adviser, or their affiliates may receive compensation not exceeding: (i) the usual and customary broker’s commission for transactions effected on a national securities exchange; (ii) 2% of the sales price for secondary distributions of securities; and (iii) 1% of the sales price for other purchases or sales. Brokerage transactions effected by the Investment Funds with the Placement Agents, the Adviser, or any of their affiliates will not be subject to the limitations imposed by Section 17(e) of the 1940 Act.

The Fund will bear any commissions or spreads in connection with the Fund’s portfolio transactions. In placing orders, it is the policy of the Fund to obtain the best results, taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved, and other factors such as the broker-dealer’s risk in positioning the securities involved. While the Adviser generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available. Transactions made directly for the Fund will be allocated to brokers and dealers on the basis of best execution and in consideration of a broker's or dealer's ability to effect such transactions, its facilities, reliability and financial responsibility, custodial arrangements, the scope and quality of research services, execution capability and other factors considered relevant by the Adviser. Accordingly, the commissions and other transaction costs (which may include dealer markups or markdowns) charged to the Fund by brokers or dealers in the foregoing circumstances may be higher than those charged by other brokers or dealers that may not offer such products or services, so long as, in the good faith judgment of the Adviser, the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of that particular transaction or the Adviser’s overall investment management business, and within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended.

The Investment Funds

The Investment Funds incur transaction expenses in the management of their portfolios, which will decrease the value of the Fund’s investment in the Investment Funds. In view of the fact that the investment program of certain of the Investment Funds may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of such Investment Funds may be substantially greater than the turnover rates of other types of investment vehicles. In addition, the order execution practices of the Investment Funds may not be transparent to the Fund. Each Investment Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage. The Fund will have no direct or indirect control over the brokerage or portfolio trading policies employed by the investment advisers of the Investment Funds. It is expected that each Investment Fund will generally select broker-dealers to effect transactions on the Investment Fund’s behalf substantially in the manner set forth below.

Each Investment Fund generally will seek reasonably competitive commission rates. However, Investment Funds will not necessarily pay the lowest commission available on each transaction, and may engage in transactions with broker-dealers based on different criteria than those considered by the Fund. Investment Funds may not be subject to the same regulatory restrictions on principal and agency transactions as the Fund. The Fund will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Investment Funds.

No guarantee or assurance can be made that an Investment Fund’s brokerage transaction practices will be transparent or that the Investment Fund will establish, adhere to, or comply with its stated practices. Most Investment Funds may select brokers on a basis other than that outlined above for the Fund and may receive benefits other than research or that benefit the Investment Fund’s investment adviser or its affiliates rather than the Investment Fund.

DISTRIBUTION ARRANGEMENTS

General

The Placement Agent and wholesaling agent for the Fund is UMB Distribution Services, LLC. The Placement Agent may appoint other broker dealers as sub-placement agents including affiliates of the Adviser. The Placement Agent also acts primarily as a “Wholesaler” and, as such, educates and provides additional services with respect to the Fund to other brokers and financial institutions that may not be the ultimate beneficial owners of Shares. The sub-placement agents or other intermediaries that enter into agreements with the Placement Agent may charge an investor a fee for their services in conjunction with an investment in the Fund and/or maintenance of Member accounts. Such a fee will be in addition to any fees charged or paid by the Fund and is not a Fund expense. Members should direct any questions regarding any such fees to the relevant Intermediary. The Fund in the future may engage additional placement agents.

The Adviser or its affiliates also may pay from their own resources (including from fees attributable to the Fund) compensation to the Placement Agent, to other of their affiliates, and to broker-dealers and other Intermediaries, in connection with subscriptions for and/or placement of Shares or servicing of Members. Intermediaries and their personnel (who themselves may receive all or a substantial part of the relevant payments) may receive greater compensation in connection with subscriptions for Shares than they would have received in connection with subscriptions for shares of other investment funds. Prospective investors should be aware that these payments could create incentives on the part of an Intermediary to view the Fund more favorably relative to investment funds not making payments of this nature or making smaller such payments. Such payments may be different for different Intermediaries. A prospective investor with questions regarding these arrangements may obtain additional detail by contacting the relevant Intermediary directly.

Shares will not be registered under the 1933 Act, or the securities laws of any state or any other jurisdiction.

Shares will be offered and may be purchased on a monthly basis or at such other times as may be determined by the Board. The Board may discontinue accepting subscriptions at any time.

Purchase Terms

The Fund intends to accept initial and additional subscriptions for Shares only once each month, effective as of the opening of business on the first calendar day of the month (each such day, a “Subscription Date”) at the relevant net asset value per Share of the Fund as of the close of business on the last calendar day of the prior month. In order to subscribe to the Fund, investors must complete and return to the appropriate party (as set forth in the Subscription Agreement) one (1) copy of the Subscription Agreement by at least the number of Business Days prior to the Subscription Date that is described in the applicable Subscription Agreement. Investors must remit the full purchase price of their subscription three (3) Business Days prior to the Subscription Date. Subscription proceeds must be delivered by wire. The Fund will not accept checks.

Shares are being offered only to Eligible Investors that meet all requirements to invest in the Fund. Shares will be sold as of the date on which the subscription is accepted. The minimum initial investment in the Fund is $25,000. The minimum additional investment is $1,000. The minimum initial and minimum additional investment requirements may be reduced or increased by the Board. No certificates will be issued for Shares.

The Fund is offered in two classes of Shares. Subscriptions for Class A Shares or Class I Shares may be submitted to, and are received by, the Fund throughout any given month, but are accepted at the same time once per month. All subscriptions accepted by the Fund are accepted at the end of the month, and the net asset value of Class A Shares and Class I Shares is determined as of the close of business on the last calendar day of that month. Subscriptions accepted by the Fund become effective as of the Subscription Date based on the previous month-end net asset value. It is expected that the net asset value of Class A and Class I Shares will vary over time as a result of the differing fees and expenses applicable to different classes.

Investments in Class A Shares are subject to the Class A Share Placement Fee which, for investments of less than $500,000 is equal to 2.00%; for investments in Class A Shares of $500,000 or more and less than $1,000,000 is equal to 1.00% and for investments in Class A Shares of $1,000,000 or more is equal to 0.50%. In determining the applicable Class A Share Placement Fee at the time of investment in Class A Shares, the amount of a Member’s investment in Class A Shares (whether initial or additional) will be aggregated with the value of (i) the Member’s investments in shares subject to a placement fee of any collective investment vehicle advised by the Adviser, including the Fund, and (ii) investments in shares subject to a placement fee of any collective investment vehicle advised by the Adviser, including the Fund, held by the Member’s “Immediate Family Members” (as defined in the Subscription Agreement). The Member must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments.

The Class A Share Placement Fee may be subject to certain waivers as discussed below.

Contingent upon notification to the Placement Agent, Shares purchased by the following investors will not be subject to the Class A Share Placement Fee (and no commissions to brokers or dealers or other Investor Service Providers are paid on such purchases):

●	The Adviser, the Placement Agent, or their affiliates;

●	Present or former officers, managers, trustees, registered representatives, and employees (and the “immediate family” of any such person, which term encompasses such person’s spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling’s spouse, a spouse’s siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.)) of the Fund, the Placement Agent, the Adviser, and affiliates of the Placement Agent and the Adviser and retirement plans established by them for their employees;

●	Brokers, dealers, and agents who have a sales agreement or arrangement with the Placement Agent that provides for a waiver of any placement fee, and their employees (and the immediate family members of such individuals); and

●	Investors who invest (directly or indirectly) into the Fund when exiting (either partially or fully) from an investment in another collective investment vehicle advised by the Adviser or from a different class of Shares of the Fund.

In addition, Shares issued or purchased in the following transactions will not be subject to the Class A Share Placement Fee (and no commissions to brokers or dealers are paid on such purchases):

●	Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party; and

●	Shares purchased by the reinvestment of distributions from the Fund.

To be eligible to receive a waiver of the Class A Share Placement Fee on purchases of Class A Shares, an investor must advise the Placement Agent or the selling broker or dealer when making an investment that the investor qualifies for a specific waiver.

The Class A Share Placement Fee is paid by a Member directly to the applicable Investor Service Providers, acting as sub-placement agents, including affiliates of the Adviser, and is not an expense of the Fund.

In addition, the Placement Agent (or one of its affiliates) may pay from its own resources additional compensation, either at the time of sale or on an ongoing basis, to brokers, dealers and other Investor Service Providers in respect of Shares sold by such entities.

No placement fee is charged on purchases of Class I Shares.

Pursuant to the conditions of an exemptive order issued by the SEC, the Investor Distribution and Servicing Fee is paid pursuant to a plan adopted by the Fund in compliance with the provisions of Rule 12b-1 under the 1940 Act with respect to Class A Shares (“Class A Plan”).

The types of investor services provided under the Class A Plan include, but are not limited to: advising Members of the net asset value of their Shares; advising Members with respect to making additional capital contributions to or investments in the Fund or repurchases of Shares; providing information to Members regarding general market conditions; providing Members with copies of the Fund's Memorandum (if requested), annual and interim reports, proxy solicitation materials, tender offer materials, privacy policies, and any other materials required under applicable law; handling inquiries from Members regarding the Fund, including but not limited to questions concerning their investments in the Fund, Member account balances, and reports and tax information provided by the Fund; assisting in the enhancement of relations and communications between such Members and the Fund; assisting in the establishment and maintenance of such Members’ accounts with the Fund; assisting in the maintenance of Fund records containing Member information, such as changes of address; providing such other information and liaison services as the Fund may reasonably request; and other matters as they arise from time to time.

Under the Wholesaling and Placement Agent Agreement, the Fund will pay a quarterly Investor Distribution and Servicing Fee out of Class A Share net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Shares that have been outstanding for more than one year, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Shares) and paid quarterly, to the Placement Agent. The Investor Distribution and Servicing Fee is paid out of the aggregate net assets attributable to all Class A Shares and, as such, is borne pro rata by all Class A Members. For the avoidance of doubt, Class A Members will bear their pro rata portion of the Investor Distribution and Servicing Fee regardless of how long they have owned their Class A Shares. The Investor Distribution and Servicing Fee reimburses the Placement Agent for payments made to Investor Service Providers and for the Placement Agent's ongoing investor servicing. The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, including affiliates of the Adviser. However, the portion of the 0.75% fee under the Class A Plan designated for regulatory purposes as distribution and/or service fees, for the provision of personal investor services described herein, will be deemed not to exceed 0.25% of the Fund’s net assets attributable to Class A Shares.

The Placement Agent (or one of its affiliates) may pay from its own resources additional compensation, either at the time of sale or on an ongoing basis, to brokers, dealers or other Investor Service Providers with respect to Shares sold by such entities.

The Fund is indirectly subject to a Financial Industry Regulatory Authority (“FINRA”) cap on compensation paid to FINRA member firms. The cap includes any placement agent fees and investor distribution and/or service fees. The maximum compensation payable to all FINRA member firms (in the aggregate) participating in the Fund's distribution will be 6.25% of the Fund's offering proceeds.

REGULATORY DISCLOSURE MATTERS

Amendments to Rule 506 of Regulation D under the 1933 Act require disclosure if any Covered Persons (as defined below) of the Fund have been subject to certain regulatory events defined in Rule 506 (“Reportable Events”) that occurred prior to September 23, 2013. Disclosure of a Reportable Event occurring after September 23, 2013 may also be required under certain circumstances.

The Fund’s “Covered Persons” include the Fund itself; the Adviser; the Fund’s Placement Agent and sub-placement agents (collectively, “Selling Agents”); funds affiliated with the Fund; the Fund’s directors, executive officers and other officers participating in the offering of the Fund’s shares; any directors, executive officers and other officers, general partner or managing member of the Adviser, and the Selling Agents participating in the offering of the Fund’s shares; and Members who beneficially own 20% or more of the outstanding voting shares of the Fund (if any). In summary, the Rule 506 Reportable Events include (i) being convicted of a felony or misdemeanor related to a securities offering; (ii) being subject to a court order prohibiting involvement in a securities offering; (iii) being subject to SEC cease and desist orders for securities-based anti-fraud provisions; (iv) being subject to SEC orders revoking licenses or limiting activities; (v) being subject to orders by U.S. state securities commissions, the U.S. Commodity Futures Trading Commission, or certain other U.S. state or federal regulatory agencies that prohibit fraudulent, manipulative, or deceptive conduct; (vi) acting as underwriter in any offering statement under Regulation A of the 1933 Act that the SEC refused; and (vii) being subject to a U.S. Postal Service false representation order.

The Selling Agents, some of which are associated with Wells Fargo & Company, are part of a large financial institution. In connection with their business activities, whether or not related to the Fund, Wells Fargo Bank and certain of the Selling Agents have been subject to Rule 506 Reportable Events requiring disclosure. The name of each applicable entity with such a Reportable Event and a description of each Reportable Event are outlined below.

Wells Fargo Bank

The following matter has been brought by the Department of Justice, the Internal Revenue Service, the SEC, the Office of the Comptroller of the Currency and a group of State Attorneys General against Wells Fargo Bank.:

The Department of Justice (“DOJ”) and the SEC, beginning in November 2006, requested information from a number of financial institutions, including Wachovia Bank, N.A.’s (now known as Wells Fargo Bank, N.A.) municipal derivatives group, with regard to competitive bid practices in the municipal derivative markets. Other state and federal agencies subsequently also began investigations of the same practices. On December 8, 2011, a global resolution of the Wachovia Bank investigations was announced by the DOJ, the Internal Revenue Service, the SEC, the Office of the Comptroller of the Currency and a group of State Attorneys General. The investigations were settled with Wachovia Bank agreeing to pay a total of approximately $148 million in penalties and remediation to the various agencies.

Global Alternative Investment Services, Inc. (formerly Alternative Strategies Brokerage Services, Inc.)

The following matter has been brought by the SEC and the State of Massachusetts against Global Alternative Investment Services, Inc.:

On June 8, 2009, the SEC and the Massachusetts Securities Division entered administrative orders against two subsidiaries of Wells Fargo - Evergreen Investment Management Company LLC and Evergreen Investment Services Inc. (now known as Global Alternative Investment Services, Inc.), with respect to certain alleged conduct involving the Evergreen Ultrashort Opportunities Fund (the “Evergreen Ultrashort Fund”). The allegations included the misvaluation of certain holdings in the Evergreen Ultrashort Fund thereby affecting the Evergreen Ultrashort Fund’s net asset value (“NAV”), and improper disclosure of information concerning the Evergreen Ultrashort Fund. Without admitting or denying the allegations, the firms agreed to a censure and a cease and desist order from both agencies, a payment of $33 million for investors, disgorgement of $2.86 million plus prejudgment interest to the SEC, a $4 million penalty to the SEC, and a $1 million penalty to the Massachusetts Securities Division.

Wells Fargo Clearing Services, LLC (f/k/a Wells Fargo Advisors, LLC)

The following matter has been brought by the SEC against Wells Fargo Advisors, LLC:

On September 22, 2014, the SEC entered an order against Wells Fargo Advisors, LLC following the firm’s offer of settlement. The order stated that the firm did not adequately establish, maintain or enforce policies and procedures to prevent the misuse of material nonpublic information, particularly concerning the risk that its associated persons could obtain material nonpublic information from its customers or advisory clients. The order also stated that during the SEC’s investigation, the firm unreasonably delayed production of certain documents and produced a document that was altered by an employee.  The firm admitted the SEC’s findings of fact, acknowledged that its conduct violated the federal securities laws and agreed to retain an independent compliance consultant to review relevant policies and procedures, as well as the making, keeping and preserving of certain required books and records.

The order censured the firm, required that the firm cease and desist from violating the federal securities laws cited in the order and imposed a civil money penalty in the amount of $5,000,000. On September 22, 2014, the SEC entered an order granting the firm a waiver of disqualification under Rule 506(d)(1)(iv)(B) of Regulation D under the Securities Act of 1933.

The following matter has been brought by the State of Indiana against Wells Fargo Advisors, LLC:

The Indiana Securities Division alleged that on or about June 9, 2009, Wells Fargo Advisors, LLC engaged in dishonest and unethical practices by failing to promptly and reasonably follow instructions from a client to transfer the assets in her accounts to another financial institution in-kind, and that from approximately May 5, 2009 to June 11, 2009, Wells Fargo Advisors, LLC engaged in dishonest and unethical practices by failing to supervise its agents and employees in violation of Ind. Code § 23-19-4-12(D)(13) and 710 IAC 1-17-1(V) (2001).

On November 18, 2010, Wells Fargo Advisors, LLC paid a civil penalty to the Indiana Securities Division in the amount of $8,000 and also restitution to a client for $495.84.

The following matter has been brought by the State of Illinois against Wells Fargo Advisors, LLC:

The Illinois Securities Department alleged Wells Fargo Advisors, LLC failed to supervise deceptive or fraudulent securities transactions; that the registered representative engaged in fraudulent and/or deceptive securities transactions by acting as the salesperson or investment advisor representative for several pension fund accounts for which her father was the trustee and who directed transactions to her account for purposes of generating commission; and A.G. Edwards (predecessor to Wells Fargo Advisors, LLC) knew or should have known of the above activities and failed to take reasonable supervisory steps to prevent or stop the illegal activities.

On June 18, 2009, the firm paid a fine of $50,000.00 and updated training and compliance related to prohibited transactions under ERISA.

The following matter has been brought by the SEC, 50 States, the District of Columbia, the Commonwealth of Puerto Rico and the U.S. Virgin Islands against Wachovia Securities, LLC, (predecessor to Wells Fargo Advisors, LLC):

SEC Litigation Release 20885 (Feb. 5, 2009): Section 15(c) of the Securities and Exchange Act of 1934 --The SEC announced a settlement with Wachovia Securities, LLC (predecessor to Wells Fargo Advisors, LLC) (“Wachovia Securities”) that will provide more than $7 billion in liquidity to thousands of customers who invested in auction rate securities (“ARS”) before the market for those securities collapsed. The settlement resolves the SEC's charges that Wachovia Securities misled investors regarding the liquidity risks associated with ARS that it underwrote, marketed and sold. The SEC's complaint alleges that Wachovia Securities and another firm, whose broker-dealer obligations were consolidated into Wachovia Securities misrepresented to customers that ARS were safe, highly liquid investments that were comparable to cash or money market instruments. According to the SEC's complaint, Wachovia Securities reinforced the perception of liquidity by routinely purchasing ARS from the other firm's customers between auctions, without telling customers that Wachovia Securities’ willingness to do so depended upon the continued success of the auctions. The SEC's complaint alleges that Wachovia Securities became aware of mounting evidence that put the firm on notice that the risk of auction failures had materially increased. Wachovia Securities, nevertheless, continued to market ARS to its customers as highly liquid investments. Wachovia Securities followed the lead of other broker-dealers and decided to stop supporting auctions. Without broker-dealer support, ARS auctions failed and thousands of Wachovia Securities’ customers were left holding billions of dollars in illiquid ARS without any practical means of redeeming, selling or deriving value from them.

In 2009 and 2010, Wachovia Securities agreed to settlements with the SEC and multiple state regulatory agencies regarding allegations that the firm misrepresented the liquidity risks of auction rate securities sold to customers. Without admitting or denying the allegations, the firm agreed to pay $50,000,000 in fines to state regulatory agencies. The firm also agreed to offer to repurchase auction rate securities, not subject to current calls or redemptions in the relevant class, that were the subject of unsuccessful auctions. The firm complied with all terms of these settlements as of June 30, 2010.

The following matter has been brought by the State of Texas against Wells Fargo Advisors, LLC:

Wells Fargo Advisors, LLC through a registered representative and others allowed the client's wife to effect withdrawals from a customer's account without the required documents as required by A.G. Edwards’ (predecessor to Wells Fargo Advisors, LLC) written procedures.

On July 14, 2008. Wells Fargo Advisors, LLC was reprimanded and paid a $5,000 fine.

The following matter has been brought by the State of North Dakota against Wells Fargo Advisors, LLC:

Wachovia Securities (predecessor to Wells Fargo Advisors, LLC) through its agent conducted covered call writing while exposing clients to high concentrations of certain securities that were not suitable to the clients' investment objectives and risk temperaments. The firm did not properly supervise its agent.

On June 19, 2007, the firm immediately made payment of a $75,000 penalty, contacted several identified clients to resolve sales practice issues through normal resolution process and agreed to properly supervise the activities of its agents in North Dakota.

The following matter has been brought by the State of Missouri against Wells Fargo Advisors, LLC:

Wells Fargo Advisors, LLC was alleged to have violated securities law by failing to adequately supervise its agents in the State of Missouri.

On June 13, 2005, Wells Fargo Advisors, LLC paid a fine of $300,000 and agreed to cease and desist.

Wells Fargo Advisors, LLC and Wells Fargo Advisors Financial Network, LLC

The following matter has been brought by the State of New York against Wells Fargo Advisors, LLC and Wells Fargo Advisors Financial Network, LLC:

The New York State Department of Financial Services alleged that during the approximate period of January 2007 through December 2010 Wells Fargo Advisors, LLC, an unlicensed entity, accepted insurance commissions from Wells Fargo Advisors Insurance Agency LLC, in violation of New York Insurance Law. The Department further alleged that both Wells Fargo Advisors, LLC and Wells Fargo Advisors Financial Network, LLC provided materially incomplete information in their respective insurance license applications submitted to the state on or about January 27, 2012.

On February 27, 2013, Wells Fargo Advisors, LLC and affiliates paid a $50,000 fine and agreed to take all necessary steps to prevent the reoccurrence of similar violations.

SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENT

The following is a summary description of additional items and of select provisions of the LLC Agreement. An investor in the Fund will be a Member of the Fund and his or her rights in the Fund will be established and governed by the Fund’s LLC Agreement. The following is a summary description of additional items and of select provisions of the LLC Agreement that may not be described elsewhere in this Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement.

Liability; Indemnification

Under Delaware law and the LLC Agreement, each Member will be liable for the debts and obligations of the Fund only to the extent of the value of such Member’s Shares.  The LLC Agreement provides that the Managers (including the initial managing member and certain of its affiliates, among others) shall not be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law.

The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board and the initial managing member and certain of its affiliates (among others) by the Fund (but not by the Members individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund provided that such liability and/or expense was not suffered as a result of such person’s willful malfeasance, bad faith, gross negligence, or reckless disregard of duties with respect to the Fund.  None of these persons shall be personally liable to any Member by reason of any change in the federal or state income tax laws applicable to the Fund or its investors.  The rights of indemnification and exculpation provided under the LLC Agreement shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board and the Adviser (including certain of its affiliates, among others) for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LLC Agreement to the fullest extent permitted by law.

Amendment

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Managers (including a majority of the Independent Managers, if required by the 1940 Act). Members have the right to vote on any amendment: (i) affecting their right to vote granted under the LLC Agreement; (ii) to the LLC Agreement’s amendment provision; (iii) for which such vote is required by law; and (iv) submitted to them by the Managers.

Term, Dissolution and Liquidation

The Fund may be dissolved upon the affirmative vote of a majority of the Managers without Member approval, unless such approval is required by the 1940 Act.  Following dissolution, the Board may liquidate the Fund by (i) selling the Fund’s assets to another entity in exchange for interests in the acquiring entity, (ii) selling all of the Fund’s assets for cash or (iii) distributing the Fund’s assets in-kind to Members.  Following such liquidation, the Fund’s Members are entitled to receive the proceeds of such sale, distributed in proportion to the number of Shares held by each Member.  Upon termination of the Fund, the Fund will file a certificate terminating its existence as a Delaware limited liability company.

Reports to Members

The Fund will furnish to Members as soon as practicable after the end of each taxable year such information as is necessary for Members to complete federal and state income tax or information returns, along with any other tax information required by law. The Fund will send a semi-annual and an audited annual report to Members within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act. Semi-annual reports from the Adviser regarding the Fund’s operations during each fiscal semi-annual period will also be sent to Members. The Adviser may provide additional periodic reporting.

Fiscal Year

The fiscal year of the Fund shall end on March 31, with the taxable year ending on October 31.

ACCOUNTANTS AND LEGAL COUNSEL

Cohen & Company serves as the Fund’s independent registered public accounting firm. As the Fund’s independent registered public accounting firm, Cohen & Company will perform the Fund’s annual audit of the Fund’s financial statements and other non-audit accounting and related services.

Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and the Independent Managers.

GENERAL INFORMATION

The Fund is registered under the 1940 Act as a closed-end management investment company. The Fund was formed as a limited liability company under the laws of the State of Delaware on November 19, 2010. The Fund has its principal offices at UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, or at such other place as may be designated from time to time by the Board. The Fund has its registered office in Delaware at Corporation Service Company and has Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board. The Fund’s telephone number is (844) 626-7246.

FINANCIAL STATEMENTS

Audited financial statements for the Fund’s most recently completed fiscal year have been filed with the SEC on Form N-CSR. Such financial statements are incorporated herein by reference and are available (i) without charge, upon request by calling the Fund toll-free at (844) 626-7246, or (ii) by visiting the SEC’s website at http://www.sec.gov.

APPENDIX A

Fund’s Past Performance

The returns shown since January 1, 2011 reflect the performance of the Fund, net of the Fund’s annual management fee of 1.25% through December 31, 2015, 1.10% from January 1, 2016 through September 30, 2016 and 1.00% from October 1, 2016 through April 30, 2019, and the Fund’s expenses applicable to the indicated class of Shares as described in this Memorandum. The Fund’s performance reflects the application of the Expense Limitation Agreement applicable at the time. If the Expense Limitation Agreement were not in place, expenses could be higher and performance lower. The performance of the Class I Shares does not reflect the deduction of the Investor Distribution and Servicing Fee of up to 0.75% annually, which is only applicable to Class A Shares. Generally, the performance of Class A Shares will be lower than that of Class I Shares as a result of the Investor Distribution and Servicing Fee. Other than the Investor Distribution and Servicing Fee, the expenses charged by the Fund to Class I and Class A Shares do not differ. Performance of Class A Shares is presented since April 1, 2012, the first date as of which Class A Shares were offered.

The performance information presented prior to January 1, 2011 is the performance information of the predecessor to the Fund (the “Predecessor Fund”), a private fund advised by the Adviser that utilized a multi-manager, multi-strategy investment approach from the date of the Predecessor Fund’s commencement of investment operations on April 1, 2007. The performance of the Predecessor Fund is shown net of an annual management fee of 1.25% through December 31, 2015, 1.10% from January 1, 2016 through September 30, 2016 and 1.00% from October 1, 2016 through April 30, 2019, and other expenses of 1.00%, which reflects the application of the Expense Limitation Agreement. If the Expense Limitation Agreement were not applicable, expenses would be higher and performance lower. The performance of the Predecessor Fund does not reflect the deduction of the Investor Distribution and Servicing Fee applicable to Class A Shares, which would result in lower performance. The Predecessor Fund was organized and commenced operations as a Delaware limited partnership. The Predecessor Fund operated as an unregistered investment vehicle from April 1, 2007 until December 31, 2010. On January 1, 2011, the Predecessor Fund contributed its investment portfolio to the Fund, whereby the Fund, a newly-formed limited liability company, assumed the Predecessor Fund’s portfolio in a transaction pursuant to which the identical investment portfolio of the Predecessor Fund was assumed by the Fund.

The Predecessor Fund’s investment policies, objectives, guidelines and restrictions are in all material respects substantially the same as those of the Fund. Performance results through March 31, 2019 are derived from audited numbers. Performance results for periods thereafter are based on unaudited numbers and are subject to change. Performance set forth below includes the reinvestment of dividends, gains, and other earnings.

PERFORMANCE FIGURES PRIOR TO JANUARY 1, 2011 ARE NOT THE PERFORMANCE OF THE FUND BUT ARE THE HISTORICAL PERFORMANCE OF THE PREDECESSOR FUND (AS ADAPTED FOR EXPENSES AND MANAGEMENT FEES AS DESCRIBED ABOVE), THE INVESTMENT PORTFOLIO OF WHICH WAS CONTRIBUTED TO THE FUND AS OF JANUARY 1, 2011.

Past performance is not indicative of future results. The performance shown is not an indication of how the Fund will perform in the future. The Fund’s performance in the future may be different from that shown due to a variety of factors, including but not limited to, differences in cash flows, fees, expenses, performance calculation methods, portfolio size, and number of underlying pooled investments, all of which, if applicable, could have a negative impact on the Fund's performance.

The Adviser has included this performance addendum because it believes that the performance information, as prior performance information, merits consideration by prospective Fund investors.

Annualized Returns (Class I Shares) (as of April 30, 2019)

1-year	3-year	Inception
3.64%	6.08%	2.93%

Monthly Returns (Class I Shares) – (April 30, 2019)

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	2.87%	0.81%	0.18%	1.23%									5.17%
2018	2.29%	-0.68%	0.13%	0.50%	0.39%	-0.38%	0.94%	-0.39%	0.54%	-0.90%	-0.80%	-0.80%	0.80%
2017	1.72%	0.75%	0.24%	1.06%	0.51%	-0.05%	1.29%	0.84%	0.52%	0.02%	-0.57%	0.47%	6.99%
2016	-3.21%	-1.91%	0.66%	1.16%	0.65%	-0.70%	1.73%	1.21%	0.21%	0.57%	0.80%	0.74%	1.81%
2015	-0.73%	2.43%	-0.10%	0.61%	1.30%	-1.66%	0.79%	-1.75%	-2.90%	-0.18%	0.17%	-0.10%	-2.22%
2014	0.11%	2.52%	-0.56%	-0.34%	1.56%	0.70%	-0.35%	0.56%	-0.84%	-1.27%	0.98%	-0.19%	2.86%
2013	2.00%	0.65%	0.98%	0.48%	1.10%	-1.46%	1.24%	-0.69%	1.64%	1.11%	0.77%	0.84%	8.97%
2012	1.23%	0.92%	0.56%	0.31%	-0.56%	-0.24%	1.03%	0.59%	1.07%	0.23%	0.49%	1.34%	7.17%
2011	0.95%	0.53%	-0.31%	0.99%	0.09%	-0.03%	0.54%	-1.17%	-1.00%	-0.55%	0.07%	-0.13%	-0.05%
2010	1.01%	0.07%	0.08%	1.00%	-0.63%	0.51%	-0.47%	0.54%	0.18%	-0.15%	0.01%	0.11%	2.29%
2009	2.05%	1.11%	0.01%	0.49%	1.82%	1.38%	0.65%	1.08%	1.28%	0.76%	0.45%	0.36%	12.03%
2008	0.00%	0.61%	-2.63%	0.10%	0.70%	0.74%	-0.95%	-0.48%	-5.05%	-5.65%	-2.61%	-2.11%	-16.26%
2007	NA	NA	NA	1.27%	1.41%	0.94%	1.16%	-0.96%	1.44%	2.16%	0.73%	0.60%	9.06%

Monthly Returns (Class A Shares) – (April 30, 2019)

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	2.81%	0.75%	0.12%	1.17%									4.92%
2018	2.23%	-0.74%	0.08%	044%	0.33%	-0.43%	0.89%	-0.45%	0.49%	-0.96%	-0.86%	-0.86%	0.11%
2017	1.66%	0.69%	0.18%	1.00%	0.45%	-0.11%	1.22%	0.77%	0.46%	-0.04%	-0.63%	0.41%	6.21%
2016	-3.27%	-1.97%	0.60%	1.10%	0.59%	-0.75%	1.67%	1.15%	0.15%	0.52%	0.75%	0.68%	1.11%
2015	-0.78%	2.37%	-0.16%	0.56%	1.24%	-1.71%	0.73%	-1.81%	-2.95%	-0.24%	0.11%	-0.15%	-2.87%
2014	0.08%	2.49%	-0.60%	-0.37%	1.51%	0.64%	-0.40%	0.51%	-0.89%	-1.32%	0.93%	-0.24%	2.31%
2013	2.00%	0.65%	0.98%	0.47%	1.10%	-1.46%	1.23%	-0.71%	1.62%	1.09%	0.75%	0.81%	8.82%
2012	NA	NA	NA	0.31%	-0.56%	-0.25%	1.03%	0.59%	1.07%	0.23%	0.49%	1.34%	4.37%
2011	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA

Since Inception Statistics (Class I Shares) (April 2007 – April 2019)

Standard Deviation	Sharpe Ratio
4.27%	0.51

Since Inception Statistics (Class A Shares) (April 2012 – April 2019)

Standard Deviation	Sharpe Ratio
3.78%	0.76

NOTES:

(1)	Standard Deviation measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.
(2)	Sharpe Ratio is a measure of reward per unit of risk. The return of a portfolio in excess of the risk-free rate (in this case, the annualized 90 day T-bill rate) is divided by the portfolio’s historical standard deviation.
(3)	Past Performance is no guarantee of future results.

APPENDIX B

CORBIN MULTI-STRATEGY FUND, LLC

(A Delaware Limited Liability Company)

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of July 1, 2019

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4.3 TRANSFER OF SHARES OF MEMBERS	20
4.4 REPURCHASE OF SHARES	21
ARTICLE V: SHARES	23
5.1 SHARES	23
5.2 RIGHTS OF MEMBERS	24
5.3 ISSUANCE OF SHARES	24
5.4 REGISTER OF SHARES	25
5.5 WITHHOLDING	25
ARTICLE VI: DISSOLUTION AND LIQUIDATION	25
6.1 DISSOLUTION	25
6.2 LIQUIDATION OF ASSETS	26
ARTICLE VII: ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS	26
7.1 ACCOUNTING AND REPORTS	26
7.2 DETERMINATIONS BY THE BOARD OF MANAGERS	27
7.3 VALUATION OF ASSETS	27
7.4 DISTRIBUTIONS TO MEMBERS.	28
7.5 POWER TO MODIFY FOREGOING PROCEDURES	28
7.6 DIVIDEND REINVESTMENT PLAN	28
ARTICLE VIII: MISCELLANEOUS PROVISIONS	29
8.1 AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT	29
8.2 SPECIAL POWER OF ATTORNEY	30
8.3 NOTICES	31
8.4 AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS	31
8.5 APPLICABILITY OF 1940 ACT AND FORM N-2	31
8.6 CHOICE OF LAW	31

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8.7 NOT FOR BENEFIT OF CREDITORS	32
8.8 THIRD-PARTY BENEFICIARIES	32
8.9 MERGER AND CONSOLIDATION	32
8.10 PRONOUNS	32
8.11 CONFIDENTIALITY	32
8.12 SEVERABILITY	33
8.13 FILING OF RETURNS	34
8.14 USE OF NAMES “corbin “corbin capital partners, lp” AND “CORBIN MULTI-STRATEGY Fund, LLC”	34
8.15 ACKNOWLEDGMENT BY THE PARTIES	34

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CORBIN MULTI-STRATEGY FUND, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Corbin Multi-Strategy Fund, LLC (the “Fund”) is dated as of July 1, 2019 by and among the Board of Managers and the Members, and those Persons hereinafter admitted as Members.

WHEREAS, the Fund has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the “Certificate”) dated and filed with the Secretary of State of Delaware on November 19, 2010.

WHEREAS, the Board of Managers has approved this second amendment and restatement of the Limited Liability Company Agreement by resolutions duly adopted on July 1, 2019;

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I: DEFINITIONS

For purposes of this Agreement:

“1940 ACT” - The Investment Company Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

“ADVISERS ACT” - The Investment Advisers Act of 1940, as amended, and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

“AFFILIATE” - An affiliated person of a person as such term is defined in the 1940 Act.

“AGREEMENT” - This Second Amended and Restated Limited Liability Company Agreement, as further amended from time to time.

“BOARD” - The Board of Managers established pursuant to Section 2.6.

“BUSINESS DAY” - A day on which banks are ordinarily open for normal banking business in New York or such other day or days as the Board may determine in its sole and absolute discretion.

“CERTIFICATE” - The Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

“CLASS” -- A class (within the meaning of Section 18-302 of the Delaware Act) of Shares created pursuant to Section 3.1(e).

“CLOSING DATE” - The effective date of the Fund’s election to be classified as a corporation for federal income tax purposes.

“CODE” - The United States Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“CONVERSION” – The conversion of the Fund from classification as a partnership to classification as a corporation for U.S. federal income tax purposes, electing to be treated as a regulated investment company under Subchapter M of the Code.

“CORBIN” – Corbin Capital Partners, L.P., a Delaware limited partnership, or any successor thereof.

“DELAWARE ACT” - The Delaware Limited Liability Company Act, as amended from time to time, or any successor law.

“FISCAL PERIOD” - The period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last calendar day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

1)	the last day of each Fiscal Year;
2)	the last day of each Taxable Year; or
3)	any day on which the Fund values any Shares of any Member in connection with the issuance or repurchase of such Shares.

“FISCAL YEAR” - The period commencing on the Closing Date and ending on the next succeeding March 31, and thereafter each period commencing on April 1 of each year and ending on the immediately following March 31 (or on the date of the final distribution pursuant to Section 6.2 hereof), unless and until the Board shall elect another fiscal year for the Fund.

“FORM N-2” - The Fund’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

“FUND” - The limited liability company governed hereby.

“INDEMNITEES” - Each Manager of the Fund and the directors, officers and employees of the Fund (including his or her respective executors, heirs, assigns, successors, or other legal representatives).

“INDEPENDENT MANAGERS” - Those Managers who are not “interested persons” of the Fund as such term is defined by the 1940 Act.

“INVESTMENT FUNDS” - Investment funds in which the Fund’s assets are invested.

“INVESTMENT MANAGERS” - The organizations that manage and direct the investment activities of Investment Funds or are retained to manage and invest designated portions of the Fund’s assets.

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“MANAGER” – An individual designated as a Manager of the Fund pursuant to the provisions of Section 2.6 of the Agreement and who serves on the Board of the Fund.

“MEMBER” - Any Person who shall have been admitted to the Fund as a member (including any Manager in such Person’s capacity as a member of the Fund but excluding any Manager in such Person’s capacity as a Manager of the Fund) until such Person ceases to be a Member in accordance with the terms hereof and the Delaware Act; such term includes Corbin (and any Affiliate of Corbin to the extent such Affiliate makes an investment in the Fund and shall have been admitted to the Fund as a Member.

“NET ASSETS” - The total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Shares. With respect to any Class of Shares, the total value of the portion of all assets of the Fund attributable to such Class, less an amount equal to the portion of all accrued debts, liabilities and obligations of the Fund attributable to such Class, calculated before giving effect to any repurchases of Shares of such Class, in accordance with the Fund’s multi-class share plan adopted pursuant to Rule 18f-3 under the 1940 Act as in effect from time to time. The Net Assets of the Fund will be computed as of the close of business on the last calendar day of each Fiscal Period. In computing Net Assets, the Fund will value its assets in accordance with Section 7.3. Expenses of the Fund and its liabilities (including the amount of any borrowings) are taken into account for purposes of computing Net Assets.

“NET ASSET VALUE” – With respect to any Share, Net Assets of the applicable Class of Shares divided by the number of Shares of such Class outstanding at the applicable date.

“PERSON” – Any individual, limited partnership, corporation, association, limited liability company or partnership, estate, trust, governmental authority or other legal entity and his, her or its heirs, executors, administrators, legal representatives, successors and assigns where the context requires.

“REGULATIONS” - Treasury Regulations promulgated under the Code.

“SECURITIES” - Securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency, commodity, any type of derivative instrument and financial instrument and any contract based on any index or group of securities, debt obligations, currencies, commodities, any options thereon and any interests, units or shares issued by an Investment Fund.

“SHARES” - The Shares of undivided limited liability company interest, each representing an ownership interest in the Fund, including the rights and obligations of a Member under this Agreement and the Delaware Act. Shares of any Class shall be issued at the Net Asset Value for such Class as of the date of issuance.

“TAXABLE YEAR” - The period commencing on the Closing Date and ending on the next succeeding October 31, and thereafter each period commencing on November 1 of each year and ending on the immediately following October 31 (or on the date of the final distribution pursuant to Section 6.2 hereof), unless and until the Board shall elect another taxable year for the Fund.

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“TRANSFER” - The assignment, transfer, sale, encumbrance, pledge, or other disposition of a Share, including any right to receive any distributions attributable to such Share, and “TRANSFEROR” and “TRANSFEREE” mean the respective parties to a Transfer.

“VALUATION DATE” - The date as of which the Fund values Shares for purposes of determining the price at which Shares are to be repurchased by the Fund pursuant to an offer made by the Fund pursuant to Section 4.4 hereof.

ARTICLE II: ORGANIZATION; ADMISSION OF MEMBERS

2.1	FORMATION OF LIMITED LIABILITY COMPANY

The Fund has been formed as a limited liability company by the filing of the Certificate. The Board shall cause the execution and filing in accordance with the Delaware Act of any amendment to the Certificate and shall cause the execution and filing with applicable governmental authorities of any other instruments, documents, and certificates that, in the opinion of the Fund’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware, or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or as such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Fund.

2.2	NAME

The Fund’s name shall be “Corbin Multi-Strategy Fund, LLC” or such other name as the Board may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.

2.3	PRINCIPAL AND REGISTERED OFFICE

The Fund shall have its principal office c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, or at such other place as may be designated from time to time by the Board.

The Fund shall have its registered office in Delaware at Corporation Service Company and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board.

2.4	DURATION

The term of the Fund commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

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2.5	BUSINESS OF THE FUND

(a)         The business of the Fund is, either directly or indirectly, through one or more other pooled investment vehicles, to purchase, sell (including short sales), invest, and trade in Securities, on margin or otherwise, to engage in any financial or derivative transactions relating thereto or otherwise, and to invest in one or more other Investment Funds as a fund of funds. The Fund may execute, deliver, and perform all contracts, agreements, subscription documents, and other undertakings and engage in all activities and transactions as may in the opinion of the Board be necessary or advisable to carry out its objective or business.

(b)         The Fund shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions as may be adopted by the Board and the Members, to the extent required by the 1940 Act. The Fund may register its Shares under the Securities Act of 1933, as amended, but need not so register Shares.

(c)         In furtherance of the Fund’s business, the Board shall have the authority to take the following actions, and to delegate such portion or all of such authority to such officers of the Fund as the Board may elect:

(1)        To engage in the Conversion.

(2)        To acquire or buy, and invest the Fund’s property in, own, hold for investment or otherwise, and to sell or otherwise dispose of, all types and kinds of securities and investments of any kind including, but not limited to, interests, shares or units of Investment Funds, stocks, profit-sharing interests or participations and all other contracts for or evidences of equity interests, bonds, debentures, warrants and rights to purchase securities, and interests in loans, certificates of beneficial interest, bills, notes and all other contracts for or evidences of indebtedness, money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and other obligations, and all other negotiable and non-negotiable securities and instruments, however named or described, issued by corporations, trusts, associations or any other Persons, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State, territory or possession of the United States, by any political subdivision or agency or instrumentality of any state or foreign country, or by any other government or other governmental or quasi-governmental agency or instrumentality, domestic or foreign; to acquire and dispose of interests in domestic or foreign loans made by banks and other financial institutions; to deposit any assets of the Fund in any bank, trust company or banking institution or retain any such assets in domestic or foreign cash or currency; to purchase and sell gold and silver bullion, precious or strategic metals, and coins and currency of all countries; to engage in “when issued” and delayed delivery transactions; to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements; to employ all types and kinds of hedging techniques and investment management strategies; and to change the investments of the Fund.

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(3)        To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any of the Fund’s property or any of the foregoing securities, instruments or investments; to purchase and sell options on securities, currency, precious metals and other commodities, indices, futures contracts and other financial instruments and assets and enter into closing and other transactions in connection therewith; to enter into all types of commodities contracts, including, without limitation, the purchase and sale of futures contracts on securities, currency, precious metals and other commodities, indices and other financial instruments and assets; to enter into forward foreign currency exchange contracts and other foreign exchange and currency transactions of all types and kinds; to enter into interest rate, currency and other swap transactions; and to engage in all types and kinds of hedging and risk management transactions.

(4)        To exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Fund property, including, without limitation, the right to vote thereon and otherwise act with respect thereto; and to do all acts and things for the preservation, protection, improvement and enhancement in value of all such securities and assets.

(5)        To acquire (by purchase, lease or otherwise) and to hold, use, maintain, lease, develop and dispose of (by sale or otherwise) any type or kind of property, real or personal, including domestic or foreign currency, and any right or interest therein.

(6)        To borrow money and in this connection issue notes, commercial paper or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any part of the Fund property; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person; to lend all or any part of the Fund’s property to other Persons; and to issue general unsecured or other obligations of the Fund, and enter into indentures or agreements relating thereto.

(7)        To aid, support or assist by further investment or other action any Person, any obligation of or interest which is included in the Fund’s property or in the affairs of which the Fund has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, securities and other obligations of any such Person.

(8)        To join other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board shall deem proper.

(9)        To carry on any other business in connection with or incidental to any of the foregoing powers referred to in this Agreement, to do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Agreement, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with such business or purposes, objects or powers.

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2.6	BOARD OF MANAGERS

(a)          By signing a subscription agreement, application or certification in connection with the purchase or acquisition of Shares, a Member as of the Closing Date shall be deemed to have voted for the election of each of the Managers so designated as of the Closing Date. After the Closing Date, the Board may, subject to the provisions of paragraphs (b) and (c) of this Section 2.6 with respect to the number of and vacancies in the position of Manager and the provisions of Section 3.3 hereof with respect to the election of Managers to the Board by Members, designate any Person who shall agree to be bound by all of the terms of this Agreement as a Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Fund. After the Closing Date, the number of Managers shall be fixed from time to time by the Board.

(b)          Each Manager shall serve on the Board for the duration of the term of the Fund, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.1 or Section 4.2 hereof. In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Board may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board.

(c)          In the event that no Manager remains to continue the business of the Fund, Corbin shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Managers to the Board. If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

2.7	MEMBERS

The Fund may offer Shares for purchase by investors (including through exchange) in such manner and at such times as may be determined by the Board. Each subscription for Shares is subject to the receipt by the Fund or its custodian of cleared funds on or before the acceptance date for such subscription in the full amount of such subscription or such other consideration as the Board may consider appropriate or on such other terms as may be set forth in the Fund’s registration statement on Form N-2. Subject to the foregoing, a Person may be admitted to the Fund as a Member upon approval of the Board, subject to the condition that such Person shall execute and deliver a subscription agreement, application, certification or other document specified by the Board pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement. The Board may, in its sole and absolute discretion, reject any subscription for Shares. The Board may, in its sole and absolute discretion, suspend the offering of the Shares at any time. The admission of any Person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the purchase price paid by such Member for such Member’s Shares.

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2.8	BOTH MANAGERS AND MEMBERS

A Member may also be a Manager for purposes of the Delaware Act, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions of this Agreement or as provided in the Delaware Act.

2.9	LIMITED LIABILITY

Except as provided under the Delaware Act or the 1940 Act, a Member shall not be liable for the Fund’s debts, obligations, and liabilities in any amount in excess of such Member’s investment in the Fund. Except as provided under the Delaware Act or the 1940 Act, a Manager and any officer shall not be liable for the Fund’s debts, obligations or liabilities, and any such officer or agent shall be deemed to be a Manager within the meaning of Sections 18-101(10) and 18-303(a) of the Delaware Act and of this Section 2.9.

ARTICLE III: MANAGEMENT

3.1	MANAGEMENT AND CONTROL

(a)          Management and control of the business of the Fund shall be vested in the Board, which shall have the right, power, and authority, on behalf of the Fund and in its name, to exercise all rights, powers, and authority of managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Manager’s authority as delegated by the Board. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority, and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware stock corporation organized under the Delaware General Corporation Law, (ii) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware stock corporation, and (iii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware stock corporation who is not an “interested person” of such company, as such term is defined by the 1940 Act. During any period in which the Fund shall have no Managers, Corbin or its assignee, shall have the authority to manage the business and affairs of the Fund.

(b)          Subject to the last sentence of Section 3.1(a), Members, in their capacity as Members, shall have no right to participate in and shall take no part in the management or control of the Fund’s business and shall have no right, power or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

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(c)          The Board may create one or more committees consisting of one or more Board Members, and it may delegate to any other Person any rights, power and authority vested by this Agreement in the Board to the extent permissible under applicable law, and may appoint Persons to serve as officers of the Fund, with such titles and authority as may be determined by the Board consistent with applicable law and with this Agreement.

(d)          The Board shall have full power and authority to adopt By-Laws providing for the conduct of the business of the Fund and containing such other provisions as they deem necessary, appropriate or desirable, subject to the voting powers of one or more Classes created pursuant to this Section 3.1, to amend and repeal such By-Laws; provided, however, that, to the extent the By-Laws are inconsistent with the terms or provisions of this Agreement, the terms and provisions of this Agreement shall control. Unless the By-Laws specifically require that Members authorize or approve the amendment or repeal of a particular provision of the By-Laws or otherwise required by the 1940 Act, any provision of the By-Laws may be amended or repealed by the Board without Member authorization or approval.

(e)          The Board shall have the full power and authority, without Member approval, subject to applicable law, to authorize one or more Classes of Shares; Shares of each such Class having such preferences, voting powers and special or relative rights or privileges (including conversion rights, if any) as the Board may determine and as shall be set forth in a resolution adopted in accordance with this Agreement and, if applicable, the By-Laws. The Board may, without Member approval, amend this Agreement to provide for the terms of such Class or Classes or provide for the terms of such Class or Classes in a written plan adopted by the Board pursuant to Rule 18f-3 under the 1940 Act.

3.2	ACTIONS BY THE BOARD OF MANAGERS

(a)          Except as otherwise required by the 1940 Act and unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Managers (including the vote of a majority of the Independent Managers if required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone or other electronic means by which all persons entitled to vote at the meeting may hear one another) or (ii) by written consent of a majority of the Managers without a meeting, if permissible under the 1940 Act.

(b)          The Board may designate from time to time a Principal Manager or chair who shall preside at all meetings of the Board. Meetings of the Board may be called by the Principal Manager or by any two Managers, and may be held on such date and at such time and place as the Board shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Except as otherwise required by the 1940 Act, notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone or other electronic means except where in person attendance at a meeting is required by the 1940 Act. A majority of the Managers shall constitute a quorum at any meeting.

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3.3	MEETINGS OF MEMBERS

(a)          Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board (or by Corbin in accordance with Section 2.6(c)) or by Members holding Shares with an aggregate Net Asset Value of 25% or more of the aggregate Net Asset Value of all Shares, and may be held at such time, date and place as the Board (or Corbin, if applicable under Section 2.6(c)) shall determine. The Board (or Corbin in accordance with Section 2.6(c)) shall arrange to provide written notice of the meeting, stating the date, time, and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting at least 10 days prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding 40% or more of the aggregate Net Asset Value of all Shares as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by the Board, by Corbin (in connection with a meeting under Section 2.6(c)), or by action of the Members holding a majority, by aggregate Net Asset Value, of the Shares present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting. In the event the Fund invests in another registered investment company pursuant to Section 12(d)(1)(F) of the 1940 Act, and such other registered investment company holds a meeting (other than to vote on the termination of such registered investment company’s business, which may be determined by the Board), the Fund shall either seek instructions from its Members with regard to the voting of all proxies with respect to such Security and to vote such proxies only in accordance with such instructions, or to vote the shares held by it in the same proportion as the vote of all other holders of such Security.

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(b)          Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to the aggregate Net Asset Value of such Member’s Share ownership as of the record date for such meeting. The Board shall establish a record date not less than 10 days nor more than 90 days prior to the date of any meeting of Members as the record date for determining eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast at the meeting, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c)          A Member may vote at any meeting of Members by a proxy, provided that such proxy is authorized to act by (i) a written instrument properly executed by the Member and filed with the Fund before or at the time of the meeting or (ii) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Board. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted. The Board may establish a record date for such vote not less than 2 days nor more than 90 days prior to the date such request for consent is first mailed as the record date for determining eligibility to consent and the number of votes that each Member will be entitled to give its consent with respect to, and shall maintain for each record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to give its consent with respect to.

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3.4	CUSTODY OF THE FUND’S ASSETS

The physical possession of all funds, Securities, or other properties of the Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act and the rules thereunder.

3.5	OTHER ACTIVITIES OF MEMBERS AND MANAGERS

(a)          The Managers shall not be required to devote all of their time to the affairs of the Fund, but shall devote such time as the Managers may reasonably believe to be required to perform their obligations under this Agreement.

(b)          Any Member or Manager, and any Affiliate of any Member or Manager, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquiring and disposing of Securities, providing of investment advisory or brokerage services, serving as directors, officers, employees, advisors, or agents of other companies, partners of any partnership, managers of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Manager shall have any rights in or to any such activities of any other Member or Manager, or in or to any profits derived therefrom.

3.6	DUTY OF CARE

(a)          No Manager shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of a Manager’s services pursuant to any agreement, including this Agreement, between a Manager and the Fund for the provision of services to the Fund unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of the Manager constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the performance of his services to the Fund.

(b)          Members that are not in breach of any obligation hereunder or under their subscription agreement, application or certification or under any other document pursuant to which Members agree to be bound by all the terms and provisions of this Agreement shall be liable to the Fund, any other Member, or third parties only as provided under the Delaware Act.

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3.7	INDEMNIFICATION

(a)          To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Indemnitee against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such Indemnitee may be or may have been involved as a party or otherwise, or with which such Indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Fund or the past or present performance of services to the Fund by such Indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such Indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under federal securities laws that, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)          Expenses so incurred by such Indemnitees, including, but not limited to, reasonable counsel fees and accounting and auditing expenses (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such Indemnitees to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such Indemnitees shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such Indemnitees against losses arising by reason of such Indemnitees’ failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such Indemnitees ultimately will be entitled to indemnification.

(c)          As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an Indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such Indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices, or (ii) the Board secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such Indemnitee against any liability to the Fund or its Members to which such Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices.

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(d)          Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any Indemnitee of any such amount if such Indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices. In (i) any suit brought by a Manager (or other Person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7, it shall be a defense that, and (ii) in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the Fund shall be entitled to recover such expenses upon a final adjudication that, the Manager or other Person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Manager or other Person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e)          The Indemnitees may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such Indemnitees may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)          The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager or other Person.

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3.8	FEES, EXPENSES AND REIMBURSEMENT

(a)          The Board may cause the Fund to compensate each Manager who is not an “interested person” of the Fund (as defined in the 1940 Act), and such Manager may be reimbursed by the Fund for reasonable travel and out-of-pocket expenses incurred by him in performing his duties under this Agreement.

(b)          The Fund ordinarily will bear all expenses incurred in its business and operations other than those specifically required to be borne by Corbin pursuant to the advisory agreement between the Fund and Corbin. Costs and expenses borne by the Fund include, but are not limited to, the following:

(1)       all costs and expenses directly related to investment transactions and positions for the Fund’s account, including, but not limited to, advisory fees, brokerage commissions, placement fees, issue and transfer taxes, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends, and indirect expenses from investments in Investment Funds;

(2)       all costs and expenses associated with organizational matters, the operation and registration of the Fund, offering costs and the costs of compliance with applicable federal and state laws, including any regulatory filings;

(3)       attorneys’ fees and disbursements associated with updating the Fund’s registration statement, the private placement memorandum and other offering related documents (the “Offering Materials”); the costs of printing the Offering Materials and, to the extent permitted under a plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, the costs of distributing such materials to prospective investors; and attorneys’ fees and disbursements associated with the preparation and review thereof;

(4)       the costs and expenses of holding meetings of the Board and any meetings of Members, including costs associated with the preparation and dissemination of proxy materials;

(5)       the fees and disbursements of the Fund’s counsel, legal counsel to the Independent Managers, if any, auditing and accounting expenses and fees and disbursements for independent accountants for the Fund, and other consultants and professionals engaged on behalf of the Fund;

(6)       all costs and expenses associated with the Fund’s repurchase offers;

(7)       all fees paid to the Independent Managers as compensation for serving in such capacity, including fees and travel related expenses of the Independent Managers;

(8)       the management fee payable to Corbin and certain out-of-pocket expenses incurred by Corbin in its capacity as the Fund’s investment adviser;

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(9)       the fees payable to custodians and other Persons providing administrative services to the Fund and certain out of pocket expenses they incur on the Fund’s behalf;

(10)     the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Board or Indemnitees;

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(11)       all costs and expenses of preparing, setting in type, printing, filing and distributing reports, tax information and other communications to Members;

(12)       all expenses associated with computing the Fund’s Net Asset Value, including any equipment or services obtained for these purposes;

(13)       all taxes, membership dues, interest on borrowings, nonrecurring and extraordinary expenses; and

(14)       such other types of expenses as may be approved from time to time by the Board.

(c)          Subject to procuring any required regulatory approvals, from time to time the Fund may, alone or in conjunction with other registered or unregistered investment funds or other accounts for which Corbin, or any Affiliate of Corbin, acts as general partner, managing member, manager or investment adviser (or the equivalent), purchase insurance in such amounts, from such insurers and on such terms as the Board shall determine.

ARTICLE IV: TERMINATION OF STATUS OF MANAGERS,
TRANSFERS AND REPURCHASES

4.1	TERMINATION OF STATUS OF A MANAGER

The status of a Manager shall terminate if the Manager (a) shall die; (b) shall be adjudicated incompetent; (c) shall voluntarily resign as a Manager; (d) shall be removed in accordance with Section 4.2; (e) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (f) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (g) shall have a receiver appointed to administer the property or affairs of such Manager; or (h) shall otherwise cease to be a Manager of the Fund under the Delaware Act.

4.2	REMOVAL OF THE MANAGERS

Any Manager may be removed either (a) with or without cause by the vote or written consent of at least two thirds (2/3) of the Managers not subject to the removal vote (but only if there are at least three Managers serving on the Board at the time of such vote or written consent) or (b) with or without cause by, if at a meeting, a vote of the Members holding a majority of the total number of votes present at such meeting or, if by written consent, a vote of Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

4.3	TRANSFER OF SHARES OF MEMBERS

(a)          Shares of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of such Member or (ii) with the written consent of the Board (which may be withheld in its sole and absolute discretion); provided, however, that the Board may not consent to any Transfer other than a Transfer (A) in which the tax basis of the Shares in the hands of the Transferee is determined, in whole or in part, by reference to its tax basis in the hands of the Transferor (e.g., certain Transfers to affiliates, gifts, and contributions to family partnerships), (B) to members of the Member’s immediate family (brothers, sisters, spouse, parents, and children), (C) as a distribution from a qualified retirement plan, or (D) a Transfer to which the Board may consent pursuant to the following sentence. The Board may consent to other pledges, Transfers, or assignments under such other circumstances and conditions as it, in its sole and absolute discretion, deems appropriate. In no event, however, will any Transferee or assignee be admitted as a Member without the consent of the Board, which may be withheld in its sole and absolute discretion. Any pledge, Transfer, or assignment not made in accordance with this Section 4.3 shall be void.

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(b)          The Board may not consent to a Transfer of Shares of a Member unless: (i) the Person to whom the Shares are Transferred (or each of the Person’s beneficial owners if such a Person is a “private investment company” as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a Person whom the Board believes is a “Eligible Investor” as described in the Fund’s Form N-2; and (ii) all the Shares of the Member are Transferred to a single Transferee or, after the Transfer of less than all the Member’s Shares, the Net Asset Value of the Shares of each of the Transferee and Transferor is not less than the amount as may be fixed from time to time by the Board as the Fund’s minimum investment, if any. Any Transferee that acquires Shares by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Member or otherwise, shall be entitled to the distributions allocable to the Shares so acquired and to Transfer such Shares in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such Transferee becomes a substituted Member. If a Member Transfers Shares with the approval of the Board, the Board shall promptly take all necessary actions so that the Transferee to whom such Shares are Transferred is admitted to the Fund as a Member. Each Member effecting a Transfer and its Transferee agree to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such Transfer.

(c)          Each Member shall indemnify and hold harmless the Fund, the Managers, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such Persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.3 and (ii) any misrepresentation by such Member in connection with any such Transfer.

4.4	REPURCHASE OF SHARES

(a)          Except as otherwise provided in this Agreement, no Member or other Person holding Shares shall have the right to withdraw or tender to the Fund for repurchase of those Shares. The Board from time to time, in its sole and absolute discretion and on such terms and conditions as it may determine, may cause the Fund to repurchase Shares pursuant to written tenders. In determining whether to cause the Fund to repurchase Shares pursuant to written tenders, the Board shall consider the following factors, among others:

(1)        whether any Members have requested to tender Shares to the Fund;

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(2)        the liquidity of the Fund’s assets;

(3)        the investment plans and working capital requirements of the Fund;

(4)        the relative economies of scale with respect to the size of the Fund;

(5)        the history of the Fund in repurchasing Shares; and

(6)        the economic condition of the securities markets.

The Board shall cause the Fund to repurchase Shares pursuant to written tenders only on terms determined by the Board to be fair to the Fund and to all Members (including Persons holding Shares acquired from Members), as applicable, and otherwise in a manner consistent with Sections 18-607 and 18-804 of the Delaware Act, to the extent applicable.

(b)          A Member who tenders for repurchase only a portion of the Member’s Shares will be required to continue to own Shares having a Net Asset Value not less than such amount as may be fixed from time to time by the Board as the Fund’s minimum investment, if any. If a Member tenders an amount that would cause Net Asset Value of the Member’s remaining Shares to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from the Member so that the required minimum balance is maintained or to repurchase all of the tendering Member’s Shares. A Member who tenders for repurchase Shares initially purchased within a period determined by the Board before such tender may, as determined by the Board, be required to pay an early repurchase charge of a percentage of the repurchase price for such Shares, which charge will be withheld from the payment of the repurchase price.

(c)          The Board may cause the Fund to repurchase Shares of a Member or any Person acquiring Shares from or through a Member in the event that the Board determines or has reason to believe that:

(1)        such Shares have been Transferred in violation of Section 4.3 hereof, or such Shares have vested in any Person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Member;

(2)        ownership of such Shares by a Member or other Person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;

(3)        continued ownership of such Shares may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal consequences;

(4)        any of the representations and warranties made by a Member in connection with the acquisition of Shares was not true when made or has ceased to be true; or

(5)        it would be in the best interests of the Fund, as determined by the Board in its sole and absolute discretion, for the Fund to repurchase such Shares.

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(d)        Provided that the Board shall have made a determination to repurchase Shares, Shares will be valued for purposes of determining their repurchase price as of any date chosen or authorized by the Board, in its discretion, as the valuation date for a repurchase offer (a “Valuation Date”). Shares to be repurchased pursuant to subsection 4.4(c) shall be tendered by the affected Members, and payment for such Shares shall be made by the Fund, at such times as the Fund shall set forth in its notice to the affected Members. Shares being tendered by Members pursuant to subsection 4.4(a) generally will need to be tendered by Members at least sixty-five (65) days prior to the applicable Valuation Date. The Fund intends to make an initial payment (“Initial Payment”) for repurchased Shares as follows: (A) for Members tendering only a portion of their Shares, the Fund intends to pay 100% of the estimated unaudited net asset value of the Shares repurchased determined as of the applicable Valuation Date; and (B) for Members tendering all of their Shares, the Fund intends to pay 95% of the estimated unaudited net asset value of the Shares repurchased determined as of the applicable Valuation Date. Payments in connection with tenders generally will be made as of the later of (1) the 45th day after the Valuation Date, or (2) in the sole discretion of the Fund, if the Fund has requested withdrawals of its investment from any Investment Funds in order to fund the repurchase of Shares, within ten Business Days after the Fund has received at least 95% of the aggregate amount so requested to be withdrawn by the Fund from the Investment Funds. The Fund may establish an escrow to hold funds or otherwise earmark funds (including investments) reasonably determined by the Board to be needed to make both the Initial Payment and, if the Initial Payment is less than 100% of the estimated unaudited net asset value of the Shares repurchased, the balance of such estimated net asset value. The Fund will pay the balance, if any, of the purchase price based on the audited financial statements of the Fund for the Fiscal Year in which such repurchase was effective. This amount will be subject to adjustment upon completion of the annual audit of the Fund’s financial statements for the Fiscal Year in which the repurchase is effected. (It is expected that the Fund’s annual audit will be completed within 60 days after the end of each Fiscal Year.) The Board may, however, pay a portion of the repurchase price in Securities having a value, determined as of the applicable Valuation Date, equal to the fair market value of such Securities. Members may be compelled to accept any portion of the redemption price in Securities without regard to the provisions of Section 18-605 of the Delaware Act.

ARTICLE V: SHARES

5.1	SHARES

The interest of the Members hereunder shall be divided into an unlimited number of Shares. Minimum initial and additional investment amounts may be established by the Board, in its sole and absolute discretion. Members may make additional investments in the Fund effective as of such times as the Board, in its sole and absolute discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional investments in the Fund. Initial and any additional investments in the Fund shall be payable in cash, in-kind or in such manner and at such times as may be determined by the Board, payable in readily available funds at the date of the proposed acceptance of the investment.

All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Managers (if any) therefor shall have been received by the Fund.

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The ownership of Shares shall be recorded on the books of the Fund or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Managers may otherwise determine from time to time. The Managers may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Members and as to the number of Shares held from time to time by each Member. The Managers may at any time discontinue the issuance of Share certificates and may, by written notice to each Member, require the surrender of Share certificates to the Fund for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Fund.

5.2	RIGHTS OF MEMBERS

The Shares shall be personal property giving only the rights in this Agreement specifically set forth or as otherwise required by the Delaware Act. The ownership of Fund assets of every description and the right to conduct any business herein before described are vested exclusively in the Managers, and the Members shall have no interest therein other than the interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Fund nor can they be called upon to share or assume any losses of the Fund. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified by the Managers when creating the Shares, as in preferred shares).

Every Member by virtue of having become a Member shall be held to have expressly assented and agreed to the terms of this Agreement and the By-laws and to have become a party hereto and thereto. The death of a Member during the continuance of the Fund shall not operate to terminate the same nor entitle the representative of any deceased Member to an accounting or to take any action in court or elsewhere against the Fund or the Managers, but only to the rights of said decedent under this Agreement.

No Member shall be entitled to interest on any investment in the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such member’s Shares pursuant to section 4.4 hereof, or (ii) upon the liquidation of the Fund’s assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts.

5.3	ISSUANCE OF SHARES

The Managers, in their discretion, may from time to time without authorization or vote of the Members issue Shares and additional Classes of Shares established pursuant to Section 3.1(e), in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Managers may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Managers may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and repurchases of Shares may be made in whole Shares and/or fractions of a Share or multiples thereof as the Managers may determine.

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As of the date of this Agreement, the Board had established and duly authorized for issuance Class A Shares and Class I Shares of the Fund.

5.4	REGISTER OF SHARES

A register shall be kept at the offices of the Fund or any transfer agent duly appointed by the Managers under the direction of the Managers which shall contain the names and addresses of the Members and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each Class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Members. No Member shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Member as herein provided, until such Member has given its address to a transfer agent or such other officer or agent of the Managers as shall keep the register for entry thereon. The Managers, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefor and rules and regulations as to their use.

5.5	WITHHOLDING

The Board may withhold from any distribution to a Member and pay over to the Internal Revenue Service (or any other relevant taxing authority) any taxes due in respect of such Member to the extent required by the Code or any other applicable law.

ARTICLE VI: DISSOLUTION AND LIQUIDATION

6.1	DISSOLUTION

The Fund shall be dissolved only:

(1)        upon the affirmative vote to dissolve the Fund by the Board;

(2)        upon the determination by the Board not to continue the business of the Fund or the failure of Members to elect the required number of Managers at a meeting called by Corbin in accordance with Section 2.6(c) hereof;

(3)        at any time there are no Members in accordance with and subject to Section 18-801(a)(4) of the Delaware Act; or

(4)        the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

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Dissolution of the Fund shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or, in connection with clause (2) above, the conclusion of the 60-day period as provided in Section 2.6, but the Fund shall not terminate until the assets of the Fund have been liquidated, and the business and affairs of the Fund have been wound up, in accordance with Section 6.2 hereof and the Certificate has been canceled.

6.2	LIQUIDATION OF ASSETS

(a)           Upon the dissolution of the Fund as provided in Section 6.1 hereof, the Board shall promptly appoint Corbin as the liquidator, and Corbin shall liquidate the assets, and wind up the business and affairs of the Fund, except that, if Corbin is unable or unwilling to perform this function, the Board shall appoint another Person to serve as liquidator, and, if the Board is unable or unwilling to appoint another Person to serve as liquidator, Members holding a majority of the total number of votes eligible to be cast by all Members shall appoint another Person to serve as liquidator, and such Person shall promptly liquidate assets, and wind up the business and affairs of the Fund. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board, Corbin or the liquidator shall deem appropriate in its sole and absolute discretion as applicable) shall be distributed in accordance with Section 18-804 of the Delaware Act as follows:

(1)        the debts of the Fund and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Fund’s assets to the Members has been completed, shall first be paid in accordance with priority and on a pro rata basis in accordance with their respective amounts; and

(2)        the Members shall next be paid on a pro rata basis in accordance with the Net Asset Value of their Shares on the date of the distributions under this Section 6.2(a)(2).

(b)          Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Fund, the Board or other liquidator may distribute ratably to the Members in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made, the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above. Members may be compelled to accept in-kind distributions without regard to the provisions of Section 18-605 of the Delaware Act.

ARTICLE VII: ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS

7.1	ACCOUNTING AND REPORTS

(a)          The Fund shall adopt for tax accounting purposes any accounting method that the Board shall decide in its sole and absolute discretion is in the best interests of the Fund. The Fund’s accounts shall be maintained in U.S. currency.

(b)          After the end of each Taxable Year, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Shares as is necessary for such Member to complete federal, state, and local income tax or information returns and any other tax information required by federal, state, or local law.

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(c)          Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation, or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an audited annual report containing the information required by such Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may furnish to each Member such other periodic reports as the Board deems necessary or appropriate in its sole and absolute discretion.

7.2	DETERMINATIONS BY THE BOARD OF MANAGERS

All matters concerning the determination of accounting matters shall be determined by the Board in its sole and absolute discretion unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations shall be final and binding on all the Members.

7.3	VALUATION OF ASSETS

(a)          Except as may be required by the 1940 Act, the Board shall value or have valued any Securities or other assets and liabilities of the Fund as of the close of business on the last calendar day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board and which conform to the requirements of the 1940 Act, such that Securities and other assets owned by the Fund will be valued at market value, if market quotations are readily available, or will be valued at fair value, as described below in 7.3(b). In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data, or any similar intangible assets of the Fund not normally reflected in the Fund’s accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b)          The Fund will value assets for which market quotations are not readily available and interests in Investment Funds at their “fair value,” as determined in good faith by the Board, which value ordinarily will be the value of an interest in an Investment Fund determined by the Investment Manager of the Investment Fund in accordance with the policies established by the Investment Fund, absent information in the Board’s determination and discretion that indicates that such value does not represent the fair value of the interest.

(c)          The value of Securities and other assets of the Fund and the Net Asset Value of the Fund as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them in the absence of manifest error.

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7.4	DISTRIBUTIONS TO MEMBERS.

(a) The Managers shall from time to time distribute ratably among the Members of any Class of Shares, or any series of any such Class, in accordance with the number of outstanding full and fractional Shares of such Class or any series of such Class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Fund as they may deem proper or as may otherwise be determined in accordance with this Agreement. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Fund or any assets thereof) or Shares of any Class or series or any combination thereof, and the Managers may distribute ratably among the Members of any Class of Shares or series of any such Class, in accordance with the number of outstanding full and fractional Shares of such Class or any series of such Class, additional Shares of any Class or series in such manner, at such times, and on such terms as the Managers may deem proper or as may otherwise be determined in accordance with this Agreement.

(b) Distributions pursuant to this Section 7.4 may be among the Members of record of the applicable Class or series of Shares at the time of declaring a distribution or among the Members of record at such later date as the Managers shall determine and specify.

(c) The Fund may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Fund or to meet obligations of the Fund, or as the Managers otherwise may deem desirable to use in the conduct of the Fund’s affairs or to retain for future requirements or extensions of the business.

(d) Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Managers the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Fund to avoid or reduce liability for taxes.

7.5	POWER TO MODIFY FOREGOING PROCEDURES

Notwithstanding any of the foregoing provisions of this Article VII, the Managers may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Fund's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Fund to comply with any provision of the 1940 Act, or other applicable laws or regulations, or any order of exemption issued by the U.S. Securities and Exchange Commission, all as in effect now or hereafter amended or modified.

7.6	DIVIDEND REINVESTMENT PLAN

The Managers may establish a dividend reinvestment plan for any Class or series of Shares providing for the automatic reinvestment of cash dividends on the Shares of such Class or series in additional shares of such Class or series or of another Class or series of Shares. Unless otherwise determined by the Managers, all dividends on Shares of any Class or series for which such a dividend reinvestment plan has been established shall automatically be reinvested under such plan unless the holder of such Shares shall affirmatively elect, in such manner as specified by the Fund, not to participate in the dividend reinvestment plan.

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ARTICLE VIII: MISCELLANEOUS PROVISIONS

8.1	AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT

(a)           Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

(b)          The execution of an instrument setting forth the establishment and designation and the relative rights of any Class of Shares in accordance with Section 3.1 hereof shall, without any authorization, consent or vote of the Members, effect an amendment of this Agreement.

(c)           Any amendment that would:

(1)        increase the obligation of a Member to make any additional investment in the Fund; or

(2)        result in the forfeiture of any portion of a Member’s Shares;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender all of its Shares for repurchase by the Fund. Any amendment required or permitted to be submitted to Members which, as the Managers determine, shall affect the Members of one or more Classes shall be authorized by vote of the Members of each Class affected and no vote of Members of a Class not affected shall be required.

(d)          Nothing contained in this Agreement shall permit the amendment of this Agreement to impair the exemption from personal liability of the Members, Managers, officers, employees and agents of the Fund or to permit assessments upon Members.

(e)          The power of the Board to amend this Agreement at any time without the consent of the other Members as set forth in this Section 8.1 shall specifically include the power to:

(1)        restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

29

(2)        amend this Agreement to effect compliance with any applicable law or regulation (other than with respect to the matters set forth in Section 8.1(d) hereof) or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

(3)       as provided in Section 3.1(e).

(f)        The Board shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(e) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

8.2	SPECIAL POWER OF ATTORNEY

(a)          Each Member hereby irrevocably makes, constitutes and appoints each Manager, acting severally, and any liquidator of the Fund’s assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file, and/or publish:

(1)        any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(2)        any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund; and

(3)        all such other instruments, documents, and certificates that, in the opinion of legal counsel to the Fund, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b)          Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member’s consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each other Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

30

(c)          This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Managers and any liquidator of the Fund’s assets and, as such:

(1)        shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, Board or liquidator shall have had notice thereof; and

(2)        shall survive a Transfer by a Member of such Member’s Shares, except that where the Transferee thereof has been approved by the Board, this power-of-attorney given by the Transferor shall survive such Transfer for the sole purpose of enabling the Board to execute, acknowledge, and file any instrument necessary to effect such Transfer.

8.3	NOTICES

Except as otherwise set forth in this Agreement, notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail or commercial courier service or, if to the Fund or the Board, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Fund. Notices shall be deemed to have been provided (a) when delivered by hand, on the date delivered, (b) when sent by mail or commercial courier service, when deposited, postage or fee prepaid, and (c) when sent, if sent by telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4	AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns, executors, trustees, or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

8.5	APPLICABILITY OF 1940 ACT AND FORM N-2

The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Fund’s Form N-2 that affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges, and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Fund’s Form N-2.

8.6	CHOICE OF LAW

Notwithstanding the place where this Agreement or the Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

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8.7	NOT FOR BENEFIT OF CREDITORS

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, and the Fund. This Agreement is not intended for the benefit of creditors, in their capacity as such, and no rights are granted to creditors, in their capacity as such, under this Agreement.

8.8	THIRD-PARTY BENEFICIARIES

Each Indemnitee is a third-party beneficiary of Section 3.7.

8.9	MERGER AND CONSOLIDATION

(a)          The Fund may merge or consolidate with or into one or more limited liability companies or other business entities pursuant to an agreement of merger or consolidation that has been approved by the Board in the manner contemplated by Section 18-209(b) of the Delaware Act or may sell, lease or exchange all or substantially all of the Fund property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Board, in each case without the vote or consent of the Members.

(b)          Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved by the Board in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company; provided, however, that no such merger or consolidation shall have the effect of amending this Agreement in a manner not permitted under Section 8.1.

8.10	PRONOUNS

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the Person or Persons, firm or corporation may require in the context thereof.

8.11	CONFIDENTIALITY

(a)          A Member may obtain from the Fund, for any purpose reasonably related to such Member’s Shares, such information regarding the business affairs or assets of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board. Notwithstanding the foregoing, no other right shall be available to the Members, including the right to obtain information as provided in Section 18-305 of the Act; and further provided, that, the Board or its designee shall have the right to impose such restrictions with respect to such examination as the Board or its designee, in its discretion, determines are appropriate under the circumstances. Notwithstanding the foregoing, the Board or its designee shall have the right to keep confidential from Members for such period of time as the Board or its designee deems reasonable, any information that the Board or its designee reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board or its designee in good faith believes could damage the Fund or its business or that the Fund is required by law or by agreement with a third party to keep confidential including, but not limited to, the names of Members and former Members; the names, or other identifying information, of Investment Funds, Securities and Investment Managers; and the terms of any agreement with any Member.

32

(b)          Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish, or make accessible to any other Person the name and/or address (whether business, residence, or mailing) of any other Member (collectively, “Confidential Information”) without the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion.

(c)          Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its owners, principals, partners, members, managers, directors, officers, employees, agents assigns, successors or legal representatives or any of its Affiliates, including any of such Affiliates’ owners, principals, partners, members, managers, directors, officers, employees, agents, assigns, successors or legal representatives irreparable injury may result to the non-breaching Members and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members and the Fund shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus the recovery of reasonable attorneys’ fees and other litigation expenses incurred in connection therewith. In the event that the Fund determines that any of the Members or any of such Member’s owners, principals, partners, members, managers, directors, officers, employees, agents, assigns, successors or legal representatives or any of its Affiliates, including any of such Affiliates’ owners, principals, partners, members, managers, directors, officers, employees, agents, assigns, successors or legal representatives should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the Members agrees that the Fund may, at its own expense, pursue in a court of appropriate jurisdiction such injunctive relief.

8.12	SEVERABILITY

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement is held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

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8.13	FILING OF RETURNS

The Board or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

8.14	USE OF NAMES “Corbin,” “Corbin Capital partners, l.p.” AND “CORBIN MULTI-STRATEGY Fund, LLC”

Corbin hereby grants to the Fund a royalty-free, non-exclusive license to use the name “Corbin,” “Corbin Capital Partners, L.P.” or “Corbin Multi-Strategy Fund, LLC” (or an abbreviation or derivation thereof) in the name of the Fund. Such license may, at such time as neither Corbin nor an Affiliate of Corbin shall serve as an investment adviser to the Fund, upon fifteen (15) days notice by Corbin or upon termination of this Agreement, be terminated by Corbin, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the names “Corbin,” “Corbin Capital Partners, L.P.” and “Corbin Multi-Strategy Fund, LLC” (or an abbreviation or derivation thereof) in the name of the Fund or otherwise. The names “Corbin,” “Corbin Capital Partners, L.P.” or “Corbin Multi-Strategy Fund, LLC” (or an abbreviation or derivation thereof) may be used or licensed by Corbin in connection with any of its activities or licensed by Corbin to any other party.

8.15	ACKNOWLEDGMENT BY THE PARTIES

Each of the undersigned acknowledges having read this Agreement in its entirety before signing, including the confidentiality clause set forth in Section 8.11.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGERS:

Name: David G. Lee
Title: Manager

Name: Robert Seyferth
Title: Manager

Name: Gary E. Shugrue
Title: Manager

Name: Terrence P. Gallagher
Title: Manager

MEMBERS:

Each Person who shall sign a subscription agreement, application or certification and who shall be accepted by the Board to the Fund as a Member.

35

APPENDIX C

PRIVACY NOTICE

Corbin Multi-Strategy Fund, LLC PRIVACY NOTICE

FACTS Why?	WHAT DOES THE FUND DO WITH YOUR PERSONAL INFORMATION?
Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

• Social Security number

• Account balances

• Account transactions

• Transaction history

• Wire transfer instructions

• Checking account information

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers' personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers ' personal information; the reasons funds choose to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does the Fund share?	Can you limit this sharing?
For our everyday business purposes - such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes - to offer our products and services to you	No	We don't share
For joint marketing with other financial companies	No	We don't share
For our affiliates' everyday business purposes - information about your transactions and experiences	Yes	No
For our affiliates' everyday business purposes - information about your creditworthiness	No	We don't share
For our affiliates to market to you	No	We don't share
For nonaffiliates to market to you	No	We don't share
Questions? Call 1-844-626-7246

What we do
How does the Fund protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
How does the Fund collect my personal information?

We collect your personal information, for example, when you

• Open an account

• Provide account information

• Give us your contact information

• Make a wire transfer

• Tell us where to send the money

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can't I limit all sharing?

Federal law gives you the right to limit only

• Sharing for affiliates' everyday business purposes - information about your creditworthiness

• Affiliates from using your information to market to you

• Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. Our affiliates include companies such as Corbin Capital Partners, LP.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. The Fund doesn't share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. The Fund doesn't jointly market.

Corbin Multi-Strategy Fund, LLC Application

This Subscription Booklet is utilized for the private offering of shares of limited liability company interest (the “Shares”) in the Corbin Multi-Strategy Fund, LLC (the “Fund”). This Subscription Booklet may be used only by investors that are “accredited investors” within the meaning given to such term in Regulation D under the U. S. Securities Act of 1933, as amended (the “Securities Act”).

All Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

ALL WIRED AMOUNTS must be received THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

ALL PURCHASE CHECKS must be received TEN BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. In order to purchase, all checks must clear prior to month end.

NOTE that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

NOTE that subscriptions by trust accounts require copies of the trust agreement (title and signature pages only required) along with the subscription documents.

NOTE that subscriptions by entities require organizational or formation document along with the subscription documents.

For more information, please call us toll-free at: 1.844.626.7246

Fax Number: 816.860.3140

Overnight address:

Corbin Multi-Strategy Fund. LLC

Attn: UMB Fund Services

235 W. Galena St.

Milwaukee, WI 53212

U.S. Mailing Address:

Corbin Multi-Strategy Fund, LLC

Attn: UMB Fund Services

P.O. Box 2175

Milwaukee, WI 53201

Wiring Instructions: UMB Bank N.A. 928 Grand Boulevard Kansas City, MO 64106 ABA: 101000695 Account Number: 9872325001 Account Name: Corbin Multi-Strategy Fund Class A FBO: (Insert Investor Name)	UMB Bank N.A. 928 Grand Boulevard Kansas City, MO 64106 ABA: 101000695 Account Number: 9872325028 Account Name: Corbin Multi-Strategy Fund Class I FBO: (Insert Investor Name)

Corbin Multi-Strategy Fund, LLC	July 2019

Acknowledgment

A I agree to become a member of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the Private Placement Memorandum, in the Limited Liability Company Agreement, as amended from time to time (the “Fund Agreement”) and in the Privacy Notice of the Fund in which I am investing and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Private Placement Memorandum for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D I understand that under the Fund Agreement, members cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreement. I understand that liquidity is generally only available through periodic tender offers by the Fund, and that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

E I understand that the offering and sale of Shares is intended to be exempt from registration under the Securities Act and any applicable State securities laws.

F I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreement and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

G I understand and agree that the Fund reserves the right to reject a subscription for Shares for any reason or no reason, in whole or in part, and at any time prior to its acceptance. If the subscription is rejected, the Payment will be returned promptly to me without deduction and this Subscription Booklet shall have no force or effect. Upon acceptance of this subscription by the Fund, I shall become a member of the Fund.

H I acknowledge I have made an independent decision to invest in the Shares and that, in making a decision to subscribe for Shares, I have relied solely upon the Private Placement Memorandum, the Fund Agreement and independent investigations made by me. With respect to non-Benefit Plan Investors, the investor and its advisers, if any, (i) are not relying on the Fund or the Board, Corbin Capital Partners, L.P. (the “Adviser”), UMB Fund Services, Inc., the Administrator or any of the foregoing’s respective affiliates with respect to the legal, tax and other economic considerations involved in this investment, (ii) acknowledge and agree that none of the entities named in sub clause (i) serve as my agent or fiduciary in any respect; (iii) acknowledge and agree that none of the entities named in sub clause (i) has provided a recommendation to the investor or its advisers regarding investing in the Fund. With respect to Benefit Plan Investors, the Investor, and its advisers or fiduciaries, if any (iv) are not relying on the Fund or the Board, the Adviser or its affiliates, or UMB Fund Services, Inc., the Administrator or its affiliates, with respect to the legal, tax and other economic considerations involved in this investment; (v) acknowledge and agree that none of the entities named in sub clause (iv) serve as the investor’s, adviser’s or fiduciary’s agent or fiduciary in any respect; and (vi) acknowledge and agree that none of the entities named in sub clause (iv) has provided a recommendation to it regarding investing in the Fund.

I have been provided an opportunity to obtain any additional information concerning the offering, the Fund and all other information to the extent the Fund or the Adviser possesses such information or can acquire it without unreasonable effort or expense, and have been given the opportunity to ask questions of, and receive answers from, the Fund or the Adviser concerning the terms and conditions of the offering and other matters pertaining to this investment.

I I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the Shares and I am able to bear such risks.

J I acknowledge that distributions, including, without limitation, the proceeds of repurchases, may be paid in cash or in-kind.

K I understand that by investing in the Fund, I am indirectly investing in investment funds, and that my Shares will indirectly bear a pro rata portion of the asset-based fees, performance-based fees and allocations and other expenses borne indirectly by the Fund as an investor in such investment funds.

L I understand that the representations, warranties, agreements, undertakings and acknowledgments made by me in this Subscription Booklet will be relied upon by the Fund and the Adviser in determining my suitability as a purchaser of Shares and the Fund's compliance with federal and state securities laws, and shall survive my admission as a member.

M All information that I have provided to the Fund or the Adviser concerning myself, my status, financial position and knowledge and experience of financial, tax and business matters, or, in the case of an investor that is an entity, the knowledge and experience of financial, tax and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth herein.

I represent and warrant that evidence of identity provided to the Fund and/or the Administrator is genuine and all related information furnished is accurate.

N I represent, warrant, and covenant that: (1) no “Investor Party” (as defined in Appendix A hereto) is subject to a “Disqualifying Event” (as defined in Appendix A hereto), except as disclosed herein or previously disclosed to the Adviser in writing, and (2) I will promptly notify the Adviser in writing to the extent that any Investor Party becomes subject to, or is reasonably likely to become subject to, a Disqualifying Event.

Corbin Multi-Strategy Fund, LLC	July 2019

I understand, acknowledge, and agree that a description of each Disqualifying Event may be subject to disclosure to Fund investors and prospective Fund investors in accordance with applicable law

O I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act and its related regulations.

P

(1)	I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to ERISA (a “Plan”), I represent and warrant that Corbin Capital Partners, L.P. (the “Investment Manager”), UMB Fund Services, Inc. (the “Platform Manager”) and their affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager, the Platform Manager or any of their affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.

(2)	I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan,

(3)	I further represent and warrant that the Plan’s purchase of the Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

Q In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1)   I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a)  A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b)  Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c)  A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force.

(d)  A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e)  A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f)  A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A Patriot Act and related regulations for definition).

(2)  No consideration that I have contributed or will contribute to the Fund:

(a)  Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b)  Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law.

(c)  Shall cause the Fund, the Investment Manager or the Platform Manager to be in violation of the U.S. Bank

Secrecy Act and all other federal anti-money laundering regulations.

(3) I understand and agree that if at any time it is discovered that any of the representations in this Section E are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager or the Platform Manager may, in their sole discretion and notwithstanding anything to the contrary in the Fund’s Fund Agreement, as it may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(4) I further understand that the Fund, the Investment Manager or the Platform Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund, the Investment Manager or the Platform Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

(5) I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section E cease to be true and accurate. I agree to call the Fund if I need more information about Section E or if Q am unsure whether any of the categories apply to me.

Corbin Multi-Strategy Fund, LLC	July 2019

R I understand that the Fund and its affiliates are relying on the certifications and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make these certifications and agreements. I agree to indemnify and hold harmless the Fund and its Board, the Adviser, the Administrator and each of their affiliates, and each other person, if any, who controls, is controlled by or is under common control with any of the foregoing within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) arising out of or based upon (i) any false representation or warranty made by me, or my breach or failure to comply with any covenant or agreement made by me, in the Fund’s Subscription Booklet or in any other document furnished by me to any of the foregoing in connection with this transaction or (ii) any action for securities law violations instituted by me which is finally resolved by judgment against me. I also agree to indemnify the Fund and its Board, the Adviser, the Administrator and their affiliates and agents for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from my assertion of lack of proper authorization from the beneficial owner to enter into the Fund’s Subscription Booklet or perform the obligations hereof.

S I acknowledge that I am not subscribing pursuant hereto for the Shares as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine, or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including myself, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

T The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine my eligibility to invest in the Fund and/ or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

U I acknowledge that this Subscription Booklet shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

V

(1) This Subscription Booklet may be executed through the use of separate signature pages or in any number of counterparts, which together with the Private Placement Memorandum constitute the entire agreement between the parties hereto. The counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties do not execute the same counterpart.

(2) Other than with respect to those persons and entities who are indemnified hereunder, this Subscription Booklet is not intended to confer upon any person, other than the parties hereto, any rights or remedies. Except as otherwise provided herein, this Subscription Booklet shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and permitted assigns.

(3) No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Subscription Booklet, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition hereof.

(4) I understand that any checks sent to my registered address or address for notices, or any wire transfers of any repurchase or distribution proceeds sent to the account indicated in the Subscription Booklet, will constitute payment to me and relieve the Fund of any further obligation to me with respect to the amounts so paid and, if applicable, the Shares thereby repurchased, and me, for myself and any of my estate, heirs, assigns or successors of any kind, release the Fund from any further obligation with respect thereto. I also understand that the Fund may impose such procedures as it deems appropriate before it will accept any change in my registered address or my address for notices.

Corbin Multi-Strategy Fund, LLC	July 2019

Corbin Multi-Strategy Fund, LLC Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number and a U.S. address, or from foreign institutions only in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

[ ] Initial Investment	[ ] Subsequent Investment

1.	Account Registration

Please choose the appropriate section to complete based upon the Account type you wish to establish. Note, if you are completing Section D, it is required that you provide beneficial owner information and authorized Controlling Individual.

Section A:

[ ]   Individual

[ ]   Joint*

[ ]   Individual Retirement Account (IRA)

(*may not be a minor; joint tenants with rights of survivorship unless otherwise noted)

Owner’s Social Security Number	Date of Birth

Owner’s Name (first, middle, last)

Joint Owner’s Social Security Number	Date of Birth

Joint Owner’s Name (first, middle, last)

Section B:

[ ]  Trust

Trust instrument documentation required. Note: For a Statutory Trust, please complete the Entity section below.

Tax Identification Number	Date of Trust

Name of Trust

Trustee Name

Trustee Social Security Number	Date of Birth

Additional Trustee Name (if applicable)

Additional Trustee Social Security Number	Date of Birth

Section C:

Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.

[ ] Statutory Trust	[ ] Partnership
[ ] C-Corporation	[ ] Government
[ ] S-Corporation
[ ] Other Entity:

[ ] LLC Classified for tax purposes by one of the following:

[ ] Partnership
[ ] S-Corporation
[ ] C-Corporation

Check if appropriate: [ ] I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax exempt organization).

Exempt payee code:_____________________________

Note: Please see IRS Form W-9 for a list of exempt payee codes.

Entity Tax Identification Number

Name of Entity

Certification of Beneficial Owners for Legal Entity Clients

This information is required by federal regulations as a means to identify and document information for individuals who own and/or control a legal entity.

To help the government fight financial crime, federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. A legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a (Section C continued)

Corbin Multi-Strategy Fund, LLC	July 2019

Secretary of State or similar office, a general partnership, and any similar business entity formed in The United States of America or a foreign country. A legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

Do not complete if the entity is publicly traded on an exchange or subject to ERISA.

Beneficial Owners

Identify each individual who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

[ ] Check this box if no individual owns 25% or more of the legal entity and that you will inform the Fund if/when an individual assumes 25% or more ownership.

(1) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner's Social Security Number	Date of Birth

(2) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner's Residence Address

Beneficial Owner's Social Security Number	Date of Birth

(3) Beneficial Owner's Name (first, middle, last)

Beneficial Owner's Residence Address

Beneficial Owner's Social Security Number	Date of Birth

(4) Beneficial Owner's Name (first, middle, last)

Beneficial Owner's Residence Address

Beneficial Owner's Social Security Number	Date of Birth

Authorized Controlling Individual

Provide information for one individual with significant responsibility for managing the legal entity (ex: CEO, CFO, COO, managing member, general partner, president, treasurer, etc.)

Authorized Controlling Individual’s Name (first, middle, last)

Authorized Controlling Individual’s Residence Address

Social Security Number	Date of Birth

2.	Mailing Address and Other Contact Information

Applications will only be accepted if they contain a U.S. street address.

Street Address (If PO Box, please indicate the residential/street address below.)

City	State	Zip

Daytime Telephone	Evening Telephone

E-mail Address*	Fax Number

[ ]  Additional Address or

[ ]  Residential/Street Address

Send copies of confirmations and statements for this account to:

Name

Street Address

City	State	Zip

E-mail Address*

*	Please note that by providing an e-mail address, you are consenting to electronic delivery of Fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception. Please note that you will first receive a hard copy trade confirmation with your account number which you will need to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you by sending you an e-mail that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

Corbin Multi-Strategy Fund, LLC	July 2019

3.	Custodian Information

Must be completed for IRA and custodied taxable accounts.

Name

Custodian Tax ID

Street Address

City	State	Zip

Phone Number

4.	Custodian Bank Information

Must be completed for IRA and custodied taxable accounts.

Custodian Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name

For Further Credit Account Number

5.	Broker/Dealer or Financial Advisor Information*

[ ] Wells Fargo Bank      [ ] Wells Fargo Advisors

Investor Account Number at Firm

Broker/Dealer Name

Broker/Dealer Address

City	State	Zip

Broker/Dealer Phone Number

Rep Name

Rep Phone Number	Rep Number/CRD #

Rep Address

City	State	Zip

Rep E-mail Address

*	Prospective investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

6.	Investment Instructions

Initial Investment minimum is $25,000 and $1,000 increments thereafter; subsequent investment minimum is $1,000 and $1,000 increments thereafter.

[ ] Purchase by check: make check payable to Corbin Multi-Strategy Fund, LLC

[ ] Purchase by wire (wire instructions are on cover page)

[ ] Class A                       [ ] Class I

$______________________subscription amount

Sales Charge: [ ] YES        [ ] NO

Amount: $_________________or_________________%

Corbin Multi-Strategy Fund, LLC	July 2019

The Investor acknowledges that a sales charge of up to 2% of the Subscription Amount specified above may be charged by the Sales Agent in connection with this investment and that only the net amount, after deduction of the sales charge, will be invested in the Fund.

7.	Bank Information

For direct investments only; all custodied accounts must complete section 4.

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this application, the information from the voided check will be used.

Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

This is a: [ ] Checking Account     or     [ ] Savings Account

8.	Distribution Instructions

Reinvestment required for IRAs.

All distributions will be reinvested unless the following is checked:

[ ] Send all distributions via WIRE to the Custodian listed in Section 4.

[ ] Send all distributions via WIRE to the bank listed in Section 7.

9.	Please indicate your preference of Cost Basis Relief

If none selected, the default will be Average Cost

[ ] FIFO (first in, first out)	[ ] LIFO (last in, first out)
[ ] LOFO (lowest in, first out)	[ ] Average Cost
[ ] HIFO (highest in, first out)	[ ] Specific Lot ID

If no option is selected above, your account will use the Fund's default method. If your account cost basis method is Average Cost, whether by election or default, and you are receiving a gift, you agree to receive that gift at FMV if received at a loss.

10.	Accredited Investor Status

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories of qualified client listed below.

The subscriber is:	(write corresponding letter(s) in box provided)

A.	A natural person who individually or together with a spouse has a “net worth” in excess of $1.0 million. For purposes of determining net worth, (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability;

B.	A natural person who had a gross individual gross income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) this year;

C.	An entity who has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:

●	a corporation;

●	a partnership;

●	a Massachusetts or similar business trust; OR

●	an organization described in Section 501(c)(3) of the Internal Revenue Code

D.	An entity who is any of the following:

●	a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person;

●	a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;

Corbin Multi-Strategy Fund, LLC	July 2019

●	a broker or dealer;

●	an insurance company;
●	an investment company or a business development company under the Investment Company Act of 1940, as amended;

●	a private business development company under the Investment Advisers Act of 1940;

●	a Small Business Investment Company licensed by the U.S. Small Business Administration;

●	a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;
●	an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Shares has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

●	an employee benefit plan within the meaning of ERISA, and has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors.”

●	An IRA plan where grantor is an “accredited investor.” The fund, in its sole discretion may request information regarding the basis on which such grantor is an “accredited investor.”

E.	An entity in which all of the beneficial owners are investors described in one or more categories A through D above.

11.	Acknowledgement and Signature

All account owners/trustees must sign.

By signing below:

[ ] I certify that I have received, carefully read and understand the Fund Agreement and the Private Placement Memorandum outlining, among other things, the organization and investment objectives and policies of, and the risks and expenses of an investment in, the Fund and Privacy Notice of the Fund and agree to be bound by its terms. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence. I certify that the execution and delivery of this Subscription Booklet, and my compliance with obligations herein and in the Fund Agreement, does not conflict with, or constitute a default under, any instruments governing me, or violate any law, regulation or order, or any agreement to which I am a party or by which I may be bound

[ ] I authorize Corbin Multi-Strategy Fund, LLC and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither Corbin Multi-Strategy Fund, LLC nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

[ ] I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. citizen or other U.S. Person (including resident alien).

4.	I am exempt from FATCA reporting.

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Agreement below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Corbin Multi-Strategy Fund, LLC	July 2019

Appendix A – Disqualifying Events

I.       Definition of “Investor Party”

An “Investor Party” includes each of the following persons:

(1)	the Investor;

(2)	any person who, with respect to Shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (a) voting power, which includes the power to vote, or direct the voting of, the Shares (for example, a voting agreement) or (b) investment power, which includes the power to dispose of, or to direct the disposition of, the Shares (for example, discretionary investment management relationships);

(3)	any person who uses the Investor to divest such person of beneficial ownership of the Shares as part of a plan or scheme to avoid the provisions of Rule 506(d ) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); and

(4)	any person who has the right to acquire the Shares within sixty (60) days (for example, through the exercise of an option, warrant or right, the conversion of a security, pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account, or similar arrangement, as applicable).

II.       Definition of “Disqualifying Event”

A “Disqualifying Event” exists if a person or entity:

(1)	Has been convicted, within the last ten years of any felony or misdemeanor:

(a)	In connection with the purchase or sale of any security;

(b)	Involving the making of any false filing with the SEC; or

(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)	Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within the previous five years, that restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(a)	In connection with the purchase or sale of any security;

(b)	Involving the making of any false filing with the SEC; or

(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3)	Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A)	Bars the person from:

(i)	Association with an entity regulated by such commission, authority, agency, or officer;

(ii)	Engaging in the business of securities, insurance or banking; or

(iii)	Engaging in savings association or credit union activities; or

(B)	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years;

(4)	Is subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that:

(a)	Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;

(b)	Places limitations on the activities, functions or operations of such person; or

(c)	Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5)	Is subject to any order of the SEC entered within the last five years that orders the person to cease and desist from committing or causing a violation or future violation of:

(a)	Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

(b)	Section 5 of the Securities Act.

(i)	Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade

Corbin Multi-Strategy Fund, LLC	July 2019

(ii)	Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(iii)	Is subject to a United States Postal Service false representation order entered within the last five years, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

III.      Description of Disqualifying Event(s)

Please provide a description of the Disqualifying Event(s) to which any Investor Party is subject. Please note the name of each Investor Party involved, the date on which the Disqualifying Event occurred and, as applicable, the date as of which such order, judgment, decree, investigation or proceeding, suspension or expulsion or preliminary injunction has lapsed, expired, been revoked or is no longer ongoing.

Corbin Multi-Strategy Fund, LLC	July 2019

Corbin Multi-Strategy Fund, LLC Application

This Subscription Booklet is utilized for the private offering of shares of limited liability company interest (the “Shares”) in the Corbin Multi-Strategy Fund, LLC (the “Fund”). This Subscription Booklet may be used only by investors that are “accredited investors” within the meaning given to such term in Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

All Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

ALL WIRED AMOUNTS must be received THREE BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

ALL PURCHASE CHECKS must be received TEN BUSINESS days before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. In order to purchase, all checks must clear prior to month end.

NOTE that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

NOTE that subscriptions by trust accounts require copies of the trust agreement (title and signature pages only required) along with the subscription documents.

NOTE that subscriptions by entities require organizational or formation document along with the subscription documents.

For more information, please call us toll-free at: 1.844.626.7246

Fax Number: 816.860.3140

Overnight address:

Corbin Multi-Strategy Fund. LLC

Attn: UMB Fund Services

235 W. Galena St.

Milwaukee, WI 53212

U.S. Mailing Address:

Corbin Multi-Strategy Fund, LLC

Attn: UMB Fund Services

P.O. Box 2175

Milwaukee, WI 53201

Wiring Instructions:

UMB Bank N.A. 928 Grand Boulevard Kansas City, MO 64106 ABA: 101000695 Account Number: 9872325001 Account Name: Corbin Multi-Strategy Fund Class A FBO: (Insert Investor Name)	UMB Bank N.A. 928 Grand Boulevard Kansas City, MO 64106 ABA: 101000695 Account Number: 9872325028 Account Name: Corbin Multi-Strategy Fund Class I FBO: (Insert Investor Name)

Corbin Multi-Strategy Fund, LLC	July 2019

Acknowledgment

A I agree to become a member of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for herein, in the Private Placement Memorandum, in the Limited Liability Company Agreement, as amended from time to time (the “Fund Agreement”) and in the Privacy Notice of the Fund in which I am investing and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Private Placement Memorandum for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D I understand that under the Fund Agreement, members cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Agreement. I understand that liquidity is generally only available through periodic tender offers by the Fund, and that the Fund is under no legal obligation to conduct any such tender offers. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely.

E I understand that the offering and sale of Shares is intended to be exempt from registration under the Securities Act and any applicable State securities laws.

F I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Agreement and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

G I understand and agree that the Fund reserves the right to reject a subscription for Shares for any reason or no reason, in whole or in part, and at any time prior to its acceptance. If the subscription is rejected, the Payment will be returned promptly to me without deduction and this Subscription Booklet shall have no force or effect. Upon acceptance of this subscription by the Fund, I shall become a member of the Fund.

H I acknowledge I have made an independent decision to invest in the Shares and that, in making a decision to subscribe for Shares, I have relied solely upon the Private Placement Memorandum, the Fund Agreement and independent investigations made by me. With respect to non-Benefit Plan Investors, the investor and its advisers, if any, (i) are not relying on the Fund or the Board, Corbin Capital Partners, L.P. (the “Adviser”), UMB Fund Services, Inc., the Administrator or any of the foregoing’s respective affiliates with respect to the legal, tax and other economic considerations involved in this investment, (ii) acknowledge and agree that none of the entities named in sub clause (i) serve as my agent or fiduciary in any respect; (iii) acknowledge and agree that none of the entities named in sub clause (i) has provided a recommendation to the investor or its advisers regarding investing in the Fund. With respect to Benefit Plan Investors, the Investor, and its advisers or fiduciaries, if any (iv) are not relying on the Fund or the Board, the Adviser or its affiliates, or UMB Fund Services, Inc., the Administrator or its affiliates, with respect to the legal, tax and other economic considerations involved in this investment; (v) acknowledge and agree that none of the entities named in sub clause (iv) serve as the investor’s, adviser’s or fiduciary’s agent or fiduciary in any respect; and (vi) acknowledge and agree that none of the entities named in sub clause (iv) has provided a recommendation to it regarding investing in the Fund.

I have been provided an opportunity to obtain any additional information concerning the offering, the Fund and all other information to the extent the Fund or the Adviser possesses such information or can acquire it without unreasonable effort or expense, and have been given the opportunity to ask questions of, and receive answers from, the Fund or the Adviser concerning the terms and conditions of the offering and other matters pertaining to this investment.

I I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the Shares and I am able to bear such risks.

J I acknowledge that distributions, including, without limitation, the proceeds of repurchases, may be paid in cash or in-kind.

K I understand that by investing in the Fund, I am indirectly investing in investment funds, and that my Shares will indirectly bear a pro rata portion of the asset-based fees, performance-based fees and allocations and other expenses borne indirectly by the Fund as an investor in such investment funds.

L I understand that the representations, warranties, agreements, undertakings and acknowledgments made by me in this Subscription Booklet will be relied upon by the Fund and the Adviser in determining my suitability as a purchaser of Shares and the Fund's compliance with federal and state securities laws, and shall survive my admission as a member.

M All information that I have provided to the Fund or the Adviser concerning myself, my status, financial position and knowledge and experience of financial, tax and business matters, or, in the case of an investor that is an entity, the knowledge and experience of financial, tax and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth herein.

I represent and warrant that evidence of identity provided to the Fund and/or the Administrator is genuine and all related information furnished is accurate.

N I represent, warrant, and covenant that: (1) no "Investor Party" (as defined in Appendix A hereto) is subject to a “Disqualifying Event” (as defined in Appendix A hereto), except as disclosed herein or previously disclosed to the Adviser in writing, and (2) I will promptly notify the Adviser in writing to the extent that any Investor Party becomes subject to, or is reasonably likely to become subject to, a Disqualifying Event.

Corbin Multi-Strategy Fund, LLC	July 2019

I understand, acknowledge, and agree that a description of each Disqualifying Event may be subject to disclosure to Fund investors and prospective Fund investors in accordance with applicable law

O I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act and its related regulations.

P

(1)	I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to ERISA (a “Plan”), I represent and warrant that Corbin Capital Partners, L.P. (the “Investment Manager”), UMB Fund Services, Inc. (the “Platform Manager”) and their affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager, the Platform Manager or any of their affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.
(2)	I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan,
(3)	I further represent and warrant that the Plan’s purchase of the Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

Q In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1) I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:

(a) A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

(b) Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c) A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non- Cooperative Jurisdiction” by the Financial Action Task Force.

(d) A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e) A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f) A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A Patriot Act and related regulations for definition).

(2) No consideration that I have contributed or will contribute to the Fund:

(a) Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b) Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law.

(c) Shall cause the Fund, the Investment Manager or the Platform Manager to be in violation of the U.S. Bank

Secrecy Act and all other federal anti- money laundering regulations.

(3) I understand and agree that if at any time it is discovered that any of the representations in this Section E are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager or the Platform Manager may, in their sole discretion and notwithstanding anything to the contrary in the Fund’s Fund Agreement, as it may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(4) I further understand that the Fund, the Investment Manager or the Platform Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund, the Investment Manager or the Platform Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

Corbin Multi-Strategy Fund, LLC	July 2019

(5) I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section E cease to be true and accurate. I agree to call the Fund if I need more information about Section E or if Q am unsure whether any of the categories apply to me.

R I understand that the Fund and its affiliates are relying on the certifications and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make these certifications and agreements. I agree to indemnify and hold harmless the Fund and its Board, the Adviser, the Administrator and each of their affiliates, and each other person, if any, who controls, is controlled by or is under common control with any of the foregoing within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) arising out of or based upon (i) any false representation or warranty made by me, or my breach or failure to comply with any covenant or agreement made by me, in the Fund’s Subscription Booklet or in any other document furnished by me to any of the foregoing in connection with this transaction or (ii) any action for securities law violations instituted by me which is finally resolved by judgment against me. I also agree to indemnify the Fund and its Board, the Adviser, the Administrator and their affiliates and agents for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from my assertion of lack of proper authorization from the beneficial owner to enter into the Fund’s Subscription Booklet or perform the obligations hereof.

S I acknowledge that I am not subscribing pursuant hereto for the Shares as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine, or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including myself, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

T The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine my eligibility to invest in the Fund and/or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

U I acknowledge that this Subscription Booklet shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

V

(1) This Subscription Booklet may be executed through the use of separate signature pages or in any number of counterparts, which together with the Private Placement Memorandum constitute the entire agreement between the parties hereto. The counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties do not execute the same counterpart.

(2) Other than with respect to those persons and entities who are indemnified hereunder, this Subscription Booklet is not intended to confer upon any person, other than the parties hereto, any rights or remedies. Except as otherwise provided herein, this Subscription Booklet shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and permitted assigns.

(3) No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Subscription Booklet, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition hereof.

(4) I understand that any checks sent to my registered address or address for notices, or any wire transfers of any repurchase or distribution proceeds sent to the account indicated in the Subscription Booklet, will constitute payment to me and relieve the Fund of any further obligation to me with respect to the amounts so paid and, if applicable, the Shares thereby repurchased, and me, for myself and any of my estate, heirs, assigns or successors of any kind, release the Fund from any further obligation with respect thereto. I also understand that the Fund may impose such procedures as it deems appropriate before it will accept any change in my registered address or my address for notices.

Corbin Multi-Strategy Fund, LLC	July 2019

Corbin Multi-Strategy Fund, LLC Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number and a U.S. address, or from foreign institutions only in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

[ ] Initial Investment    [ ] Subsequent Investment

1.	Account Registration

Please choose the appropriate section to complete based upon the Account type you wish to establish. Note, if you are completing Section D, it is required that you provide beneficial owner information and authorized Controlling Individual.

Section A:

[ ] Individual

[ ] Joint*

[ ] Individual Retirement Account (IRA)

(*may not be a minor; joint tenants with rights of survivorship unless otherwise noted)

Owner’s Social Security Number	Date of Birth

Owner’s Name (first, middle, last)

Joint Owner’s Social Security Number	Date of Birth

Joint Owner’s Name (first, middle, last)

Section B:

[ ] Trust

Trust instrument documentation required.

Note: For a Statutory Trust, please complete the Entity section below.

Tax Identification Number	Date of Trust

Name of Trust

Trustee Name

Trustee Social Security Number	Date of Birth

Additional Trustee Name (if applicable)

Additional Trustee Social Security Number	Date of Birth

Section C:

Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.

[ ] Statutory Trust	[ ] Partnership
[ ] C-Corporation	[ ] Government
[ ] S-Corporation
[ ] Other Entity:

[ ] LLC Classified for tax purposes by one of the following:
[ ] Partnership
[ ] S-Corporation
[ ] C-Corporation

Check if appropriate: [ ] I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax exempt organization).

Exempt payee code:

Note: Please see IRS Form W-9 for a list of exempt payee codes.

Entity Tax Identification Number

Name of Entity

Certification of Beneficial Owners for Legal Entity Clients

This information is required by federal regulations as a means to identify and document information for individuals who own and/or control a legal entity.

To help the government fight financial crime, federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. A legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a

(Section C continued)

Corbin Multi-Strategy Fund, LLC	July 2019

Secretary of State or similar office, a general partnership, and any similar business entity formed in The United States of America or a foreign country. A legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

Do not complete if the entity is publicly traded on an exchange or subject to ERISA.

Beneficial Owners

Identify each individual who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

[ ] Check this box if no individual owns 25% or more of the legal entity and that you will inform the Fund if/when an individual assumes 25% or more ownership.

(1) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(2) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(3) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

(4) Beneficial Owner’s Name (first, middle, last)

Beneficial Owner’s Residence Address

Beneficial Owner’s Social Security Number	Date of Birth

Authorized Controlling Individual

Provide information for one individual with significant responsibility for managing the legal entity (ex: CEO, CFO, COO, managing member, general partner, president, treasurer, etc.)

Authorized Controlling Individual’s Name (first, middle, last)

Authorized Controlling Individual’s Residence Address

Social Security Number	Date of Birth

2.	Mailing Address and Other Contact Information

Applications will only be accepted if they contain a U.S. street address.

Street Address (If PO Box, please indicate the residential/street address below.)

City	State	Zip

Daytime Telephone	Evening Telephone

E-mail Address*	Fax Number

[ ] Additional Address or

[ ] Residential/Street Address

Send copies of confirmations and statements for this account to:

Name

Street Address

City	State	Zip

E-mail Address*

*	Please note that by providing an e-mail address, you are consenting to electronic delivery of Fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception.

Corbin Multi-Strategy Fund, LLC	July 2019

Please note that you will first receive a hard copy trade confirmation with your account number which you will need to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you by sending you an e-mail that contains a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

3.	Custodian Information

Must be completed for IRA and custodied taxable accounts.

Name

Custodian Tax ID

Street Address

City	State	Zip

Phone Number

4.	Custodian Bank Information

Must be completed for IRA and custodied taxable accounts.

Custodian Bank Name

Bank Phone Number

Street Address

_
City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name

For Further Credit Account Number

5.	Broker/Dealer or Financial Advisor Information*

Investor Account Number at Firm

Broker/Dealer Name

Broker/Dealer Address

City	State	Zip

Broker/Dealer Phone Number

Rep Name

Rep Phone Number	Rep Number/CRD #

Rep Address

City	State	Zip

Rep E-mail Address

*	Prospective investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

6.	Investment Instructions

Initial Investment minimum is $25,000 and $1,000 increments thereafter; subsequent investment minimum is $1,000 and $1,000 increments thereafter.

[ ] Purchase by check: make check payable to Corbin Multi-Strategy Fund, LLC

[ ] Purchase by wire (wire instructions are on cover page)

[ ] Class A      [ ] Class I

$ ______________________________ subscription amount

Sales Charge:      [ ] YES      [ ] NO

Amount: $ ________________ or ________________ %

Corbin Multi-Strategy Fund, LLC	July 2019

The Investor acknowledges that a sales charge of up to 2% of the Subscription Amount specified above may be charged by the Sales Agent in connection with this investment and that only the net amount, after deduction of the sales charge, will be invested in the Fund.

7.	Bank Information

For direct investments only; all custodied accounts must complete section 4.

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this application, the information from the voided check will be used.

Bank Name

Bank Phone Number

Street Address

City	State	Zip

Name(s) on Bank Account

Bank Account Number	ABA Number (available from your bank)

This is a: [ ] Checking Account or [ ] Savings Account

8.	Distribution Instructions

Reinvestment required for IRAs.

All distributions will be reinvested unless the following is checked:

[ ] Send all distributions via WIRE to the Custodian listed in Section 4.

[ ] Send all distributions via WIRE to the bank listed in Section 7.

9.	Please indicate your preference of Cost Basis Relief

If none selected, the default will be Average Cost

[ ] FIFO (first in, first out)	[ ] LIFO (last in, first out)
[ ] LOFO (lowest in, first out)	[ ] Average Cost
[ ] HIFO (highest in, first out)	[ ] Specific Lot ID

If no option is selected above, your account will use the Fund’s default method. If your account cost basis method is Average Cost, whether by election or default, and you are receiving a gift, you agree to receive that gift at FMV if received at a loss.

10.	Accredited Investor Status

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories of qualified client listed below.

The subscriber is:	(write corresponding letter(s) in box provided)

A.	A natural person who individually or together with a spouse has a “net worth” in excess of $1.0 million. For purposes of determining net worth, (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the proposed subscription date, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the proposed subscription date exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the proposed subscription date shall be included as a liability;
B.	A natural person who had a gross individual gross income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income together with a spouse in excess of $300,000) this year;
C.	An entity who has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:
•	a corporation;
•	a partnership;
•	a Massachusetts or similar business trust; OR
•	an organization described in Section 501(c)(3) of the Internal Revenue Code
D.	An entity who is any of the following:
•	a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person;

Corbin Multi-Strategy Fund, LLC	July 2019

•	a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;
•	a broker or dealer;
•	an insurance company;
•	an investment company or a business development company under the Investment Company Act of 1940, as amended;
•	a private business development company under the Investment Advisers Act of 1940;
•	a Small Business Investment Company licensed by the U.S. Small Business Administration;
•	a plan established and maintained by a State or any of its political subdivisions or any agency or instrument thereof for the benefit of its employees and has total assets in excess of $5,000,000;
•	an employee benefit plan within the meaning of ERISA, and the investment decision to acquire Shares has been made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;
•	an employee benefit plan within the meaning of ERISA, and has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors.”
•	An IRA plan where grantor is an “accredited investor.” The fund, in its sole discretion may request information regarding the basis on which such grantor is an “accredited investor.”
E.	An entity in which all of the beneficial owners are investors described in one or more categories A through D above.

11.	Acknowledgement and Signature

All account owners/trustees must sign.

By signing below:

[ ] I certify that I have received, carefully read and understand the Fund Agreement and the Private Placement Memorandum outlining, among other things, the organization and investment objectives and policies of, and the risks and expenses of an investment in, the Fund and Privacy Notice of the Fund and agree to be bound by its terms. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence. I certify that the execution and delivery of this Subscription Booklet, and my compliance with obligations herein and in the Fund Agreement, does not conflict with, or constitute a default under, any instruments governing me, or violate any law, regulation or order, or any agreement to which I am a party or by which I may be bound

[ ] I authorize Corbin Multi-Strategy Fund, LLC and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither Corbin Multi-Strategy Fund, LLC nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

[ ] I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.
3.	I am a U.S. citizen or other U.S. Person (including resident alien).
4.	I am exempt from FATCA reporting.

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Agreement below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Corbin Multi-Strategy Fund, LLC	July 2019

Appendix A – Disqualifying Events

I.       Definition of “Investor Party”

An “Investor Party” includes each of the following persons:

(1)	the Investor;

(2)	any person who, with respect to Shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (a) voting power, which includes the power to vote, or direct the voting of, the Shares (for example, a voting agreement) or (b) investment power, which includes the power to dispose of, or to direct the disposition of, the Shares (for example, discretionary investment management relationships);

(3)	any person who uses the Investor to divest such person of beneficial ownership of the Shares as part of a plan or scheme to avoid the provisions of Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); and

(4)	any person who has the right to acquire the Shares within sixty (60) days (for example, through the exercise of an option, warrant or right, the conversion of a security, pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account, or similar arrangement, as applicable).

II.        Definition of “Disqualifying Event”

A “Disqualifying Event” exists if a person or entity:

(1)	Has been convicted, within the last ten years of any felony or misdemeanor:

(a)	In connection with the purchase or sale of any security;
(b)	Involving the making of any false filing with the SEC; or
(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)	Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within the previous five years, that restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(a)	In connection with the purchase or sale of any security;
(b)	Involving the making of any false filing with the SEC; or
(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3)	Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A)	Bars the person from:

(i)	Association with an entity regulated by such commission, authority, agency, or officer;
(ii)	Engaging in the business of securities, insurance or banking; or
(iii)	Engaging in savings association or credit union activities; or

(B)	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years;

(4)	Is subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or (f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that:

(a)	Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;
(b)	Places limitations on the activities, functions or operations of such person; or
(c)	Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5)	Is subject to any order of the SEC entered within the last five years that orders the person to cease and desist from committing or causing a violation or future violation of:

(a)	Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act and section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

Corbin Multi-Strategy Fund, LLC	July 2019

(b)	Section 5 of the Securities Act.

(i)	Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade
(ii)	Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or
(iii)	Is subject to a United States Postal Service false representation order entered within the last five years, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

III.       Description of Disqualifying Event(s)

Please provide a description of the Disqualifying Event(s) to which any Investor Party is subject. Please note the name of each Investor Party involved, the date on which the Disqualifying Event occurred and, as applicable, the date as of which such order, judgment, decree, investigation or proceeding, suspension or expulsion or preliminary injunction has lapsed, expired, been revoked or is no longer ongoing.

Corbin Multi-Strategy Fund, LLC	July 2019

PART C:

OTHER INFORMATION

Corbin Multi-Strategy Fund, LLC (the “Registrant”)

Item 25. Financial Statements and Exhibits

(1)	The Registrant’s Certified Shareholder Report on Form N-CSR for the fiscal year ended March 31, 2019 filed with the Commission on June 7, 2019 (Accession No. 0000898432-19-000899) is incorporated by reference.

(2)	Exhibits

(a)(1)	Certificate of Formation, dated November 19, 2010, incorporated by reference to the Registrant’s Registration Statement on Form N-2 (File No. 811-22517) filed with the Commission on January 4, 2011 (Accession No. 0000898432-11-000010) (“Initial Registration Statement”).

(a)(2)	Second Amended and Restated Limited Liability Company Agreement dated July 1, 2019 is included as Appendix B to the Statement of Additional Information filed herewith.

(b)	Amended and Restated By-Laws dated July 1, 2019 are filed herewith.

(c)	Not applicable.

(d)	See 2(a) and 2(b).

(e)	Dividend Reinvestment Plan, incorporated by reference to the Registrant’s Amendment No. 2 to the Initial Registration Statement filed with the Commission on March 30, 2012 (Accession No. 0000898432-12-000416) (“Amendment No. 2”).

(f)	Not applicable.

(g)(1)	Advisory Agreement between the Registrant and Corbin Capital Partners, L.P. (the “Adviser”), dated July 1, 2019, filed herewith.

(h)(1)	Wholesaling and Placement Agent Agreement between the Registrant and UMB Distribution Services, LLC, dated July 1, 2019, filed herewith.

(h)(2)	Amended and Restated Distribution Plan Pursuant to Rule 12b-1 for Class A Units, filed herewith.

(h)(3)	Sub-Placement Agent Agreement between UMB Distribution Services, LLC and Wells Fargo Advisors Financial Network, LLC, dated July 1, 2019, filed herewith.

(h)(4)	Sub-Placement Agent Agreement between UMB Distribution Services, LLC and Wells Fargo Clearing Services, LLC, dated July 1, 2019, filed herewith.

(i)	Not applicable.

(j)	Custody Agreement between the Registrant and UMB Bank, n.a., dated July 1, 2019, filed herewith.

(k)(1)	Administration, Fund Accounting and Recordkeeping Agreement between the Registrant and UMB Fund Services, LLC, dated July 1, 2019, filed herewith.

(k)(2)	Escrow Agreement for Class A Shares dated June 14, 2019 is filed herewith.

(k)(3)	Escrow Agreement for Class I Shares dated June 14, 2019 is filed herewith.

(k)(4)	Platform Management Agreement dated July 1, 2019 is filed herewith.

(k)(5)	Expense Limitation Agreement between the Registrant and Corbin Capital Partners, L.P., dated July 1, 2019, filed herewith.

(k)(6)	Joint Insured Bond Agreement is filed herewith.

(k)(7)	Joint Liability Insurance Agreement is filed herewith.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Forms of Subscription Agreements are attached to the Statement of Additional Information filed herewith.

(q)	Not applicable.

(r)(1)	Code of Ethics of Registrant is filed herewith.

(r)(2)	Code of Ethics of Corbin Capital Partners, L.P. incorporated by reference to the Initial Registration Statement.

Item 26. Marketing Arrangements

Not applicable.

Item 27. Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$0
Legal fees	$130,000
Printing fees	$17,500
Blue Sky fees	$6,100
Transfer Agent fees	$70,000
Total	$223,600

Item 28. Persons Controlled by or Under Common Control With Registrant

The Board of Managers of the Registrant is identical or substantially identical to the board of trustees and/or board of directors and/or board of managers of certain other funds. Nonetheless, the Registrant takes the position that it is not under common control with the other funds since the power residing in the respective boards arises as a result of an official position with the respective funds.

Item 29. Number of Holders of Securities

Title of Class	Number of Shareholders*
Class A Shares	48
Class I Shares	736

*	As May 31, 2019.

Item 30. Indemnification

The Registrant’s Second Amended and Restated Limited Liability Company Agreement (“LLC Agreement”) states:

3.7	INDEMNIFICATION

(a)         To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Indemnitee against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such Indemnitee may be or may have been involved as a party or otherwise, or with which such Indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Fund or the past or present performance of services to the Fund by such Indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such Indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under federal securities laws that, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)        Expenses so incurred by such Indemnitees, including, but not limited to, reasonable counsel fees and accounting and auditing expenses (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such Indemnitees to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such Indemnitees shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such Indemnitees against losses arising by reason of such Indemnitees’ failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such Indemnitees ultimately will be entitled to indemnification.

(c)         As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an Indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such Indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices, or (ii) the Board secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such Indemnitee against any liability to the Fund or its Members to which such Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices.

(d)         Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any Indemnitee of any such amount if such Indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Indemnitee’s offices. In (i) any suit brought by a Manager (or other Person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7, it shall be a defense that, and (ii) in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the Fund shall be entitled to recover such expenses upon a final adjudication that, the Manager or other Person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Manager or other Person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e)         The Indemnitees may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such Indemnitees may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)         The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Manager or other Person.

Additionally, the Registrant’s various agreements with its service providers contain indemnification provisions.

Item 31. Business and Other Connections of Investment Adviser

Information regarding any other business, profession, vocation or employment of a substantial nature in which each partner, executive officer and manager of the Adviser is, or at any time during the past two fiscal years has been, engaged is included in Form ADV filed by the Adviser with the SEC pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (File no. 801-63358) and is incorporated by reference herein. The principal business address of the Adviser is 590 Madison Avenue, 31st Floor, New York, NY 10022.

Item 32. Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant’s Administrator, (2) the Adviser, and/or (3) the Registrant’s counsel. The address of each is as follows:

1.	UMB Fund Services, Inc. 235 West Galena Street Milwaukee, WI 53212

2.	Corbin Capital Partners, L.P. 590 Madison Avenue, 31st Floor New York, NY 10022

3.	Drinker Biddle & Reath LLP One Logan Square, Ste. 2000 Philadelphia, PA 19103

Item 33. Management Services

Not applicable.

Item 34. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York in the State of New York on the 31st day of July, 2019.

Corbin Multi-Strategy Fund, LLC

By:	/s/ Tracy McHale Stuart
Name: Tracy McHale Stuart
Title: President

Exhibit Index

(b)	Amended and Restated By-Laws

(g)(1)	Advisory Agreement

(h)(1)	Wholesaling and Placement Agent Agreement

(h)(2)	Amended and Restated Distribution Plan

(h)(3)	Sub-Placement Agent Agreement (Wells Fargo Advisors Financial Network, LLC)

(h)(4)	Sub-Placement Agent Agreement (Wells Fargo Clearing Services, LLC)

(j)	Custody Agreement

(k)(1)	Administration, Fund Accounting and Recordkeeping Agreement

(k)(2)	Escrow Agreement for Class A Shares

(k)(3)	Escrow Agreement for Class I Shares

(k)(4)	Platform Management Agreement

(k)(5)	Expense Limitation Agreement

(k)(6)	Joint Insured Bond Agreement

(k)(7)	Joint Liability Insurance Agreement

(r)(1)	Code of Ethics of Corbin Multi-Strategy Fund, LLC